                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              --------------------

                              SOFTNET SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                              --------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          1/50 of one percent of proposed cash payment of $31,920,000

     (4)  Proposed maximum aggregate value of transaction:

          $31,920,000

     (5)  Total fee paid:

          $6,384.00

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              SOFTNET SYSTEMS, INC.

                              SOFTNET SYSTEMS, INC.
          SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF AN ANNUAL MEETING
                                  YOUR VOTE IS
                                 VERY IMPORTANT

        The SoftNet board of directors is soliciting your proxy and seeking your approval on the following proposals:

        1. To approve and adopt the stock purchase agreement dated as of July 30, 2002, by and among SoftNet Systems, Inc. ("SoftNet"), SSH Corp. and Independence Holding Company and the transactions contemplated by the stock purchase agreement;

        2. To amend SoftNet's certificate of incorporation to limit acquisitions of its common stock in excess of certain percentage amounts;

        3. To amend SoftNet's certificate of incorporation to change SoftNet's corporate name to American Independence Corp.;

        4.  To elect five directors;

        5. To ratify the appointment of KPMG LLP as independent auditors of SoftNet for the fiscal year ending September 30, 2002; and

        6. To consider and vote upon any other matters properly presented for action at the special meeting or any adjournment or postponement of the special meeting.

         The effectiveness of proposals 2 and 3 are conditional upon the approval of proposal 1, and accordingly, the failure of the stockholders to approve proposal 1 will result in the ineffectiveness of proposals 2 and 3.

        On _______________, 2002, there were _____________ shares of SoftNet common stock outstanding.

The shares of SoftNet common stock trade on the Nasdaq National Market under the symbol "SOFN."

                                            [SIGNATURE]

                                            George L. Hernandez

                                            Acting Chief Operating Officer,
                                            Vice President Finance and
                                            Administration and Secretary

        This proxy statement is dated ______________, 2002 and is first being mailed to stockholders of SoftNet on or about _____________, 2002.

                              SOFTNET SYSTEMS, INC.

                               650 TOWNSEND STREET
                                    SUITE 225
                         SAN FRANCISCO, CALIFORNIA 94103

     NOTICE OF SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ________, 2002

_______, 2002

To our stockholders:

        A special meeting of stockholders of SoftNet Systems, Inc., a Delaware corporation, will be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, on _______, 2002 at 9:00 a.m., local time, for the purpose of voting on the following proposals:

        1. To approve and adopt the stock purchase agreement dated as of July 30, 2002, by and among SoftNet Systems, Inc. ("SoftNet"), SSH Corp. and Independence Holding Company and the transactions contemplated by the stock purchase agreement;

        2. To amend SoftNet's certificate of incorporation to limit acquisitions of its common stock in excess of certain percentage amounts;

        3. To amend SoftNet's certificate of incorporation to change SoftNet's corporate name to American Independence Corp.;

        4.  To elect five directors;

        5. To ratify the appointment of KPMG LLP as independent auditors of SoftNet for the fiscal year ending September 30, 2002; and

        6. To consider and vote upon any other matters properly presented for action at the special meeting or any adjournment or postponement of the special meeting.

         The effectiveness of proposals 2 and 3 are conditioned upon the approval of proposal 1, and accordingly, the failure of the stockholders to approve proposal 1 will result in the ineffectiveness of proposals 2 and 3.

        The close of business on ______________, 2002 has been fixed as the record date for determining those stockholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Therefore, only stockholders of record on _____________, 2002 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

                                        By Order of the Board of Directors

                                        [SIGNATURE]

                                        George L. Hernandez

                                        Acting Chief Operating Officer,
                                        Vice President Finance and
                                        Administration and Secretary

        The accompanying proxy statement describes the terms and conditions of the stock purchase agreement and includes, as Annex A, the complete text of the stock purchase agreement. It also describes the amendments to the certificate of incorporation and, includes as Annex B, the complete text of the amended and restated certificate of incorporation. We urge you to read the enclosed materials carefully for a complete description of the stock purchase and the amendments to the certificate of incorporation. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, which requires no postage if mailed in the United States. You may also elect to vote your proxy by telephone (or via Internet, where available) at no charge to you; instructions for telephone and/or Internet voting are on your proxy card. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

        The stock purchase agreement and the transactions contemplated by the stock purchase agreement must be approved by the holders of a majority of the shares of SoftNet common stock present in person or by proxy at the special meeting, excluding shares held by Independence Holding Company. The amendments to the certificate of incorporation must be approved by the holders of a majority of the outstanding shares of SoftNet common stock. The five director nominees receiving the highest number of affirmative votes will be elected, as directors of SoftNet. The ratification of the appointment of KPMG LLP as independent auditors of SoftNet requires the affirmative vote of holders of a majority of the shares of SoftNet common stock present in person or by proxy at the special meeting. YOUR VOTE IS VERY IMPORTANT. We urge you to review the enclosed materials and return your proxy card promptly. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE AGREEMENT, THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION, THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

                                TABLE OF CONTENTS

                                                                                                                                PAGE
                                                                                                                                ----
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING...............................................................................    V

SUMMARY ......................................................................................................................    1

   THE COMPANIES..............................................................................................................    1
   THE SPECIAL MEETING........................................................................................................    2
   SOFTNET'S REASONS FOR THE STOCK PURCHASE...................................................................................    2
   INTERESTS OF CERTAIN PERSONS IN THE STOCK PURCHASE.........................................................................    3
   CONDITIONS TO THE STOCK PURCHASE...........................................................................................    4
   TERMINATION OF THE STOCK PURCHASE AGREEMENT................................................................................    5
   NO SOLICITATION OF COMPETING TRANSACTIONS..................................................................................    5
   APPRAISAL RIGHTS...........................................................................................................    5
   AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO LIMIT ACQUISITIONS OF SOFTNET'S COMMON STOCK IN EXCESS OF CERTAIN
         PERCENTAGE AMOUNTS...................................................................................................    5
   AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE SOFTNET'S CORPORATE NAME...........................................    6
   FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE............................................................................    6

SELECTED HISTORICAL CONSOLIDATED AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.............................    7

RISK FACTORS..................................................................................................................   10

   RISKS RELATING TO THE ACQUISITION OF FSHC..................................................................................   10
   RISKS RELATED TO FSHC......................................................................................................   11
   RISKS RELATING TO SOFTNET..................................................................................................   15

THE SPECIAL MEETING...........................................................................................................   17

   GENERAL....................................................................................................................   17
   PURPOSE OF THE SPECIAL MEETING.............................................................................................   17
   RECOMMENDATION OF THE SOFTNET BOARD........................................................................................   17
   REQUIRED VOTE..............................................................................................................   18
   RECORD DATE................................................................................................................   18
   QUORUM.....................................................................................................................   18
   PROXIES....................................................................................................................   19
   REVOCATION.................................................................................................................   19
   SOLICITATION OF PROXIES....................................................................................................   19

PROPOSAL ONE:  THE STOCK PURCHASE.............................................................................................   20

   GENERAL BACKGROUND.........................................................................................................   20
   BACKGROUND OF THE STOCK PURCHASE...........................................................................................   20
   REASONS FOR THE STOCK PURCHASE; RECOMMENDATION OF THE SOFTNET BOARD OF DIRECTORS...........................................   25
   OPINION OF BEAR, STEARNS & CO. INC.........................................................................................   27
   PROJECTIONS................................................................................................................   32
   REPORT OF PRICEWATERHOUSECOOPERS LLP.......................................................................................
   NASDAQ LISTING.............................................................................................................   34
   INTERESTS OF CERTAIN PERSONS IN THE STOCK PURCHASE; CONFLICTS OF INTEREST..................................................   35
   ANTICIPATED ACCOUNTING TREATMENT...........................................................................................   36
   APPRAISAL RIGHTS...........................................................................................................   36
   REGULATORY MATTERS.........................................................................................................   36

THE STOCK PURCHASE AGREEMENT..................................................................................................   36

   FORM OF THE STOCK PURCHASE.................................................................................................   36
   CONSIDERATION..............................................................................................................   37
   THE CLOSING................................................................................................................   37
   REPRESENTATIONS AND WARRANTIES.............................................................................................   37
   REPRESENTATIONS AND WARRANTIES OF SOFTNET..................................................................................   38

   COVENANTS AND AGREEMENTS...................................................................................................   39
   CONDITIONS PRECEDENT TO THE STOCK PURCHASE.................................................................................   41
   INDEMNIFICATION; TAX MATTERS...............................................................................................   42
   TERMINATION OF THE STOCK PURCHASE AGREEMENT................................................................................   43
   EXPENSES...................................................................................................................   43
   AMENDMENT; WAIVER..........................................................................................................   43
   FURTHER ASSURANCES.........................................................................................................   44

THE STOCK AGREEMENT...........................................................................................................   44

   COVENANTS OF SOFTNET.......................................................................................................   44
   COVENANTS OF MADISON INVESTORS CORPORATION AND IHC.........................................................................   44
   COVENANTS OF SOFTNET, MADISON INVESTORS CORPORATION AND IHC................................................................   45

THE REGISTRATION RIGHTS AGREEMENT.............................................................................................   45

PROPOSAL TWO:  AMENDMENT TO CERTIFICATE OF INCORPORATION TO PRESERVE TAX TREATMENT OF SOFTNET'S TAX NET OPERATING LOSSES......   46

   GENERAL....................................................................................................................   46
   BACKGROUND REGARDING DELAWARE LAW..........................................................................................   46
   REASONS FOR ADOPTION OF STOCK TRANSFER AMENDMENT...........................................................................   46
   DESCRIPTION AND EFFECT OF PROPOSED STOCK TRANSFER AMENDMENT................................................................   47
   PROPOSED AMENDMENT NO GUARANTEE............................................................................................   49
   BOARD POWER TO WAIVE STOCK TRANSFER RESTRICTIONS...........................................................................   49
   OTHER CONSIDERATIONS.......................................................................................................   50
   POSSIBLE EFFECT ON LIQUIDITY...............................................................................................   50
   RECOMMENDATION OF THE BOARD OF DIRECTORS...................................................................................   51

PROPOSAL THREE:  AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME.......................................   51

   RECOMMENDATION OF THE BOARD OF DIRECTORS...................................................................................   51

PROPOSAL FOUR: ELECTION OF DIRECTORS..........................................................................................   51

   NOMINEES...................................................................................................................   52
   BOARD MEETINGS AND COMMITTEES..............................................................................................   53
   DIRECTOR COMPENSATION......................................................................................................   53
   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS................................................................   54
   RECOMMENDATION OF THE BOARD OF DIRECTORS...................................................................................   55

PROPOSAL FIVE:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS...........................................................   55

   RECOMMENDATION OF THE BOARD OF DIRECTORS...................................................................................   55

INFORMATION ABOUT FIRST STANDARD HOLDINGS CORP................................................................................   56

EXECUTIVE OFFICERS OF INDEPENDENCE HOLDING COMPANY............................................................................   60

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FIRST STANDARD HOLDINGS CORP.........   61

INFORMATION ABOUT SOFTNET.....................................................................................................   66

MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOFTNET.............................   66

EXECUTIVE OFFICERS OF SOFTNET.................................................................................................   81

EXECUTIVE COMPENSATION........................................................................................................   81

STOCK OPTION INFORMATION......................................................................................................   82

AGGREGATED YEAR-END OPTION VALUES.............................................................................................   83

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS...................................................................................   83

INDEMNIFICATION OF DIRECTORS AND LIMITATION OF LIABILITY......................................................................   84

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......................................................................   84

REPORT OF AUDIT COMMITTEE.....................................................................................................   86

AUDIT FEES....................................................................................................................   86

PERFORMANCE GRAPH.............................................................................................................   87

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................................................................   88

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.............................................................................   89

STOCKHOLDER PROPOSALS.........................................................................................................   89

OTHER MATTERS.................................................................................................................   89

EXPERTS ......................................................................................................................

WHERE YOU CAN FIND MORE INFORMATION...........................................................................................   89

SOFTNET SYSTEMS, INC. CONSOLIDATED FINANCIAL STATEMENTS.......................................................................

FIRST STANDARD HOLDINGS CORP. CONSOLIDATED FINANCIAL STATEMENTS............................................................... F-37

PRO FORMA FINANCIAL INFORMATION............................................................................................... F-68

ANNEX A............  STOCK PURCHASE AGREEMENT
ANNEX B............  SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SOFTNET SYSTEMS, INC.
ANNEX C............  STOCK AGREEMENT
ANNEX D............  REGISTRATION RIGHTS AGREEMENT
ANNEX E............  OPINION OF BEAR, STEARNS & CO. INC.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q. WHAT ARE THE PROPOSALS FOR WHICH I AM BEING ASKED TO VOTE?

A.

     1. To approve and adopt the stock purchase agreement dated as of July 30, 2002 by and among SoftNet Systems, Inc. ("SoftNet"), SSH Corp. and Independence Holding Company ("IHC") and the transactions contemplated thereunder;

     2. To amend SoftNet's certificate of incorporation to limit acquisitions of its common stock in excess of certain percentage amounts;

     3. To amend SoftNet's certificate of incorporation to change SoftNet's corporate name to American Independence Corp.;

     4.   To elect five directors;

     5. To ratify the appointment of KPMG LLP as independent auditors of SoftNet for the fiscal year ending September 30, 2002; and

     6. To consider and vote upon any other matters properly presented for action at the special meeting or any adjournment or postponement of the special meeting.

     The effectiveness of proposals 2 and 3 are conditional upon the approval of proposal 1, and accordingly, the failure of the stockholders to approve proposal 1 will result in the effectiveness of proposals 2 and 3.

Q. WHAT ARE THE TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT?

A. The stock purchase agreement provides for the acquisition by SoftNet of all of the outstanding shares of common stock of First Standard Holdings Corp. ("FSHC") from SSH Corp., an indirect subsidiary of IHC, or its assignees for $31.92 million in cash. At the closing of the acquisition of FSHC, FSHC will become a wholly-owned subsidiary of SoftNet. FSHC and its subsidiaries are engaged in the insurance and reinsurance business.

Q. WHAT IS FIRST STANDARD HOLDINGS CORP.?

A. First Standard Holdings Corp. is a holding company for three operating companies: First Standard Security Insurance Company ("First Standard"), IndependenceCare Holdings LLC ("IndependenceCare") and its subsidiaries, and Risk Assessment Strategies, Inc. ("RAS"). First Standard was formed in Delaware, is headquartered in New York City and commenced doing business in 1973. It was acquired by IHC and contributed to Standard Security Life Insurance Company of New York, a subsidiary of IHC ("Standard Life") in 1993.

     IndependenceCare and RAS are managing general underwriters ("MGU's") for the employer medical stop-loss, managed care and group life products of Standard Life and other unaffiliated carriers. MGU's are non-salaried contractors that receive administrative fees for underwriting insurance accounts, billing and collecting premiums from employers covered by applicable insurance policies, paying commissions to third party administrators ("TPAs") and/or brokers of the insurance policies, and adjudicating claims under the policies.

Q. DO FSHC'S HISTORICAL FINANCIAL STATEMENTS REFLECT THE COMPANY SOFTNET IS BUYING?

A. No. IHC believes that FSHC's historical financial results are not indicative of FSHC's future performance. The principle reasons are:

         - First Standard revised its business plan in 2001, causing 2001 and 2002 to be transition years.

         - As part of the revised business plan, First Standard withdrew from the business of performing auditing and marketing services for fees. Accordingly, administrative fee income has been eliminated.

         - In order to replace this lost income, First Standard increased its retention on IHC's stop-loss business to 4.2% in 2002, 11.4% in 2003, and 15% in 2004.

         - As part of the transaction with SoftNet, IHC will contribute additional capital to FSHC so that its stockholders equity will be $21.3 million, which will be available to generate investment income and fund potential growth.

         From 1993 until December 31, 2000, First Standard earned significant administrative fee income for performing auditing and marketing services in connection with the employer medical stop-loss business of Standard Life. First Standard also reinsured one of Standard Life's medical stop-loss programs. Commencing January 1, 2001, Standard Life and First Standard changed their business plans, and Standard Life began providing these administrative services directly. This resulted in a transfer of income to Standard Life and a reduction in overhead for First Standard. In connection with such revised business plan and in order to replace some of this transferred income, First Standard determined to increase its capital, broaden its licensing and reinsure stop-loss business from Standard Life. By the end of 2001, First Standard was licensed in 15 states, had capital and surplus of $7,809,000, was approved to write provider excess loss insurance in 7 states, had entered into a reinsurance treaty with Standard Life under which Standard Life would cede 5% of the gross premiums earned under certain of its stop-loss programs to First Standard, and received an initial rating of B+ (Very Good) from A.M. Best Company, Inc.

         First Standard continued to implement its revised business plan in 2002. It is currently licensed in 21 states and has approved provider excess loss policies in 11 states. First Standard and Standard Life amended their reinsurance treaty such that First Standard will accept 15% of each of Standard Life's employer medical stop-loss programs through December 31, 2009, unless sooner terminated by First Standard. First Standard has also entered into an identical treaty with another subsidiary of IHC, Madison National Life Insurance Company, Inc. ("Madison Life"), with respect to its employer medical stop-loss programs. The respective parties have agreed to extend the termination dates of both such treaties to December 31, 2014, subject to regulatory approval. Prior to 2002, First Standard participated in 5% or less of only a portion of Standard Life's stop-loss programs. As a result of the amended reinsurance treaties, First Standard now participates in 15% of all of the stop-loss programs of both Standard Life and Madison Life. Since stop-loss policies have effective dates throughout a calendar year and since the various stop-loss programs have different treaty years, First Standard's effective retention of employer medical stop-business will be approximately 4.2% in 2002. Therefore, First Standard's 2002 results reflect the loss of the administrative fee income without a full realization of the increase in reinsurance premiums. Commencing in 2003, First Standard's effective retention will be 11.4%, and the full impact of the increased retention will not be realized until 2004.

         Prior to closing, IHC will contribute additional capital to First Standard, which will increase FSHC's stockholders equity to $21.3 million, of which approximately $15.5 million will be cash and marketable securities, as of consummation of the transactions contemplated by the stock purchase agreement. The cash and marketable securities are available to generate investment income.

Q. WHAT WILL SOFTNET DO WITH ITS REMAINING CASH?

A. After consummation of the transactions contemplated by the stock purchase agreement, First Standard and SoftNet will have, in the aggregate, cash and marketable securities of approximately $46 million. SoftNet contemplates that this cash may be used to acquire additional MGU's or perhaps another insurance company, add additional capital to First Standard in order to enter into new lines of business or further expand existing lines, acquire blocks of insurance policies in conjunction with Madison Life, and improve its rating.

Q. WHAT IS THE NATURE OF FIRST STANDARD'S INSURANCE LIABILITIES

A. Employer medical stop-loss is a "short-tail" business which means that substantially all claims will have been paid within eighteen months after inception of a policy. The premiums reinsured under these treaties are primarily produced by MGU's in which IHC has an equity interest (including
IndependenceCare and RAS) and MGU's with which IHC has lengthy relationships. Since these are quota share treaties, the nature of First Standard's risk is substantially equivalent to the risk of Standard Life and Madison Life.

Q. WHAT EFFECT WILL THE ACQUISITION OF FSHC HAVE ON MY SOFTNET SHARES?

A. Although the purchase of the stock of FSHC pursuant to the stock purchase agreement will have no effect on your actual shares of SoftNet common stock, it will result in SoftNet entering into the insurance and reinsurance business, a business in which SoftNet has not previously operated.

Q. WHEN DO YOU EXPECT THE ACQUISITION OF FSHC TO BE COMPLETED?

A. We expect to complete the acquisition of FSHC promptly following receipt of the SoftNet stockholder approval at the special meeting.

Q. DOES SOFTNET'S BOARD OF DIRECTORS RECOMMEND THE APPROVAL OF THE STOCK PURCHASE AGREEMENT?

A. Yes, the board of directors recommends that you vote for the adoption and approval of the stock purchase agreement and the transactions contemplated by the stock purchase agreement. The board believes that this acquisition will allow SoftNet to use its cash to acquire a business which has a solid track record of growth and profitability. SoftNet will also retain over $30 million in cash, in addition to cash available at First Standard, which will be available for further investment, acquisitions or contributing additional capital to First Standard. In addition, any subsequent profits from FSHC's business are expected to be able to be used against SoftNet's tax net operating loss carryforwards of approximately $250 million.

Q. WHAT IS THE PURPOSE OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO LIMIT ACQUISITIONS OF SOFTNET'S COMMON STOCK IN EXCESS OF CERTAIN PERCENTAGE AMOUNTS AND WHY IS SOFTNET'S BOARD OF DIRECTORS RECOMMENDING THE AMENDMENT?

A. As SoftNet will change from a technology company to an insurance company, the purpose of this amendment to the certificate of incorporation is to enable all SoftNet stockholders to realize the long-term value of their investment in SoftNet by helping to preserve the net operating loss carryforwards. The amendment is designed to inhibit some acquisitions of shares of common stock of SoftNet in excess of certain percentage amounts that could result in the imposition of limitations on the use, for federal income tax purposes, of its carryforwards of net operating losses and certain federal income tax credits.

Q. WHAT EFFECT WILL THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO LIMIT ACQUISITIONS OF SOFTNET'S COMMON STOCK IN EXCESS OF CERTAIN PERCENTAGE AMOUNTS HAVE ON MY SOFTNET SHARES?

A. The amendment to the certificate of incorporation will impose restrictions on your ability to transfer shares to a stockholder if such stockholder's acquisition would result in limitations on the use, for federal income tax purposes, of SoftNet's carryforwards of net operating losses and certain federal income tax credits. In particular, this will limit your ability to transfer shares that will affect the percentage of stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code).

Q. WHAT IS THE PURPOSE OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE SOFTNET'S CORPORATE NAME AND WHY IS SOFTNET'S BOARD OF DIRECTORS RECOMMENDING THE AMENDMENT?

A. The purpose of the amendment to the certificate of incorporation to change the corporate name of SoftNet to American Independence Corp. is to better identify the company and its business once the transactions contemplated under the stock purchase agreement close.

Q. AM I ENTITLED TO APPRAISAL RIGHTS?

A. No. Under Delaware law, which governs SoftNet, you are not entitled to appraisal rights.

Q. WHEN AND WHERE IS THE SPECIAL MEETING?

A. The SoftNet special meeting is scheduled to take place on ________, 2002 at 9:00 a.m., local time, at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022.

Q. WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement, please fill out and sign the proxy card, and then mail your signed proxy card in the enclosed envelope as soon as possible so that your shares may be voted at the special meeting. Your proxy card will instruct the persons named on the card to vote your shares at the special meeting as you direct on the card. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted FOR the approval and adoption of the stock purchase agreement, the amendments to the certificate of incorporation, the election of directors and the ratification of the appointment of KPMG LLP. YOUR VOTE IS VERY IMPORTANT.

Q. MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. You may change your vote at any time before your proxy is voted at the meeting. You can do this in one of several ways. First, you can send a written notice stating that you want to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to:

SoftNet Systems, Inc.
650 Townsend Street

Suite 225
San Francisco, California 94103
Attention: Corporate Secretary

Third, you can attend the SoftNet special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. Fourth, if you voted by telephone or by Internet, you can execute new telephone or Internet voting instructions. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. With respect to the approval and adoption of the stock purchase agreement and the amendments to the certificate of incorporation, your broker will only vote your shares if you provide instructions on how to vote on these proposals; if you give no instructions to your broker on these proposals, your shares will not be voted on these proposals. You should follow the directions provided by your broker to vote your shares. You cannot vote shares held in "street name" by returning a proxy card to us.

Q. WHAT VOTE IS REQUIRED FOR APPROVAL OF THE STOCK PURCHASE AGREEMENT?

A. Although Delaware law does not require stockholder approval, the terms of the stock purchase agreement require that the stock purchase agreement and the transactions contemplated by the stock purchase agreement be adopted by holders of a majority of the shares of SoftNet common stock present in person or by proxy and voting at the special meeting, excluding shares held by IHC and its affiliates and excluding any shares present at the special meeting but not voting on this proposal.

Q. WHAT VOTE IS REQUIRED FOR APPROVAL OF EACH OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION?

A. Each of the amendments to the certificate of incorporation must be adopted by holders of a majority of the outstanding shares of SoftNet common stock. The adoption of each amendment is conditioned upon stockholders approving, and will only become effective if stockholders approve, the stock purchase agreement and the transactions contemplated by the stock purchase agreement.

Q. WHAT VOTE IS REQUIRED FOR THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP?

A. The five director nominees receiving the highest number of affirmative votes will be elected. The ratification of the appointment of KPMG LLP requires the affirmative vote of holders of a majority of the shares of SoftNet common stock present in person or by proxy at the special meeting.

                                     SUMMARY

             THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU TO FULLY UNDERSTAND THE STOCK PURCHASE AGREEMENT AND THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AS WELL AS INFORMATION RELEVANT TO THE ELECTION OF DIRECTORS. FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE STOCK PURCHASE AGREEMENT AND AMENDMENTS TO THE CERTIFICATE OF INCORPORATION, YOU SHOULD READ CAREFULLY THESE ENTIRE DOCUMENTS AND THIS PROXY STATEMENT. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY.

             THE STOCK PURCHASE AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THE STOCK PURCHASE AGREEMENT, AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE ACQUISITION OF FSHC, AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION. THE EXACT LANGUAGE OF THE STOCK PURCHASE AGREEMENT AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WILL PREVAIL OVER THE MORE GENERAL, ABBREVIATED DESCRIPTIONS IN THIS PROXY STATEMENT.

THE COMPANIES

SOFTNET SYSTEMS, INC.

650 Townsend Street
Suite 225
San Francisco, California 94103
(415) 354-3900

SoftNet was previously a holding company principally engaged in the providing internet services. Upon the closing of the transactions contemplated by the stock purchase agreement, SoftNet will become an insurance holding company.

FIRST STANDARD HOLDINGS CORP.

485 Madison Avenue -- 14th Floor
New York, New York 10022
(212) 355-4141

FSHC, a Delaware corporation, is a holding company engaged principally in the health insurance and reinsurance business through its wholly-owned subsidiaries, First Standard, IndependenceCare and RAS.

INDEPENDENCE HOLDING COMPANY

96 Cummings Point Road
Stamford, Connecticut 06902
(203) 358-8000

IHC, a Delaware corporation, is a holding company engaged principally in the life and health insurance business through its indirect subsidiaries, Standard Life, Madison Life, First Standard, IndependenceCare and RAS.

SSH Corp., a Delaware corporation, is an indirect wholly-owned subsidiary of IHC. FSHC is a wholly-owned subsidiary of SSH Corp. and an indirect wholly-owned subsidiary of IHC.

THE SPECIAL MEETING
(Page 17)

At the special meeting, the holders of SoftNet common stock will be asked to approve and adopt the stock purchase agreement and the transactions contemplated by the stock purchase agreement, approve and adopt the amendments to the certificate of incorporation, elect directors and ratify the appointment of KPMG LLP as independent auditors of SoftNet. The close of business on _________________, 2002 is the record date for determining if you are entitled to vote at the special meeting. On that date, there were _____________ million shares of SoftNet common stock outstanding.

Each share of SoftNet common stock is entitled to one vote at the special meeting. Pursuant to the terms of the stock purchase agreement, the stock purchase agreement and the transactions contemplated by the stock purchase agreement are subject to approval by holders of a majority of the shares of SoftNet common stock present in person or by proxy and voting at the special meeting, excluding shares held by IHC and its affiliates and excluding any shares present at the special meeting and not voting on this proposal. The amendments to the certificate of incorporation are subject to approval by holders of a majority of the outstanding shares of SoftNet common stock. The five director nominees receiving the highest number of affirmative votes will be elected, as directors of SoftNet . The ratification of the appointment of KPMG LLP as independent auditors of SoftNet requires the affirmative vote of holders of a majority of the shares of SoftNet common stock present in person or by proxy at the special meeting. Madison Investors Corporation, an indirect wholly-owned subsidiary of IHC ("Madison"), intends to vote its 5,000,000 shares in favor of each of the proposals other than the stock purchase agreement proposal as described above.

SOFTNET'S REASONS FOR THE STOCK PURCHASE
(Page 25)

The SoftNet board of directors approved the stock purchase agreement and recommends that you vote to approve and adopt the stock purchase agreement and the transactions contemplated by the stock purchase agreement. The SoftNet board believes that the transactions contemplated by the stock purchase agreement are in the best interests of SoftNet and its stockholders. In reaching its decision, the SoftNet board considered a number of factors, including the following, to which no relative weights were assigned:

         - advice received from Bear, Stearns & Co. Inc. ("Bear Stearns") to the SoftNet board, information provided to the SoftNet board by members of SoftNet management, discussions between Bear Stearns and the SoftNet board and the opinion of Bear Stearns delivered to the SoftNet board on July 29, 2002, to the effect that, based upon and subject to the matters set forth therein, as of that date, the purchase price for all of the issued and outstanding shares of common stock of FSHC pursuant to the stock purchase agreement is fair to SoftNet from a financial point of view, as more fully described in the section under the heading "Opinion of Bear, Stearns & Co. Inc."

         - the strategic options available to SoftNet, including the likely liquidation of SoftNet absent the consummation of the transactions contemplated by the stock purchase agreement. Prior to entering into the stock purchase agreement, SoftNet's continuing directors, Messrs. Bennett, Harris and Simon, had determined that if SoftNet's stockholders do not approve the stock purchase agreement and the transactions contemplated by the stock purchase agreement, then these continuing directors would recommend that SoftNet be liquidated, in which event SoftNet will not be able to utilize its tax net operating loss carryforwards. In addition, if SoftNet were to liquidate, SoftNet's board of directors currently estimates that SoftNet stockholders would receive approximately $1.85 per share approximately nine months following the SoftNet board's recommendation to liquidate, with a maximum additional $.40 to $.50 per share to be paid following the resolution of SoftNet's outstanding liabilities, which would likely take as long as three years or more;

         - IHC's agreement to make a tender offer at a cash price of $3.00 per share for at least 3,000,000 shares of SoftNet's common stock following the closing of the acquisition of FSHC, subject to certain limitations, thereby providing a liquidity event for participating SoftNet stockholders;

         - the expectation that any subsequent profits from FSHC and any investment income from cash and marketable securities of SoftNet and First Standard will be used against SoftNet's tax net operating loss carryforwards of approximately $250 million;

         -  the present and anticipated environment in FSHC's industry;

         - information concerning the financial condition of SoftNet and the financial condition, results of operations and business prospects of FSHC;

         - information concerning the financial and business prospects for the relationship between SoftNet and IHC;

         - current industry, economic and market conditions and the fact that stockholder value could potentially be improved by creating a relationship with a larger, better capitalized company with established operations and a solid track record of growth and profitability;

         - remaining cash balances at SoftNet and First Standard, which will be available for further investment, acquisitions or contributing additional capital to First Standard;

         - historical market prices and trading information of SoftNet common stock; and

         - the terms and conditions of the stock purchase agreement, including the fact that the transaction is subject to the approval of holders of a majority of the shares of SoftNet common stock present in person or by proxy at the special meeting, excluding shares held by IHC and its affiliates and excluding any shares present at the special meeting and not voting on this proposal.

         To review SoftNet's reasons for the stock purchase in greater detail, see "The Stock Purchase--Reasons for the Stock Purchase; Recommendation of the SoftNet Board of Directors" on page 25.

INTERESTS OF CERTAIN PERSONS IN THE STOCK PURCHASE
(Page 35)

         SOFTNET

         In considering the recommendation of the SoftNet board regarding the transactions contemplated by the stock purchase agreement, you should be aware of the interests which executive officers and directors of SoftNet have in the transactions contemplated by the stock purchase agreement that are different from your interests as stockholders. Robert C. Harris, Jr., a director of SoftNet, is a senior managing director of Bear Stearns. Under the terms of an agreement between SoftNet and Bear Stearns, SoftNet has agreed to pay Bear Stearns fees of up to a total of $1.85 million and reimburse Bear Stearns for all of its reasonable out-of-pocket fees, expenses and costs. As part of the total fees paid to Bear Stearns, a fee of $500,000 for Bear Stearns to render its fairness opinion in connection with the transactions contemplated by the stock purchase agreement; a fee of $750,000 following the announcement of the execution of the stock purchase agreement; a fee of $100,000 for its services related to SoftNet's adoption of a rights agreement and a fee of $500,000 upon consummation of the transactions contemplated by the stock purchase agreement. In addition, SoftNet paid to Bear Stearns a retainer advisory fee of $250,000 upon execution of the agreement, to be credited against any compensation paid to Bear Stearns.

         Messrs. Bennett, Harris and Simon have not received fees for services as members of SoftNet's board of directors since November 30, 2001. Upon the closing of the transactions contemplated by the stock purchase agreement, Messrs. Bennett and Simon will each be paid directors fees of $50,000 relating to the acquisition of FSHC (Mr. Harris having waived such fees), and each director will thereafter be paid $18,000 per year, $1,000 per board meeting attended plus expenses.

         INDEPENDENCE

         First Standard, FSHC's insurance subsidiary, has entered into reinsurance treaties with Standard Life and Madison Life, pursuant to which Standard Life and Madison Life cede, at treaty renewals, at least 15% of their gross premiums from their employer medical stop-loss programs they have written to First Standard. Standard Life and Madison Life are wholly-owned subsidiaries of IHC. These treaties will terminate December 31, 2009, although First Standard has the right to terminate any program thereunder on an annual basis. As a condition to the closing of the transactions contemplated by the stock purchase agreement, the parties to these treaties have agreed to extend the termination date to December 31, 2014.

         FSHC's MGU subsidiaries, RAS and IndependenceCare, have entered into management agreements with Standard Life pursuant to which they market, underwrite and administer insurance policies on behalf of Standard Life and Madison Life. RAS underwrites employer medical stop-loss and group life on behalf of Standard Life. IndependenceCare underwrites employer medical stop-loss, HMO reinsurance, provider excess loss and group life on behalf of Standard Life. RAS and IndependenceCare earn a fee for performing these services and share in profits after a certain threshold.

         IHC and SoftNet will enter into a cost allocation agreement pursuant to which Roy Thung, David Kettig, Brian Schlier, Roy Standfest and Teresa Herbert will allocate an expense to each of IHC and SoftNet for time spent working on behalf of the respective companies on a hourly basis.

         On July 30, 2002, an affiliate of IHC acquired 5,000,000 shares of SoftNet common stock for $3.00 per share and entered into the stock agreement with SoftNet and IHC, which is described below under "The Stock Purchase--The Stock Agreement" and is attached to this proxy statement as Annex C, and the registration rights agreement, which is described below under "The Stock Purchase--The Registration Rights Agreement" and is attached to this proxy statement as Annex D. Pursuant to the terms of the stock agreement, Messrs. Netter and Thung were appointed to SoftNet's board of directors on July 30, 2002. Mr. Netter may be deemed the beneficial owner of the 5,000,000 shares of SoftNet common stock, but he disclaims such beneficial ownership.

         The executive officers of IHC will also serve in the same capacities as the executive officers of SoftNet following the closing of the transactions contemplated by the stock purchase agreement. Mr. Kettig will also serve as Chief Operating Officer of SoftNet.

CONDITIONS TO THE STOCK PURCHASE
(Page 41)

         SoftNet, IHC and FSHC will not complete the transactions contemplated by the stock purchase agreement, unless a number of conditions are satisfied or waived by them, the most significant of which are:

     - the holders, other than IHC and its affiliates, of a majority of the shares of SoftNet common stock present in person or by proxy and voting at the special meeting (excluding any shares present at the special meeting and not voting on this proposal) must approve and adopt the stock purchase agreement and the transactions contemplated by the stock purchase agreement;

     - all consents and filings, registrations and notifications necessary to permit the consummation of the transactions contemplated by the stock purchase agreement shall have been obtained or made with no material adverse conditions being imposed;

     - there must be no law, injunction or order that prohibits the transactions contemplated by the stock purchase agreement;

     - the representations and warranties of each of IHC, FSHC and SoftNet contained in the stock purchase agreement must be true and correct as of the time given and as of the closing; and

     - there must have been no material adverse change with respect to SoftNet or FSHC.

         The party entitled to the benefit of these conditions may waive these conditions.

TERMINATION OF THE STOCK PURCHASE AGREEMENT
(Page 43)

         SoftNet and FSHC can agree at any time to terminate and abandon the transactions contemplated by the stock purchase agreement, and the stock purchase agreement may be terminated by either party if any of the following events occur:

     -   written mutual agreement of SoftNet and FSHC;

     - the transactions contemplated by the stock purchase agreement are not completed by May 1, 2003, or such later date as the parties may agree;

     - a court or other governmental authority permanently prohibits the transactions contemplated by the stock purchase agreement;

     - the other party materially breaches any of its representations, warranties or obligations under the stock purchase agreement and does not cure the breach within fifteen days after receiving notice of the breach; or

     - SoftNet's stockholders fail to approve the transactions contemplated by the stock purchase agreement and sixty days pass following such failure.

NO SOLICITATION OF COMPETING TRANSACTIONS
(Page 41)

         The stock purchase agreement precludes IHC and SSH Corp. from entertaining or encouraging any alternative acquisition transactions with third parties relating to FSHC and its subsidiaries. IHC and SSH Corp. must immediately notify SoftNet if they receive offers or proposals for any such alternative transactions.

APPRAISAL RIGHTS
(Page 36)

         Under Delaware law, SoftNet stockholders have no appraisal rights.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO LIMIT ACQUISITIONS OF SOFTNET'S COMMON STOCK IN EXCESS OF CERTAIN PERCENTAGE AMOUNTS
(Page 46)

         Subject to the approval of SoftNet's stockholders and conditioned upon stockholder approval of the stock purchase agreement and the transactions contemplated by the stock purchase agreement, SoftNet will amend and restate its certificate of incorporation to preclude certain transfers of shares in order to preserve its tax net operating loss carryforwards. The text of the amended and restated certificate of incorporation is included as Annex B to this proxy statement.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE SOFTNET'S CORPORATE NAME (Page 51)

         Subject to the approval of SoftNet's stockholders and conditioned upon stockholder approval of the stock purchase agreement and the transactions contemplated by the stock purchase agreement, SoftNet will amend and restate its certificate of incorporation to change its corporate name to American Independence Corp. The text of the amended and restated certificate of incorporation is included as Annex B to this proxy statement.


FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         SoftNet and IHC make forward-looking statements in this document. These statements are subject to risks and uncertainties, and SoftNet cannot assure you that these statements will prove to be correct. Forward-looking statements include assumptions as to how SoftNet may perform in the future and the potential benefits of the stock purchase. You will find many of these statements in the section entitled "The Stock Purchase --Reasons for the Stock Purchase; Recommendation of the SoftNet Board of Directors" on page 25.

         Also, when we use words like "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. For those statements, SoftNet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed elsewhere in this proxy statement, particularly in "Risk Factors," could affect the future results of SoftNet and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include:

         - material adverse changes in economic conditions and in the markets served by FSHC;

         - regulatory, legal, economic and other changes in the life and health insurance industry generally;

         - a significant delay in the expected completion of the stock purchase;

         -  competitive pressures;

         -  SoftNet's and FSHC's ability to attract and retain key personnel;

         -  variability of quarterly results;

         - SoftNet's ability to utilize its tax net operating loss carryforwards;

         -  volatility of SoftNet's stock price; and

         - the impact of SoftNet's rights plan and prospective anti-takeover provisions in Delaware General Corporation Law and the proposed amendment to SoftNet's certificate of incorporation and bylaws.

            SELECTED HISTORICAL CONSOLIDATED AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

         SoftNet and FSHC are providing the following financial information to help you in your analysis of the financial aspects of the stock purchase. The following selected historical consolidated financial data of SoftNet and FSHC should be read in conjunction with the consolidated financial statements and related notes to these financial statements and "Management's Discussions and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement. The consolidated statement of operations data of SoftNet for the years ended and consolidated balance sheet data as of September 30, 2001, 2000 and 1999, have been derived from SoftNet's consolidated financial statements audited by KPMG LLP. The consolidated statements of operations of SoftNet for the years ended and consolidated balance sheet data as of September 30, 1998 and 1997, were derived from SoftNet's consolidated financial statements audited by PricewaterhouseCoopers LLP. The selected unaudited historical consolidated financial data of SoftNet for the nine months ended and as of June 30, 2002, has been derived from the unaudited consolidated financial statements and has been prepared on the same basis as the audited financial statements, and in the opinion of management, includes all normal recurring adjustments that SoftNet considers necessary for the fair presentation of its financial condition as of that date and the results of operations for the unaudited interim period. The consolidated statement of operations data of FSHC for the years ended and consolidated balance sheet data as of December 31, 2001 and 2000, have been derived from FSHC's consolidated financial statements audited by KPMG LLP. The selected unaudited historical consolidated financial data of FSHC for the six months ended and as of June 30, 2002 and for the years ended and as of December 31, 1999, 1998 and 1997, have been derived from the unaudited consolidated financial statements and have been prepared on the same basis as the audited financial statements, and in the opinion of management, includes all normal recurring adjustments that FSHC considers necessary for the fair presentation of its financial condition as of that date and the results of operations for the unaudited interim period.

         The selected unaudited pro forma condensed combined consolidated balance sheet data as of June 30, 2002, and the selected unaudited pro forma condensed combined consolidated statements of operations data for the nine months ended June 30, 2002, and for the year ended September 30, 2001, are based on the historical financial statements of SoftNet and FSHC after giving effect to the acquisition as a purchase of FSHC by SoftNet using the purchase method of accounting and the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined consolidated financial statements included elsewhere in this proxy statement.

         The selected unaudited pro forma condensed combined consolidated balance sheet data combines the unaudited historical balance sheet data of SoftNet and FSHC as of June 30, 2002, and is presented to give effect to the proposed acquisition as if it occurred on June 30, 2002. The selected unaudited pro forma condensed combined consolidated statement of operations data of SoftNet and FSHC for the nine-month period ended June 30, 2001, is presented as if the acquisition had taken place on October 1, 2000, and, due to different fiscal period ends, combines the unaudited historical consolidated statement of operations data of SoftNet for the nine-month period ended June 30, 2002, and the unaudited historical consolidated statement of operations data of FSHC for the nine-month period ended June 30, 2002. The unaudited historical consolidated statement of operations data of FSHC for the nine-month period ended June 30, 2002, were derived by adding the unaudited historical consolidated statement of operations data of FSHC for the six months ended June 30, 2002, to the unaudited historical consolidated statement of operations data of FSHC for the three months ended December 31, 2001. The selected unaudited pro forma condensed combined consolidated statement of operations data of SoftNet and FSHC for the year ended September 30, 2001, is presented as if the combination had taken place on

October 1, 2000, and, due to different fiscal year ends, combines the historical results of SoftNet for the year ended September 30, 2001, with the historical results of FSHC for the year ended December 31, 2001.

         The selected unaudited pro forma condensed combined consolidated financial data is based on estimates and assumptions which are preliminary. This data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of SoftNet that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of SoftNet.

         The selected unaudited pro forma condensed combined consolidated financial data should be read in conjunction with the summary selected historical consolidated financial data of each of SoftNet and FSHC, respectively, the unaudited pro forma condensed combined consolidated financial statements and accompanying notes, and the separate historical consolidated financial statements and accompanying notes of SoftNet and FSHC included elsewhere in this proxy statement.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SOFTNET
                      (In thousands, except per share data)

                                                  NINE
                                                 MONTHS
                                                  ENDED                             YEAR ENDED SEPTEMBER 30,
                                                 JUNE 30,     ------------------------------------------------------------
                                                   2002        2001          2000(b)      1999(c)       1998         1997
                                                 --------     --------     ---------     --------     --------     -------
CONSOLIDATED STATEMENT OF OPERATIONS DATA(a):

Loss from continuing operations .............    $ (5,893)    $(24,518)    $  (7,606)    $(18,088)    $ (3,004)    $(2,304)
Net loss applicable to common shares ........     (10,782)     (57,647)     (232,353)     (50,482)     (17,345)     (2,631)
Basic and diluted loss per common share .....    $  (0.42)    $  (2.31)    $   (9.88)    $  (4.09)    $  (2.35)    $ (0.40)
Shares used to calculate basic and
  diluted loss per common share .............      25,178       25,024        23,518       12,342        7,391       6,627

                                                 AS OF                        AS OF SEPTEMBER 30,
                                                JUNE 30,    --------------------------------------------------------
                                                  2002       2001       2000(b)    1999(c)       1998         1997
                                                --------    -------    --------    --------    --------     --------
CONSOLIDATED BALANCE SHEET DATA(a):
Working capital (deficit) ...................    $64,159    $70,685    $130,067    $133,821    $ 11,817     $   (969)
Total assets ................................     75,264     84,500     190,809     193,731      21,810       11,999
Long-term liabilities .......................         --         --       4,104      20,153       9,048        8,719
Redeemable convertible preferred stock ......         --         --          --          --      18,187           --
Stockholders' equity (deficit) ..............    $67,355    $76,446    $139,914    $163,709    $ (6,171)    $  2,028

----------

(a) Reflects business center services, satellite-based Internet services, cable-based Internet services, document management and telecommunications segments as discontinued operations.

(b) Includes Aerzone Corporation as a discontinued operation since its formation on January 24, 2000, and Laptop Lane Limited as a discontinued operation since its acquisition on April 21, 2000.

(c) Includes Intelligent Communications, Inc. as a discontinued operation since its acquisition on February 9, 1999.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FSHC
                                 (In thousands)

                                                  SIX
                                                 MONTHS
                                                 ENDED                   YEAR ENDED DECEMBER 31,
                                                JUNE 30,    ---------------------------------------------------
                                                  2002        2001       2000       1999       1998       1997
                                                --------    -------     ------    -------    -------    -------
CONSOLIDATED STATEMENT OF OPERATIONS
DATA:
Total revenues ..............................    $ 4,865    $ 5,377     $9,338    $11,085    $10,179    $10,253
Operating income before income taxes ........        667         19      4,643      4,398      3,521      3,599
Net income (loss) applicable to common
   shares ...................................        394       (111)     2,970      2,413      2,134      2,393

                                                  AS OF                      AS OF DECEMBER 31,
                                                 JUNE 30,   ---------------------------------------------------
                                                   2002      2001       2000       1999       1998       1997
                                                 --------   -------    -------    -------    -------    -------
CONSOLIDATED BALANCE SHEET DATA:
Total investments ...........................    $ 7,751    $ 7,560    $ 6,159    $ 6,372    $ 6,117    $ 6,646
Total assets ................................     31,847     24,789     21,922     17,969     15,519     15,392
Insurance liabilities .......................     14,211     11,145     10,010      6,841      6,192      5,225
Common stockholders' equity .................     15,674     11,450     10,190      8,539      7,703      7,865

   SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA
                      (In thousands, except per share data)

                                                  NINE
                                                 MONTHS
                                                 ENDED       YEAR ENDED
                                                JUNE 30,    SEPTEMBER 30,
                                                  2002          2001
                                                --------    -------------
CONSOLIDATED STATEMENT OF OPERATIONS
DATA:
Total Revenues ..............................   $  7,068      $  9,629
Loss from continuing operations .............     (6,638)      (27,454)
Net loss applicable to common shares ........    (11,527)      (60,583)
Basic and diluted loss per common share .....   $  (0.45)     $  (2.43)
Shares used to calculate basic and
   diluted loss per common share ............     25,178        25,024

                                                                AS OF
                                                               JUNE 30,
                                                                 2002
                                                               --------
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit) .................................    $33,302
Total assets ..............................................     91,437
Long-term liabilities .....................................         --
Redeemable convertible preferred stock ....................         --
Stockholders' equity ......................................    $67,355

                                  RISK FACTORS

         In considering whether to vote for the approval and adoption of the stock purchase agreement and the transactions contemplated by the stock purchase agreement, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this document, before you decide whether to vote to approve the stock purchase agreement and the transactions contemplated by the stock purchase agreement.

RISKS RELATING TO THE ACQUISITION OF FSHC

UPON THE CLOSING OF THE ACQUISITION OF FSHC, IHC WILL EXERCISE SIGNIFICANT INFLUENCE OVER OUR BUSINESS AND AFFAIRS, WHICH MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST BETWEEN IHC AND SOFTNET.

         Following the closing of the acquisition of FSHC, the employment of all of SoftNet's current employees will terminate, and SoftNet's operations will be directed by IHC management and employees, which may result in potential conflicts of interest between IHC and SoftNet. For example, a conflict may arise if IHC were to engage in activities or pursue corporate opportunities that overlap with SoftNet's and FSHC's business. Because IHC's management will also constitute SoftNet's management, these individuals will have fiduciary duties to both companies, which could result in conflicts of interest, including SoftNet foregoing opportunities or taking actions that disproportionately benefit IHC. IHC will also have at least two representatives on SoftNet's board of directors who will have similar conflicts of interest. These conflicts could harm our business.

THE OCCURRENCE OF VARIOUS EVENTS MAY ADVERSELY AFFECT SOFTNET'S ABILITY TO UTILIZE FULLY ITS TAX NET OPERATING LOSS CARRYFORWARDS.

         One of the potential benefits of SoftNet's acquisition of FSHC is SoftNet's expectation that SoftNet's tax net operating loss carryforwards of approximately $250 million may be used against any subsequent profits from FSHC's business. However, events outside of the control of SoftNet or IHC, such as certain acquisitions and dispositions of SoftNet's common stock, may limit the use of all or a portion of SoftNet's tax net operating loss carryforwards. If such events were to occur, SoftNet's expectation of using its tax net operating loss carryforwards against potential FSHC profits would not be realized and SoftNet could potentially have a higher tax liability in the future than it would otherwise have had.

AS A RESULT OF SOFTNET'S ACQUISITION OF FSHC, SOFTNET WILL OPERATE IN THE INSURANCE AND REINSURANCE INDUSTRY, AN INDUSTRY IN WHICH SOFTNET HAS NOT PREVIOUSLY OPERATED.

         SoftNet has not previously operated in the insurance and reinsurance industry. As such, SoftNet is faced with risks that are new to SoftNet and which may adversely affect SoftNet. SoftNet is relying upon the management and expertise of officers of IHC who will serve as officers of SoftNet post-closing. SoftNet cannot assure you of the effect this will have on SoftNet's future operating results or stock price.

SOFTNET'S ACQUISITION OF FSHC MAY ADVERSELY AFFECT SOFTNET'S FINANCIAL
CONDITION.

         The acquisition of FSHC may have potential negative effects on SoftNet's reported results of operations from acquisition-related charges and amortization of other intangible assets. As a result of the FSHC acquisition, SoftNet may record additional intangible assets, which may adversely affect SoftNet's earnings and profitability for the foreseeable future. If the amount of such recorded intangible assets is increased or if

SoftNet has future losses and is unable to demonstrate SoftNet's ability to recover the amount of intangible assets recorded during such time periods, the intangible asset can be written down or the period of amortization could be shortened, which may further increase annual amortization charges. In such event, SoftNet's business and financial condition could be materially adversely affected.

RISKS RELATED TO FSHC

FSHC'S RESULTS MAY FLUCTUATE AS A RESULT OF FACTORS GENERALLY AFFECTING THE INSURANCE AND REINSURANCE INDUSTRY.

         The results of companies in the insurance and reinsurance industry historically have been subject to significant fluctuations and uncertainties. Factors that affect the industry in general could also cause FSHC's results to fluctuate. The industry's and FSHC's financial condition and results of operations may be affected significantly by:

         - fluctuations in interest rates, inflationary pressures and other changes in the investment environment, which affect returns on invested capital and may impact the ultimate payout of loss amounts;

         - rising levels of actual costs that are not known by companies at the time they price their products;

         - events like the September l1, 2001 attacks, which affected the insurance and reinsurance markets generally;

         - changes in reserves resulting from different types of claims that may arise and the development of judicial interpretations relating to the scope of insurers' liability; and

         - the overall level of economic activity and the competitive environment in the industry.

DECREASE IN RATES FOR ACCIDENT AND HEALTH REINSURANCE AND INSURANCE COULD REDUCE FSHC'S NET INCOME.

         FSHC primarily writes accident and health insurance and reinsurance. Rates for accident and health insurance and reinsurance are influenced primarily by factors that are outside of FSHC's control and historically have been highly cyclical. Any significant decrease in the rates for accident and health insurance or reinsurance could reduce FSHC's net income.

IF THE RATING AGENCIES DOWNGRADE FSHC'S INSURANCE COMPANY, FSHC'S RESULTS OF OPERATIONS AND COMPETITIVE POSITION IN THE INDUSTRY MAY SUFFER.

         Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. FSHC's insurance subsidiary First Standard is rated B+ (Very Good) by A.M. Best Company, Inc., whose ratings reflect its opinions of an insurance company's financial strength, operating performance, strategic position, and ability to meet its obligations to policyholders, and are not evaluations directed to investors. The rating of First Standard is subject to periodic review by A.M. Best Company, Inc., and FSHC cannot assure you of the continued retention of this rating. If A.M. Best Company, Inc. reduces First Standard's ratings from its current levels, FSHC's business would be adversely affected.

FSHC'S LOSS RESERVES ARE BASED ON AN ESTIMATE OF ITS FUTURE LIABILITY. IF ACTUAL CLAIMS PROVE TO BE GREATER THAN FSHC'S RESERVES, ITS RESULTS OF OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED.

         FSHC maintains loss reserves to cover FSHC's estimated liability for unpaid losses and loss adjustment expenses, including legal and other fees as well as a portion of FSHC's general expenses, for reported and unreported claims incurred as of the end of each accounting period. Because setting reserves is inherently uncertain, FSHC cannot assure you that current reserves will prove adequate in light of subsequent events. If FSHC's reserves are insufficient to cover its actual losses and loss adjustment expenses, FSHC would have to augment its reserves and incur a charge to its earnings, and these charges could be material. Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what FSHC expects the ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on FSHC's assessment of facts and circumstances then known, as well as estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable in advance. Additionally, there may be a significant reporting lag between the occurrence of the insured event and the time it is reported to FSHC. The inherent uncertainties of estimating reserves are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed.

FSHC'S INABILITY TO ASSESS UNDERWRITING RISK ACCURATELY COULD REDUCE ITS NET INCOME.

         FSHC's success is dependent on its ability to assess accurately the risks associated with the businesses on which the risk is retained. If FSHC fails to assess accurately the risks it retains, FSHC may fail to establish the appropriate premium rates and FSHC's reserves may be inadequate to cover its losses, requiring augmentation of FSHC's reserves, which in turn could reduce FSHC's net income.

IF FSHC IS UNSUCCESSFUL IN COMPETING AGAINST LARGER OR MORE WELL-ESTABLISHED COMPETITORS, FSHC'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL BE ADVERSELY AFFECTED.

         FSHC's industry is highly competitive and has experienced severe price competition from time to time over the last several years. FSHC faces competition from domestic and international insurance and reinsurance companies, underwriting agencies, and from diversified financial services companies that are significantly larger than FSHC. Some of these competitors have greater financial, marketing and other resources than FSHC, have been operating longer than FSHC and have established long-term and continuing business relationships throughout the industry, which can be a significant competitive advantage. In addition to competition in the operation of FSHC's business, FSHC faces competition from a variety of sources in attracting and retaining qualified employees. FSHC cannot assure you that it will maintain its current competitive position in the markets in which it operates, or that it will be able to expand its operations into new markets and compete effectively in the future. If FSHC fails to do so, its business could be materially adversely affected.

IF FSHC FAILS TO COMPLY WITH EXTENSIVE STATE AND FEDERAL REGULATIONS, FSHC WILL BE SUBJECT TO PENALTIES, WHICH MAY INCLUDE FINES AND SUSPENSION AND WHICH MAY ADVERSELY AFFECT FSHC'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         FSHC is subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than stockholders and other investors. This regulation, generally administered by a department of insurance in each state in which FSHC does business, relates to, among other things:

         -  approval of policy forms and premium rates;

         - standards of solvency, including risk-based capital measurements, which are a measure developed by the National Association of Insurance Commissioners and used by state insurance regulators to identify insurance companies that potentially are inadequately capitalized;

         -  licensing of insurers and their agents;

         - restrictions on the nature, quality and concentration of investments;

         - restrictions on the ability of FSHC's insurance company to pay dividends to FSHC;

         - restrictions on transactions between insurance companies and their affiliates;

         -  restrictions on the size of risks insurable under a single policy;

         -  requiring deposits for the benefit of policyholders;

         -  requiring certain methods of accounting;

         -  periodic examinations of FSHC's operations and finances;

         - prescribing the form and content of records of financial condition required to be filed; and

         -  requiring reserves for unearned premium, losses and other purposes.

         State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters.

         Recently adopted federal financial services modernization legislation is expected to lead to additional federal regulation of the insurance industry in the coming years. FSHC's business depends on compliance with applicable laws and regulations and its ability to maintain valid licenses and approvals for its operations.

         Regulatory authorities have broad discretion to grant, renew, or revoke licenses and approvals. Regulatory authorities may deny or revoke licenses for various reasons, including the violation of regulations. In some instances, FSHC follows practices based on its interpretations of regulations, or those that it believes to be generally followed by the industry, which may be different from the requirements or interpretations of regulatory authorities. If FSHC does not have the requisite licenses and approvals and does not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend FSHC from carrying on some or all of its activities or otherwise penalize it. That type of action could have a material adverse effect on FSHC's business. Also, changes in the level of regulation of the insurance industry (whether federal, state or foreign), or changes in laws or regulations themselves or interpretations by regulatory authorities, could have a material adverse effect on FSHC's business.

CERTAIN PROPOSED FEDERAL AND STATE LEGISLATION MAY, IF ADOPTED, ADVERSELY AFFECT FSHC'S REINSURANCE OF MEDICAL STOP-LOSS.

         Individuals who obtain health coverage through self-insured plans cannot currently sue their employer in state court for punitive or compensatory damages, but can seek legal recourse in federal court where an employer can be ordered to cover a wrongfully-denied benefit. In the continuing debate over health care reform, certain federal and state legislation has been proposed which could have the effect of making plan sponsors, administrators, or certain other parties liable for punitive damages in state court. While FSHC cannot predict whether any of these proposals will be adopted or what, if any, impact enactment of any of these would have on its reinsurance of medical stop-loss, the number of employers offering health benefits or choosing self-insured plans could be reduced, plans could increase the portion paid by employees (thereby reducing participation), pricing and coverage options could be affected, and First Standard could be faced with greater liability exposures, although this would be somewhat mitigated since First Standard would not be the issuing carrier.

FSHC INVESTS A SIGNIFICANT AMOUNT OF ITS ASSETS IN FIXED INCOME SECURITIES THAT HAVE EXPERIENCED MARKET FLUCTUATIONS. DECREASES IN THE FAIR MARKET VALUE OF FIXED INCOME SECURITIES MAY GREATLY REDUCE THE VALUE OF FSHC'S INVESTMENT PORTFOLIO, AND AS A RESULT, FSHC'S FINANCIAL CONDITION MAY SUFFER.

         As of June 30, 2002, $7,166,000 of FSHC's $7,751,000 investment portfolio was invested in fixed income securities. The fair market value of these fixed income securities and the investment income from these fixed income securities fluctuate depending on general economic and market conditions. With respect to FSHC's investments in fixed income securities, the fair market value of these investments generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by FSHC from future investments in fixed income securities will generally increase or decrease with interest rates. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations. An investment has prepayment risk when there is a risk that the timing of cash flows that result from the repayment of principal might occur earlier than anticipated because of declining interest rates or later than anticipated because of rising interest rates. Historically, the impact of market fluctuations has affected FSHC's financial statements. Because all of FSHC's fixed income securities are classified as available for sale, changes in the fair market value of FSHC's securities are reflected in FSHC's other comprehensive income. Similar treatment is not available for liabilities. Therefore, interest rate fluctuations and economic conditions could adversely affect FSHC's stockholders' equity, total comprehensive income and/or cash flows. Unrealized pre-tax net investment gains (losses) on investments in fixed-income securities were $76,000, $89,000 and ($216,000) for the years ended 2001, 2000 and 1999, and $145,000 for the six months ended June
30, 2002.

REGULATORY RESTRICTIONS LIMIT FSHC'S ABILITY TO OBTAIN DIVIDENDS FROM ITS INSURANCE SUBSIDIARY.

         FSHC's principal assets are the shares of capital stock of its insurance subsidiary. FSHC may rely on dividends from its insurance subsidiary to meet its obligations for paying principal and interest on outstanding debt obligations, dividends to stockholders and corporate expenses. The payment of dividends by FSHC's insurance subsidiary First Standard is subject to regulatory restrictions and will depend on the surplus and future earnings of First Standard, as well as the regulatory restrictions. As a result, should FSHC's other sources of funds prove to be inadequate, FSHC may not be able to receive dividends from First Standard at times and in amounts necessary to meet its obligations.

FSHC IS DEPENDENT ON KEY PERSONNEL.

         FSHC's success has been, and will continue to be, dependent on its ability to retain the services of its existing key executive officers, who are also executive officers of IHC, and to attract and retain additional qualified personnel in the future. The loss of the services of any of its key executive officers or the inability to hire and retain other highly qualified personnel in the future could adversely affect FSHC's ability to conduct its business.

NEW LAWS AND REGULATIONS ADDRESSING PRIVACY AND ELECTRONIC TRANSACTION ISSUES CREATE UNCERTAINTY AND RISK FOR INSURERS, SUCH AS FSHC.

         In recent years, The U.S. Congress passed the Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act. These Acts afford protection for "nonpublic personal information" relating to consumers, and require certain transactions to be conducted on an electronic basis. Federal regulators have implemented several requirements of the Acts. Additionally, virtually all state legislatures or regulatory bodies have adopted, or are considering the adoption of, additional laws and regulations to address privacy and electronic transaction issues. These new laws create uncertainty and risks for insurers, which need to accurately describe their privacy practices and develop appropriate procedures to manage, protect and transmit certain types of customer data. While FSHC has implemented a process to monitor and achieve compliance with these laws, the associated costs and potential risks and liabilities are difficult or impossible to quantify. FSHC is unable to predict the precise nature and content of future laws and regulations, or the effects that they may have on the business, operations, operating results or financial condition of FSHC. Potential areas of exposure facing the industry as a whole include failure to accurately or adequately describe privacy practices or to protect customer information from unauthorized disclosure.

RISKS RELATING TO SOFTNET

SOFTNET HAS A HISTORY OF LOSSES.

         SoftNet has sustained substantial losses over the last five fiscal years. For the nine months ended June 30, 2002, SoftNet had a net loss of $10,782,000. As of June 30, 2002, SoftNet had an accumulated deficit of $401,029,000. SoftNet expects to incur additional losses and experience negative cash flows related to the process of winding down the Intellicom, ISP Channel, Inc. ("ISP Channel") and Aerzone Corporation ("Aerzone") businesses. These efforts may be more expensive than SoftNet currently anticipates.

IF SOFTNET IS UNABLE TO SUCCESSFULLY INTEGRATE ANY FUTURE ACQUISITIONS INTO SOFTNET'S OPERATIONS, THEN SOFTNET'S RESULTS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED.

         Following its acquisition of FSHC, SoftNet expects to acquire other managing general underwriter businesses. SoftNet cannot predict if or when any prospective acquisitions will occur or the likelihood that they will be completed on favorable terms. Acquiring a business involves many risks, including:

         -  Diversion of resources and management time;

         - Dilution to existing stockholders if SoftNet uses equity securities to finance acquisitions;

         -  Incurrence of unforeseen obligations or liabilities;

         - Inability of management to maintain uniform standards, controls, procedures and policies;

         -  Difficulty assimilating the acquired operations and personnel;

         - Risks of entering markets in which SoftNet has little or no direct prior experience; and

         - Impairment of relationships with employees as a result of changes in management.

         SoftNet cannot assure you that it will make any acquisitions or that it will be able to obtain additional financing for such acquisitions, if necessary. If any acquisitions are made, SoftNet cannot assure you that it will be able to successfully integrate the acquired business into its operations or that the acquired business will perform as expected.

SOFTNET'S EQUITY INVESTMENTS IN OTHER COMPANIES MAY NOT YIELD ANY RETURNS.

         Although SoftNet does not intend to do so in the future, SoftNet has made equity investments in internet-related companies. In most instances, these investments are in the form of unregistered securities of private companies. These companies typically are in an early stage of development and may be expected to incur substantial losses. SoftNet's investments in these companies may not yield any returns. Furthermore, if these companies are not successful, SoftNet could incur and has incurred charges related to the write-down or write-off of these investments. For example, SoftNet wrote down equity investments by $701,000 for the nine months ended June 30, 2002. SoftNet also records and continues to record a share of the net losses in these companies, up to its cost basis. SoftNet may make additional investments in the future. Losses or charges resulting from these investments could harm SoftNet's operating results.

PROSPECTIVE ANTI-TAKEOVER PROVISIONS COULD NEGATIVELY IMPACT SOFTNET'S STOCKHOLDERS.

         SoftNet is a Delaware corporation. The Delaware General Corporation Law contains certain provisions that may discourage or delay a change in control of SoftNet, make a change in control of SoftNet more difficult or prevent the removal of incumbent directors. In addition, SoftNet's rights agreement, certificate of incorporation and bylaws contain certain provisions that have the same or a similar effect. These provisions may have a negative impact on the price of SoftNet's common stock and may discourage third-party bidders from making a bid for SoftNet or may reduce any premiums paid to stockholders for their common stock.

SOFTNET MAY FACE UNEXPECTED LIABILITIES IN WINDING DOWN THE BUSINESS OF INTELLICOM, ISP CHANNEL AND AERZONE.

         While SoftNet expects the process of winding down Intellicom to be substantially completed by September 30, 2002, SoftNet cannot assure you that it will be able to do so. SoftNet expects to incur significant costs related to terminating contracts, reducing the workforce and recovering and disposing of deployed assets. While the business of ISP Channel, Intellicom, and Aerzone have been substantially wound down, SoftNet also cannot assure you that all claims and issues have been resolved. In addition, SoftNet is currently involved in litigation, and may in the future be involved in additional litigation, with respect to the winding down of these former businesses. SoftNet cannot assure you of the outcome of any such litigation.

                               THE SPECIAL MEETING

GENERAL

         We are sending you this proxy statement as part of a solicitation of proxies by the board of directors of SoftNet for use at the special meeting of SoftNet stockholders in lieu of an annual meeting. We are first mailing this proxy statement, including a notice of the special meeting and a form of proxy on or about ________, 2002.

         The special meeting is scheduled to be held at the following time and place:

                                     [Date]
                              9:00 a.m., local time
                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022

PURPOSE OF THE SPECIAL MEETING

         The purpose of the special meeting is to vote on the following proposals:

         1. To approve and adopt the stock purchase agreement dated as of July 30, 2002 by and among SoftNet, SSH Corp. and IHC and the transactions contemplated by the stock purchase agreement;

         2. To amend SoftNet's certificate of incorporation to limit acquisitions of its common stock in excess of certain percentage amounts;

         3. To amend SoftNet's certificate of incorporation to change SoftNet's corporate name to American Independence Corp.;

         4.     To elect five directors;

         5. To ratify the appointment of KPMG LLP as independent auditors of SoftNet for the fiscal year ending September 30, 2002; and

         6. To consider and vote upon any other matters properly presented for action at the special meeting or any adjournment or postponement of the special meeting.

         The effectiveness of proposals 2 and 3 are conditional upon the approval of proposal 1, and accordingly, the failure of the stockholders to approve proposal 1 will result in the ineffectiveness of proposals 2 and 3.

         We know of no other matters to be brought before the special meeting. However, if any other matters are properly presented for action at the SoftNet special meeting, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed proxy card will have the discretion, unless otherwise noted on any proxy form, to vote on those matters, subject to applicable law. No proxy card that is voted against any of the proposals will be voted in favor of any adjournment or postponement.

RECOMMENDATION OF THE SOFTNET BOARD

         SoftNet's board of directors has approved the stock purchase agreement and the transactions contemplated by the stock purchase agreement, the amendments to the certificate of incorporation; the election of directors and the appointment of KPMG LLP. SoftNet's board of directors believes that the stock purchase agreement and the transactions contemplated by the stock purchase agreement, the amendments to the certificate of incorporation, the election of directors and the appointment of KPMG LLP are advisable and in the best interests of SoftNet and its stockholders and recommends that SoftNet's stockholders vote FOR these proposals. See "The Stock Purchase -- Reasons for the Stock Purchase; Recommendation of the SoftNet Board of Directors" for more information.

REQUIRED VOTE

         Each share of SoftNet common stock is entitled to one vote at the special meeting. Pursuant to the terms of the stock purchase agreement, the stock purchase agreement and the transactions contemplated by the stock purchase agreement are subject to approval by holders of a majority of the shares of SoftNet common stock present in person or by proxy and voting at the special meeting, excluding shares held by IHC and its affiliates and excluding any shares present at the special meeting and not voting on this proposal. The amendments to the certificate of incorporation are subject to approval by holders of a majority of the outstanding shares of SoftNet common stock. The five director nominees receiving the highest number of affirmative votes will be elected. The ratification of the appointment of KPMG LLP as independent auditor of SoftNet requires the affirmative vote of holders of a majority of the shares of SoftNet common stock present in person or by proxy at the special meeting. Other than the stock purchase agreement proposal described above, as to which it will abstain, the applicable IHC affiliate intends to vote its 5,000,000 shares in favor of each of the proposals.

RECORD DATE

         SoftNet's board of directors has fixed the close of business on ____________, 2002 as the record date for the special meeting. At that date, there were _____________ shares of SoftNet common stock outstanding. Only stockholders of record on the record date will receive notice of, and be entitled to vote at, the meeting. No other voting securities of SoftNet are outstanding.

         As of the record date, an affiliate of IHC beneficially owned and had the right to vote 5,000,000 shares of SoftNet common stock entitling it to exercise approximately 19.9% of the voting power of the SoftNet common stock.

         As of the record date, directors and executive officers of SoftNet beneficially owned and had the right to vote __________ shares of SoftNet common stock entitling them to exercise approximately __% of the voting power of the SoftNet common stock.

QUORUM

         A majority of the shares of SoftNet common stock entitled to vote must be present at the special meeting, either in person or by proxy, in order for there to be a quorum at the special meeting. There must be a quorum in order for the vote on the stock purchase agreement, the amendments to the certificate of incorporation, the election of directors and the ratification of the appointment of KPMG LLP to be held.

         We will count the following shares of SoftNet common stock as present at the special meeting for purposes of determining whether or not there is a quorum:

         - shares held by persons who attend or are represented at the SoftNet special meeting whether or not the shares are voted;

         -  shares for which SoftNet received properly executed proxies; and

         - shares held by brokers in nominee or street name for beneficial owners who have not given their brokers specific instructions on how to vote shares.

PROXIES

         You should complete and return the accompanying proxy card whether or not you plan to attend the special meeting in person. All properly executed proxies received by SoftNet before the special meeting that are not revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, FOR approval of all proposals. Properly executed proxies also will be voted for any adjournment or postponement of the SoftNet special meeting for the purpose of soliciting additional votes to approve the proposals, if necessary.

         Proxies marked "Abstain" will not be voted at the special meeting. In addition, under Nasdaq rules, your broker cannot vote SoftNet common shares without specific instructions from you with respect to the proposals relating to the stock purchase agreement and the amendments to the certificate of incorporation. You should follow the directions your broker provides to you regarding how to instruct your broker to vote your shares. Abstentions and broker non-votes will have the same effect as votes against adoption of the proposals relating to the amendments to the certificate of incorporation and the ratification of the appointment of KPMG LLP. Abstentions and broker non-votes will have no effect on the election of directors or on the approval and adoption of the stock purchase agreement. SoftNet's board of directors urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope. You may also elect to vote your proxy by telephone (or via the Internet, where available at no charge to you; instructions for telephone and/or Internet voting are on your proxy card.

REVOCATION

         Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy at any time before it is voted at the special meeting. To revoke your proxy, either:

         - deliver a signed notice of revocation or properly executed new proxy bearing a later date to:

                              SoftNet Systems, Inc.
                               650 Townsend Street
                                    Suite 225
                         San Francisco, California 94103
                         Attention: Corporate Secretary;

         -  attend the SoftNet special meeting and vote your shares in person;
            or

         -  execute new telephone or internet voting instructions.

SOLICITATION OF PROXIES

         SoftNet will pay all expenses related to printing and filing the proxy statement. In addition to soliciting proxies by mail, officers, directors and employees of SoftNet, without receiving additional compensation, may solicit proxies by telephone, telegraph, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of SoftNet common stock held of record by those persons, and SoftNet will reimburse these brokerage firms, custodians, nominees and fiduciaries for related, reasonable out-of-pocket expenses they incur.

____________________, a proxy solicitation firm, will assist SoftNet in soliciting proxies and will be paid a fee of approximately $________ plus out-of-pocket expenses. Except as described above, SoftNet does not presently intend to solicit proxies other than by mail.

                        PROPOSAL ONE: THE STOCK PURCHASE

GENERAL BACKGROUND

         Until April 2002, SoftNet was as an Internet service provider. Due to difficult and deteriorating conditions in that market, SoftNet wound down this business. On December 7, 2000, SoftNet's board of directors approved a plan to discontinue the operations of its subsidiary, ISP Channel, which had provided cable-based Internet access and related services, because the consolidation in the cable industry made it difficult for ISP Channel to achieve the economies of scale necessary to provide such services profitably, and SoftNet was no longer able to bear the costs of maintaining ISP Channel. On December 17, 2000, SoftNet's board of directors approved a plan to discontinue its Aerzone business, which provided Internet and related services at airports, in light of significant long-term capital needs and the difficulty of securing the necessary financing because of the condition of the financial markets. On April 3, 2002, SoftNet ceased operations of its remaining operating subsidiary, Intelligent Communications, Inc. ("Intellicom"), following the disposition of its key assets.

         During this period, SoftNet has been a company in transition. SoftNet wound down its internet service provider business and explored alternative strategies to determine whether another business opportunity could enhance shareholder value or whether it was preferable to liquidate the remaining assets and distribute the net proceeds to shareholders.

         On May 24, 2001, SoftNet announced that it had retained Bear Stearns to advise SoftNet's board of directors on strategic alternatives. Since that date, SoftNet and Bear Stearns considered over 95 potential strategic partners. As a result of this process, SoftNet's board of directors approved the stock purchase agreement, which provides for the acquisition by SoftNet of all of the outstanding shares of common stock of FSHC. Messrs. Bennett, Harris and Simon, the directors of SoftNet who are not affiliates of IHC, have determined that the probable alternative to this transaction is the liquidation of SoftNet. SoftNet has determined not to pursue a liquidation strategy at this time because SoftNet's board of directors believes that it would not be in the best interests of stockholders. This determination is based on several facts. Management's liquidation analysis shows that liquidation would yield less than the current book value ($2.41 per share as of June 30, 2002) to SoftNet's stockholders. In a liquidation, even this amount could only be paid to stockholders over an extended period of time because of the need to resolve pending claims and the length of the liquidation process. Moreover, liquidation would result in the complete loss of SoftNet's tax net operating losses, which are approximately $250 million.

         As discussed below, SoftNet's board of directors, in consultation with its financial and legal advisors, has examined the potential advantages and disadvantages of acquiring FSHC and determined for the reasons described below to approve the stock purchase agreement and to recommend that you approve it at the annual meeting of stockholders. By transitioning to another business, the acquisition of FSHC is also intended to allow SoftNet to remain listed on the Nasdaq National Market.

BACKGROUND OF THE STOCK PURCHASE

         In early April 2001, representatives of Pacific Century, SoftNet's largest stockholder with approximately 20% of the outstanding common stock, proposed to SoftNet's board of directors that SoftNet acquire an overseas entity controlled by Pacific Century (the "Pacific Century Affiliate"). At that time, Pacific Century had two representatives on SoftNet's board of directors. At a meeting of SoftNet's board of directors on April 5, 2001, SoftNet's board of directors formed a Special

Committee of all directors not affiliated with Pacific Century (Messrs. Bennett, Harris and Simon) to analyze the Pacific Century proposal and gave the Special Committee authority to retain an investment bank as a financial advisor with respect to any potential transaction with the Pacific Century Affiliate with the expectation that SoftNet's board of directors would retain the same investment bank in connection with a transaction with any other party. Following this meeting and after interviewing several investment banks, on May 23, 2001, the Special Committee retained Bear Stearns as financial advisor in connection with the potential transaction with the Pacific Century Affiliate, and SoftNet's board of directors retained Bear Stearns as its financial advisor in connection with transactions with any other party. Mr. Harris, a senior managing director of Bear Stearns, recused himself from the choice of an investment bank.

         From April 2001 until November 2001, the Special Committee discussed with Pacific Century the proposal by Pacific Century for SoftNet to purchase the Pacific Century Affiliate. Bear Stearns and each member of the Special Committee conducted due diligence respecting the Pacific Century Affiliate, including visiting the Pacific Century Affiliate's operations overseas.

         Both during and after the period of discussions concerning a transaction with the Pacific Century Affiliate, Bear Stearns and the directors also sought to locate other potential strategic partners. Bear Stearns analyzed a wide range of strategic alternatives for SoftNet. Although the result would have been a loss of SoftNet's net operating loss carryforwards, Bear Stearns also analyzed the possibility of a liquidation of SoftNet. During the course of its engagement, Bear Stearns reviewed with the board of directors of SoftNet over 95 potential strategic partners.

         On June 8, 2001, SoftNet's board of directors held a meeting at which representatives of Bear Stearns were present. At the meeting, Bear Stearns presented a preliminary analysis of the available alternatives to SoftNet, including liquidation of SoftNet, or an acquisition by SoftNet of another company, including the Pacific Century Affiliate. The acquisition analysis also included scenarios involving leveraged acquisitions, in which debt would be incurred to finance the transaction.

         On July 13, 2001, a representative from Bear Stearns visited senior IHC management for an introductory meeting on behalf of SoftNet. Subsequent meetings were conducted between IHC management and representatives of Bear Stearns in July and August 2001, for due diligence purposes.

         On July 20, 2001, Bear Stearns updated SoftNet's board of directors on the status of their review of acquisition candidates. At that time, Bear Stearns had screened 72 potential opportunities and presented 15 of these to SoftNet's board of directors for consideration at the July 20 board meeting.

         On August 27, 2001, Bear Stearns once again updated SoftNet's board of directors regarding potential acquisition candidates, focusing on three potential targets, one of which was IHC. SoftNet's board of directors authorized Bear Stearns to conduct a dialogue with IHC to determine the attractiveness and feasibility of an acquisition of part of IHC's business.

         On September 21, 2001, Messrs. Simon, Bennett, Harris and Jeffrey Bowden, all directors of SoftNet, met in New York City (with Mr. Simon by video conference) with Mr. Thung, Chief Executive Officer, President and Director of IHC, Mr. Netter, Chairman of the board of directors of IHC, and representatives of Bear Stearns to discuss a possible strategic transaction. IHC provided a general acquisition proposal as well as preliminary due diligence information. The proposed transaction generally involved SoftNet acquiring First Standard from IHC in exchange for shares of SoftNet common stock and a minority interest in another subsidiary of IHC for cash. Under the transaction initially proposed by IHC, IHC would have had the right to elect a majority of SoftNet's board of directors.

         Following its meeting with IHC, SoftNet's board of directors initially determined not to pursue a strategic transaction with IHC. SoftNet's board of directors noted that IHC operated in the insurance and reinsurance industry, an industry in which SoftNet had no prior experience. IHC also had made it clear that, in order to accomplish its objectives in the transaction, Pacific Century would have to remain a stockholder following the transaction. Since Pacific Century had indicated that it would not support the transaction then proposed by IHC, SoftNet's board of directors decided to suspend discussions with IHC.

         During the fall and winter of 2001 and early 2002, SoftNet and Bear Stearns continued the process of examining other potential strategic partners.

         In early November 2001, the Special Committee and Pacific Century both determined that a transaction on mutually acceptable terms involving the acquisition of the Pacific Century Affiliate by SoftNet was not feasible, and Pacific Century indicated that Pacific Century had no further interest in discussing a transaction involving the Pacific Century Affiliate. The Special Committee was disbanded on November 20, 2001.

         On November 26, 2001, SoftNet issued a press release stating that it was expanding the scope of its exploration of strategic options to include merger partners that did not focus on the use of SoftNet's net operating losses immediately. The press release resulted in identification of more than 20 additional potential strategic partners. SoftNet's board of directors held a meeting on January 23, 2002 to discuss a number of these potential strategic partners. At that meeting, it was decided that most of the potential strategic partners would not be feasible. Of the remaining possibilities, all were reviewed and removed from further consideration within the next few days, other than the IHC transaction.

         On January 30, 2002, Mr. Simon and Mr. Bennett spoke with Mr. Netter of IHC, and discussed issues involved in a possible transaction between IHC and SoftNet. Mr. Netter indicated he would be in San Diego on other matters, and Mr. Simon and Mr. Netter agreed to meet at that time.

         On February 13, 2002, Mr. Simon and Mr. Netter met in San Diego to discuss a possible transaction, including valuation of the acquired businesses, preservation of SoftNet's net operating losses, and control of SoftNet. In addition, Mr. Simon and Mr. Netter discussed the possibility that for any transaction with SoftNet to be feasible, IHC might need to make a separate arrangement with Pacific Century to purchase the shares of SoftNet held by Pacific Century.

         Over the course of the next several weeks, Mr. Simon discussed his conversation with Mr. Netter with SoftNet's board of directors.

         On March 25, 2002, SoftNet's board of directors held a brief telephonic meeting at which both a transaction with IHC and the liquidation of SoftNet were discussed.

         On April 3, 2002, SoftNet's board of directors discussed and approved termination of the operations of SoftNet's remaining operating subsidiary, Intellicom. SoftNet's board of directors also discussed a possible strategic transaction with IHC, as well as the potential liquidation of SoftNet. With respect to the liquidation, management of SoftNet had preliminarily estimated that the initial distribution in a liquidation would be approximately $55 million or approximately $2.20 per share approximately 150 days after stockholder approval, with an additional $1 million to $17 million (or $0.04 to $0.68 per share) to be distributed over several years thereafter following resolution of outstanding claims against SoftNet. These estimates were updated by management of SoftNet several times later, and as of August 29, 2002, it is estimated that a liquidation would yield an initial payment of approximately $1.85 per share, and subsequent payments of up to $0.50 per share over a three-year period.

         On approximately April 20, 2002, Mr. Simon contacted Mr. Netter by telephone to arrange a meeting. On April 26, 2002, Messrs. Simon and Bennett met with Messrs. Netter and Thung and a representative of Bear Stearns in New York City and continued discussing a possible strategic transaction. At this meeting, IHC indicated that it would be willing to consider purchasing the common stock of SoftNet held by Pacific Century. In addition, the parties discussed the possible structure of a transaction between SoftNet and IHC, and issues related to the valuation of the businesses of IHC to be acquired by SoftNet.

         IHC's willingness to consider purchasing the shares of SoftNet held by Pacific Century was conveyed by Mr. Simon to a representative of Pacific Century on April 26, 2002. From that point forward, while Mr. Bowden was occasionally apprised of the status of negotiations with IHC, Messrs. Bowden and Linus Cheung, the two Pacific Century representatives on the board of directors of SoftNet, did not participate in any negotiations with IHC or SoftNet's board of directors' deliberations concerning whether to undertake a transaction between IHC and SoftNet. These directors also indicated that they were willing to resign as members of the Board of Directors of SoftNet in connection with a transaction that involved the sale of Pacific Century's stock in SoftNet to IHC.

         In response to the April 26 meeting, on May 6, 2002, IHC provided a written indication of interest related to the sale of First Standard, IndependenceCare and partial equity interests in two managing general underwriters. The letter proposed that SoftNet would acquire such assets for a cash purchase price of $35.6 million and that IHC would purchase the shares of SoftNet owned by Pacific Century.

         On May 23, 2002, SoftNet's board of directors held a meeting and determined to continue to discuss a possible strategic transaction with IHC.

         On June 3 and 4, 2002, Mr. Kettig, Vice President -- Legal and Secretary of IHC, Ms. Herbert, Vice President and Chief Financial Officer of IHC and Mr. Thung, met in San Francisco with George Hernandez, acting Chief Operating Officer, Vice President -- Finance and Secretary of SoftNet, Mr. Simon and other representatives of SoftNet, Latham & Watkins, counsel to SoftNet, and Bear Stearns to discuss a possible strategic transaction with IHC and to perform due diligence on SoftNet. Mr. Simon and Mr. Thung also discussed the terms of IHC's May 6 proposal, including the percentage of ceded insurance in order to increase the certainty of the cash flow of FSHC, as discussed below.

         In a teleconference on June 10, 2002, Mr. Thung, Mr. Kettig, Ms. Herbert, Mr. Simon, Mr. Hernandez and a representative of Bear Stearns discussed SoftNet's business and issues surrounding a possible strategic transaction. The discussion focused on potential value of remaining SoftNet assets and potential exposure due to lawsuits and real estate leases.

         During the course of negotiations, SoftNet recognized that it had no expertise in the insurance business that it was proposing to acquire or the industry in which the insurance business operated. In June 2002, SoftNet retained an independent third party that had familiarity with the insurance industry to assist SoftNet in conducting its due diligence of the business, assets and liabilities of FSHC, as well as IHC's financial projections for FSHC (the "Projections").

         In teleconferences on June 12, 2002 and June 13, 2002, Mr. Simon and Messrs. Thung and Kettig discussed a possible strategic transaction between the parties, including liabilities and assets of SoftNet and certainty of cash flows from First Standard and its associated companies.

        On June 14, 2002, IHC provided a draft term sheet for the sale of the businesses that would constitute FSHC and its wholly-owned subsidiaries In the term sheet, IHC proposed that SoftNet purchase the FSHC businesses (including a 100% interest in IndependenceCare, a 51% interest in RAS, and a 42% interest in a third MGU) for $35.6 million in cash. In addition, First Standard would enter into reinsurance treaties with Standard Life and Madison Life pursuant to which they would cede at treaty renewals 15% (or in limited cases no less than 5%) of the gross premiums from their employer medical stop-loss programs through treaty years ended December 31, 2007. IHC would also purchase up to 7% of SoftNet's common stock in the open market. The term sheet also contemplated that IHC would acquire Pacific Century's 19.9% interest in SoftNet in a transaction to be negotiated between IHC and Pacific Century.

        On June 18, 2002, IHC made a proposal to Pacific Century to acquire all 5 million shares of common stock of SoftNet owned by Pacific Century, for a purchase price of $2.65 per share, to be completed upon approval of the transactions by SoftNet stockholders. The purchase was subsequently agreed to between IHC and Pacific Century at a price of $3.00 per share, and was not conditioned on prior approval of the transactions by SoftNet stockholders.

        During the remainder of the month of June 2002, representatives of SoftNet and IHC negotiated terms for a possible strategic transaction between the parties.

        On June 28, 2002, IHC provided a revised proposal based on negotiations between the parties. In the revised proposal, FSHC would own IndependenceCare and RAS in their entirety, and IHC would contribute an additional $4 million in cash to FSHC. As a consequence of these changes, IHC proposed purchase price was reduced from $35.5 million to $33.7 million.

        On July 1 and 2, 2002, Latham & Watkins, visited IHC's Connecticut offices and conducted legal due diligence on behalf of SoftNet on IHC and its subsidiaries to be sold in the transaction.

        In early July 2002, SoftNet directed its legal counsel to negotiate a definitive stock purchase agreement based on the terms contained in the term sheet. During the remainder of July 2002, representatives of SoftNet and its counsel had numerous telephone conversations with representatives of IHC and its counsel to negotiate the definitive stock purchase agreement. Representatives of IHC and its counsel concurrently negotiated with Pacific Century to purchase Pacific Century's shares of SoftNet common stock.

        On July 8 and 9, 2002, Mr. Simon visited IHC offices in Connecticut, New York and Minnesota and conducted due diligence on IHC and its subsidiaries to be involved in the transaction.

        On July 11 and 12, 2002, a representative of SoftNet conducted additional due diligence in New York City.

        On July 15, 2002, the third party assisting SoftNet in conducting its due diligence informed SoftNet that the Projections were aggressive in several respects. On July 26, 2002, SoftNet's board of directors met by conference call to discuss these views. Later that day, representatives of the third party, IHC, Bear Stearns, SoftNet and counsel to SoftNet discussed the views provided by the third party. In a subsequent conversation that day, representatives of SoftNet requested that, in light of the concerns regarding the Projections, IHC considered reducing the purchase price for FSHC, extending the period of time that reinsurance would be ceded to FSHC and the possibility of a tender offer by IHC for shares of SoftNet common stock at a set price following consummation of SoftNet's purchase of FSHC at the same price per share at which IHC was to purchase the SoftNet common stock held by Pacific Century. In telephone calls on July 24 through July 26, the parties negotiated the final terms of the transaction, which included the foregoing requested changes.

        On July 28, 2002, SoftNet's board of directors met to consider the final terms of the transaction with IHC. The meeting was recessed until July 29, 2002 at which time, Bear Stearns rendered an oral opinion (subsequently confirmed in writing) to the effect that, as of such date, subject to certain assumptions (including those discussed in "--Opinion of Bear, Stearns & Co. Inc."), the purchase price to be paid by SoftNet for the stock of FSHC is fair, from a financial point of view, to SoftNet. SoftNet's board of directors approved the stock purchase agreement and the transactions contemplated by the stock purchase agreement and recommended that the stockholders adopt and approve the stock purchase agreement and the transactions contemplated by the stock purchase agreement.

        On July 30, 2002, a subsidiary of IHC acquired 5 million shares of SoftNet common stock from a subsidiary of Pacific Century at a cash price of $3.00 per share and entered into the stock agreement with SoftNet and IHC, which is described below under "--The Stock Agreement" and is attached to this proxy statement as Annex C, and the registration rights agreement, which is described below under "--The Registration Rights Agreement" and is attached to this proxy statement as Annex D.

        On July 30, 2002, SoftNet, IHC and SSH Corp. executed the stock purchase agreement and the related stock agreement and registration rights agreement.

        Pursuant to the terms of the stock agreement, Messrs. Netter and Thung were appointed to SoftNet's board of directors on July 30, 2002.

REASONS FOR THE STOCK PURCHASE; RECOMMENDATION OF THE SOFTNET BOARD OF DIRECTORS

        At a meeting on July 29, 2002 and prior to Messrs. Netter and Thung becoming directors, the SoftNet board concluded that the stock purchase is advisable and fair to and in the best interests of the SoftNet stockholders and, accordingly, approved the stock purchase agreement and the stock purchase and resolved to recommend that the SoftNet stockholders approve and adopt the stock purchase agreement and the stock purchase. Jeffrey Bowden and Linus Cheung, Pacific Century's board representatives, did not participate in this board meeting. The SoftNet board based this conclusion upon consideration of a number of factors, including:

    - advice received from a presentation made by Bear Stearns to the SoftNet board, information provided to the SoftNet board by members of SoftNet management, discussions between Bear Stearns and the SoftNet board and the opinion of Bear Stearns delivered to the SoftNet board on July 29, 2002, to the effect that, based upon and subject to the matters set forth therein, as of that date, the purchase price for all of the issued and outstanding shares of common stock of FSHC pursuant to the stock purchase agreement is fair to SoftNet from a financial point of view, as more fully described in the following section under the heading "Opinion of Bear, Stearns & Co. Inc.";

    - the strategic options available to SoftNet, including the likely liquidation of SoftNet absent the consummation of the transactions contemplated by the stock purchase agreement. Prior to entering into the stock purchase agreement, SoftNet's continuing directors, Messrs. Bennett, Harris and Simon, had determined that if SoftNet's stockholders do not approve the stock purchase agreement and the tranactions contemplated by the stock purchase agreement, then these continuing directors would recommend that SoftNet be liquidated, in which event SoftNet will not be able to utilize its tax net operating loss carryforwards. In addition, if SoftNet were to liquidate, SoftNet's board of directors currently estimates that SoftNet stockholders would only receive approximately $1.85 per share approximately nine months following the SoftNet board's recommendation to liquidate, with a maximum additional $.40 to $.50 per share to be paid following the resolution of SoftNet's outstanding liabilities, which would likely take as long as three years or more;

    - IHC's agreement to make a tender offer at a cash price of $3.00 per share for at least 3,000,000 shares of SoftNet's common stock following the closing of the acquisition of FSHC, subject to certain limitations, thereby providing a liquidity event for participating SoftNet stockholders;

    - the expectation that any subsequent profits from FSHC and any investment income from cash and marketable securities of SoftNet and First Standard will be used against SoftNet's tax net operating loss carryforwards of approximately $250 million;

    -   the present and anticipated environment in FSHC's industry;

    - information concerning the financial condition of SoftNet and the financial condition, results of operations and business prospects of FSHC;

    - information concerning the financial and business prospects for the relationship between SoftNet and IHC;

    - current industry, economic and market conditions and the fact that stockholder value could potentially be improved by creating a relationship with a larger, better capitalized company with established operations and a solid track record of growth and profitability;

    - remaining cash balances at SoftNet and First Standard, which will be available for further investment, acquisitions or contributing additional capital to First Standard;

    - historical market prices and trading information of SoftNet common stock; and

    - the terms and conditions of the stock purchase agreement, including the fact that the transaction is subject to the approval of holders of a majority of the shares of SoftNet common stock present in person or by proxy and voting at the special meeting, excluding shares held by IHC and its affiliates and excluding any shares present at the special meeting and not voting on this proposal.

        The SoftNet board of directors did not assign relative weights to the foregoing factors or determine that any one factor was of particular importance. Rather, the SoftNet board of directors viewed its determinations as being based on the totality of the information presented to and considered by it.

        The SoftNet board of directors concluded, in light of these factors, that the stock purchase agreement is in the best interests of SoftNet and its stockholders. THE SOFTNET BOARD HAS APPROVED THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT AND RECOMMENDS THAT HOLDERS OF SOFTNET COMMON STOCK VOTE TO APPROVE AND ADOPT THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT AT THE SPECIAL MEETING.

OPINION OF BEAR, STEARNS & CO. INC.

A copy of the Bear Stearns opinion is attached as Annex E to this proxy statement.

          OVERVIEW

        On May 23, 2001, SoftNet retained Bear Stearns to review and advise SoftNet's board of directors as to strategic alternatives for SoftNet and engaged Bear Stearns to act as its exclusive financial advisor with respect to the transactions contemplated by the stock purchase agreement dated July 29, 2002, by and among SoftNet, IHC and SSH Corp., an indirect wholly-owned subsidiary of IHC, pursuant to which SoftNet will acquire all of the issued and outstanding shares of common stock of FSHC, a wholly-owned subsidiary of SSH Corp. (the "Transaction"), for $31.9 million in cash (the "Purchase Price"). Bear Stearns delivered an oral opinion which was confirmed in writing, dated July 29, 2002, to the SoftNet board of directors to the effect that, and based upon and subject to the assumptions set forth in the opinion, the Purchase Price for the Transaction is fair, from a financial point of view, to SoftNet.

        The full text of the Bear Stearns opinion is attached as Annex E to this proxy statement. Holders of SoftNet common stock are urged to read the Bear Stearns opinion in its entirety, especially with regard to the assumptions made and matters considered by Bear Stearns, as well as the limitations on the information considered and analysis presented.

        The Bear Stearns opinion was prepared for the benefit and use of the SoftNet board of directors in connection with their consideration of the Transaction and does not constitute a recommendation to the board of directors of SoftNet or any holders of SoftNet common stock as to how to vote in connection with the Transaction. The Bear Stearns opinion addresses only the fairness, from a financial point of view, of the Purchase Price to SoftNet as of the date of the opinion. Bear Stearns did not express any opinion as to SoftNet's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies, including any potential liquidation or alternative investments, that might exist for SoftNet or the effects of any other transaction in which SoftNet might engage. In addition, the opinion does not address the purchase by Madison Investors Corporation, an indirect wholly-owned subsidiary of IHC, of 5 million shares of SoftNet common stock from Cyber Net Technologies Limited ("Cyber Net"), a wholly-owned subsidiary of Pacific Century (the "Minority Share Purchase"), or any other purchase of SoftNet common stock contemplated by the stock purchase agreement or additional purchases of SoftNet common stock by IHC.

        In arriving at its opinion, Bear Stearns, among other things:

        - reviewed the agreement by which SoftNet, IHC and SSH Corp. proposed to enter into a stock purchase agreement dated July 29, 2002 (the "Proposed Agreement");

        -   reviewed the stock purchase agreement;

        - reviewed the drafts dated July 10, 2002 of the Amended Quota Share Reinsurance Agreements between First Standard and Madison Life, a wholly-owned subsidiary of IHC; and between First Standard and Standard Life, an indirect wholly-owned subsidiary of IHC;

        - reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K for IHC for the years ended December 31, 1999 through 2001, its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 and its Reports on Form 8-K for the three years ended the date hereof;

    - reviewed GAAP and statutory financial statements for First Standard for the years ended December 31, 1999 through 2001 provided to Bear Stearns by IHC;

    - reviewed the actuarial report for First Standard as of December 31, 2001 dated April 2002 prepared by KPMG LLP and provided to Bear Stearns by IHC;

    - reviewed GAAP and statutory financial statements for Standard Life for the years ended December 31, 1999 through 2001 provided to Bear Stearns by IHC;

    - reviewed audited financial statements for RAS for the years ended December 31, 1999 through 2001 and its preliminary unaudited financial results for the six months ended June 30, 2002 provided to Bear Stearns by IHC;

    - reviewed internal financial information for IndependenceCare for the years ended December 31, 2000 and 2001 and its unaudited preliminary financial results for the six months ended June 30, 2002 provided to Bear Stearns by IHC;

    - reviewed unaudited statutory financial statements for Standard Life and First Standard for the three months ended March 30, 2002 provided to Bear Stearns by IHC;

    - reviewed pro forma income statements for FSHC for the years ended December 31, 2000 and 2001 as prepared and furnished to Bear Stearns by IHC giving effect to the contribution of First Standard, RAS and IndependenceCare to FSHC;

    - reviewed certain operating and financial information, including projections for the six years ended December 31, 2007 (the "Projections"), provided to Bear Stearns by IHC relating to FSHC's business and prospects;

    - met with certain members of IHC's senior management to discuss FSHC's business, operations, historical and projected financial results and future prospects;

    - reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to FSHC;

    - reviewed publicly available financial data and stock market performance data of SoftNet;

    - reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to the Transaction;

    -   performed discounted cash flow analyses based on the Projections;

    - reviewed the pro forma financial results, financial condition and capitalization of SoftNet giving effect to the Transaction;

    -   reviewed a third-party diligence report; and

    - conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

        Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation, the Projections and unaudited year end financial information provided to us by IHC. With respect to the Projections, Bear Stearns relied on representations that (i) they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of IHC as to expected future performance of FSHC and (ii) the board of directors of SoftNet was not aware of any other projections relating to FSHC's business and prospects that materially differ from the Projections. Bear Stearns did not independently verify any of this information or the Projections (or assumptions made in connection therewith or the achievability thereof), and Bear Stearns also relied upon the assurances of the senior management of IHC that they are unaware of any facts that would make the information or Projections provided to Bear Stearns incomplete or misleading or which would suggest that such Projections are not reasonably achievable. In addition, Bear Stearns did not make or receive any independent appraisal of the assets or liabilities (contingent or otherwise) of FSHC, nor was Bear Stearns furnished with any such appraisal.

        While the following summaries describe the material analyses and factors reviewed by Bear Stearns for its opinion, the description is not intended to be a comprehensive description of all the analyses performed and factors considered by Bear Stearns in arriving at its opinion. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion. In arriving at its opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, market and other conditions as to the significance of each analysis and factor. In its analyses, Bear Stearns, at SoftNet's direction and with SoftNet's consent, made numerous assumptions with respect to general business conditions and other matters, many of which are beyond the control of SoftNet, FSHC or Bear Stearns, including, without limitation, that the ability of SoftNet to utilize its net operating losses will not be adversely affected by the Transaction or any other transactions contemplated by the Proposed Agreement or stock purchase agreement, that the Transaction will be consummated in a timely manner and in accordance with the terms of the Proposed Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on SoftNet, and that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect. Any assumed estimates implicitly contained in Bear Stearns' opinion or relied upon by Bear Stearns in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of a business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold.

        The SoftNet board of directors retained Bear Stearns based upon Bear Stearns' qualifications, experience and expertise. Bear Stearns is an internationally recognized investment banking firm which, as part of its investment banking business, regularly engages in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Bear Stearns has previously rendered investment banking and financial advisory services to SoftNet and has received fees for rendering these services. In the ordinary course of its business, Bear Stearns may actively trade the equity and debt securities and/or bank debt of SoftNet and IHC for its own account or for accounts of its customers and, accordingly, Bear Stearns may at any time hold a long or short position in such securities or bank debt. In addition, Robert C. Harris, Jr., a board member of SoftNet, is a senior managing director of Bear Stearns.

        Pursuant to the terms of the engagement letter between SoftNet and Bear Stearns dated May 23, 2001, SoftNet agreed to pay to Bear Stearns customary financial advisory fees, a substantial portion of which are contingent on successful consummation of the Transaction. In addition, SoftNet has agreed to indemnify Bear Stearns for certain liabilities arising out of its engagement.

          SUMMARY OF ANALYSES

        The following is a summary of the material financial analyses presented by Bear Stearns to the SoftNet board of directors on July 29, 2002.

          DISCOUNTED CASH FLOW ANALYSIS

        Bear Stearns performed a discounted cash flow analysis in order to derive ranges of values for FSHC. Although Bear Stearns did not assign any particular weight to this analysis, in view of the limited universe of comparable companies and comparable transactions, Bear Stearns considered this to be the most meaningful valuation methodology. The discounted cash flow analysis was based on FSHC as a stand-alone entity on a fully-taxed basis, assuming a marginal tax rate of 35%. Bear Stearns performed a weighted average cost of capital analysis based on a peer group comprised of small specialty insurance companies which resulted in a discount rate of 11.1%. However, Bear Stearns determined that a more conservative range of discount rates was appropriate based on FSHC's lack of history, high business concentration on a single client, and lack of independent management, and accordingly applied a range of discount rates of 13% to 17%. Terminal value was calculated based on a range of perpetuity growth rates of 2% to 3%.

        Discounted cash flow valuations were calculated with and without the impact of FSHC's projected acquisition of new MGUs. In addition, Bear Stearns performed a sensitivity analysis assuming FSHC achieves 80% of its projected operating income. Bear Stearns also assessed the impact of the use of federal net operating losses ("NOLs") of SoftNet and the impact of the 338(h)(10) federal tax election that IHC and SoftNet will join in making under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, (and any corresponding elections under state, local or foreign tax law) (collectively, a "338(h)(10) Election") with respect to the purchase and sale of the stock of FSHC and the deemed purchase and sale of the stock of First Standard pursuant to the stock purchase agreement.

        The value of the NOLs was based on a range of discount rates of 10% to 17%. The value of the 338(h)(10) Election was based on a range of discount rates of 10% to 17%, an amortization period of 15 years, and assuming a marginal tax rate of 35% and estimated tax-deductible goodwill of $10.6 million.

        Set forth below is a table which indicates, for each discounted cash flow analysis performed by Bear Stearns, the range of value derived for FSHC and the range of present value for the NOLs before assessing the impact of the 338(h)(10) Election. Based on the scenarios set forth below, the value of the 338(h)(10) Election is $1.3 million to $1.9 million.

                                                               STAND-ALONE
                                                               VALUE OF FSHC          VALUE OF NOLS
                                                             -----------------      -----------------
                                                              LOW        HIGH        LOW        HIGH
                                                             -----       -----      -----       -----
                                                                        (IN MILLIONS)
SCENARIO
PERPETUAL GROWTH
Assuming new MGUs and 100% Operating Income                  $35.6       $55.3      $25.3       $38.9
Assuming no new MGUs and 100% Operating Income               $32.1       $45.9      $21.7       $34.5
Assuming new MGUs and 80% Operating Income                   $29.0       $44.6      $21.7       $34.7
Assuming no new MGUs and 80% Operating Income                $27.0       $38.0      $18.3       $28.9

        Bear Stearns also analyzed a non-renewal scenario assuming IHC's affiliates decide not to renew the reinsurance treaties upon expiration in 2014. Because Bear Stearns was not provided with projections beyond 2007, Bear Stearns assumed SoftNet/FSHC completely shuts down its reinsurance underwriting segment and its related net assets are liquidated in 2007 for the purpose of this analysis. Bear Stearns further assumed that the MGU's continue to exist, and therefore Bear Stearns calculated a terminal value of the MGU business. Set forth below is a table which indicates, for each discounted cash flow analysis performed by Bear Stearns under the non-renewal scenario, the range of value derived for FSHC and the range of present value for the NOLs before assessing the impact of the 338(h)(10) Election. Based on the scenarios set forth below, the value of the 338(h)(10) Election is $1.3 million to $1.9 million.


                                                               STAND-ALONE
                                                               VALUE OF FSHC          VALUE OF NOLS
                                                             -----------------      -----------------
                                                              LOW        HIGH        LOW        HIGH
                                                             -----       -----      -----       -----
                                                                        (IN MILLIONS)
SCENARIO
NON-RENEWAL: LIQUIDATION IN 2007
Assuming new MGUs and 100% Operating Income                  $32.6       $46.5      $18.8       $22.7
Assuming no new MGUs and 100% Operating Income               $29.1       $37.1      $13.0       $18.1
Assuming new MGUs and 80% Operating Income                   $26.6       $37.6      $15.2       $22.4
Assuming no new MGUs and 80% Operating Income                $24.6       $31.0      $10.7       $14.8

        Bear Stearns also analyzed the pro forma discounted cash flow valuation of SoftNet and compared the discounted cash flow per share equity values to the trading price of $1.74 per share as of July 25, 2002 and the book value of $2.41 per share as of June 30, 2002. Discounted cash flow per share equity values were calculated with and without the impact of new MGU's, assuming FSHC achieves 100% and 80% of its projected operating income, and assuming a non-renewal scenario where SoftNet completely shuts down its reinsurance underwriting segment and its related net assets are liquidated in 2007, and assuming the value of the NOL and the 338(h)(10) Election. Set forth below is a table which indicates, for each discounted cash flow analysis performed by Bear Stearns, the pro forma per share equity value of SoftNet, as compared to the trading price of $1.74 per share at July 25, 2002 and the book value of $2.41 per share.


                                                          PER SHARE EQUITY   TRADING      BOOK
                                                          VALUE OF SOFTNET    PRICE       VALUE
                                                          ---------------     -----       -----
SCENARIO
PERPETUAL GROWTH
    Assuming new MGUs and 100% Operating Income                $4.30          $1.74       $2.41
    Assuming no new MGUs and 100% Operating Income             $3.75          $1.74       $2.41
    Assuming new MGUs and 80% Operating Income                 $3.78          $1.74       $2.41
    Assuming no new MGUs and 80% Operating Income              $3.46          $1.74       $2.41

NON-RENEWAL: LIQUIDATION IN 2007
    Assuming new MGUs and 100% Operating Income                $4.00          $1.74       $2.41
    Assuming no new MGUs and 100% Operating Income             $3.13          $1.74       $2.41
    Assuming new MGUs and 80% Operating Income                 $3.43          $1.74       $2.41
    Assuming no new MGUs and 80% Operating Income              $2.87          $1.74       $2.41

        COMPARABLE TRANSACTION ANALYSIS

        Bear Stearns performed an analysis of the Purchase Price in the Transaction by comparing the multiples represented by such Purchase Price to the book value and latest 12 months earnings (on a fully-taxed basis) to the respective multiples in the following eight announced transactions involving small specialty insurance companies: Argonaut Group Inc./Front Royal Inc.; HCC/Centris Group Inc.; Alleghany Corp./Capitol Transamerica Corp.; Fortis, Inc./Protective Life (Dental Benefits Division); Protective Life Corp./Lyndon; Folksamerica (White Mountains)/Risk Capital Reinsurance Co.; Medical Assurance Inc./Professionals Group Inc.; and Folksamerica (White Mountains)/USF Reinsurance. All multiples were based on financial information available at the time of announcement of the relevant transaction.

        Bear Stearns calculated (i) an acquisition price to book value multiple of 1.50 times for the Transaction, as compared to a range of 1.02 times to 1.70 times (and a harmonic mean of 1.19 times) for the comparable transactions; and
(ii) an acquisition price to latest 12 months earnings multiple of 10.6 times for the Transaction (which was based on estimated year 2003 earnings discounted back at a rate of 15%), as compared to a range of 10.4 times to 20.5 times (and a harmonic mean of 13.8 times) for the comparable transactions.

          COMPARABLE COMPANY ANALYSIS

        Bear Stearns analyzed the Purchase Price in the Transaction by comparing the multiples represented by such Purchase Price to the book value and estimated 2003 earnings of FSHC (on a fully-taxed basis) to the respective multiples of the following publicly traded companies involved with small specialty insurance:
Philadelphia Consolidated, W R Berkley, Markel Corp., HCC Insurance Hldgs., Penn America Group Inc., RLI Corp. and Harleysville Group Inc.

        Bear Stearns calculated (i) an acquisition price price to book value multiple for FSHC of 1.50 times, as compared to a range of 1.15 times to 1.88 times (and a harmonic mean of 1.50 times) for the comparable public companies; and (ii) an acquisition price to estimated 2003 earnings of FSHC of 8.6 times, as compared to a range of 7.6 times to 14.4 times (and a harmonic mean of 10.5 times) for the comparable public companies.

PROJECTIONS

Bear Stearns and SoftNet reviewed certain projections for the six years ended December 31, 2007 provided by IHC relating to FSHC's business and prospects. The projections provided to Bear Stearns and SoftNet included the following information





                              FSHC INCOME STATEMENT
                                 ($ in millions)

                                                     Projected
                                         ------------------------------------------
                                          2003     2004      2005     2006     2007
                                          ----    -----     -----    -----     -----
Premiums Retained                       $ 31.7   $ 46.5    $ 55.1   $ 63.4   $ 72.9
   % growth                               30.9%    46.7%     18.6%    15.0%    15.0%

Claims                                   (20.7)   (30.3)    (35.9)   (41.3)   (47.5)
Loss Ratio                                65.2%    65.1%     65.2%    65.2%    65.2%
Admin. Expense--Direct and Overhead       (9.1)   (13.2)    (15.4)   (17.7)   (20.3)
Expense Ratio                             28.6%    28.4%     28.0%    27.9%    27.8%
                                          ----    -----     -----    -----     -----
U/W Income                                 1.9      3.0       3.8      4.4      5.1

U/W Margin                                6.1%     6.5%      6.9%     7.0%     7.0%

MGU Income

   RAS                                  $ 1.0    $ 1.1     $ 1.3    $ 1.5    $ 1.7
   IndependenceCare                       1.1      1.3       1.4      1.7      1.9
   New MGUs                               0.6      1.3       2.1      3.0      4.0
                                         ----    -----     -----    -----     -----
Total MGU Income                          2.7      3.7       4.8      6.2      7.7

Operating Income                          4.6      6.7       8.6     10.6     12.8

Investment Income                         1.1      1.6       2.2      2.8      3.6
                                         ----    -----     -----    -----     -----
Pre-Tax Income                          $ 5.7    $ 8.3     $10.8    $13.4    $16.4
                                         ====    =====     =====    =====     =====

        The following assumptions were used in the preparation of the foregoing projections.

             Assumptions                           2003           2004            2005           2006            2007
--------------------------------------          -----------    -----------     -----------    -----------     -----------
GROSS PREMIUM
Stop Loss Assumed (written by                  $200,000,000   $230,000,000    $264,500,000   $304,175,000    $349,801,250
Standard Life)
Stop Loss Assumed (written by Others)            29,000,000     45,100,000      51,865,000     59,644,750      68,591,463
HMO Assumed (written by Standard Life)           22,000,000     25,300,000      29,095,000     33,459,250      38,478,138
Provider XS Assumed (written by                  10,500,000     12,075,000      13,886,250     15,969,188      18,364,566
Standard Life)
Provider XS Direct (written by First              1,000,000      1,150,000       5,000,000      5,750,000       6,612,500
                                                -----------    -----------     -----------    -----------     -----------
Standard)
   Total Gross Premium                          262,500,000    313,625,000     364,346,250    418,998,188     481,847,915
                                                ===========    ===========     ===========    ===========     ===========

FSS RETENTION
Stop Loss Assumed (written by                         11.4%            15%             15%            15%             15%
Standard Life)
Stop Loss Assumed (written by Others)                 12.2%          12.9%           12.9%          12.9%           12.9%
HMO Assumed (written by Standard Life)                  15%            15%             15%            15%             15%
Provider XS Assumed (written by                         15%            15%             15%            15%             15%
Standard Life)
Provider XS Direct (written by First                    46%            46%             46%            46%             46%
Standard)


        The foregoing projections were prepared in good faith by IHC and not with a view toward public disclosure or complying with either the published guidelines of the Securities and Exchange Commission regarding projections or forecasts or the American Institute of Certified Public Accountants' Guide for Prospective Financial Statements. The projections were based upon estimates and assumptions which are inherently subject to uncertainties and risks, all of which are difficult to quantify and many of which are beyond the control of SoftNet, FSHC and IHC. Accordingly, there can be no assurance that the projections will be realized and it is likely that SoftNet's and FSHC's future financial performance will vary from that set forth above, possibly by material amounts. SoftNet, FSHC and IHC do not presently intend to update or publicly revise the projections to reflect circumstances existing or developments occurring after the preparation of such information or to reflect the occurrence of unanticipated events. For additional information regarding the foregoing projections, see "--Background of the Stock Purchase."

NASDAQ LISTING

        On May 17, 2002, SoftNet received a Nasdaq Staff Determination Letter stating that SoftNet's common stock was no longer eligible for continued listing on the Nasdaq National Market as a result of SoftNet's ceasing the operations of its last business segment, Intelligent Communications, Inc., and that SoftNet therefore did not meet the requirements for continued listing set forth in Marketplace Rules 4300 and 4330. Subsequently, SoftNet requested and was granted an oral hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq Staff Determination Letter, which stayed the delisting of SoftNet's common stock pending the outcome of the hearing. On July 12, 2002, SoftNet appeared before the Nasdaq Listing Qualifications Panel to present SoftNet's plan to acquire FSHC, which would allow SoftNet to comply with the Marketplace Rules 4300 and 4330. On August 15, 2002, the Nasdaq Listing Qualifications Panel informed SoftNet that SoftNet will remain listed on the Nasdaq National Market, subject to meeting various conditions, including the completion of the acquisition of FSHC by December 31, 2002. Nasdaq has also informed SoftNet that if it does remain listed on the Nasdaq National Market, following the acquisition of FSHC, SoftNet will be required to meet Nasdaq's initial listing requirements as well as Nasdaq's continued listing requirements. If SoftNet's acquisition of FSHC does not occur, SoftNet will be delisted. If SoftNet fails to meet the listing requirements of the Nasdaq National Market, SoftNet's stock could be delisted. Delisting from the Nasdaq National Market could result in a lower average trading volume of SoftNet's common stock, which in turn could lead to an increase in stock price volatility.

INTERESTS OF CERTAIN PERSONS IN THE STOCK PURCHASE; CONFLICTS OF INTEREST

        SOFTNET

        In considering the stock purchase, you should be aware that the interests of certain executive officers and directors of SoftNet in the stock purchase may be different from your interests as stockholders. Robert C. Harris, Jr., a director of SoftNet, is a senior managing director of Bear Stearns. Under the terms of an agreement between SoftNet and Bear Stearns, SoftNet has agreed to pay Bear Stearns fees of up to a total $1.85 million and reimburse Bear Stearns for all of its reasonable out-of-pocket fees, expenses and costs. As part of the total fees paid to Bear Stearns, a fee of $500,000 for Bear Stearns to render its fairness opinion in connection with the transactions contemplated by the stock purchase agreement; a fee of $750,000 following the announcement of the execution of the stock purchase agreement; a fee of $100,000 for its services related to SoftNet's adoption of a rights agreement and a fee of $500,000 upon consummation of the transactions contemplated by the stock purchase agreement. In addition, SoftNet paid a retainer advisory fee of $250,000 upon execution of the agreement, to be credited against any compensation paid to Bear Stearns.

        Messrs. Bennett, Harris, and Simon have not received fees for services as members of SoftNet's board of directors since November 30, 2001. Upon the closing of the transactions contemplated by the stock purchase agreement, Messrs. Bennett and Simon will each be paid directors fees of $50,000 relating to the acquisition of FSHC (Mr. Harris having waived such fees), and each director will thereafter be paid $18,000 per year, $1,000 per board meeting attended plus expenses.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        IHC

        First Standard, FSHC's insurance subsidiary, has entered into reinsurance treaties with Standard Life and Madison Life, pursuant to which Standard Life and Madison Life cede, at treaty renewals, at least 15% of their employer medical stop-loss reinsurance premiums to First Standard. Standard Life and Madison Life are wholly-owned subsidiaries of IHC. These treaties will terminate December 31, 2009, although First Standard has the right to terminate any program thereunder on an annual basis as a condition to the closing of the transactions contemplated by the stock purchase agreement, the parties to these treaties have agreed to extend the termination date to December 31, 2014.

        FSHC's MGU subsidiaries, RAS and IndependenceCare, have entered into management agreements with Standard Life pursuant to which they will market, underwrite and administer insurance policies on behalf of Standard Life and Madison Life. RAS underwrites employer medical stop-loss and group life on behalf of Standard Life. IndependenceCare underwrites employer medical stop-loss, HMO reinsurance, provider excess loss and group life on behalf of Standard Life. RAS and IndependenceCare earn a fee for performing these services and share in profits after a certain threshold.

        IHC and SoftNet are expected to enter into a cost allocation agreement pursuant to which Messrs. Thung, Kettig, Schlier and Standfest and Ms. Herbert will allocate an expense to each of IHC and SoftNet for time spent working on behalf of the respective companies on a hourly basis.

        On July 30, 2002, an affiliate of IHC acquired 5,000,000 shares of SoftNet common stock for $3.00 per share and entered into the stock agreement with SoftNet and IHC, which is described below under "--The Stock Agreement" and is attached to this proxy statement as Annex C, and the registration rights agreement, which is described below under "--The Registration Rights Agreement" and is attached to this proxy statement as Annex D. Pursuant to the terms of the stock agreement, Messrs. Netter and Thung were appointed to SoftNet's board of directors on July 30, 2002. Mr. Netter may be deemed the beneficial owner of the 5,000,000 shares of SoftNet common stock, but he disclaims such beneficial ownership. Presently, IHC is the largest stockholder of SoftNet and, if the amendments to SoftNet's certificate of incorporation are adopted, it is likely to remain so for the foreseeable future if the stockholders approve the amendment limiting acquisitions of SoftNet's stock.

        The executive officers of IHC will also serve in the same capacities as the executive officers of SoftNet following the closing of the transactions contemplated by the stock purchase agreement. Mr. Kettig will also serve as Chief Operating Officer of SoftNet. For information about IHC's executive officers, see "Executive Officers of Independent Holding Company" on page 60 of this proxy statement.

ANTICIPATED ACCOUNTING TREATMENT

        SoftNet will account for the stock purchase under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the total purchase price paid by SoftNet in connection with the stock purchase, together with the direct costs of the stock purchase, will be allocated to FSHC's assets and liabilities based on their fair market values with any excess being treated as goodwill.

APPRAISAL RIGHTS

        Under the terms of the stock purchase and in accordance with Delaware corporate law, the SoftNet stockholders are not entitled to appraisal or dissenters' rights.

REGULATORY MATTERS

        First Standard applied for and received from the Delaware Insurance Department an exemption from the requirement that First Standard seek the Department's consent to a change of control as a result of the transactions contemplated by the stock purchase agreement.

                          THE STOCK PURCHASE AGREEMENT

        The following is a summary of some of the provisions of the stock purchase agreement, which is incorporated by reference herein and attached to this proxy statement as Annex A. We urge you to read the stock purchase agreement in its entirety.

FORM OF THE STOCK PURCHASE

        If the holders, other than IHC and its affiliates, of a majority of the shares of common stock of SoftNet present in person or by proxy at the special meeting approve and adopt the transactions contemplated by the stock purchase agreement and all other conditions to the stock purchase are satisfied or waived, SoftNet will acquire all of the outstanding shares of FSHC's capital stock from SSH Corp., and FSHC will become a wholly-owned subsidiary of SoftNet. IHC and SoftNet anticipate that the closing of the stock purchase will occur as promptly as practicable after the approval of the SoftNet stockholders at the special meeting.

CONSIDERATION

        Pursuant to the terms of the stock purchase agreement, SoftNet will pay $31.92 million to SSH Corp. at the closing of the stock purchase.

THE CLOSING

        The closing of the acquisition will occur as soon as practicable (but in no event later than two business days) after all the conditions to the stock purchase have been satisfied or waived.

REPRESENTATIONS AND WARRANTIES

        The stock purchase agreement contains representations and warranties by IHC and SSH Corp. relating to a number of matters, including the following:

    - organization, valid existence, good standing and qualification to do business of FSHC and its subsidiaries;

    -   the capital structure of FSHC;

    - the absence of any conflict with FSHC's charters and bylaws, with any agreement of the material contract or permit, or under any governmental order or law or imposition of any encumbrance on FSHC's assets or properties as a result of the execution and delivery of the stock purchase agreement and related matters;

    -   the ownership of FSHC of its subsidiaries;

    -   the absence of required governmental filings and approvals;

    - the absence of certain changes or events in FSHC's or its subsidiaries' business or condition, except as disclosed;

    - significant contracts of FSHC and its subsidiaries and any consents required for the consummation of the stock purchase;

    - real property leases of FSHC and its subsidiaries and any consents required for the consummation of the stock purchase;

    - FSHC's and its subsidiaries' possession of all permits and regulatory approvals necessary to conduct its business;

    -   financial statements of FSHC and its subsidiaries;

    -   books and records of FSHC and its subsidiaries;

    - the absence of material pending or threatened litigation against FSHC or its subsidiaries;

    -   labor matters;

    - the absence of liabilities not reflected and reserved for in the financial statements or arising in the ordinary course of business;

    - the lack of violations by FSHC and its subsidiaries under applicable laws and regulations and under orders of governmental entities;

    -   brokers and finders;

    -   ownership of and validity of intellectual property rights;

    - the absence of changes to, and the qualification, operation and liability under, employee benefit plans;

    -   interested party transactions;

    -   tax matters and the payment of taxes;

    - insurance policies maintained and the absence of defaults under those policies;

    -   environmental matters;

    -   the accuracy of information supplied by FSHC for this proxy statement;

    - sufficiency of FSHC's and its subsidiaries' owned and leased personal property;

    -   insurance-related matters;

    - the absence of material misstatements or misrepresentations by SSH Corp. or IHC.

    - the power and authority to execute and deliver the stock purchase agreement and the absence of any conflict with any agreement of SSH Corp. or IHC or the creation of any encumbrance on FSHC's common stock;

    - the validity and enforceability of the stock purchase agreement with respect to SSH Corp. and IHC; and

    -   the ownership of shares of FSHC by SSH Corp.

REPRESENTATIONS AND WARRANTIES OF SOFTNET

        The stock purchase agreement contains representations and warranties by SoftNet relating to a number of matters, including:

    -   organization, valid existence and good standing of SoftNet;

    - the authorization, execution, delivery and enforceability of the stock purchase agreement and the absence of any conflict with the SoftNet's charters and bylaws, with any material contract or permit, or under any governmental order or law;

    -   the absence of required governmental filings and approvals;

    -   capitalization of SoftNet;

    -   brokers and finders;

    - the filing of documents and financial statements by IHC with the Securities and Exchange Commission and the accuracy of information contained therein;

    -   the absence of material pending or threatened litigation; and

    -   the rights agreement.

COVENANTS AND AGREEMENTS

        CONDUCT OF BUSINESS OF FSHC

        Until the closing, except with SoftNet's prior written consent, SSH Corp. and IHC have agreed to cause FSHC and its subsidiaries to operate in the ordinary course of business and have agreed to cause FSHC and its subsidiaries not to:

    -   sell, assign or transfer any material assets;

    -   waive any material rights of value;

    - make any capital expenditure, lease or obligation in excess of $50,000 individually or $250,000 in the aggregate;

    -   fail to pay all material obligations;

    -   fail to operate the business or to preserve the assets or goodwill;

    - change any method of accounting or accounting practice except as required by generally accepted accounting principles;

    - declare, set aside or pay any dividends or distributions or redeem, purchase or acquire any capital stock;

    -   issue any shares of capital stock or other equity securities;

    - revalue any assets, unless reserved for or done in the ordinary course of business;

    - amend the certificate of incorporation or bylaws of FSHC or its subsidiaries;

    - create an encumbrance against any of the assets of FSHC or its subsidiaries;

    - incur indebtedness for borrowed money or make any commitment to borrow money;

    - enter into, amend, cancel or terminate any material contract or permit other than in the ordinary course of business;

    - dispose of or permit to lapse any intellectual property or disclose any trade secret, process or know-how of FSHC or its subsidiaries;

    -   incur any material liability;

    - make any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

    -   acquire any interest in any other business entity;

    - increase compensation or benefits payable to or to become payable to any employees, officers or directors of FSHC or its subsidiaries, amend any employee plans or establish any new employee plans;

    - make or enter into any economic transactions with any affiliate of FSHC or its subsidiaries;

    - make or change any tax election or change any material accounting method in respect of taxes;

    - do any other act which would cause any representation or warranty of SSH Corp. or IHC in the stock purchase agreement to be or become untrue in any material respect;

    - fail to disclose any information which no longer is correct in all material respects or any subsequent information which would have been required to be disclosed; or

    -   agree or commit to do any of the foregoing.

        CONDUCT OF BUSINESS OF SOFTNET

        SoftNet has agreed to operate in the ordinary course of business and has agreed not to:

    - change any method of accounting or accounting practice except as required by generally accepted accounting principles;

    - declare, set aside or pay any dividends or distributions or redeem, purchase or acquire any capital stock;

    - revalue any assets, unless reserved for or done in the ordinary course of business;

    - make any material payment, loan or advance of any amount to or in respect of, or sell, transfer or lease any material properties or material assets to, or enter into any SoftNet's contract with, any affiliate of SoftNet; or

    -   agree or commit to do any of the foregoing.

        COVENANTS

        SoftNet, IHC and SSH Corp. have agreed to use their reasonable efforts, and IHC and SSH Corp. have agreed to cause FSHC to use its reasonable efforts to:

    -   take appropriate actions to effect and consummate the stock purchase;

    -   obtain consents; and

    -   make all necessary government filings.

        SoftNet, SSH Corp. and IHC each will notify the other party of any material litigation or threatened action seeking material damages in connection with the stock purchase agreement or seeking to restrain or prohibit the stock purchase agreement.

        The stock purchase agreement provides that SoftNet will submit to its stockholders for their approval the amended and restated certificate of incorporation and, if approved, that SoftNet will file the certificate prior to closing.

          The stock purchase agreement provides that neither SoftNet, SSH Corp. nor IHC will take any action or fail to take any action that would cause such party to fail to satisfy or fulfill its obligations under the stock purchase agreement.

        The stock purchase agreement prohibits SSH Corp. and IHC, their respective subsidiaries, officers, directors, employees, agents, affiliates or representatives from soliciting, initiating, encouraging or responding to any negotiations concerning the sale of the assets or the capital stock of FSHC or any of its subsidiaries. SSH Corp. and IHC have agreed to immediately notify SoftNet of any such inquiry or proposal.

        The stock purchase agreement provides that each party will grant the other reasonable access to its and its subsidiaries books and records.

        The stock purchase agreement provides that the parties will make an election under Section 338(h)(10) of the Internal Revenue Code with respect to the stock purchase.

        Each party has agreed to hold in confidence any confidential information received from the other party.

CONDITIONS PRECEDENT TO THE STOCK PURCHASE

        The obligation of SoftNet to complete the transactions contemplated by the stock purchase agreement depends on the following additional conditions being fulfilled or waived:

    - the representations and warranties of SSH Corp. and IHC will be true and correct when made and as of the closing date;

    - SSH Corp., IHC and FSHC will have performed and satisfied in all material respects all agreements and covenants required of them pursuant to the stock purchase agreement;

    - all consents and filings, registrations and notifications necessary to permit the consummation of the stock purchase will have been obtained or made with no material adverse conditions being imposed;

    - there will be no court order or decree making illegal or prohibiting the stock purchase agreement or transactions contemplated by the stock purchase agreement;

    - there will not have occurred a material adverse effect with respect to FSHC and its subsidiaries;

    -   FSHC will have capital and surplus of no less than $21,300,000;

    - First Standard Security Insurance Company will have entered into certain reinsurance treaties;

    - SoftNet and SSH Corp. (and their appropriate affiliates) will have entered into a services agreement;

    - the holders (other than IHC and its affiliates) of a majority of the shares of SoftNet common stock present at the special meeting must approve and adopt the stock purchase agreement;

    - FSHC will own all of the outstanding shares of capital stock of RAS and RAS will own all of the outstanding shares of capital stock of First Standard Associates Corp.; and

    - SSH Corp., IHC, FSHC and its subsidiaries, as applicable, will have delivered the documents required to be delivered by them pursuant to the stock purchase agreement.

        The obligations of SSH Corp. and IHC to complete the stock purchase depend on the following additional conditions being fulfilled or waived:

    - the representations and warranties of SoftNet will be true and correct when made and as of the closing date;

    - SoftNet will have performed and satisfied in all material respects all agreements and covenants required of it pursuant to the stock purchase agreement;

    - all consents and filings, registrations and notifications necessary to permit the consummation of the stock purchase will have been obtained or made with no material adverse conditions being imposed;

    - there will be no court order or decree making illegal or prohibiting the stock purchase agreement or transactions contemplated by the stock purchase agreement;

    - SoftNet and SSH Corp. (and their appropriate affiliates) will have entered into a services agreement;

    - there will not have occurred a material adverse effect with respect to SoftNet; and

    - SoftNet will have delivered the documents required to be delivered by it pursuant to the stock purchase agreement.

INDEMNIFICATION; TAX MATTERS

        The stock purchase agreement provides generally that the representations and warranties of the parties will survive for a period of eighteen months from the closing date and provides that certain representations and warranties will survive in perpetuity or to the extent of an applicable statute of limitations.

        The stock purchase agreement also provides that:

            - SSH Corp. and IHC will jointly and severally indemnify SoftNet against any damages resulting from (i) SSH Corp.'s or IHC's breach of representation or warranty or (ii) any breach or nonperformance by SSH Corp., IHC or FSHC of any covenants or agreements contained in the stock purchase agreement;

            - SSH Corp. and IHC will have no liability until SoftNet's losses exceed $250,000 and thereafter SoftNet will be entitled to recover the full amount of all losses up to a maximum amount, in the aggregate, of $8,000,000;

            - SSH Corp. and IHC will jointly and severally indemnify SoftNet against tax liabilities of the FSHC and its subsidiaries incurred on or prior to the closing date; and

            - SoftNet will indemnify and hold SSH Corp. harmless against 50% of the excess of taxes incurred by SSH Corp. due to the 338(h)(10) Election over the taxes SSH Corp. would have incurred had the 338(h)(10) Election not been made; provided, however, that the maximum amount SSH Corp. may recover, in the aggregate, is $250,000.

TERMINATION OF THE STOCK PURCHASE AGREEMENT

        The stock purchase agreement may be terminated at any time prior to the stock purchase:

    -   by the mutual written consent of SoftNet and SSH Corp.;

    -   by either IHC or SoftNet:

        - if the closing of the stock purchase has not occurred on or prior to 11:59 p.m. on May 1, 2003 or such later date as agreed to by the parties;

        - if any governmental entity has issued a final and nonappealable order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the stock purchase;

        - upon a material breach of any covenant or agreement on the part of the other party, or if (i) any representation or warranty of the other party that is qualified as to materiality will have become untrue or (ii) any representation or warranty of other party that is not so qualified will have become untrue in any material respect, and if such breach is not cured within fifteen days after giving notice to the other party of such breach; or

        - on the date following sixty days after the date of SoftNet's stockholder meeting in the event the holders (other than IHC and its affiliates) of a majority of the shares of SoftNet common stock present at the special meeting fail to approve the transactions contemplated by the stock purchase agreement.

EXPENSES

        Each party agrees to pay its own expenses.

AMENDMENT; WAIVER

        The stock purchase agreement may only be supplemented, modified or waived in a writing signed by SSH Corp., IHC and SoftNet.

FURTHER ASSURANCES

        The parties agree to use all reasonable efforts to do all things necessary, including executing documents, to consummate and make effective the transactions contemplated by the stock purchase agreement. The parties agree to cooperate after closing in connection with any post closing audits, suits or investigations.

                               THE STOCK AGREEMENT

        Concurrently with IHC and SSH Corp. entering into the stock purchase agreement, Madison Investors Corporation, an affiliate of IHC, purchased from Cyber Net 5,000,000 shares of SoftNet's common stock representing 19.9% of the total outstanding securities of SoftNet. Cyber Net, as successor to, and an affiliate of, Pacific Century, was party to an earlier stock purchase agreement providing certain rights and limitations with respect to its ownership of SoftNet shares. This earlier stock purchase agreement was restated in its entirety by SoftNet, IHC and Madison Investors Corporation in a stock agreement governing the rights and obligations of SoftNet, IHC and Madison. A copy of the stock agreement is attached to this proxy statement as Annex C, and is incorporated by reference herein. We urge you to read the stock agreement in its entirety.

COVENANTS OF SOFTNET

        Pursuant to the stock agreement, Madison Investors Corporation succeeded to Cyber Net's right to appoint two directors to SoftNet's board of directors and on the closing of the sale of SoftNet's shares, Cyber Net's two directors resigned and were replaced by two designees of Madison, Edward Netter and Roy Thung. The stock agreement provides that Madison's right to designate two board members will increase if the size of the board is increased. So if the size of the SoftNet board is increased to 8 or 10 directors, Madison Investors Corporation will be entitled to elect 3 or 4 directors, respectively. The stock agreement also provides that if Madison Investors Corporation sells any of its shares purchased from Cyber Net and if SoftNet issues 1,250,000 or more shares of common stock, its right to designate board members will be set at the lesser of two directors or the number of directors pro rata to its ownership of shares.

        The stock agreement grants Madison Investors Corporation the right to purchase its pro rata share of any stock sold or issued by SoftNet. The stock agreement provides that Madison Investors Corporation is entitled to buy shares publicly offered by SoftNet at a price equal to the public offering price less the underwriter's commission or discount and, for any non-cash transactions or options exercised for less than $3.00 by SoftNet, Madison Investors Corporation will pay a price equal to the greater of $3.00 or the fair market value of the stock.

COVENANTS OF MADISON INVESTORS CORPORATION AND IHC

        The stock agreement provides that Madison Investors Corporation and IHC will maintain SoftNet's confidential information.

        The stock agreement provides that Madison Investors Corporation and IHC will not sell SoftNet shares for a six-month period after the closing date without the consent of SoftNet. The stock agreement further provides that any sale of SoftNet shares will be (i) in accordance with a registered offering,
(ii) pursuant to a valid securities law exemption, or (iii) to a permitted affiliate of Madison Investors Corporation who agrees to be bound by the stock agreement.

        The stock agreement provides that Madison Investors Corporation and IHC will not purchase more than 40% of SoftNet's stock without SoftNet's approval and will not make a formal proposal to acquire control of SoftNet without invitation by SoftNet's board of directors. In either case, board members designated by

Madison Investors Corporation will not be entitled to vote on any such approval or invitation.

        The stock agreement provides that no later than the later of (i) February 18, 2003 or (ii) the date that is 30 days after the closing of the SoftNet acquisition of First Standard, IHC will make a tender offer at a cash price of $3.00 per share for at least the lesser of (i) 3,000,000 shares and
(ii) the maximum number of shares that may be acquired without imposing limitations on the use of SoftNet's tax net operating loss carryforwards.

        The stock agreement provides that Madison Investors Corporation and IHC will vote their shares in proportion to the votes of under 5% shareholders on any vote on a merger or greater than 50% acquisition where the share priced offered to SoftNet stockholders is higher than $10 per share.

COVENANTS OF SOFTNET, MADISON INVESTORS CORPORATION AND IHC

        The stock agreement provides for cooperation and best efforts by SoftNet, Madison Investors Corporation and IHC to carry out the provisions of the stock agreement.

        The stock agreement incorporates and give effect to the registration rights agreement described below under "--The Registration Rights Agreement."

                        THE REGISTRATION RIGHTS AGREEMENT

        The stock agreement incorporates a registration rights agreement which provides Madison Investors Corporation registration rights for the shares purchased from Cyber Net that are substantially similar to the registration rights SoftNet had granted to Cyber Net. A copy of the registration rights agreement is attached to this proxy statement as Annex D, and is incorporated by reference herein. We urge you to read the registration rights agreement in its entirety.

        Pursuant to the registration rights agreement, Madison Investors Corporation can make three demands that SoftNet register shares held by Madison. Each demand must have a fair market value of at least $10,000,000, subject to limitations. The registration rights agreement provides that SoftNet may replace one of Madison's demand rights by allowing Madison Investors Corporation the right to sell under a shelf registration. The registration rights agreement places customary limitations on Madison's demand rights to allow SoftNet to conduct primary registrations and to prevent unreasonable disruption to the public trading market for SoftNet stock.

        The registration rights agreement provides that Madison Investors Corporation may piggy-back on offerings by SoftNet of its stock on its or another's behalf. Madison Investors Corporation will have an unlimited right to such piggy-back registrations but will be subject to customary limitation, including underwriter cut-backs.

        The registration rights agreement provides that SoftNet will use reasonable efforts to effect requested registrations.

        The registration rights agreement provides that SoftNet and Madison Investors Corporation will each pay 50% of expenses related to registrations demanded by Madison Investors Corporation and that Madison Investors Corporation will pay any expenses attributable to it when it piggy-backs on another registration.

        The registration rights agreement provides that each SoftNet and Madison Investors Corporation will indemnify the other for losses of the other arising out any untrue or false statement furnished by it for inclusion in the registration statement or prospectus.

     PROPOSAL TWO: AMENDMENT TO CERTIFICATE OF INCORPORATION TO PRESERVE TAX
                TREATMENT OF SOFTNET'S TAX NET OPERATING LOSSES

GENERAL

         At the special meeting, you will consider and vote upon a proposal providing for an amendment and restatement (the "Stock Transfer Amendment") of SoftNet's certificate of incorporation that would impose certain restrictions upon the transfer of shares of SoftNet common stock to designated persons (the "Stock Transfer Restrictions"). Since certain future transfers of SoftNet's capital stock could result in limiting SoftNet's ability to use its net operating loss carryforwards for federal, state and city income tax purposes and certain federal income tax credits, SoftNet's board of directors believes that it is advisable and in the best interests of all of SoftNet stockholders to attempt to prevent the imposition of such limitations by adopting the amendment described below. The Stock Transfer Amendment is conditional upon stockholders approving, and will only become effective if the stockholders approve, the stock purchase agreement.

        The proposed Stock Transfer Restrictions will be effected by means of an amendment and restatement of SoftNet's certificate of incorporation. The text of the proposed Stock Transfer Amendment is contained as a proposed new Article XII to our certificate of incorporation. The text of the Stock Transfer Amendment is attached as Annex B to this proxy statement and is incorporated by reference herein. We urge you to read the Stock Transfer Amendment in its entirety.

BACKGROUND REGARDING DELAWARE LAW

        Under the laws of the State of Delaware, SoftNet's jurisdiction of incorporation, a corporation may provide in its certificate of incorporation or bylaws that a transfer of a security of the corporation to designated persons or classes of persons may be prohibited so long as the designation of the persons or classes of persons is not manifestly unreasonable. Under Delaware law, a restriction on the transfer of shares of common stock of a company for the purpose of maintaining any tax advantage is conclusively presumed to be for a reasonable purpose. The transfer restriction must be noted conspicuously on the certificate representing the shares to be enforceable against the holder of the restricted shares or any successor or transferee of the holder. If the restriction is not conspicuously noted on the certificate representing the shares, Delaware law provides that the restriction is ineffective except against a person with actual knowledge of the restriction. Finally, no restriction so imposed is binding with respect to shares issued prior to the inclusion of such restrictions in the certificate of incorporation or bylaws unless the holders of such shares agree thereto or vote in favor thereof.

REASONS FOR ADOPTION OF STOCK TRANSFER AMENDMENT

        The restrictions imposed by the proposed Stock Transfer Amendment are designed to restrict transfers of shares of our common stock that could result in the imposition of limitations on the use, for federal, state and city income tax purposes, of our carryforwards of net operating losses and certain federal income tax credits. We estimate that SoftNet has approximately $250 million of net operating loss carryforwards. SoftNet's board of directors believes that upon the acquisition of FSHC these net operating loss carryforwards will benefit SoftNet by offsetting any taxable income dollar-for-dollar by the amount of the net operating losses, thereby eliminating (subject to a relatively minor alternative minimum tax) the federal corporate tax on such income. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, it is not presently feasible to estimate the amount, if any, of carryforwards that ultimately may be used to reduce our federal income tax liability or the time period in which these restrictions will continue to be necessary.

        SoftNet's ability to use existing and future loss and credit carryforwards can be reduced or eliminated if we undergo an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, an "ownership change" occurs if one or more "5% Stockholders" (which generally includes any stockholder who owns five percent or more in value of a company's capital stock) increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders over the preceding three-year period. For this purpose, all holders who each own less than five percent of a company's capital stock generally are treated together as a single "5% Stockholder". In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, are applied to determine the level of stock ownership of a particular stockholder. Transactions in the public markets among stockholders owning less than five percent of the equity securities are generally not included in the calculation, but acquisitions by a person causing that person to become a five percent or more stockholder may be treated as a five percentage (or more) point change in ownership, regardless of the size of the purchase that caused the threshold to be exceeded.

        As examples, if a single stockholder owning 10% of our equity securities acquired an additional 50.1% of our equity securities in a three-year period, a change of ownership would occur. Similarly, if ten persons, none of whom owned our equity securities, each acquired at least 5% of our equity securities within the three-year period (so that such ten persons own, in the aggregate, more than 50%), an ownership change would occur. In this connection, IHC's purchase of SoftNet stock will count as 19.9% toward the 50% limitation.

        If SoftNet were to undergo an "ownership change," the amount of future taxable income of SoftNet that could be offset in any year by its carryforwards of net operating losses and credits incurred prior to such "ownership change" could not exceed an amount equal to the product obtained by multiplying (i) the aggregate value of SoftNet's outstanding capital stock immediately prior to the "ownership change" (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate. We would incur corporate income tax on any future taxable income during a given year in excess of such limitation. Because the aggregate value of SoftNet's outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of SoftNet's taxable income that could be offset by such loss carryforwards and credits were an "ownership change" to occur in the future. While the loss carryforwards not used as a result of this limitation would remain available to offset variable income in future years (again, subject to the limitation), an ownership change could significantly defer the utilization of the loss carryforwards, accelerate payment of federal income tax and cause nearly all of the loss carryforwards to expire unused.

DESCRIPTION AND EFFECT OF PROPOSED STOCK TRANSFER AMENDMENT

        The following is a brief summary of the proposed transfer restrictions. You are urged to read the transfer restrictions in their entirety set forth in the Stock Transfer Amendment.

        The certificate of incorporation generally will restrict any person from attempting to sell, transfer or dispose, or purchase or acquire (any such sale, transfer, disposition, purchase or acquisition being a "Transfer"), any SoftNet stock (or options, warrants or other rights to acquire SoftNet Stock, or securities convertible or exchangeable into SoftNet stock), if such Transfer would affect the percentage of SoftNet stock owned by a 5% Stockhholder (any person attempting such a sale, transfer or disposition, or such a purchase or acquisition, being referred to as a "Restricted Holder"). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% Stockholder or Restricted Holders, SoftNet is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock.

        In order for the Stock Transfer Restrictions to be effectively enforced, the Stock Transfer Amendment will further provide that a Restricted Holder will be required, prior to the date of any proposed transfer, to request in writing that the board of directors review the proposed transfer and authorize or not authorize such proposed transfer. Any transfer attempted to be made in violation of the Stock Transfer Restrictions will be null and void. In the event of an attempted or purported transfer involving a sale or disposition of capital stock in violation of the Stock Transfer Restrictions, the transferor shall remain the owner of such shares. In the event of an attempted or purported transfer involving the purchase or acquisition by a Restricted Holder in violation of the Transfer Restrictions, SoftNet shall be deemed to be the exclusive and irrevocable agent for the transferor of such capital stock. SoftNet shall be such agent for the limited purpose of consummating a sale of such shares to a person who is not a Restricted Holder (an "eligible transferee"), which may include, without limitation, the transferor. The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by SoftNet or its assignee, as agent, to an eligible transferee and the purported transferee would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise.

        SoftNet's board of directors has the discretion to approve a transfer of stock that would otherwise violate the Stock Transfer Restrictions see "--Board Power To Waive Stock Transfer Restrictions." In deciding whether to approve any proposed Restricted Transfer of capital stock by or to a Restricted Holder, SoftNet's board of directors may seek the advice of counsel with respect to SoftNet's preservation of its federal, state and local income tax attributes pursuant to Section 382 of the Code and may request all relevant information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder. Any Restricted Holder who makes such a request of the board of directors to transfer shares of capital stock shall reimburse SoftNet, on demand, for all costs and expenses incurred by SoftNet with respect to any proposed transfer of capital stock, including, without limitation, SoftNet's costs and expenses incurred in determining whether to authorize that proposed Restricted Transfer.

        The Stock Transfer Amendment provides that any person who knowingly violates the Stock Transfer Restrictions or any persons in the same control group with such person shall be jointly and severally liable to SoftNet for, and shall indemnify and hold SoftNet harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of SoftNet's ability to use its net operating losses.

        Assuming adoption by stockholders of the Stock Transfer Amendment,
Article XII will provide that all certificates representing shares of our Common Stock must bear the following legend: "The Certificate of Incorporation (the "Certificate") of the Corporation contains restrictions prohibiting the sale, transfer, disposition, purchase or acquisition (collectively, the "Transfer") of any capital stock without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), if such Transfer affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder), and such Transfer would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its federal income tax attributes pursuant to
Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate, containing the above-referenced restrictions on transfer of stock, upon written request to the Corporation at its principal place of business." We intend to issue instructions to or make arrangements with the transfer agent for our common stock to implement the Stock Transfer Restrictions. These instructions or arrangements may result in the delay or refusal of transfers initially determined by the transfer agent to be in violation of the Stock Transfer Restrictions, including such transfers as might be ultimately determined by SoftNet and its transfer agent not to be in violation of such restrictions. We believe that such delays would be minimal but could occur at any time while the Stock Transfer Restrictions are in effect.

PROPOSED AMENDMENT NO GUARANTEE

        Although the Stock Transfer Amendment is intended to reduce the likelihood of an ownership change, it will not prevent all transfers that might result in an "ownership change." Furthermore, certain changes in relationships and other events not addressed by the Stock Transfer Amendments could cause SoftNet to undergo an "ownership change." Section 382 of the Code is an extremely complex provision with respect to which there are many uncertainties. In addition, SoftNet has not requested a ruling from the IRS regarding the effectiveness of the Stock Transfer Amendment and, therefore, SoftNet cannot assure you that the IRS will agree that the Stock Transfer Amendment is effective for purposes of Section 382 of the Code. Further, SoftNet's board of directors may determine in its sole discretion to permit a Restricted Transfer that results in an "ownership change" if it determines that such transfer is in the best interests of SoftNet.

        As a result of the foregoing, the Stock Transfer Amendment serves to reduce, but does not eliminate, the risk that SoftNet will undergo an ownership change. We cannot assure you that upon audit, the IRS would agree that all of SoftNet net operating loss, capital loss and tax credit carryforwards are allowable. SoftNet's board of directors nevertheless believes that the adoption of the Stock Transfer Amendment is in the best interests of SoftNet because it inhibits transfers that could cause or contribute to an "ownership change."

        Even if the Stock Transfer Restrictions are approved, SoftNet cannot assure you that the Stock Transfer Restrictions or portions thereof will be enforceable in Delaware courts. Under Delaware law, the Stock Transfer Restrictions are not binding with respect to shares issued prior to the adoption of the Stock Transfer Restrictions unless the holder of the shares voted in favor of the Stock Transfer Amendment. For the purpose of determining whether a stockholder is subject to the Stock Transfer Restrictions, we intend to take the position that all shares were voted in favor of the Stock Transfer Amendment unless the contrary is established to our satisfaction. We also intend in certain circumstances to assert the position that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Stock Transfer Restrictions, regardless of whether they voted in favor of the Stock Transfer Amendment.

BOARD POWER TO WAIVE STOCK TRANSFER RESTRICTIONS

        SoftNet's board of directors has the discretion to approve a transfer of stock that would otherwise violate the Stock Transfer Restrictions. If the board of directors decides to permit a transfer that would otherwise violate the Stock Transfer Restrictions, that transfer or later transfers may result in an ownership change that would limit the use of our net operating losses. SoftNet's board of directors would only permit such an attempted transfer after making the determination that it is in the best interests of SoftNet and its stockholders, after consideration of the risk that an ownership change might occur and any other factors that the board deems relevant (including possible future events). SoftNet's board of directors may grant such a waiver in order to raise additional capital or to acquire a business.

        As a result of the foregoing, the Stock Transfer Restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 of the Code will cause the limitations described above on the use of tax attributes of SoftNet.

OTHER CONSIDERATIONS

        Because some corporate takeovers occur through the acquiror's purchase, in the public market or otherwise, of sufficient stock to give it control of a company, any provision that restricts the transferability of shares can have the effect of preventing such a takeover. The Stock Transfer Amendment, if adopted, may be deemed to have an "anti-takeover" effect because, among other things, it will restrict the ability of a person, entity or group to accumulate in the aggregate, through transfers of SoftNet's common stock, more than five percent, in value, of our capital stock and the ability of persons, entities or groups now owning more than five percent, in value, of SoftNet's capital stock from acquiring additional shares of our common stock without the approval of SoftNet's board of directors, with the result that SoftNet's board of directors may be able to prevent any future takeover attempt, in its discretion. Therefore, the Stock Transfer Amendment would discourage or prevent accumulations of substantial blocks of shares in which stockholders might receive a substantial premium above market value. Similarly, because the Stock Transfer Amendment operates to prevent the accumulation of more than five percent of SoftNet's common stock, it will discourage the assumption of control by third parties and tend to insulate management against the possibility of removal. These results might be considered disadvantageous by some stockholders. However, such disadvantages are outweighed, in the opinion of SoftNet's board of directors, by the fundamental importance to SoftNet's stockholders of maintaining the availability of SoftNet's tax benefits. SoftNet's board of directors is not aware of any efforts of others to take control of SoftNet and has no present intent to propose any provisions designed to inhibit a change of control. The aforementioned "anti-takeover" effect of the proposed Stock Transfer Amendment is not, however, the reason for the Stock Transfer Restrictions. SoftNet's board of directors has adopted and proposed the Stock Transfer Amendment in an effort to reduce the risk that SoftNet may be unable to fully utilize the tax benefits described above as a result of future transfers of SoftNet's common stock.

        SoftNet's board of directors believes that attempting to safeguard the tax benefits of SoftNet as described above is in the best interests of SoftNet and its stockholders. Nonetheless, the Stock Transfer Amendment, if adopted, could restrict a stockholder's ability to acquire additional shares of our common stock to the extent those shares exceed the specified limitations of the Stock Transfer Restrictions. Furthermore, a stockholder's ability to dispose of such stockholder's common stock could be restricted as a result of the Stock Transfer Restrictions.

POSSIBLE EFFECT ON LIQUIDITY

        The Stock Transfer Restrictions will restrict a stockholder's ability to acquire, directly or indirectly, additional stock of SoftNet in excess of the specified limitations. Furthermore, a stockholder's ability to dispose of such stockholder's SoftNet stock (or any other stock of SoftNet such stockholder may acquire) may be restricted as a result of the Stock Transfer Restrictions, and a stockholder's ownership of SoftNet stock may become subject to the Stock Transfer Restrictions upon the actions taken by related persons. If the Stock Transfer Amendment is approved, SoftNet would impose a legend reflecting the Stock Transfer Restrictions on certificates representing newly issued or transferred shares. This legend may result in a decreased valuation of our common stock due to the resulting restrictions on transfers to persons directly or indirectly owning or seeking to acquire a significant block of SoftNet's common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The foregoing summarizes the provisions of SoftNet's amended and restated certificate of incorporation to preserve certain federal, state and local tax attributes of SoftNet. We urge you to read the amended and restated certificate of incorporation in its entirety.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PRESERVE TAX TREATMENT OF SOFTNET'S TAX NET OPERATING LOSSES.

     PROPOSAL THREE: AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE
                                 CORPORATE NAME

        Given that following the closing of the transactions contemplated under the stock purchase agreement, the employment of all SoftNet's current employees will terminate, and SoftNet's operations will be directed by IHC management and employees, SoftNet's board of directors has determined that it is in the best interests of SoftNet to change its corporate name. The board of directors has approved a change in SoftNet's corporate name to American Independence Corp. Subject to stockholder approval, American Independence Corp. will become the name of SoftNet if the stock purchase is approved by SoftNet's stockholders and the closing of the transactions contemplated under the stock purchase agreement occurs; if the stock purchase is not approved or if closing of the transactions contemplated under the stock purchase agreement do not occur for any reason, SoftNet's corporate name will remain "SoftNet Systems, Inc."

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The foregoing summarizes the provisions of the amended and restated certificate of incorporation to change SoftNet's corporate name to American Independence Corp. We urge you to read the amended and restated certificate of incorporation, which is attached to this proxy statement as Annex B, in its entirety.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE SOFTNET'S CORPORATE NAME TO AMERICAN INDEPENDENCE CORP.

                      PROPOSAL FOUR: ELECTION OF DIRECTORS

        The number of directors has been fixed by SoftNet's board of directors at five. At the special meeting, five directors are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Madison Investors Corporation has the right to nominate two directors pursuant to the stock agreement. Messrs. Netter and Thung were nominated to the board pursuant to the stock agreement. Following the sale of its shares of SoftNet common stock to Madison, Cyber Net no longer has the right to nominate SoftNet board members, and Jeffrey Bowden and Linus Cheung, its prior nominees, have resigned from the board. It is intended that the proxies, except proxies marked to the contrary, will be voted for the nominees listed below. SoftNet expects that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

NOMINEES

        The following table sets forth certain information concerning the nominees, all of whom are members of the present board of directors:

     NAME OF NOMINEE         AGE       POSITION
Edward A. Bennett.......      55       Acting Non-Executive Chairman and Director
Robert C. Harris, Jr. ..      56       Director
Edward Netter...........      69       Director
Ronald I. Simon.........      63       Director
Roy T.K. Thung..........      58       Director

        EDWARD A. BENNETT has served as a member of SoftNet's board of directors since January 1998. Mr. Bennett is Chairman of Vaultus, Inc., a provider of wireless data solutions, and is a director of Engage Technologies Inc., a director of Real Names Corp and a director of WiredPlanerKey 3 Media. From 1997 until 2002, Mr. Bennett served as President and Chief Executive Officer of Bennett Media Collaborative, a new media, Internet and technology consulting company. Mr. Bennett also served as President and Chief Executive Officer of Prodigy Ventures, an Internet/technology investment firm from June 1996 to June 1997 and as President and Chief Executive Officer of Prodigy Services Corporation, an Internet services company from 1995 to June 1996. Prior to that, Mr. Bennett served as President and Chief Executive Officer of VH-1 Networks, a television programming company, from 1989 to 1994.

        ROBERT C. HARRIS, JR. has served as a member of SoftNet's board of directors since May 1998. Mr. Harris has served as a Senior Managing Director and Head of Investment Banking in the San Francisco office of Bear Stearns since November 1997. Mr. Harris also serves as a director of MDSI Mobile Data Solutions, Inc. and Xoom.com. From 1989 to 1997, Mr. Harris was a co-founder and a Managing Director of Unterberg Harris, a registered broker-dealer and investment advisory firm. From 1984 to 1989, Mr. Harris was a General Partner, Managing Director, and Director of Alex. Brown & Sons.

        EDWARD NETTER has served as a member of SoftNet's board of directors since July 2002. Mr. Netter has served as Chairman of the Board of IHC and a director of IHC, since December 1990. He served as Chief Executive Officer of IHC from December 1990 until January 2000. Since February 1978, Mr. Netter has also served as Chairman and since 1977, a director of Geneve Corporation, a Delaware corporation ("Geneve"). Since January 1998, Mr. Netter has also served as a director of The Aristotle Corporation ("Aristotle").

        RONALD I. SIMON has served as a member of SoftNet's board of directors since September 1995, Chairman of the Board from August 1997 until April 1999, Vice Chairman of the Board from April 1999 to February 2001, and Acting Chairman, Chief Executive Officer and Chief Financial Officer from February 2001 through May 2001. Mr. Simon served as a director of Collateral Therapeutics Inc., a developer of non-surgical gene therapy procedures for the treatment of cardiovascular diseases, from May 1999 through July 2002, when Collateral Therapeutics was acquired by Schering, AG. From August 2001 through June 2002, he served as chief financial officer of Wingcast, Inc., a joint venture of Ford Motor Company and Qualcomm, Inc. From May 1997 through April 2000, he served as executive vice president and chief financial officer of Western Water Company; and as a director of Western Water Company from September 1999 through September 2001.

In addition, Mr. Simon served as Chairman and Chief Financial Officer of Sonant Corporation, an interactive voice response equipment company, from 1993 to 1997. He has also been active as a financial consultant since 1990.

         ROY T.K. THUNG has served as a member of SoftNet's board of directors since July 2002. Mr. Thung has served as Chief Executive Officer, President and director of IHC since January 2000. From July 1999 to December 1999, Mr. Thung served as President, Chief Operating Officer and director of IHC. From November 1993 to July 1999, Mr. Thung served as Executive Vice President, Chief Financial Officer, Treasurer and director of IHC. From October 1993 to July 1999, Mr. Thung also served as Executive Vice President and Chief Financial Officer of Geneve. Since July 1999, Mr. Thung has served as Executive Vice President of Geneve. Since June 2002, Mr. Thung has also served as a director of Aristotle.

BOARD MEETINGS AND COMMITTEES

        The board of directors held 14 meetings and took action by written consent nine times during the fiscal year ended September 30, 2001. During the fiscal year ended September 30, 2001, each director attended at least 75% of SoftNet's board and applicable board committee meetings. The board of directors has one standing committee, the Audit Committee. There is no nominating or compensation committee. The full board performed the functions of the compensation committee during the year. The Audit Committee, currently consisting of Mr. Bennett, held three meetings during the fiscal year ended September 30, 2001. Messrs. Bowden and Cheung were members of the Audit Committee prior to their resignation from the board of directors. The Audit Committee meets with SoftNet's financial management and its independent accountants and reviews internal control conditions, audit plans and results, and financial reporting procedures. All committee members are independent, as defined under Nasdaq regulations, although with the resignation of Messrs. Bowden and Cheung, SoftNet will be required to appoint two additional independent committee members.

        A Special Committee, consisting of Messrs. Bennett, Harris and Simon, was formed in April 2001 for the purpose of pursuing and evaluating potential corporate transactions relating to the future strategic direction of SoftNet. The Special Committee held three meetings during fiscal 2001 and was discontinued as of November 30, 2001.

DIRECTOR COMPENSATION

        On February 9, 2001, the board of directors approved an increase in the monthly retainer to be paid to current members of the board who are not employees of SoftNet or of a subsidiary of SoftNet. In addition, the board granted 80,000 options to each director at that day's price, to be fully vested at June 30, 2001. Effective December 2000 through June 2001, such directors were paid a monthly retainer of $20,000. In April 2001, the board appointed a Special Committee, comprised of Messrs. Bennett, Harris and Simon, for the purpose of pursuing and evaluating potential corporate transactions relating to the future strategic direction of SoftNet. In July 2001, the board approved the payment of a fee of $20,000 per month to each member of the Special Committee until such time as the Committee be discontinued by the board of directors; the Special Committee was discontinued as of November 30, 2001. Messrs. Bowden and Cheung have declined all directors' fees and option grants. Since November 30, 2001, SoftNet's directors have received no monetary compensation for their service as board members.

        Pursuant to SoftNet's 1998 Stock Incentive Plan's Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee board member at any time on or after the effective date of October 8, 1998 will automatically be granted, on the date of such initial election or appointment, a non-statutory option to purchase 20,000 shares of SoftNet's common stock, provided that the individual has not previously been in the employ of SoftNet (or any parent or subsidiary of SoftNet). In addition, each such individual will automatically be granted one or more additional non-statutory options for 20,000 shares of SoftNet's common stock, with the first such additional 20,000-share grant to be made at the annual stockholders meeting which is held in the third calendar year after the calendar year in which he received the initial 20,000-share grant, and each such additional 20,000-share grants to be made at every third annual stockholders meeting held thereafter for so long as such individual continues to serve as a non-employee board member. Each such option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of SoftNet's common stock on the option grant date and a maximum term of ten years measured from the grant date. Each such option will be immediately exercisable for all applicable option shares, and the shares subject to each automatic option grant will vest in six successive equal semi-annual installments upon the optionee's completion of each six months of board service over the thirty-six month period measured from the option grant date. Messrs. Netter and Thung have declined their SoftNet stock options to be issued pursuant to the Automatic Option Grant Program.

        Messrs. Bennett, Harris and Simon have not received fees for services as members of SoftNet's board of directors since November 30, 2001. Upon the closing of the transactions contemplated by the stock purchase agreement, Messrs. Bennett and Simon will each be paid director's fees of $50,000 relating to the acquisition of FSHC (Mr. Harris having waived such fees), and each director will thereafter be paid $18,000 per year, $1,000 per board meeting attended plus expenses.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information known to SoftNet regarding beneficial ownership of the common stock as of August 1, 2002 by (i) each person known by SoftNet to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) each current director of SoftNet, (iii) the Named Officers (as defined below) and (iv) all executive officers and directors of SoftNet as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock, which are issued and outstanding, are deemed to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock which are issuable upon exercise of options or warrants are deemed to be issued and outstanding and beneficially owned by any person who has or shares voting or investment power over such shares only if the options or warrants in question are exercisable within 60 days of August 1, 2002 and, in any event, solely for purposes of calculating that person's percentage ownership of SoftNet's common stock (and not for purposes of calculating the percentage ownership of any other person).

        The number of shares of common stock deemed outstanding and used in the denominator for determining percentage ownership for each person equals (i) 25,183,487 shares of common stock outstanding as of August 1, 2002, plus (ii) such number of shares of common stock as are issuable pursuant to options, warrants or convertible securities held by that person (and excluding options held by other persons) which may be exercised within 60 days of August 1, 2002.

                                                                NUMBER OF       PERCENTAGE OF
                                                              COMMON STOCK       OUTSTANDING
                                                                 SHARES            SHARES
                                                              BENEFICIALLY      BENEFICIALLY
               NAME OF BENEFICIAL OWNER                          OWNED             OWNED
          ---------------------------------                   ------------      --------------
          EXECUTIVE OFFICERS AND DIRECTORS:
             Edward A. Bennett (1) .....................          234,480           *
             Robert C. Harris, Jr.(2) ..................          193,126           *
             Edward Netter(3) ..........................             --            --
             Ronald I. Simon (4) .......................          123,251           *

             Roy T.K. Thung
             George L. Hernandez (5)....................           50,000           *
             AS A GROUP ................................          600,857         2.4%

          5% OR MORE OWNERS(6):
             Madison Investors Corporation(7) ..........        5,000,000        19.9%
             Mediacom LLC(8) ...........................        2,200,000         8.7%
             White Rock Capital Management, L.P.(9) ....        1,713,800         6.8%

---------------------------
*    Less than 1%

(1) Includes 219,480 shares issuable pursuant to options exercisable within 60 days of August 1, 2002.
(2) Includes 193,126 shares issuable pursuant to options exercisable within 60 days of August 1, 2002.
(3) According to (i) information disclosed in Amendment no. 35 to Schedule 13D dated May 9, 2001 of Geneve Holdings, Inc. (together with its affiliates, "GHI") supplemented by (ii) information provided to IHC by GHI in response to an IHC questionnaire, a group consisting of GHI and certain of its affiliates are the beneficial owners of 4,530,895 shares of common stock of IHC, which represents 58% of the outstanding common stock of IHC as of August 1, 2002. Madison Investors Corporation is a wholly-owned subsidiary of IHC and owns 5,000,000 shares of common stock. Mr. Netter, Chairman and a director of IHC, is an executive officer and a director of GHI. Mr. Netter and members of his family control GHI by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of SoftNet common stock beneficially owned by GHI.
(4) Includes 98,293 shares issuable pursuant to options exercisable within 60 days of August 1, 2002.
(5) Includes 50,000 shares issuable pursuant to options exercisable within 60 days of August 1, 2002.
(6)     Based on filings by such owners with the Securities and Exchange
        Commission.
(7) Business Address is 96 Cummings Print Road, Stamford, CT 06902. Madison Investors Corporation is an indirect wholly-owned subsidiary of IHC.
(8)     Business Address is 100 Crystal Run Road, Middletown, NY 10941.
(9) Includes shares that may be deemed to be beneficially owned by White Rock Capital Partners, L.P.; White Rock Capital Management, L.P.; White Rock Capital, Inc.; Thomas U. Barton; and Joseph U. Burton. Business Address is 3131 Turtle Creek Blvd., Dallas, TX 75219.


RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES.

       PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        SoftNet's board of directors has selected KPMG LLP to audit the financial statements of SoftNet for the year ending September 30, 2002, and recommends that the stockholders confirm the selection. Ratification of this selection requires approval by holders of at least a majority of the shares of SoftNet's common stock present in person or by proxy at the special meeting. In the event of a negative vote, the board will reconsider its selection.

        Representatives of KPMG LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS SOFTNET'S INDEPENDENT AUDITORS.

                 INFORMATION ABOUT FIRST STANDARD HOLDINGS CORP.

        FSHC, a Delaware corporation, is an indirect wholly-owned subsidiary of IHC. FSHC is engaged principally in the health insurance and reinsurance business through its wholly-owned subsidiaries, First Standard, IndependenceCare and its subsidiaries and RAS. FSHC and its subsidiaries are collectively referred to as "FSHC" except where the context requires otherwise.

        First Standard, which is domiciled in Delaware and licensed to write property and/or casualty insurance in 21 states, has a B+ (Very Good) rating from A.M. Best & Company, Inc. FSHC has been informed by Best that a Best rating is assigned after an extensive quantitative and qualitative evaluation of a company's financial condition and operating performance and is also based upon factors relevant to policyholders, agents, and intermediaries, and is not directed toward protection of investors.

THE REINSURANCE INDUSTRY

        Reinsurance is an arrangement in which an insurance company, the reinsurer, agrees to indemnify another insurance company, the ceding company, against all or a portion of the insurance risks underwritten by the ceding company under one or more insurance contracts. Reinsurance can provide a ceding company with several benefits, including a reduction in net liability on individual or classes of risks, catastrophe protection from large or multiple losses and assistance in maintaining acceptable financial ratios. Reinsurance also provides a ceding company with additional underwriting capacity by permitting it to accept larger risks and write more business than would be possible without a concomitant increase in capital and surplus. Reinsurance, however, does not discharge the ceding company from its liability to policyholders.

        There are two basic types of reinsurance arrangements: treaty and facultative reinsurance. In treaty reinsurance, the ceding company is obligated to cede and the reinsurer is obligated to assume a specified portion of a type of category of risks insured by the ceding company. Treaty reinsurers do not separately evaluate each of the individual risks assumed under their treaties and, consequently, after a review of the ceding company's underwriting practices, are largely dependent on the original risk underwriting decisions made by the ceding company. In facultative reinsurance, the ceding company cedes and the reinsurer assumes all or part of the risk under a single insurance contract. Facultative reinsurance is negotiated separately for each insurance contract that is reinsured. Facultative reinsurance normally is purchased by ceding companies for individual risks not covered by their reinsurance treaties, for amounts in excess of the dollar limits of their reinsurance treaties and for unusual risks.

        Both treaty and facultative reinsurance can be written on either a pro rata basis or an excess of loss basis. Under pro rata reinsurance, the ceding company and the reinsurer share the premiums as well as the losses and expenses in an agreed proportion. Under excess of loss reinsurance, the reinsurer indemnifies the ceding company against all or a specified portion of losses and expenses in excess of a specified dollar amount, known as the ceding company's retention or reinsurer's attachment point, generally subject to a negotiated reinsurance contract limit.

        Premiums paid by the ceding company to a reinsurer for excess of loss reinsurance are not directly proportional to the premiums that the ceding company receives because the reinsurer does not assume a proportionate risk. In pro rata reinsurance, the reinsurer generally pays the ceding company a ceding commission. The ceding commission generally is based on the ceding company's cost of acquiring the business being reinsured (commissions, premium taxes, assessments and miscellaneous administrative expenses). There is usually no ceding commission on excess of loss reinsurance.

        Reinsurers may purchase reinsurance to cover their own risk exposure. Reinsurance of a reinsurer's business is called a retrocession. Reinsurance companies cede risks under retrocessional agreements to other reinsurers, known as retrocessionaires, for reasons similar to those that cause insurers to purchase reinsurance: to reduce net liability on individual or classes of risks, protect against catastrophic losses, stabilize financial ratios and obtain additional underwriting capacity.

PRINCIPAL PRODUCTS AND SERVICES

        FIRST STANDARD SECURITY INSURANCE COMPANY

        Employer Medical Stop-loss Reinsurance

        First Standard reinsures employer medical stop-loss insurance for self-insured group medical plans. Self-insured plans permit employers flexibility in designing employee health coverages at a cost that may be lower than that available through health care plans provided by an insurer or HMO. Employer medical stop-loss insurance allows self-insured employers to manage the risk of excessive health insurance costs under the self-funded plans by limiting the employer's health care expenses to a predetermined amount. This stop-loss coverage is available on either a "specific" or a "specific and aggregate" basis. Specific stop-loss coverage protects self-funded employers from large claims incurred by an individual employee or dependent. When an employee or dependent's covered claims exceed the specific stop-loss deductible, covered amounts in excess of the deductible are reimbursable to the employer under the specific stop-loss policy. The specific stop-loss deductible is selected based on the number of covered employees, the employer's capacity to assume some of the risk, and the medical claim experience of the plan. Aggregate stop-loss coverage protects the employer against fluctuations due to claim frequency. The employer's overall claim liability is limited to a certain dollar amount, often referred to as the attachment point. An aggregate stop-loss policy usually provides reimbursement when covered claims for the plan as a whole exceed the attachment point. About 50% of the stop-loss policies First Standard reinsures cover specific claims only.

        First Standard has entered into reinsurance treaties with Standard Life and Madison Life pursuant to which Standard Life and Madison Life, respectively, will cede, at treaty renewals, at least 15% of the gross premiums from their employer medical stop-loss business to First Standard. The reinsurance treaties between First Standard and Standard Life, on the one hand, and First Standard and Madison Life, on the other hand, terminate December 31, 2009, unless sooner terminated by First Standard. The respective parties have agreed to extend the termination dates of both such treaties to December 31, 2014. Standard Life, which has an A (Excellent) rating from A.M. Best & Company, Inc. ("Best"), is domiciled in New York and licensed as an insurance company in all 50 states, the District of Columbia, the Virgin Islands and Puerto Rico. Madison Life, which is domiciled in Wisconsin and licensed to sell insurance products in 46 states, the District of Columbia and the Virgin Islands, is an accredited reinsurer in New York, has an A- (Excellent) rating from Best. Standard Life and Madison Life market employer medical stop-loss nationally through a network of managing general underwriters who are non-salaried contractors that receive administrative fees. Standard Life currently markets this product through 11 MGU's, including IndependenceCare and RAS. Madison Life currently markets through three MGU's. MGU's are responsible for establishing an employer's conditions for coverage in accordance with guidelines formulated and approved by Standard Life and Madison Life, billing and collecting premiums from the employers, paying commissions to third party administrators ("TPAs") and/or brokers, and adjudicating claims. Standard Life and Madison Life are responsible for selecting MGU's, establishing underwriting guidelines, maintaining approved policy forms and reviewing and medically managing employers' claims for reimbursement, as well as establishing appropriate accounting procedures and reserves.

        Managed Care Excess Coverage

        First Standard issues and reinsures managed care excess coverages, which includes provider excess insurance and HMO reinsurance.

        Provider Excess Insurance and Reinsurance

        First Standard issues and reinsures provider excess loss insurance on a specific loss basis only. This product is marketed to providers, managed care organizations, including provider hospital organizations, hospital groups, physician groups and individual practice associations (collectively, "MCO's") that have assumed risk (through capitation by an HMO or otherwise) and desire to reduce their risk assumption and/or are required to purchase coverage by contract or regulation.

        First Standard is licensed in 21 states and has begun to write provider excess loss insurance in certain of these states through IndependenceCare and another MGU, in which IHC has an equity interest, that specializes in this product. IndependenceCare and this MGU are responsible for marketing, underwriting, billing and collecting premiums, medically managing and administering and adjudicating claims. First Standard also reinsures provider excess loss insurance written through IndependenceCare and this other MGU and issued by Standard Life and other carriers on a specific loss basis only.

        HMO Reinsurance

        First Standard reinsures HMO Reinsurance coverage. This coverage protects HMO's against excess losses incurred under an HMO health plan and is marketed to HMO's who desire to reduce their risk assumption and/or are required to purchase coverage by contract or regulation. First Standard reinsures HMO Reinsurance written through Standard Life and marketed by IndependenceCare.

        MANAGING GENERAL UNDERWRITERS

        IndependenceCare is an MGU for the employer medical stop-loss, provider excess loss and HMO Reinsurance products of Standard Life and First Standard. IndependenceCare has agreements with two other carriers to write business on its behalf in the event of marketing conflicts or regulatory requirements. During the first quarter of 2001, IndependenceCare acquired the business and employees of two other managed care MGU's and, during the first quarter of 2002, it acquired the business and employees of a medical stop-loss MGU. IndependenceCare currently has three operating subsidiaries, IndependenceCare Underwriting Services - Minneapolis L.L.C., IndependenceCare Underwriting Services - Tennessee L.L.C. and IndependenceCare Underwriting Services - Southwest L.L.C. IndependenceCare's experienced staff is responsible for marketing, underwriting, billing and collecting premiums and medically managing, administering and adjudicating claims. Final authority for all financial decisions remains with the carrier.

        RAS is an MGU for employer medical stop-loss and group life for Standard Life and another carrier. RAS, which is based in South Windsor, Connecticut, has experienced marketing, underwriting and claims personnel.

RESERVES AND INVESTMENTS

        FSHC's securities portfolio is managed by employees of IHC and its affiliates, and ultimate investment authority rests with IHC's in-house investment group. As a result of the nature of IHC's insurance liabilities, IHC endeavors to maintain a significant percentage of its assets in investment grade securities, cash and cash equivalents. At December 31, 2001, approximately 100% of the fixed maturities were investment grade. The internal investment group provides a summary of the investment portfolio and the performance thereof at the meetings of FSHC's board of directors.

        As required by insurance laws and regulations, First Standard establishes reserves to meet obligations on policies in-force. These reserves are amounts which are calculated to be sufficient to meet anticipated future policy obligations. Premiums and reserves are based upon certain assumptions with respect to morbidity. First Standard invests its assets, which support the reserves and other funds in accordance with applicable insurance law, under the supervision of their respective boards of directors. FSHC manages interest rate risk seeking to maintain a portfolio with a duration and average life that falls within the band of the duration and average life of the applicable liabilities.

        Under Delaware insurance law, there are restrictions relating to the percentage of an insurer's admitted assets that may be invested in a specific issuer or in the aggregate in a particular type of investment. In addition, there are qualitative investment restrictions.

COMPETITION AND REGULATION

        First Standard competes with many larger insurance companies and managed care organizations. IndependenceCare and RAS compete with many other managing general underwriters, insurance companies, HMOs and other managed care organizations.

        FSHC is an insurance holding company; as such, it is subject to regulation and supervision by the insurance supervisory agencies of Delaware. First Standard is also subject to regulation and supervision in all jurisdictions in which it is licensed to transact business. These supervisory agencies have broad administrative powers with respect to the granting and revocation of licenses to transact business, the licensing of agents, the approval of policy forms, the approval of commission rates, the form and content of mandatory financial statements, reserve requirements and the types and maximum amounts of investments which may be made. Such regulation is designed primarily for the benefit of policyholders rather than the stockholders of an insurance company or holding company.

        Certain transactions within the holding company system are also subject to regulation and supervision by such regulatory agencies. All such transactions must be fair and equitable. Notice to or prior approval by the insurance department is required with respect to transactions affecting the ownership or control of an insurer and of certain material transactions, including dividend declarations, between an insurer and any person in its holding company system. Under Delaware insurance laws, "control" is defined as the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, and is presumed to exist if any person, directly or indirectly, owns, controls or holds with the power to vote ten percent or more of the voting securities of any other person. An agreement to acquire control of an insurer domiciled in Delaware must be approved by the Commissioner of Insurance of Delaware. In addition, periodic disclosure is required concerning the operations, management and financial condition of the insurer within the holding company system. An insurer is also required to file detailed annual statements with each supervisory agency, and its affairs and financial conditions are subject to periodic examination.

        Risk-based capital requirements are imposed on property and casualty insurance companies. The risk-based capital ratio is determined by dividing an insurance company's total adjusted capital, as defined, by its authorized control level risk-based capital. Companies that do not meet certain minimum standards require specified corrective action. The risk-based capital ratio for First Standard exceeds such minimum ratios.



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

EMPLOYEES

        FSHC has 31 employees.

PROPERTIES

        INDEPENDENCECARE

        IndependenceCare leases 4,000 square feet of office space in Minneapolis, Minnesota, 3,800 square feet in Vernon Hills, Illinois, 2,500 square feet in Franklin, Tennessee and 1645 square feet in Austin, Texas.

        RAS

        RAS leases 4,200 square feet of office space in South Windsor, Connecticut.

LEGAL PROCEEDINGS

        There are various lawsuits pending against FSHC in the normal course of its insurance business. FSHC's management is of the opinion that the ultimate liabilities arising from such litigation, if any, would not have a material adverse effect on the financial position of FSHC.

               EXECUTIVE OFFICERS OF INDEPENDENCE HOLDING COMPANY

        Set forth below are certain IHC executive officer's name, age, all positions and offices held with IHC, principal occupations and business experience during the past five years. These executive officers will also serve as SoftNet's executive officers following the closing of the transactions contemplated by the stock purchase agreement.

      Name                     Age                               Positions
-----------------          -----------              --------------------------------
Teresa A. Herbert              40                   Chief Financial Officer
David T. Kettig                43                   Vice President--Legal and Secretary
Edward Netter                  69                   Chairman and Director
Brian R. Schlier               47                   Vice President--Taxation
Roy L. Standfest               38                   Vice President--Investments and Chief
                                                    Investment Officer
Roy T.K. Thung                 58                   Chief Executive Officer, President and Director


        TERESA A. HERBERT has served as Chief Financial Officer of IHC since July 1999. From October 1991 to July 1999, Ms. Herbert served as Vice President and Controller of IHC and, since March 1, 2001, she has held the position of Vice President of Geneve.

        DAVID T. KETTIG has served as Vice President -- Legal and Secretary of IHC since March 1992. Since October 1998, Mr. Kettig has held the position of Senior Vice President and Chief Administrative Officer of Standard Life and, from March 1992 to July 2002 he served as Vice President -- Legal and Secretary of Geneve. Since September 2001, Mr. Kettig has been a director of First Standard.

        EDWARD NETTER has served as a member of SoftNet's board of directors since July 2002. Mr. Netter has served as Chairman of the Board of IHC and a director of IHC since December 1990. He served as Chief Executive Officer of IHC from December 1990 until January 2000. Since February 1978, Mr. Netter has also served as Chairman and since 1977, a director of Geneve. Since January 1998, Mr. Netter has also served as a director of Aristotle.

        BRIAN R. SCHLIER has served as Vice President--Taxation of IHC since July 1991 and the Director of Taxation of Geneve since April 1988.

        ROY L. STANDFEST has served as Vice President--Investments and Chief Investment Officer of IHC since April 1999. Mr. Standfest has also served as Vice President -- Investments and Chief Investment Officer of Geneve since April 1999 and Vice President-Investments and Chief Investment Officer of Standard Life since September 2000. From September 1997 to March 1999, Mr. Standfest held the position of Vice President of Daiwa America Strategic Advisors Corporation, a proprietary fixed-income trading group affiliated with Daiwa Securities America with principal offices in New York, New York and, from August 1994 to October 1996, he was Managing Director of MetLife Investment Management Company, a fixed-income money manager affiliated with MetLife Insurance Company with principal offices in White Plains, New York.

        ROY T.K. THUNG has served as a member of SoftNet's board of directors since July 2002. Mr. Thung has served as Chief Executive Officer, President and director of IHC since January 2000. From July 1999 to December 1999, Mr. Thung served as President, Chief Operating Officer and director of IHC. From November 1993 to July 1999, Mr. Thung served as Executive Vice President, Chief Financial Officer, Treasurer and director of IHC. From October 1993 to July 1999, Mr. Thung also served as Executive Vice President and Chief Financial Officer of Geneve. Since July 1999, Mr. Thung has served as Executive Vice President of Geneve. Since June 2002, Mr. Thung has also served as a director of Aristotle.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                 OF OPERATIONS OF FIRST STANDARD HOLDINGS CORP.

        FSHC, a Delaware corporation, is an indirect, wholly-owned subsidiary of IHC. FSHC is a holding company engaged principally in the health insurance and reinsurance business through its wholly-owned subsidiaries, First Standard, IndependenceCare and its subsidiaries and RAS.

RESULTS OF OPERATIONS THREE MONTHS ENDED JUNE 30, 2002 COMPARED TO THREE MONTHS ENDED JUNE 30, 2001

         Premium income increased approximately $1,072,000 in the second quarter of 2002 to $1,257,000 from $185,000 in the same period in 2001. This increase is due to an increase in the stop-loss business of about $593,000, which is due to an increase in retention. In addition, provider excess and HMO assumed lines of business increased $318,000 and $161,000, respectively, with no similar amounts in existence in the prior year.

         Net investment income decreased approximately $37,000 in the second quarter of 2002 compared to the same period in 2001. Total realized gains decreased approximately $11,000 in the second quarter of 2002 compared to the same period in 2001 to a $7,000 loss as compared to a $4,000 gain in 2001.

         Brokerage income (fees earned by the MGU's for providing services) increased $202,000, which is mainly the result of an increase in stop-loss fee income, which is due to increased writings and acquisitions. The provider excess line of business increased $119,000, which is also due to increased writings. Offsetting these increases, the HMO line of business experienced a $117,000 decrease in fees, which is mainly attributable to the loss of unprofitable business from the prior year.

        Other income decreased approximately $4,000 in the second quarter of 2002 compared to the same period in 2001 which is due to a decrease in profit commissions due RAS and IndependenceCare with respect to the stop-loss line of business.

        Benefits to policyholders (health claims) increased about $9,000 to $74,000 in the second quarter of 2002 from $65,000 in the same period in 2001. This increase is attributable to the increased premium in the stop-loss line of business.

        Reserves increased $759,000 and $104,000 for the second quarter of 2002 and 2001, respectively, resulting in a net increase of $655,000. Of this increase, $335,000 is attributable to the previously noted increase in stop-loss premium and the new provider excess and HMO assumed lines of business account for $206,000 and $114,000, respectively. No similar amount existed in the prior year.

        Other operating costs and expenses amounted to $1,671,000 in the second quarter of 2002 as compared to $1,232,000 in the same period in 2001, a $439,000 increase. This increase is primarily due to increased salaries due to expansion associated with acquisitions and increased production.

        Minority interest expense decreased nearly $43,000, which is due to the overall decrease in equity income from RAS.

RESULTS OF OPERATIONS SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

        Premium income increased approximately $1,361,000 in the first half of 2002 to $1,631,000 from $270,000 in the same period in 2001. This increase is due to an increase in the stop-loss business of $792,000, resulting from an increase in retention. In addition, provider excess and HMO assumed lines of business increased $353,000 and $216,000, respectively, with no similar amounts in existence in the prior year.

        Net investment income decreased approximately $47,000 in the first half of 2002 compared to the same period in 2001. Total realized gains decreased approximately $79,000 in the first half of 2002 compared to the same period in 2001 to a $15,000 loss as compared to a $64,000 gain in 2001.

        Brokerage income (fees earned by the MGU's for providing services) increased $391,000, which is mainly attributable to a $393,000 increase in stop-loss fee income. This increase is due to increased writings and acquisitions. The provider excess line of business increased $102,000, which is also due to increased writings. Offsetting these increases, the HMO line of business experienced a $104,000 decrease in fees, which is mainly attributable to the loss of unprofitable business from the prior year.

        Other income increased approximately $523,000 in the first half of 2002 compared to the same period in 2001, which is due to an increase in profit commissions due RAS and IndependenceCare with respect to the stop-loss line of business.

        Benefits to policyholders (health claims) decreased about $32,000 to $148,000 in the first half of 2002 from about $180,000 in the same period in 2001. This decrease is attributable to the improved experience in the stop-loss line of business.



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

        Reserves increased $928,000 and $16,000 for the first half of 2002 and 2001, respectively, resulting in a net increase of $912,000. $530,000 of this increase is attributable to the previously noted increase in stop-loss premium. In addition, the new provider excess and HMO assumed lines of business account for $228,000 and $154,000 increases in reserves, respectively. No similar existed in the prior year.

        Other operating costs and expenses amounted to nearly $2,994,000 in the first half of 2002 as compared to $2,380,000 in the same period in 2001, a $614,000 increase. This increase is primarily due to increased salaries due to expansion associated with acquisitions and increased production.

        Minority interest expense increased nearly $124,000, which is due to the overall increase in equity income from RAS.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

        Premium income decreased approximately $40,000 in 2001 to $444,000 from $484,000 for the same period in 2000. This decrease is mainly due to a reduction in retention for the stop-loss business.

        Net investment income decreased approximately $162,000 in 2001 compared to 2000. The yield decreased to 5.4% in 2001 from 6.5% in 2000. Total realized gains increased approximately $333,000 in 2001 to approximately a $126,000 gain as compared to a $207,000 loss in 2000.

        Brokerage income (fees earned by the MGU's for providing services) increased $1,270,000, which is mainly the result of $1,030,000 and $63,000 additional fee income on the HMO and provider excess lines of business, respectively. This increase is due to both increased writings and acquisitions. Stop-loss fee income increased $177,000, which is also due to both increased writings and acquisitions, which is partially offset by reductions in the rate RAS charged for its services.

        Administrative fees decreased about $5,549,000 in 2001 which is the result of First Standard's decision to discontinue providing auditing and marketing services for an affiliate.

        Other income increased approximately $187,000 in 2001 compared to 2000, which is primarily due to FSHC providing back-office administrative support for another entity.

        Benefits to policyholders (health claims) decreased approximately $128,000 to $301,000 in 2001 from $429,000 in 2000. This decrease is attributable to the reduction of stop-loss premium, as noted above, coupled with improved experience.

        Reserves decreased $123,000 and $53,000 for 2001 and 2000, respectively, resulting in a net decrease of $70,000. This is attributable to the reduction of stop-loss premium, as noted above, coupled with improved experience.

        Other operating costs and expenses amounted to approximately $5,164,000 in 2001 as compared to about $4,411,000 in 2000, a $753,000 increase. This increase is primarily due to increased salaries at IndependenceCare due to expansion associated with acquisitions and increased production, which is partially offset by a decrease in salaries at First Standard resulting from discontinuation of First Standard providing auditing and marketing services to an affiliate.

        Minority interest expense increased nearly $107,000, which is due to the overall increase in equity income from RAS.

CRITICAL ACCOUNTING POLICIES

        FSHC's critical accounting policy relates to liabilities for future insurance policy benefits on short-term medical coverages which are computed using completion factors and expected loss ratios derived from actual historical premium and claim data. This method is widely used in the health insurance industry to estimate the liabilities for future insurance policy benefits. Inherent in these calculations are management and actuarial judgments and estimates (within industry standards) which could significantly impact the ending reserve liabilities and, consequently, operating income. Actual results may differ, and these estimates are subject to interpretation and change. FSHC's management believes that FSHC's method of estimating the liabilities for future insurance policy benefits provides a reasonably accurate level of reserves at December 31, 2001.

LIQUIDITY

        FIRST STANDARD

        First Standard normally provides cash flow from: (i) operations; (ii) the receipt of scheduled principal payments on its portfolio of fixed income securities; and (iii) earnings on investments. Such cash flow is used partially to finance liabilities for insurance policy benefits.

        ASSET QUALITY

        The nature and quality of insurance company investments must comply with all applicable statutes and regulations which have been promulgated primarily for the protection of policyholders. Of the aggregate carrying value of the First Standard's investment assets, approximately 90.6% was invested in investment grade fixed income securities and cash and cash equivalents at June 30, 2002. Also at such date, approximately 96% of the Insurance Group's fixed maturities were investment grade. These investments carry less risk and, therefore, lower interest rates than other types of fixed maturity investments. At June 30, 2002, approximately 4% of the carrying value of fixed maturities was invested in diversified non-investment grade fixed income securities (investments in such securities have different risks than investment grade securities, including greater risk of loss upon default, and thinner trading markets). FSHC had no real estate, mortgage loans, and non-performing fixed maturities.

        RISK MANAGEMENT

        FSHC manages interest rate risk by seeking to maintain a portfolio with a duration and average life that falls within the band of the duration and average life of the applicable liabilities.

        FSHC monitors its investment portfolio on a continuous basis and believes that the liquidity of First Standard will not be adversely affected by its current investments. This monitoring includes the maintenance of an asset-liability model that matches current insurance liability cash flows with current investment cash flows.

        The expected change in fair value as a percentage of FSHC's fixed income portfolio at June 30, 2002 given a 100 to 300 basis point rise or decline in interest rates is not materially different than the expected change at December 31, 2001. In FSHC's analysis of the asset-liability model, a 100 to 300 basis point change in interest rates on First Standard's liabilities would not be expected to have a material adverse effect on FSHC. With respect to its investments, FSHC employs (from time to time as warranted) investment strategies to mitigate interest rate and other market exposures.

        BALANCE SHEET

        The increase in FSHC's total stockholders' equity is mainly due to contributions made by its parent enabling FSHC to acquire a new entity, as well as, increase ownership in an existing entity. In addition, the restricted cash also increased, which is due to these acquisitions.

        CAPITAL RESOURCES

        Due to its favorable capital ratio, multi-state licensing and excellent asset quality and credit-worthiness, First Standard remains well positioned to increase or diversify its current activities. It is anticipated that future acquisitions or other expansion of operations will be funded internally from existing capital and surplus and parent company liquidity.

        In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, FSHC may carry its portfolio of fixed income securities either as held-to-maturity (carried at amortized cost), as trading securities (carried at fair market value) or as available-for-sale (carried at fair market value); FSHC has chosen to carry all of its debt securities as available-for-sale.

        NEW ACCOUNTING PRONOUNCEMENTS

        In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations ("SFAS 141") and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires that the purchase method of accounting be used for all business combinations. SFAS 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 121 and, after its adoption, SFAS 144.

        The provisions of SFAS 141 were effective as of July 1, 2001 and SFAS 142 were effective January 1, 2002. Upon adoption of SFAS 142, FSHC is required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS 141 for recognition separate from goodwill. Any transitional impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle. As of December 31, 2001, FSHC had unamortized goodwill in the amount of $3.0 million all of which will be subject to the transition provisions of SFAS 142. Amortization expense related to goodwill was approximately $.5 million for the year ended December 31, 2001.

        In August 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS No. 144 supersedes SFAS 121 yet retains its fundamental provisions for recognition and measurement of the impairment of long-lived assets to be held and used for measurement of long-lived assets to be disposed of by sale. In addition, SFAS 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. FSHC adopted FAS 144 on January 1, 2002. The impact of the adoption of SFAS 144 did not have a material effect on the financial statements or operations of FSHC.

        In April 2002, the FASB issued SFAS No. 145, Rescission of SFAS No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections ("SFAS 145"). This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, SFAS No. 64, Extinguishment of Debt made to satisfy Sinking-Fund Requirements, and SFAS No. 44, Accounting for Intangible Assets of Motor Carriers. This statement also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the accounting for sale-leaseback transactions and the accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 is effective for fiscal years beginning after, transactions entered into after and financial statements issued on or subsequent to May 15, 2002. The adoption of SFAS 145 had no impact on financial statements of FSHC.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities ("SFAS 146"). SFAS 146 addresses the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 supersedes Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), and requires liabilities associated with exit and disposal activities to be expensed as incurred. SFAS 146 is effective for exit or disposal activities that we initiate after December 31, 2002.

FORWARD LOOKING STATEMENTS

        FSHC makes forward-looking statements in this document. These statements are subject to risks and uncertainties, and FSHC cannot assure you that these statements will prove to be correct. Forward-looking statements include assumptions as to how SoftNet may perform in the future and the potential benefits of the stock purchase.

         Also, when FSHC uses words like "believes," "expects," "anticipates" or similar expressions, FSHC is making forward-looking statements. For those statements, FSHC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. You should understand that the aforementioned factors, in addition to those discussed elsewhere in this document, could affect the future results of FSHC and could cause those results to differ materially from those expressed in FSHC's forward-looking statements.

                            INFORMATION ABOUT SOFTNET

        As a result of the SoftNet's board of directors decisions, SoftNet wound down the ISP Channel, Intellicom, and Aerzone businesses, and reduced its corporate headquarters staff. As of June 30, 2002, the ISP Channel, Intellicom, and Aerzone businesses, including Laptop Lane Limited, were substantially wound down.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOFTNET

        The following discussion of the financial condition and results of operations of SoftNet should be read in conjunction with, and is qualified in its entirety by reference to our Consolidated Financial Statements and related Notes thereto appearing elsewhere in this proxy statement.

OVERVIEW

        On July 29, 2002, SoftNet entered into an agreement to acquire FSHC from IHC for $31.9 million in cash. FSHC and its wholly-owned subsidiaries are engaged in the insurance and reinsurance business. Upon closing of the transaction, SoftNet will become an insurance holding company, the employment of all of

SoftNet's current employees will terminate, and SoftNet's operations will be directed by IHC management and employees pursuant to a services agreement between SoftNet and IHC. Consummation of this acquisition is subject to satisfaction of certain conditions, including approval by SoftNet's stockholders.

        In a separate transaction, IHC acquired Pacific Century's entire interest in SoftNet consisting of 5,000,000 common stock shares at $3.00 per share for a total value of $15,000,000. As a result of this transaction, Pacific Century's appointees Linus W.L. Cheung and Jeffrey A. Bowden have resigned from SoftNet's board of directors, and Edward Netter, Chairman of IHC, and Roy Thung, Chief Executive Officer of IHC, have been appointed to SoftNet's board of directors. Additionally, upon closing of the purchase of FSHC, IHC has agreed to make a cash tender offer at $3.00 per share for at least 3,000,000 outstanding common stock shares of SoftNet, subject to certain limitations.

        Separately, SoftNet's board of directors also approved a stockholder rights plan (the "Plan"). Pursuant to the Plan's approval, SoftNet's board of directors declared a dividend distribution of one preferred share purchase right, or one right, on each outstanding common stock share. The dividend distribution of the rights will be payable to common stock stockholders of record on August 14, 2002. The rights distribution is not taxable to stockholders. Subject to limited exceptions, the rights will be exercisable if a person or group acquires or announces a tender offer for 4.99% or more of SoftNet's common stock. Under certain circumstances, each right will entitle stockholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock of SoftNet at an exercise price of $3.00. SoftNet's board of directors will be entitled to redeem the rights at $0.01 per right at any time before a person has acquired 4.99% or more of the outstanding common stock.

        The rights are designed to inhibit some acquisitions of SoftNet's common stock shares that could result in the imposition of limitations on the use of its Federal net operating loss carryforwards and certain income tax credits. The rights are therefore intended to enable all stockholders to realize the long-term value of their investment in SoftNet. The rights are not being distributed in response to any specific effort to acquire control of SoftNet.

        If a person becomes an acquiring person which triggers the rights under the Plan, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of SoftNet's common shares having a market value at that time of twice the right's exercise price. The rights held by the acquiring person will become void and will not be exercisable to purchase shares at the bargain purchase price. If SoftNet is acquired in a merger or other business combination transaction which has not been approved by SoftNet's board of directors, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the right's exercise price.

        The Plan will expire on the close of business on the earliest date that
(a) a vote of SoftNet's stockholders does not approve an amendment or an amendment and restatement of SoftNet's certificate of incorporation proposed by SoftNet's board of directors providing for limitations on the acquisition of SoftNet's common stock in excess of certain percentage amounts, (b) such restated certificate of incorporation is filed with the Secretary of State of the State of Delaware or (c) SoftNet's stock purchase agreement with SSH Corp. and IHC is terminated, subject to SoftNet's right to extend such date and SoftNet's earlier redemption or exchange of such rights or termination of the Plan.

        On May 17, 2002, SoftNet received a Nasdaq Staff Determination Letter stating that SoftNet's common stock is no longer eligible for continued listing on the Nasdaq National Market as a result of SoftNet ceasing the operations of its last business segment, Intellicom, and that SoftNet therefore does not meet the requirements for continued listing set forth in Marketplace Rules 4300 and 4330. Subsequently, SoftNet requested and was granted an oral hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq Staff Determination Letter, which stayed the delisting of SoftNet's common stock pending the outcome of the hearing. On July 12,

2002, SoftNet appeared before the Nasdaq Listing Qualifications Panel to present SoftNet's plan to acquire FSHC, which would allow SoftNet to comply with the Marketplace Rules 4300 and 4330. On August 15, 2002, the Nasdaq Listing Qualifications Panel informed SoftNet that SoftNet will remain listed on Nasdaq, subject to meeting various conditions, including the completion of the acquisition of FSHC by December 31, 2002. Nasdaq has also informed SoftNet that if it does remain listed on Nasdaq, following the acquisition of FSHC, SoftNet will be required to meet Nasdaq's initial listing requirements as well as Nasdaq's continued listing requirements.

        On December 7, 2000, SoftNet's board of directors approved a plan to discontinue its ISP Channel operations because of (1) the consolidation in the cable industry made it difficult for ISP Channel to achieve the economies of scale necessary to provide such services profitably, and (2) SoftNet was no longer able to bear the costs of maintaining the ISP Channel. Subsequently on December 19, 2000, SoftNet's board of directors approved a plan to discontinue its Aerzone business in light of, among other things, significant long-term capital needs and the difficulty of securing the necessary financing because of the financial markets. In conjunction with discontinuing the ISP Channel, Intellicom, and Aerzone businesses, SoftNet's board of directors on December 28, 2000, approved a plan to reduce its corporate headquarters staff.

        As of June 30, 2002, the ISP Channel, Intellicom,and Aerzone businesses, including Laptop Lane Limited, were substantially wound down.

        On March 29, 2002, SoftNet and its wholly-owned subsidiary, Intellicom, entered into an agreement to sell its operating business and certain assets to Loral Cyberstar, Inc. Following the sale of its operating business and certain assets to Loral Cyberstar, Inc., SoftNet's board of directors unanimously agreed to cease the operations of Intellicom on April 3, 2002. Subsequently on April 22, 2002, Intellicom entered into an agreement to sell certain assets to Native Intellicom, Inc., a wholly-owned subsidiary of the Pinoleville Band of Pomo Indians, for cash, subject to the termination of Intellicom's lease for its facility in Livermore, California.

        SoftNet reports operating expenses in several categories: (i) selling and marketing; (ii) engineering; and (iii) general and administrative costs. Also included in operating expenses are depreciation and non-cash compensation expense related to stock options. Non-cash compensation expense related to stock options relates primarily to the amortization of deferred stock compensation resulting from below market value stock options granted between October 1998 and March 1999.

        The results of operations for the three months and nine months ended June 30, 2001, have been reclassified for the effects of discontinued operations of Intellicom.

CRITICAL ACCOUNTING POLICIES

        The preparation of consolidated financial statements and related disclosures in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates. SoftNet believes the following critical accounting policies are significantly affected by judgments, assumptions and estimates used in preparation of its condensed consolidated financial statements.

    DISCONTINUED OPERATIONS

        SoftNet accounts for discontinued operations in accordance to Accounting Principles Board Opinion No. 30, or APB 30, Reporting the Results of Operations
- Reporting the Effects of Disposal of a Segment of



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

Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Under APB 30, SoftNet accrued estimates of expected liabilities related to discontinued operations through its eventual discharge. The estimated remaining liabilities related to discontinued operations include contract terminations, litigation and loss from operations subsequent to June 30, 2002. SoftNet reviews the estimated closure costs liability on a quarterly basis to determine changes in the costs of the discontinued operations activities.

    RESTRUCTURING EXPENSE

        SoftNet recorded restructuring expenses related to an approved plan to reduce corporate headquarters staff and to relocate its corporate offices in conjunction with discontinuing the Aerzone, ISP Channel and Intellicom businesses. These restructuring expenses are based on estimates of the expected costs associated with employee severance, lease terminations, and facility relocation. SoftNet reviews the estimated restructuring costs accrual on a quarterly basis to determine changes in the costs of the restructuring activities.

    IMPAIRMENT OF LONG-LIVED ASSETS

        SoftNet evaluates long-lived assets for impairment whenever current events or changes in circumstances, as defined in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

    SHORT-TERM INVESTMENTS

        SoftNet accounts for its short-term investments in debt and equity securities under Statement of Financial Accounting Standards No. 115 ("SFAS 115"), Accounting for Certain Investments in Debt and Equity Securities. Short-term investments generally consist of highly liquid securities with original maturities in excess of three months. SoftNet has classified its short-term investments as available-for-sale securities. These short-term investments are carried at fair value based on quoted market prices with unrealized gains and losses reported in accumulated other comprehensive loss in the accompanying condensed consolidated balance sheets. Realized gains and losses on short-term investments are computed using the specific identification method and are reported in miscellaneous income (expense), net in the accompanying condensed consolidated statements of operations. Declines in value judged to be other-than-temporary is determined based on the specific identification method and are reported in loss in disposition of equity investments in the accompanying condensed consolidated statements of operations.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2002, COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2001

        SELLING AND MARKETING

        SoftNet incurred no selling and marketing expenses for the three months ended June 30, 2002, compared to $9,000 for the three months ended June 30, 2001, as a result of eliminating the public relations department associated with the December 28, 2000 corporate restructuring plan.

         ENGINEERING



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

        SoftNet incurred no engineering expenses for the three months ended June 30, 2002, compared to $71,000 for the three months ended June 30, 2001, as a result of eliminating the corporate technology department associated with the December 28, 2000 corporate restructuring plan.

        GENERAL AND ADMINISTRATIVE

        Consolidated general and administrative expenses decreased $347,000, or 22%, to $1,265,000 for the three months ended June 30, 2002, compared to $1,612,000 for the three months ended June 30, 2001, primarily due to reduced expenses resulting from staff reductions associated with the December 28, 2000 corporate restructuring plan.

        DEPRECIATION

        Consolidated depreciation expense decreased $44,000, or 56%, to $34,000 for the three months ended June 30, 2002, compared to $78,000 for the three months ended June 30, 2001, primarily due to reduced depreciation expense resulting from sales and disposal of property.

        NON-CASH COMPENSATION EXPENSE RELATED TO STOCK OPTIONS

        SoftNet recognized a non-cash compensation expense related to stock options of $400,000 for the three months ended June 30, 2002, compared to non-cash compensation expense related to stock options of $483,000 for the three months ended June 30, 2001. For the three months ended June 30, 2002 and 2001, non-cash compensation expense related to stock options issued to employees relates primarily to the amortization of deferred stock compensation resulting from below market value stock options granted between October 1998 and March 1999.

        Non-cash compensation expense related to stock options should continue to decrease as SoftNet continues to reduce its staff due to its discontinued operations and corporate restructuring.

        INTEREST INCOME

        Consolidated interest income decreased $832,000, or 68%, to $391,000 for the three months ended June 30, 2002, compared to $1,223,000 for the three months ended June 30, 2001, as a result of lower interest rates, and decrease in cash, cash equivalents, and short-term investments, available-for-sale.

        INTEREST EXPENSE

        Consolidated interest expense increased $14,000 to $18,000 for the three months ended June 30, 2002, compared to $4,000 for the three months ended June 30, 2001.

        LOSS ON DISPOSITION OF EQUITY INVESTMENTS

        For the three months ended June 30, 2001, SoftNet recognized a charge of $3,684,000 related to its China Broadband Corporation investment in anticipation of SoftNet's July 13, 2001 agreement to sell its interest in China Broadband Corporation to Canaccord International Limited.

        MISCELLANEOUS INCOME/EXPENSE, NET

        Consolidated miscellaneous income increased $53,000 to $3,000 for the three months ended June 30, 2002, compared to consolidated miscellaneous expense of $50,000 for the three months ended June 30, 2001.

This increase is primarily due to losses incurred from the disposal of property for the three months ended June 30, 2001.

        INCOME TAXES

        SoftNet made no provision for income taxes for the three months ended June 30, 2002 and 2001, as a result of SoftNet's continuing losses.

        LOSS ATTRIBUTED TO DISCONTINUED OPERATIONS

        SoftNet recognized a $70,000 loss attributed to discontinued operations for the three months ended June 30, 2002, compared to a loss of $8,013,000 for the three months ended June 30, 2001. For the three months ended June 30, 2002, the loss attributed to discontinued operations consisted of a $180,000 gain on disposition of Intellicom, resulting from a lower than anticipated costs of closing Intellicom, and a $250,000 loss on disposition of Aerzone, resulting from a superior court decision related to a breach of contract. For the three months ended June 30, 2001, the loss attributed to discontinued operations consisted of a $3,913,000 loss from operations of Intellicom, a $3,000,000 gain on the disposition of ISP Channel, resulting from lower than anticipated costs of closing ISP Channel, and a $7,100,000 loss on the disposition of Aerzone, resulting primarily from the reduction of the anticipated sales price of Laptop Lane Limited.

        NET LOSS

        SoftNet had a net loss of $1,393,000, or a net loss per share of $0.05, for the three months ended June 30, 2002, compared to a net loss of $12,781,000, or a net loss per share of $0.51, for the three months ended June 30, 2001.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2002, COMPARED TO THE NINE MONTHS ENDED JUNE 30, 2001

        SELLING AND MARKETING

        SoftNet incurred no selling and marketing expenses for the nine months ended June 30, 2002, compared to $196,000 for the nine months ended June 30, 2001, as a result of eliminating the public relations department associated with the December 28, 2000 corporate restructuring plan.

        ENGINEERING

        SoftNet incurred no engineering expenses for the nine months ended June 30, 2002, compared to $529,000 for the nine months ended June 30, 2001, as a result of eliminating the corporate technology department associated with the December 28, 2000 corporate restructuring plan.

        GENERAL AND ADMINISTRATIVE

        Consolidated general and administrative expenses decreased $2,056,000, or 32%, to $4,347,000 for the nine months ended June 30, 2002, compared to $6,403,000 for the nine months ended June 30, 2001, primarily due to reduced expenses resulting from staff reductions associated with the December 28, 2000 corporate restructuring plan.

        DEPRECIATION



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

        Consolidated depreciation expense decreased $122,000, or 43%, to $160,000 for the nine months ended June 30, 2002, compared to $282,000 for the nine months ended June 30, 2001, primarily due to reduced depreciation expense resulting from sales and disposal of property.

        NON-CASH COMPENSATION EXPENSE/BENEFIT RELATED TO STOCK OPTIONS

        SoftNet recognized a non-cash compensation expense related to stock options of $1,200,000 for the nine months ended June 30, 2002, compared to non-cash compensation benefit related to stock options of $1,087,000 for the nine months ended June 30, 2001. For the nine months ended June 30, 2002 and 2001, non-cash compensation expense/benefit related to stock options issued to employees relates primarily to the amortization of deferred stock compensation resulting from below market value stock options granted between October 1998 and March 1999.

        Non-cash compensation benefits are recognized following the reversal of previously recognized expenses related to terminated unvested stock options with a cliff vesting feature. Non-cash compensation expense related to stock options should continue to decrease as SoftNet continues to reduce its staff due to its discontinued operations and corporate restructuring.

        PROVISION FOR IMPAIRED ASSETS

        SoftNet recognized a charge of $352,000 for the nine months ended June 30, 2002, as a result of writing off its accounting software. SoftNet migrated to an off-the-shelf accounting software.

        RESTRUCTURING EXPENSE

        SoftNet recognized a restructuring charge for the nine months ended June 30, 2001, related to a plan to downsize its corporate headquarters staff. The charge in the amount of $3,900,000 was recognized as restructuring expense and consisted primarily of termination payments for affected employees. SoftNet increased the restructuring reserve by $502,000 for the nine months ended June 30, 2002, as a result of additional estimated lease termination costs associated with SoftNet headquarters. At June 30, 2002, a restructuring accrual of $1,449,000 remained outstanding.

        INTEREST INCOME

        Consolidated interest income decreased $4,110,000, or 74%, to $1,423,000 for the nine months ended June 30, 2002, compared to $5,533,000 for the nine months ended June 30, 2001, as a result of lower interest rates, and decrease in cash, cash equivalents, and short-term investments, available-for-sale.

        INTEREST EXPENSE

        Consolidated interest expense decreased $35,000, or 39%, to $54,000 for the nine months ended June 30, 2002, compared to $89,000 for the nine months ended June 30, 2001. This decrease is primarily due to the reduction of interest expense resulting from the payment of the 8.5% promissory note to the former Intellicom stockholders.

        LOSS ON DISPOSITION OF EQUITY INVESTMENTS

        SoftNet recognized a loss on disposition of equity investments of $701,000 for the nine months ended June 30, 2002, consisting of $230,000 related to the 1,000,000 SkyNet Global Limited common stock shares and $471,000 related to the 400,000 SkyNet Global Limited preference stock shares. For the nine months ended June 30, 2001, SoftNet recognized a charge of $17,445,000, consisting of a $768,000 write down of a



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

note receivable and related interest, and $16,677,000 of write-downs and realized losses related to various short-term and long-term equity investments.

        EQUITY IN NET LOSSES OF INVESTEE COMPANIES

        SoftNet recognized equity in net losses of investee companies of $394,000 for the nine months ended June 30, 2001. SoftNet did not incur any equity in net losses of investee companies for the nine months ended June 30, 2002, as a result of the sale and write offs of investee companies accounted for under the equity method for the year ended September 30, 2001.

        MISCELLANEOUS EXPENSE, NET

        SoftNet incurred no consolidated miscellaneous expense for the nine months ended June 30, 2002, compared to consolidated miscellaneous expense of $153,000 for the nine months ended June 30, 2001, primarily resulting from the write off of costs associated with a failed business acquisition.

        INCOME TAXES

        SoftNet made no provision for income taxes for the nine months ended June 30, 2002 and 2001, as a result of SoftNet's continuing losses.

        LOSS ATTRIBUTED TO DISCONTINUED OPERATIONS

        SoftNet recognized a $4,889,000 loss attributed to discontinued operations for the nine months ended June 30, 2002, compared to a loss of $33,453,000 for the nine months ended June 30, 2001. For the nine months ended June 30, 2002, the loss attributed to discontinued operations consisted of a $3,120,000 loss on disposition of Intellicom, a $1,829,000 loss from operations of Intellicom, a $590,000 loss on disposition of Micrographic Technology Corporation, ("MTC") as a result of a preliminary arbitration decision related to a dispute with Applications Informatiques Multimedia and a dispute related to the sale of MTC to Global Information Distribution GmbH, ("GID") a $900,000 gain on disposition of ISP Channel, resulting from the lower than anticipated costs of closing ISP Channel, and a $250,000 loss on disposition of Aerzone, resulting from a superior court decision related to a breach of contract. For the nine months ended June 30, 2001, the loss attributed to discontinued operations consisted of a $26,625,000 loss from operations of Intellicom, a $9,008,000 gain on the disposition of ISP Channel, resulting from lower than anticipated costs of closing ISP Channel, and a $15,836,000 loss on the disposition of Aerzone, resulting primarily from the reduction of the anticipated sales price of Laptop Lane Limited.

         EXTRAORDINARY ITEM-GAIN ON SETTLEMENT OF OBLIGATION

         SoftNet recognized a gain of $1,326,000 for the nine months ended June 30, 2001, resulting from the cash payment made in lieu of SoftNet's obligation to pay off the 8.5% promissory note and interest, and to settle business acquisition liability to former Intellicom stockholders with common stock.

        NET LOSS

        SoftNet had a net loss of $10,782,000, or a net loss per share of $0.42, for the nine months ended June 30, 2002, compared to a net loss of $54,898,000, or a net loss per share of $2.20, for the nine months ended June 30, 2001.



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

RESULTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2001, COMPARED TO THE YEAR ENDED SEPTEMBER 30, 2000

    NET SALES

        Consolidated net sales decreased $5,750,000, or 58%, to $4,177,000 for the year ended September 30, 2001, compared to $9,927,000 for the year ended September 30, 2000. Net sales from Intellicom's core business of satellite-based Internet services increased $1,373,000, or 122%, to $2,498,000 for the year ended September 30, 2001, as compared to $1,125,000 for the year ended September 30, 2000, primarily as a result of providing VSAT satellite service related to equipment sold to Tricom, S.A. Equipment sales decreased $7,003,000 to $1,089,000 for the year ended September 30, 2001, compared to $8,092,000 for the year ended September 30, 2000, primarily as a result of VSAT equipment sales to Tricom, S.A for the year ended September 30, 2000. Other sources of sales decreased $120,000 to $590,000 for the year ended September 30, 2001, compared to $710,000 for the year ended September 30, 2000, primarily as a result of decreased installation revenue.

    COST OF SALES

        Consolidated cost of sales decreased $731,000, or 7%, to $9,734,000 for the year ended September 30, 2001, compared to $10,465,000 for the year ended September 30, 2000. The largest component of Intellicom's cost of sales is equipment costs, which amounted to $6,141,000, primarily consisting of the write down of inventory to market value, for the year ended September 30, 2001; compared to $6,878,000, primarily consisting of equipment costs related to the VSAT equipment sales to Tricom, S.A., for the year ended September 30, 2000. Intellicom's transponder fees increased to $3,201,000 for the year ended September 30, 2001, compared to $3,063,000 for the year ended September 30, 2000, primarily as a result of additional costs from the leasing of a full transponder on SatMex 5 beginning on December 1, 1999.

    SELLING AND MARKETING

        Consolidated selling and marketing expenses (exclusive of non-cash compensation expense (benefit) of $0 for 2001 and $(166,000) for 2000) decreased $2,726,000, or 55%, to $2,260,000 for the year ended September 30, 2001, compared to $4,986,000 for the year ended September 30, 2000.

        Intellicom's selling and marketing expenses decreased $1,154,000, or 36%, to $2,078,000 for the year ended September 30, 2001, compared to $3,232,000 for the year ended September 30, 2000, primarily as a result of staff reductions as part of an organizational restructuring.

        Corporate selling and marketing expenses decreased $1,572,000, or 90%, to $182,000 for the year ended September 30, 2001, compared to $1,754,000 for the year ended September 30, 2000, primarily as a result of eliminating the business development and public relations departments as part of a corporate restructuring.

    ENGINEERING

         Consolidated engineering expenses (exclusive of non-cash compensation expense of $102,000 for 2001 and $55,000 for 2000) decreased $116,000, or 3%, to
$4,207,000 for the year ended September 30, 2001, as compared to $4,323,000 for the year ended September 30, 2000.

         Intellicom's engineering expenses decreased $131,000, or 3%, to $3,656,000 for the year ended September 30, 2001, compared to $3,787,000 for the year ended September 30, 2000, primarily due to decreased costs as a result of the completion of research for the development of the new VSAT during February 2000, offset by increased personnel costs to support the then-anticipated future business.

        Corporate engineering expenses increased $15,000, or 3%, to $551,000 for the year ended September 30, 2001, compared to $536,000 for the year ended September 30, 2000.

    GENERAL AND ADMINISTRATIVE

        Consolidated general and administrative expenses (exclusive of non-cash compensation expense (benefit) of $(807,000) for 2001 and $14,668,000 for 2000) decreased $930,000, or 7%, to $11,825,000 for the year ended September 30, 2001, compared to $12,755,000 for the year ended September 30, 2000.

        Intellicom's general and administrative expenses increased $575,000, or 29%, to $2,542,000 for the year ended September 30, 2001, compared to $1,967,000 for the year ended September 30, 2000, primarily as a result of increased personnel costs to support the then-anticipated future business, which did not occur.

        Corporate general and administrative expenses decreased $1,505,000, or 14%, to $9,283,000 for the year ended September 30, 2001, compared to $10,788,000 for the year ended September 30, 2000, primarily as a result of staff reductions as part of a corporate restructuring.

    DEPRECIATION AND AMORTIZATION

        Consolidated depreciation and amortization expenses decreased $875,000, or 27%, to $2,409,000 for the year ended September 30, 2001, compared to $3,284,000 for the year ended September 30, 2000.

         Intellicom's depreciation and amortization expense decreased $870,000, or 30%, to $2,059,000 for the year ended September 30, 2001, compared to $2,929,000 for the year ended September 30, 2000, primarily due to no amortization expense since March 31, 2001, as a result of the write off of the intangible asset associated with the developed technology from the acquisition of Intellicom.

         Corporate depreciation and amortization expense decreased $5,000, or 1%, to $350,000 for the year ended September 30, 2001, compared to $355,000 for the year ended September 30, 2000.

    NON-CASH COMPENSATION EXPENSE/BENEFIT RELATED TO STOCK OPTIONS

         SoftNet recognized a non-cash compensation benefit related to stock options of $705,000 for the year ended September 30, 2001, compared to non-cash compensation expense related to stock options of $14,557,000 for the year ended September 30, 2000. For the year ended September 30, 2001, non-cash compensation benefit related to stock options consisted of $674,000 related to employee stock options and $31,000 related to non-employee options, and for the year ended September 30, 2000, non-cash compensation expense related to stock options consisted of $14,296,000 related to employee stock options and $261,000 related to non-employee options.

         Non-cash compensation benefits are recognized following the reversal of previously accrued expenses in respect to stock option terminations as result of corporate restructuring. Non-cash compensation expense related to stock options were expected to continue to decrease or generate a benefit, as SoftNet continued to reduce its staff due to its discontinued operations and corporate restructuring.

    PROVISION FOR IMPAIRED ASSETS



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

        SoftNet recognized a charge of $12,155,000 for the year ended September 30, 2001, consisting of a $11,108,000 impairment of an intangible asset associated with the developed technology from the acquisition of Intellicom; and a $1,047,000 write off of abandoned property and equipment, and impairment of VSAT equipment returned from former domestic customers.

    RESTRUCTURING EXPENSE

        SoftNet recognized a restructuring expense of $5,190,000 for the year ended September 30, 2001, consisting of $3,900,000 related to a plan to downsize its corporate headquarters staff, and $1,290,000 related to a plan to downsize the Intellicom staff and shut down various offices. At September 30, 2001, restructuring reserves of $1,240,000 and $512,000 remained outstanding for corporate and Intellicom, respectively.

    INTEREST INCOME

        Consolidated interest income decreased $5,421,000, or 46%, to $6,422,000 for the year ended September 30, 2001, compared to $11,843,000 for the year ended September 30, 2000, as a result of lower interest rates, and decrease in cash, cash equivalents, and short-term investments, available-for-sale.

    INTEREST EXPENSE

        Consolidated interest expense decreased $419,000, or 80%, to $107,000 for the year ended September 30, 2001, compared to $526,000 for the year ended September 30, 2000. This decrease is primarily due to the reduction of interest expense resulting from the conversion of the 9% senior subordinated convertible notes, payment of the 6% subordinated convertible notes and payment of the 8.5% promissory note to the former Intellicom stockholders.

    EQUITY IN NET LOSSES OF INVESTEE COMPANIES

        SoftNet recognized equity in net losses of investee companies of $394,000 for the year ended September 30, 2001, compared to equity in net losses of investee companies of $581,000 for the year ended September 30, 2000.

    GAIN (LOSS) ON DISPOSITION OF EQUITY INVESTMENTS, NET.

        SoftNet recognized a charge of $17,195,000 for the year ended September 30, 2001, consisting of a $768,000 write down of a note receivable and related interest; and $16,427,000 of write-downs and realized losses related to various short-term and long-term equity investments. SoftNet recognized a gain on disposition of long-term equity investments of $10,157,000 for the year ended September 30, 2000, primarily due to a $10,194,000 gain on an exchange of 50,000 common stock shares of Big Sky Network Canada, Limited for (i) $2,500,000 in cash, (ii) a promissory note in the amount of $1,700,000 bearing interest at 8% per annum due September 29, 2001, and (iii) 1,133,000 common stock shares valued at $9,630,000 from China Broadband Corporation on September 29, 2000.

    MISCELLANEOUS INCOME (EXPENSE), NET

        Consolidated miscellaneous income increased $1,101,000 to $97,000 for the year ended September 30, 2001, compared to consolidated miscellaneous expense of $1,004,000 for the year ended September 30, 2000. This increase is primarily due to losses incurred from the sale of the Intellicom headquarters office building and disposal of equipment, and contract termination costs for the year ended September 30, 2000.

    INCOME TAXES



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

        SoftNet made no provision for income taxes for the year ended September 30, 2001 and 2000, as a result of SoftNet's continuing losses.

    LOSS ATTRIBUTED TO DISCONTINUED OPERATIONS

        SoftNet recognized a $4,898,000 loss attributed to discontinued operations for the year ended September 30, 2001, compared to $211,799,000 for the year ended September 30, 2000. For the year ended September 30, 2001, the loss attributed to discontinued operations consisted of a $10,008,000 gain due to the revision of the loss on disposition of ISP Channel, resulting from lower than anticipated costs of closing ISP Channel, and a $14,906,000 loss on disposition of Aerzone, resulting primarily from the reduction of the estimated sales proceeds of Laptop Lane. For the year ended September 30, 2000, the loss attributed to discontinued operations consisted of a loss on disposition of ISP Channel of $97,200,000, a net loss from the operations of ISP Channel of $60,249,000, a loss on disposition of Aerzone of $42,200,000, and a net loss from the operations of Aerzone of $12,150,000.

    EXTRAORDINARY ITEM - GAIN ON SETTLEMENTS OF OUTSTANDING OBLIGATIONS

        SoftNet recognized a gain of $1,326,000 for the year ended September 30, 2001, resulting from the cash payment made in lieu of SoftNet's obligation to pay off the 8.5% promissory note and related interest, and to settle the business acquisition liability to former Intellicom stockholders with common stock.

    NET LOSS

        SoftNet had a net loss of $57,647,000, or a net loss per share of $2.31, for the year ended September 30, 2001, compared to a net loss of $232,353,000, or a net loss per share of $9.88, for the year ended September 30, 2000.

RESULTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2000, COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1999

    NET SALES

        Consolidated net sales increased $8,343,000, or 526%, to $9,927,000 for year ended September 30, 2000, as compared to $1,584,000 for the two hundred thirty four days ended September 30, 1999. Net sales from Intellicom's core business of satellite-based Internet services increased $609,000, or 118%, to $1,125,000 for the year ended September 30, 2000, as compared to $516,000 for the two hundred thirty four days ended September 30, 1999, primarily as a result of monthly service fees provided to the new Tricom, S.A. sites, and an additional one-hundred-thirty-one days of service fees for year ended September 30, 2000, as compared to September 30, 1999, due to the acquisition of Intellicom on February 9, 1999. Equipment sales increased $7,956,000 to $8,092,000 for the year ended September 30, 2000, as compared to $136,000 for the two hundred thirty four days ended September 30, 1999, as a result of VSAT equipment sales to Tricom, S.A. Other sources of sales decreased $222,000, or 24%, to $710,000 for the year ended September 30, 2000, as compared to $932,000 for the two hundred thirty four days ended September 30, 1999, primarily due to Intellicom exiting from the data processing service business on September 30, 1999, and no transponder sublease income for the year ended September 30, 2000, offset by collocation revenue for the September 30, 2000.

    COST OF SALES

        Consolidated cost of sales increased $9,016,000, or 622%, to $10,465,000 for the year ended September 30, 2000, as compared to $1,449,000 for the two hundred thirty four days ended September 30, 1999, primarily as a result of VSAT equipment sales to Tricom, S.A. and the space segment leasing of a full transponder beginning on December 1, 1999, in preparation for providing satellite-based Internet services to existing and prospective customers. The largest component of Intellicom's cost of sales for the year ended September 30, 2000, are equipment costs resulting from VSAT equipment sales to Tricom, S.A. Another component of Intellicom's cost of sales is transponder fees, which amounted to $3,063,000 for the year ended September 30, 2000, as compared to $788,000 for the two hundred thirty four days ended September 30, 1999.

    SELLING AND MARKETING

        Consolidated selling and marketing expenses (exclusive of non-cash compensation expense (benefit) of $(166,000) for 2000 and $166,000 for 1999) increased $4,433,000, or 802%, to $4,986,000 for the year ended September 30, 2000, as compared to $553,000 for the year ended September 30, 1999.

        Intellicom's selling and marketing expenses increased $2,679,000, or 485%, to $3,232,000 for the year ended September 30, 2000, as compared to $553,000 for the two hundred thirty four days ended September 30, 1999, primarily as a result of the hiring to staff these departments.

        For the year ended September 30, 2000, corporate incurred selling and marketing expenses of $1,754,000, which are primarily personnel costs associated with the formation of the new business development and public relations departments.

    ENGINEERING

        Consolidated engineering expenses (exclusive of non-cash compensation expense of $55,000 for 2000 and $199,000 for 1999) increased $3,894,000, or
908%, to $4,323,000 for the year ended September 30, 2000, as compared to $429,000 for the year ended September 30, 1999.

        Intellicom's engineering expenses increased $3,358,000 to $3,787,000 for the year ended September 30, 2000, as compared to $429,000 for the two hundred thirty four days ended September 30, 1999, primarily as a result of hiring to staff these departments.

        For the year ended September 30, 2000, corporate incurred engineering expenses of $536,000, which are primarily personnel costs associated with the formation of a corporate technology department. The corporate technology department is responsible for technology and strategic development for SoftNet. Subsequent to the year ended September 30, 2000, this department was eliminated in a corporate restructuring.

    GENERAL AND ADMINISTRATIVE

        Consolidated general and administrative expenses (exclusive of non-cash compensation expense of $14,668,000 for 2000 and $8,173,000 for 1999) increased $4,590,000, or 56%, to $12,755,000 for the year ended September 30, 2000, as compared to $8,165,000 for the year ended September 30, 1999.

        Intellicom's general and administrative expenses increased $1,071,000, or 119%, to $1,967,000 for the year ended September 30, 2000, as compared to $896,000 for the two hundred thirty four days ended September 30, 1999, primarily as a result of leasing an additional office facility in Livermore, California; the write off of a customer receivable; and an additional one-hundred-thirty-one days of general and administrative expenses for the year ended September 30, 2000, as compared to September 30, 1999, due to the acquisition of Intellicom on February 9, 1999.

        Corporate general and administrative expenses increased $3,519,000, or 48%, to $10,788,000 for the year ended September 30, 2000, as compared to $7,269,000 for the year ended September 30, 1999. The growth in corporate general and administrative expenses are a result of hiring staff for its administrative, executive and finance departments to support both the continuing and discontinued operations.

    DEPRECIATION AND AMORTIZATION

        Consolidated depreciation and amortization expenses increased $1,396,000, or 74%, to $3,284,000 for the year ended September 30, 2000, as compared to $1,888,000 for the year ended September 30, 1999.

        Intellicom's depreciation and amortization expense increased $1,216,000, or 71%, to $2,929,000 for the year ended September 30, 2000, as compared to $1,713,000 for the two hundred thirty four days ended September 30, 1999, primarily as a result of an additional one-hundred-thirty-one days of depreciation and amortization expense for September 30, 2000, as compared to September 30, 1999, due to the acquisition of Intellicom on February 9, 1999.

        Corporate depreciation and amortization expense increased $180,000, or 102%, to $355,000 for the year ended September 30, 2000, as compared to $175,000 for the year ended September 30, 1999, primarily as a result of increased depreciation related to leasehold improvements and office furniture of its corporate offices.

    NON-CASH COMPENSATION EXPENSE RELATED TO STOCK OPTIONS

        SoftNet recognized a non-cash compensation expense related to stock options of $14,557,000 for the year ended September 30, 2000, as compared to $8,538,000 for the year ended September 30, 1999. For the year ended September 30, 2000, non-cash compensation expense related to stock options consisted of $14,296,000 related to employee stock options and $261,000 related to non-employee options, and for the year ended September 30, 1999, non-cash compensation expense related to stock options consisted of $6,877,000 related to employee stock options and $1,661,000 related to non-employee options. The increase is primarily due to the additional five months of deferred stock compensation amortization related to employee stock options for the year ended September 30, 2000.

    INTEREST INCOME

        Consolidated interest income was $11,843,000 for the year ended September 30, 2000, as compared to $3,617,000 for the year ended September 30, 1999. This increase was primarily due to the increased cash, cash equivalent and short-term investment balances as a result of the secondary offering of 4,600,000 common stock shares for $141,502,000 on April 28, 1999, and the sale of 5,000,000 common stock shares for $128,121,000 to Pacific Century on December 13, 1999.

    INTEREST EXPENSE

        Consolidated interest expense decreased $4,190,000, or 89%, to $526,000 for the year ended September 30, 2000, as compared to $4,716,000 for the year ended September 30, 1999. This decrease is primarily due to the reduction of interest expense resulting from the conversion of the 9% senior subordinated convertible notes.

    EQUITY IN NET LOSSES OF INVESTEE COMPANIES

        SoftNet recognized equity in net losses of investee companies of $581,000 for the year ended September 30, 2000.

    GAIN ON DISPOSITION OF EQUITY INVESTMENTS, NET

        SoftNet recognized a gain on disposition of long-term equity investments of $10,157,000 for the year ended September 30, 2000, primarily due to a $10,194,000 gain on exchange of 50,000 common stock shares of Big Sky Network Canada, Limited for (i) $2,500,000 in cash, (ii) a promissory note in the amount of $1,700,000 bearing interest at 8% per annum due September 29, 2001, and (iii) 1,133,000 common stock shares valued at $9,630,000 from China Broadband Corporation on September 29, 2000.

    MISCELLANEOUS INCOME (EXPENSE), NET

        Consolidated miscellaneous expense was $1,004,000 for the year ended September 30, 2000, as compared to consolidated miscellaneous expense of $1,390,000 for the year ended September 30, 1999.

    INCOME TAXES

        SoftNet made no provision for income taxes for the years ended September 30, 2000 and 1999, as a result of SoftNet's continuing losses.

    LOSS ATTRIBUTED TO DISCONTINUED OPERATIONS

        SoftNet recognized a loss attributed to discontinued operations of $211,799,000 for the year ended September 30, 2000, as compared to $28,082,000 for the year ended September 30, 1999. For the year ended September 30, 2000, the loss attributed to discontinued operations consisted of a loss on disposition of ISP Channel of $97,200,000, a net loss from the operations of ISP Channel of $60,249,000, a loss on disposition of Aerzone of $42,200,000, and a net loss from the operations of Aerzone of $12,150,000. For the year ended September 30, 1999, the loss attributed to discontinued operations consisted of a net loss from the operations of ISP Channel of $29,439,000, a net loss from the operations of MTC of $633,000, a loss on disposition of MTC of $321,000, a net income from the operations of KCI of $170,000, and a gain on disposition of KCI of $2,141,000.

    PREFERRED DIVIDENDS

         SoftNet paid no dividends for the year ended September 30, 2000, as a result of the conversion of the 5% redeemable convertible preferred stock to common stock during the year ended September 30, 1999. For the year ended September 30, 1999, SoftNet paid dividends of $473,000 to the holders of the aforementioned stock.

    NET LOSS

        SoftNet had a net loss applicable to common shares of $232,353,000, or a net loss per share of $9.88, for the year ended September 30, 2000, as compared to a net loss applicable to common shares of $50,482,000, or a net loss per share of $4.09, for the year ended September 30, 1999.

LIQUIDITY AND CAPITAL RESOURCES

        Since September 1998, SoftNet has funded the significant negative cash flows from its subsidiary operating activities and the associated capital expenditures through a combination of public and private equity sales, convertible debt issues and equipment leases. As of June 30, 2002, SoftNet had $69,303,000 in cash, cash equivalents, and short-term investments compared with $75,454,000 as of September 30, 2001.

        Net cash used in operating activities of continuing operations for the nine months ended June 30, 2002, was $2,476,000. This results from a net loss of $5,893,000 from continuing operations and a net decrease in operating liabilities of $1,587,000, offset by several non-cash items including loss on write down of impaired assets of $352,000, loss on disposition of equity investments of $701,000, provision for restructuring costs of

$502,000, amortization of deferred stock compensation expense of $1,200,000, depreciation expense of $160,000, and a net decrease in operating assets of $2,044,000. Net cash used in operating activities of discontinued operations was $3,838,000.

        Net cash provided by investing activities of continuing operations for the nine months ended June 30, 2002, was $19,602,000, and was provided by proceeds from maturities and sales of short-term investments, net of purchases. Net cash used in investing activities of discontinued operations was $2,000.

        No cash was provided by or used in financing activities for the nine months ended June 30, 2002. Net cash used in financing activities of discontinued operations was $60,000.

        SoftNet believes it has sufficient cash to meet its presently anticipated business requirements over the next twelve months including the funding of operating losses, discontinued operations, working capital requirements, and capital investments. SoftNet expects continued reductions in cash usages from its discontinued operating activities for the year ending September 30, 2002.

                          EXECUTIVE OFFICER OF SOFTNET

        The executive officer of SoftNet is listed below:

        Name                  Age                    Positions
------------------------      ---                    ---------
George L. Hernandez.....       41    Acting Chief Operating Officer, Vice
                                     President Finance & Administration, and
                                     Secretary

        George L. Hernandez joined SoftNet as a consultant in November 2000. Mr. Hernandez was employed by SoftNet as Vice President Finance and Administration in January 2001. He was appointed Secretary in April 2001, then appointed acting Chief Operating Officer in May 2001. From November 1999 to November 2000, Mr. Hernandez served as Vice President Finance and Administration and Treasurer for iLux Corp. During 1999 and part of 1998, Mr. Hernandez held various consulting positions at ChipPac, Inc, Lucent Technologies, Inc, ADAC Laboratories, Inc., and Fujitsu. Prior to that Mr. Hernandez served in various finance roles at Envirotest Systems, Inc., Micronics Computers Inc., Spectrum HoloByte, Inc., Sega of America, Inc., Paramount Pictures, Inc. and KPMG Peat Marwick. Mr. Hernandez is a Certified Public Accountant in the State of California.

                             EXECUTIVE COMPENSATION

         The following table sets forth information for the last three years ended September 30, 2001 concerning compensation paid or accrued by SoftNet to
(i) the Chief Operating Officer of SoftNet as of September 30, 2001 and (ii) the seven other most highly compensated executive officers of SoftNet whose total annual salary and incentive compensation for the year ended September 30, 2001 exceeded $100,000, (collectively, the "Named Officers"). As of August 2002, George Hernandez is the only executive officer of SoftNet.

                                                                                                   Long-Term
                                                                                                 Compensation
                                                                                                    Awards
                                                      Annual Compensation                        ------------
                                   -----------------------------------------------------------    Securities       All Other
                                   Fiscal                                     Other Annual        Underlying    Compensation
Name and Principal Position         Year       Salary ($)       Bonus($)     Compensation($)      Options (#)        ($)
---------------------------        ------      ----------       --------     ---------------     -------------   ------------
George L. Hernandez/(1)/           2001         $131,135           $--               $--             50,000       $191,205
Acting Chief Operating             2000               --            --                --                 --             --
Officer, Vice President            1999               --            --                --                 --             --
Finance & Administration,
and Secretary
Greg Colley/(2)/                   2001         $120,192           $--               $--             12,000       $ 65,000
Treasurer                          2000               --            --                --                 --             --
                                   1999               --            --                --                 --             --
Ronald I. Simon/(3)/               2001         $     --           $--               $--            100,000       $182,500


                                                                                                          Long-Term
                                                                                                        Compensation
                                                                                                           Awards
                                                             Annual Compensation                        ------------
                                          -----------------------------------------------------------    Securities       All Other
                                          Fiscal                                     Other Annual        Underlying    Compensation
Name and Principal Position                Year       Salary ($)       Bonus($)     Compensation($)      Options (#)        ($)
---------------------------               ------      ----------       --------     ---------------     -------------   ------------
Acting Chief Executive                    2000               --               --             --               --               --
Officer and Chief Financial               1999               --               --             --               --               --
Officer
Lawrence B. Brilliant/(4)/                2001         $ 85,760         $202,500       $  1,800               --         $962,500
Chairman and Chief Executive              2000          372,115          192,500          7,200          450,000               --
Officer                                   1999          322,523          150,000          6,600          355,000               --
Garrett J. Girvan/(5)/                    2001         $146,866         $135,000       $  7,200          115,000         $215,202
Chief Executive Officer                   2000          297,115          121,000          7,200          225,000               --
                                          1999          253,458           75,000             --          165,000               --
Steven M. Harris/(6)/                     2001         $180,961         $435,600       $     --           50,000         $ 29,375
General Counsel and Secretary             2000          203,654           77,000             --           75,000               --
                                          1999          175,000           25,000             --          120,000               --
Markus Rohrbasser/(7)/                    2001         $     --         $ 30,000       $ 48,052               --         $168,667
Chief Financial Officer                   2000               --               --        129,057               --               --
                                          1999               --               --             --               --               --
Jonathan B. Marx/(8)/                     2001         $161,347         $619,000       $  1,500               --         $525,000
President, ISP Channel, Inc.              2000          206,279           77,000          5,250           25,000               --
                                          1999          124,327               --          3,750               --               --

--------------------

/(1)/ Mr. Hernandez received $90,000 pursuant to terms of a special retention program. In addition, $101,205 in professional fees were paid to an employment firm for Mr. Hernandez' services as consultant from November 2000 through January 2001.

/(2)/ Mr. Colley received $65,000 pursuant to terms of a special retention program. Mr. Colley resigned in June 2002.

/(3)/ Mr. Simon was paid $170,000 for serving as acting Chief Executive Officer and Chief Financial Officer from February 5, 2001, to June 1, 2001.

/(4)/ Dr. Brilliant resigned as Chief Executive Officer of SoftNet effective
      December 4, 2000, and received cash payments for the year ended September 30, 2001, pursuant to a Separation and Release Agreement dated January 5, 2001.

/(5)/ Mr. Girvan served as Chief Executive Officer from December 4, 2000 to
      February 2, 2001, and received cash payments for the year ended September 30, 2001, pursuant to a Separation and Release Agreement dated February 2, 2001.

/(6)/ Mr. Harris resigned effective April 5, 2001, and received cash payments for the year ended September 30, 2001, pursuant to a Retention Agreement dated January 3, 2001. Mr. Harris currently provides consulting services to SoftNet.

/(7)/ Mr. Rohrbasser, as a non-employee, served as Chief Financial Officer from April 17, 2000 to January 5, 2001. In addition to Professional Fees, he received cash payments for the year ended September 30, 2001, pursuant to Separation and Release Agreement dated January 5, 2001.

/(8)/ Mr. Marx's employment terminated September 28, 2001; he received cash payments for the year ended September 30, 2001, pursuant to a Retention Agreement dated January 5, 2001.

                            STOCK OPTION INFORMATION

OPTION GRANTS FOR THE YEAR ENDED SEPTEMBER 30, 2001

        The following table sets forth information with respect to stock options granted by SoftNet to the Named Officers for the year ended September 30, 2001. No stock appreciation rights were granted for the year ended September 30, 2001.


                                                       Individual Grants
                                 -----------------------------------------------------------
                                 Number of           Percent of                                   Potential Realizable Value
                                 Securities        Total Options     Exercise                      at Assumed Annual Rates of
                                 Underlying          Granted to       or Base                      Stock Price Appreciation
                                  Options           Employees in       Price      Expiration            for Option Term(4)
                                 ----------        --------------   -----------   ----------       --------------------------
          Name                   Granted(#)        Fiscal Year(2)    ($/Share)      Date(3)           5%($)           10%($)
-------------------------        ----------        --------------   -----------   ----------        ---------        --------
George L. Hernandez /(1)/           50,000             11.07%        $   1.66      2/2/11           $ 52,079         $131,978
Greg Colley                         12,000              2.66%        $   5.25      10/13/10         $ 39,620         $100,406
Ronald I. Simon                     80,000             14.39%        $   1.50      2/9/11           $ 61,317         $155,390
                                    20,000              4.43%            1.31      4/5/11             16,508           41,836
Lawrence B. Brilliant                   --                --         $     --           --          $     --         $     --
Garrett J. Girvan                  115,000             25,47%        $   4.53      11/1/10          $327,709         $830,480
Steven M. Harris                    50,000             11.07%        $   4.53      11/1/10          $152,482         $361,078

Markus Rohrbasser                       --             --            $  --              --          $                $     --
Jonathan B. Marx                        --             --            $  --              --          $     --         $     --


---------------------
/(1)/ Mr. Hernandez' options were issued pursuant to an employment agreement dated February 16, 2001, and became exercisable effective December 31, 2001.

/(2)/ SoftNet granted options to employees to purchase 451,600 shares of common stock for the year ended September 30, 2001. No options to purchase shares were granted to non-employee consultants for the year ended September 30, 2001.

/(3)/ The term of the options is typically 10 years.

/(4)/ Potential realizable value is based on the assumption that the price of the common stock underlying the option appreciates at the annual rate shown, compounded annually from the date of grant until the end of the option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission and do not reflect SoftNet's estimate of future stock appreciation.

                        AGGREGATED YEAR-END OPTION VALUES

The following table sets forth certain information concerning the number of options exercised by the Named Officers for the year ended September 30, 2001, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers as of September 30, 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of SoftNet's common stock as of September 30, 2001.


                                                               Number of Securities
                                                              Underlying Unexercised               Value of Unexercised
                                                                   Options at                     in-the-Money Options at
                           Shares                            September 30, 2001 (#)                September 30, 2001 ($)
                         Acquired on        Value          ----------------------------       -------------------------------
      Name               Exercise(#)     Realized($)       Exercisable    Unexercisable       Exercisable       Unexercisable
-------------------     ------------    -------------      -----------    -------------      -------------      -------------
George L. Hernandez          --         $         --              --          50,000         $          --         $    --
Greg Colley                  --         $         --           3,000           9,000         $          --         $    --
Ronald I. Simon              --         $         --         101,331          28,961         $          --         $ 3,550
Lawrence B. Brilliant        --         $         --              --              --         $          --         $    --
Garrett J. Girvan            --         $         --              --              --         $          --         $    --
Steven M. Harris             --         $         --         103,539         141,461         $          --         $    --
Markus Rohrbasser            --         $         --              --              --         $          --         $    --
Jonathan B. Marx             --         $         --          53,247              --         $          --         $    --


                   EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

        SoftNet employed George L. Hernandez on January 5, 2001, under terms by which Mr. Hernandez became Vice President, Finance and Administration. Mr. Hernandez was subsequently appointed Secretary on April 5, 2001, and acting Chief Operating Officer on May 14, 2001. Under the employment agreement, Mr. Hernandez has an annual salary of $180,000 and was granted non qualified stock options of 50,000 shares vesting on the earlier of (a) December 31, 2001, (b) a change in control of SoftNet, or (c) termination of employment by SoftNet, except for cause. The board has not entered into any new compensation agreement with Mr. Hernandez for calendar year 2002.

        Under SoftNet's 1998 Stock Incentive Plan, in the event that SoftNet is acquired by merger or sale of substantially all of its assets, each outstanding option or other award will immediately vest, except to the extent SoftNet's obligations under that option or award assumed by the successor corporation or such successor corporation substitutes an award with substantially the same economic value.

        Under SoftNet's Amended 1995 Long-Term Incentive Plan, each outstanding option upon an acquisition of SoftNet pursuant to a merger or asset sale will at the discretion of the Stock Option Committee, either be assumed by any successor entity, with or without accelerated vesting of the option shares, or terminate upon the acquisition following a thirty (30)-day period during which the option will be exercisable in full on an accelerated basis. All outstanding options under the Amended 1995 Long-Term Incentive Plan were incorporated into the 1998 Stock Incentive Plan. However, the incorporated options continue to be governed by the existing terms of the Amended 1995 Long-Term Incentive Plan.

        In the event of a change of control, (1) each employee of SoftNet would be credited with 12 months of service in addition to their actual time of service for purposes of option vesting, (2) in the event an employee or director is terminated without cause or is removed as a director within 12 months of a change of control, all of the options granted to such employee or director, whether granted under SoftNet's stock option plans or otherwise, will automatically vest, (3) in the event an executive officer (other than the Chief Executive Officer) or certain key employees are terminated without cause within 12 months of a change of control, such executive officer or key employee will be entitled to a lump sum payment equal to 1.5 times the sum of his or her salary prior to such termination and his or her last annual bonus, and (4) in the event the Chief Executive Officer is terminated without cause within 12 months of a change of control, such Chief Executive Officer will be entitled to a lump sum payment equal to two times the sum of his or her salary prior to such termination and his or her last annual bonus.

        The transactions contemplated by the stock purchase agreement do not constitute a change of control or a sale of SoftNet under any of the foregoing plans or agreements.

            INDEMNIFICATION OF DIRECTORS AND LIMITATION OF LIABILITY

        SoftNet's bylaws provide that SoftNet may indemnify its directors, officers and other employees and agents to the fullest extent permitted by law. SoftNet has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in SoftNet's bylaws. SoftNet believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of SoftNet where indemnification will be required or permitted. SoftNet is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling SoftNet pursuant to the foregoing provisions, SoftNet has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        During fiscal 2001, the board of directors performed the duties of the Compensation Committee, which is responsible for SoftNet's executive compensation policies and for annually determining the compensation to be paid to the executive officers of SoftNet.

OVERVIEW AND PHILOSOPHY

        The executive compensation program of SoftNet is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience and contribution to long-term success of SoftNet. The board believes that its task of determining fair and competitive compensation is ultimately judgmental.

        The program is composed of base salary, annual incentive compensation, equity based incentives and other benefits generally available to all employees. As of September 30, 2001, options on 778,017 shares of the Common Stock were outstanding and 451,600 options were granted to employees during the fiscal year ended September 30, 2001.

BASE SALARY

        The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which SoftNet competes. In making annual adjustments to base salary, the board also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to SoftNet. This information includes comments and performance evaluations by SoftNet's Chief Executive Officer and Chief Operating Officer. The board considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

        Annual incentive compensation is ordinarily determined by a formula, which considers the overall operations and financial performance of SoftNet and its subsidiaries.

LONG-TERM INCENTIVES

        In general, the board believes that equity based compensation should form a part of an executive's total compensation package. Stock options are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by SoftNet's stockholders over the option period. Stock options also provide executives the opportunity to acquire an ownership interest in SoftNet. The number of shares covered by each executive's option is determined by factors similar to those considered in establishing base salary.

OTHER

        Other benefits are generally those available to all other employees in SoftNet, or a subsidiary, as appropriate. Together with perquisites, these benefits did not exceed 10% of any executive's combined salary and bonus in fiscal 2001.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

        The board applies the same standard in establishing the compensation of SoftNet's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of the compensation. SoftNet does not currently have a Chief Executive Officer.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation, which is not considered to be performance-based compensation. Compensation, which qualifies as performance-based compensation, will not have to be taken into account for purposes of this limitation. The non-performance based compensation to be paid to SoftNet's executive officers for fiscal 2001 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to SoftNet's executive officers for fiscal 2002 will exceed that limit. Because it is very unlikely that the compensation payable to any of SoftNet's executive officers in the foreseeable future will approach the $1 million limit, the board has not taken any action to limit or restructure the elements of cash compensation payable to SoftNet's executive officers. The board will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

        This report is submitted by the board of directors of SoftNet, as of the fiscal year ended September 30, 2001.

                            REPORT OF AUDIT COMMITTEE

November 6, 2001

To the Board of Directors of SoftNet Systems, Inc.:

In accordance with its written charter adopted by the board of directors, the Audit Committee of the board (the "Committee") assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of SoftNet.

We have reviewed and discussed with management SoftNet's audited financial statements as of and for the fiscal year ended September 30, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the board of directors that the financial statements referred to above be included in SoftNet's Annual Report on Form 10-K for the year ended September 30, 2001.

Edward A. Bennett
Jeffrey A. Bowden
Linus Cheung

                                   AUDIT FEES

The following table shows fees for professional audit services rendered by KPMG LLP for the audit of SoftNet Systems, Inc. annual financial statements for the year ended September 30, 2001, and fees billed for other services rendered by KPMG LLP.


                             SoftNet Systems, Inc.
                     For the Year Ended September 30, 2001
------------------------------------------------------------------------------------
Fees for audit services and review of quarterly financial statements........ $294,000

Fees for financial information system design and implementation............. $  -0-

All other fees:

     Audit related (1)...................................................... $ 15,000

     Other (2).............................................................. $ 33,000
                                                                             --------

     Total All Other........................................................ $ 48,000
                                                                             --------

Total Fees Paid to KPMG LLP ................................................ $342,000
                                                                             --------

----------------------------
(1) Audit related fees consistent principally of audits of benefit plans and accounting consultations.

(2) Other non-audit fees consisted primarily of tax services.

                                PERFORMANCE GRAPH

        Set forth below is a comparison of the total stockholder return on SoftNet's common stock for the period beginning September 30, 1996 and ending September 30, 2001 with the total stockholder return for the same period for the Nasdaq (US) Index and the Russell 2000 Index. The total stockholder return reflects the annual change in share price, assuming an investment of $100.00 on September 30, 1996 plus the reinvestment of dividends, if any. No dividends were paid on the common stock during the period shown. The return shown is based on the annual percentage change during each fiscal year in the five-year period ended September 30, 2001. The stock price performance shown below is not necessarily indicative of future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                          AMONG SOFTNET SYSTEMS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX



                              [PERFORMANCE GRAPH]



* $100 INVESTED ON 9/30/1996 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MEDIACOM, LLC

        On November 4, 1999, SoftNet entered into various definitive agreements with Mediacom LLC ("Mediacom"), a more than 5% stockholder of SoftNet. In exchange for signing an agreement to launch the ISP Channel services, SoftNet issued a total of 3,500,000 common stock shares to Mediacom, of which 3,150,000 shares were restricted. The restrictions were progressively lifted as Mediacom launched ISP Channel's services in Mediacom's cable television systems. As of September 30, 2000, there were 2,100,000 shares restricted and unvalued. The unrestricted 1,400,000 shares were valued at $26,513,000 as a cable affiliate launch incentive. On February 16, 2001, SoftNet and ISP Channel entered into agreements with Mediacom, to terminate Mediacom's affiliate relationship with ISP Channel. As part of these agreements Mediacom released all obligations under the affiliate agreement with ISP Channel and returned 1,300,000 restricted common stock shares of SoftNet, and in exchange received certain equipment, a $3,768,000 payment from SoftNet, and SoftNet removed restrictions on 800,000 common stock shares valued at $1,500,000 held by Mediacom. Mediacom currently holds a total of 2,200,000 unrestricted common stock shares of SoftNet. Pursuant to these agreements, neither SoftNet nor ISP Channel has any further material obligation to Mediacom.

STRATEGIC INVESTMENTS

        On August 18, 1999, SoftNet Ventures, Inc., a wholly owned subsidiary of SoftNet, made strategic investments of $250,000 each in YourDay.com, Inc. and YourStuff.com, Inc., which represents less than five percent of the voting power of each company. Edward A. Bennett, a director of SoftNet, served on the board of directors of both YourDay and YourStuff at the time of the investment.

FINANCIAL ADVISORY SERVICES

        On February 6, 2001, SoftNet engaged (212) Ventures, Inc. for business and financial advisory services. For the year ended September 30, 2001, SoftNet paid (212) Ventures, Inc. $100,000 for such services. Edward A. Bennett, a director of SoftNet, is a principal of (212) Ventures, Inc.

INVESTMENT BANKING SERVICES

        On May 24, 2001, SoftNet announced that it had retained Bear Stearns as financial advisor to advise the board of directors on strategic options for SoftNet. Under the terms of an agreement between SoftNet and Bear Stearns, SoftNet has agreed to pay Bear Stearns fees of up to a total $1.85 million and reimburse Bear Stearns for all of its reasonable out-of-pocket fees, expenses and costs. As part of the total fees paid to Bear Stearns, a fee of $500,000 for Bear Stearns to render its fairness opinion in connection with the transactions contemplated by the stock purchase agreement; a fee of $750,000 following the announcement of the execution of the stock purchase agreement; a fee of $100,000 for its services related to SoftNet's adoption of a rights agreement and a fee of $500,000 upon consummation of the transactions contemplated by the stock purchase agreement. In addition, SoftNet paid to Bear Stearns a retainer advisory fee of $250,000 upon execution of the agreement, to be credited against any compensation paid to Bear Stearns. For the years ended September 30, 2001, 2000 and 1999, SoftNet paid Bear Stearns $350,000, $522,000 and $53,000, respectively, for investment banking services. Robert C. Harris, Jr., a director of SoftNet, is a senior managing director of Bear Stearns.

CONSULTING SERVICES

        On February 2, 2001, SoftNet's board of directors appointed Ronald I. Simon, a director of SoftNet, to Acting Chief Executive Officer and Chief Financial Officer at $2,500 per day or $10,000 per week beginning February 5, 2001. Mr. Simon was paid $170,000 for serving as Acting Chief Executive Officer and Chief Financial Officer from February 5, 2001, to June 1, 2001.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Under the securities laws of the United States, SoftNet's directors, its executive (and certain other) officers, and any person holding more than ten percent of the common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and any exchange or quotation system on which the common stock is listed or quoted. Specific due dates for these reports have been established and SoftNet is required to report in this proxy statement any failure to file by these dates. For the fiscal year ended September 30, 2001, to the knowledge of SoftNet, all of these filings were satisfied by its directors and officers. In making this statement, SoftNet has relied on the written representations of its directors and officers and copies of the reports they have filed with the Securities and Exchange Commission. For the fiscal year ended September 30, 2001, SoftNet had only one holder of 10% or more of SoftNet's common stock, Pacific Century.

                              STOCKHOLDER PROPOSALS

        We will hold an annual meeting of stockholders in the year 2003. In order to have been considered for inclusion in our proxy materials for that meeting, stockholders' proposals must have been received at our principal executive offices no later than __________ __, 2003.

                                  OTHER MATTERS

        Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the special meeting. However, if any other matters properly come before the special meeting or any adjournment or postponement of the special meeting, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

        SoftNet has furnished its financial statements to stockholders in its 2001 Annual Report, which accompanies this proxy statement. The 2001 Annual Report contains a complete copy of SoftNet's Form 10-K for the year ended September 30, 2001. In addition, SoftNet will provide, for a fee, on the request of such stockholder, copies of exhibits to the Form 10-K. Requests for copies of such exhibits should be directed to George L. Hernandez, Secretary, 650 Townsend Street, Suite 225, San Francisco, California 94103; telephone number (415) 365-2500.

                       WHERE YOU CAN FIND MORE INFORMATION

        SoftNet files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by SoftNet at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. SoftNet's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services. The website maintained by the Securities and Exchange Commission is "HTTP://WWW.SEC.GOV".

        YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. SOFTNET HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO SOFTNET AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY SOFTNET. SOFTNET DOES NOT WARRANT THE ACCURACY OF INFORMATION RELATING TO ANY OTHER PARTY. THIS PROXY STATEMENT IS DATED ______, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                              SOFTNET SYSTEMS, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
Independent Auditors' Report................................................     F-1

Consolidated Balance Sheets as of September 30, 2001 and 2000...............     F-2

Consolidated Statements of Operations for the three years ended
September 30, 2001..........................................................     F-3

Consolidated Statements of Stockholders' Equity (Deficit) for the
three years ended September 30, 2001........................................     F-4

Consolidated Statements of Cash Flows for the three years ended
September 30, 2001..........................................................     F-5

Notes to Consolidated Financial Statements..................................     F-6

Consolidated Condensed Balance Sheets as of June 30, 2002,
(unaudited) and September 30, 2001..........................................     F-28

Consolidated Condensed Statement of Operations (unaudited) for the three months ended June 30, 2002 and 2001 and the nine months ended
June 30, 2002 and 2001......................................................     F-29

Consolidated Condensed Statements of Cash Flows (unaudited) for the
nine months ended June 30, 2002 and 2001....................................     F-30

Notes to Consolidated Condensed Financial Statements (unaudited)............     F-31

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
SoftNet Systems, Inc.

We have audited the accompanying consolidated balance sheets of SoftNet Systems, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SoftNet Systems, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the results of their operations and cash flows for each of the years in the three-year period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP




San Francisco, California
November 6, 2001

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                                        SEPTEMBER 30,
                                                                                                 --------------------------
                                                                                                   2001              2000
                                                                                                 ---------        ---------
                                        ASSETS

Current assets:
   Cash and cash equivalents .............................................................       $  14,960        $  44,731
   Short-term investments, available-for-sale ............................................          60,494          127,403
   Accounts receivable, net of allowance for doubtful accounts of $123 and $68,
     respectively ........................................................................           2,060            2,558
   Notes receivable ......................................................................              --            2,100
   Inventory, net ........................................................................             537            4,128
   Other current assets ..................................................................           1,364            1,272
                                                                                                 ---------        ---------

Total current assets .....................................................................          79,415          182,192

Restricted cash ..........................................................................           2,492            1,492
Property and equipment, net of accumulated depreciation of $1,281 and $1,172,
   respectively ..........................................................................           2,335            4,679
Intangibles, net of accumulated amortization of $0 and $3,828, respectively ..............              --           12,257
Accounts receivable, non current portion .................................................           1,583            3,409
Long-term equity investments .............................................................           1,484            7,734
Deferred debt issuance costs .............................................................              --               41
Other assets .............................................................................             217              502
                                                                                                 ---------        ---------

                                                                                                 $  87,526        $ 212,306
                                                                                                 =========        =========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable ......................................................................       $     696        $   3,530
   Accrued compensation and related expenses .............................................             849            2,752
   Net liabilities associated with discontinued operations ...............................           4,159           56,595
   Restructuring accrual .................................................................           1,752               --
   Other accrued expenses ................................................................           2,180            3,250
   Current portion of long-term debt .....................................................           1,444            2,161
                                                                                                 ---------        ---------

Total current liabilities ................................................................          11,080           68,288

Long-term debt, net of current portion ...................................................              --            2,104
Business acquisition liability ...........................................................              --            2,000
                                                                                                 ---------        ---------

Total liabilities ........................................................................          11,080           72,392
                                                                                                 ---------        ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $0.10 par value, 3,970,000 shares designated, no shares issued
     and outstanding .....................................................................              --               --
   Common stock, $0.01 par value, 100,000,000 shares authorized; 27,461,775 and
     28,523,474 shares issued; 25,171,275 and 28,113,974 shares outstanding,
     respectively ........................................................................             275              264
   Additional-paid-in capital ............................................................         477,680          503,802
   Deferred stock compensation ...........................................................          (1,645)         (28,577)
   Accumulated other comprehensive loss ..................................................            (480)            (696)
   Accumulated deficit ...................................................................        (390,247)        (332,600)
   Treasury stock, at cost, 2,290,500 and 409,500 shares, respectively ...................          (9,137)          (2,279)
                                                                                                 ---------        ---------

Total stockholders' equity ...............................................................          76,446          139,914
                                                                                                 ---------        ---------

                                                                                                 $  87,526        $ 212,306
                                                                                                 =========        =========


          See accompanying notes to consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                                            YEAR ENDED SEPTEMBER 30,
                                                                                  -------------------------------------------
                                                                                    2001             2000             1999
                                                                                  ---------        ---------        ---------
Net sales .................................................................       $   4,177        $   9,927        $   1,584
Cost of sales .............................................................           9,734           10,465            1,449
                                                                                  ---------        ---------        ---------

   Gross profit (loss) ....................................................          (5,557)            (538)             135
                                                                                  ---------        ---------        ---------

Operating expenses:
   Selling and marketing, exclusive of non-cash compensation expense
     (benefit) of $0, $(166) and $166, respectively .......................           2,260            4,986              553
   Engineering, exclusive of non-cash compensation expense of $102,
     $55 and $199, respectively ...........................................           4,207            4,323              429
   General and administrative, exclusive of non-cash compensation
     expense (benefit) of $(807), $14,668 and $8,173, respectively ........          11,825           12,755            8,165
   Depreciation ...........................................................           1,260              987              357
   Amortization ...........................................................           1,149            2,297            1,531
   Non-cash compensation expense (benefit) related to stock options .......            (705)          14,557            8,538
   Provision for impaired assets ..........................................          12,155               --               --
   Restructuring expense ..................................................           5,190               --               --
                                                                                  ---------        ---------        ---------
Total operating expenses ..................................................          37,341           39,905           19,573
                                                                                  ---------        ---------        ---------
Loss from continuing operations before other income (expense), income
   taxes, discontinued operations and extraordinary item ..................         (42,898)         (40,443)         (19,438)

Other income (expense):
   Interest income ........................................................           6,422           11,843            3,617
   Interest expense .......................................................            (107)            (526)          (4,716)
   Gain (loss) on disposition of equity investments, net ..................         (17,195)          10,157               --
   Equity in net losses of investee companies .............................            (394)            (581)              --
   Miscellaneous income (expense), net ....................................              97           (1,004)          (1,390)
                                                                                  ---------        ---------        ---------

Loss from continuing operations before income taxes, discontinued
   operations and extraordinary item ......................................         (54,075)         (20,554)         (21,927)


Provision for income taxes ................................................              --               --               --
                                                                                  ---------        ---------        ---------

Loss from continuing operations before discontinued operations and
   extraordinary item .....................................................         (54,075)         (20,554)         (21,927)

Discontinued Operations:
   Loss from operations ...................................................              --          (72,399)         (29,902)
   Gain (loss) on disposition .............................................          (4,898)        (139,400)           1,820

Extraordinary Item:
   Gain on settlements of outstanding obligations .........................           1,326               --               --
                                                                                  ---------        ---------        ---------
Net loss ..................................................................         (57,647)        (232,353)         (50,009)
Preferred dividends .......................................................              --               --             (473)
                                                                                  ---------        ---------        ---------
Net loss applicable to common shares ......................................       $ (57,647)       $(232,353)       $ (50,482)
                                                                                  =========        =========        =========

Basic and diluted loss per common share:
   Loss from continuing operations applicable to common shares ............       $   (2.16)       $   (0.87)       $   (1.78)
   Discontinued operations ................................................           (0.20)           (9.01)           (2.27)
   Extraordinary item .....................................................            0.05               --               --
   Preferred dividends ....................................................              --               --            (0.04)
                                                                                  ---------        ---------        ---------
   Net loss applicable to common shares ...................................       $   (2.31)       $   (9.88)       $   (4.09)
                                                                                  =========        =========        =========
Shares used to compute basic and diluted loss per common share ............          25,024           23,518           12,342
                                                                                  =========        =========        =========


          See accompanying notes to consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                        (In thousands, except share data)



                                                                                                                       ACCUMULATED
                                                                COMMON STOCK          ADDITIONAL                         OTHER
                                                         -----------------------         PAID       DEFERRED STOCK    COMPREHENSIVE
                                                            SHARES        AMOUNT      IN CAPITAL     COMPENSATION         LOSS
                                                         -----------      ------     -----------    --------------    -------------
BALANCE, SEPTEMBER 30, 1998 .........................      8,191,550          82          43,700            (188)              --


  COMMON STOCK SHARES ISSUED IN CONNECTION WITH:
   Secondary public offering, net of issuance
    costs ...........................................      4,600,000          46         141,456              --               --
   Non-public offering, net of selling costs ........        660,000           7          23,908              --               --
   Acquisition of Intelligent Communications,
    Inc. ............................................        500,000           5           7,464              --               --
   Purchase of prepaid license fees .................         65,843           1             999              --               --
   Repayment of short-term debt .....................          6,118          --             190              --               --
   Cable incentive program ..........................         13,574          --             337              --               --
   Conversion of convertible subordinated notes .....         71,126           1             489              --               --
   Conversion of preferred shares ...................      2,033,921          20          18,234              --               --
   Penalty paid on preferred shares .................         55,378          --             498              --               --
   Exercise of warrants .............................        572,064           6           5,273              --               --
   Exercise of stock options ........................        440,730           4           2,785              --               --
  Common stock warrants issued with new debt ........             --          --           4,334              --               --
  Value assigned to beneficial conversion
   feature of debt ..................................             --          --           1,529              --               --
  DIVIDENDS PAID ON PREFERRED SHARES:
   Additional preferred shares ......................             --          --              --              --               --
   Cash .............................................             --          --              --              --               --
   Common stock .....................................         15,219          --             157              --               --
  Deferred stock compensation .......................             --          --          79,313         (79,313)              --
  Reversal of deferred stock compensation
   charge due to employee termination ...............             --          --          (3,221)          3,221               --
  Amortization of deferred stock compensation .......             --          --              --          12,934               --
  Unrealized losses on securities ...................             --          --              --              --             (315)
  Net loss ..........................................             --          --              --              --               --
                                                         -----------      ------     -----------     -----------      -----------

BALANCE, SEPTEMBER 30, 1999 .........................     17,225,523         172         327,445         (63,346)            (315)


  COMMON STOCK SHARES ISSUED IN CONNECTION WITH:
   Non-public offering, net of selling costs ........      5,000,000          50         128,071              --               --
   Acquisition of Laptop Lane Limited ...............      1,205,337          12          18,398              --               --
   Acquisition of Intelligent Communications, Inc.
    (Anniversary Shares) ............................         43,314          --           1,499              --               --
   Repayment of long-term debt ......................         76,764           1           1,861              --               --
   Cable incentive program, Mediacom LLC ............      3,500,000          --              --              --               --
   Value assigned to cable incentive program,
    Mediacom LLC ....................................             --          14          26,499              --               --
   Cable incentive program, other ...................         35,160          --             419              --               --
   Conversion of convertible subordinated notes .....        766,668           8           9,941              --               --
   Exercise of warrants .............................        200,000           2           1,536              --               --
   Exercise of options ..............................        455,592           5           3,666              --               --
   Employee stock purchase plan .....................         15,116          --             145              --               --
  Value assigned to beneficial conversion
   feature of debt ..................................             --          --              34              --               --
  Common stock repurchased ..........................             --          --              --              --               --
  Reversal of deferred stock compensation
   charge due to employee termination ...............             --          --         (15,712)         15,712               --
  Amortization of deferred stock compensation .......             --          --              --          19,057               --
  Unrealized losses on securities ...................             --          --              --              --             (385)
  Foreign currency translation adjustment ...........             --          --              --              --                4
  Net loss ..........................................             --          --              --              --               --
                                                         -----------      ------     -----------     -----------      -----------

BALANCE, SEPTEMBER 30, 2000 .........................     28,523,474         264         503,802         (28,577)            (696)


  COMMON STOCK SHARES ISSUED IN CONNECTION
   WITH:
   Acquisition of Laptop Lane Limited
    (Performance Shares) ............................         81,050           1             331              --               --
   Acquisition of Intelligent Communications,
    Inc.:
    Anniversary Shares ..............................         46,047          --              92              --               --
    Repayment of long-term debt .....................         53,875           1             106              --               --
   Affiliate agreement termination settlement,
    Mediacom LLC (Returned Shares) ..................     (2,100,000)         --              --              --               --
   Affiliate agreement termination settlement,
    Mediacom LLC ....................................        800,000           8           1,492              --               --
   Cable incentive program ..........................            560          --              --              --               --
   Employee stock purchase plan .....................         56,769           1              99              --               --
  Common stock repurchased ..........................             --          --              --              --               --
  Reversal of deferred stock compensation
   charge due to employee termination ...............             --          --         (28,242)         28,242               --
  Amortization of deferred stock compensation .......             --          --              --          (1,310)              --
  Unrealized gains on securities ....................             --          --              --              --              236
  Foreign currency translation adjustment ...........             --          --              --              --              (20)
  Net loss ..........................................             --          --              --              --               --
                                                         -----------      ------     -----------     -----------      -----------

BALANCE, SEPTEMBER 30, 2001 .........................     27,461,775      $  275     $   477,680     $    (1,645)     $      (480)
                                                         ===========      ======     ===========     ===========      ===========



                                                                               TREASURY STOCK            TOTAL
                                                            ACCUMULATED   ----------------------     STOCKHOLDERS'    COMPREHENSIVE
                                                              DEFICIT      SHARES         AMOUNT    EQUITY (DEFICIT)      LOSS
                                                             ----------   ----------     -------    ----------------  -------------
BALANCE, SEPTEMBER 30, 1998 .............................       (49,765)          --          --           (6,171)     $   (17,002)
                                                                                                                       ===========

  COMMON STOCK SHARES ISSUED IN CONNECTION WITH:
   Secondary public offering, net of issuance costs .....            --           --          --          141,502
   Non-public offering, net of selling costs ............            --           --          --           23,915
   Acquisition of Intelligent Communications, Inc. ......            --           --          --            7,469
   Purchase of prepaid license fees .....................            --           --          --            1,000
   Repayment of short-term debt .........................            --           --          --              190
   Cable incentive program ..............................            --           --          --              337
   Conversion of convertible subordinated notes .........            --           --          --              490
   Conversion of preferred shares .......................            --           --          --           18,254
   Penalty paid on preferred shares .....................            --           --          --              498
   Exercise of warrants .................................            --           --          --            5,279
   Exercise of stock options ............................            --           --          --            2,789
  Common stock warrants issued with new debt ............            --           --          --            4,334
  Value assigned to beneficial conversion feature of
   debt .................................................            --           --          --            1,529
  DIVIDENDS PAID ON PREFERRED SHARES:
   Additional preferred shares ..........................          (221)          --          --             (221)
   Cash .................................................           (95)          --          --              (95)
   Common stock .........................................          (157)          --          --               --
  Deferred stock compensation ...........................            --           --          --               --
  Reversal of deferred stock compensation charge due
   to employee termination ..............................            --           --          --               --
  Amortization of deferred stock compensation ...........            --           --          --           12,934
  Unrealized losses on securities .......................            --           --          --             (315)     $      (315)
  Net loss ..............................................       (50,009)          --          --          (50,009)         (50,009)
                                                             ----------   ----------     -------      -----------      -----------

BALANCE, SEPTEMBER 30, 1999 .............................      (100,247)          --          --          163,709      $   (50,324)
                                                                                                                       ===========

  COMMON STOCK SHARES ISSUED IN CONNECTION WITH:
   Non-public offering, net of selling costs ............            --           --          --          128,121
   Acquisition of Laptop Lane Limited ...................            --           --          --           18,410
   Acquisition of Intelligent Communications, Inc.
    (Anniversary Shares) ................................            --           --          --            1,499
   Repayment of long-term debt ..........................            --           --          --            1,862
   Cable incentive program, Mediacom LLC ................            --           --          --               --
   Value assigned to cable incentive program,
    Mediacom LLC ........................................            --           --          --           26,513
   Cable incentive program, other .......................            --           --          --              419
   Conversion of convertible subordinated notes .........            --           --          --            9,949
   Exercise of warrants .................................            --           --          --            1,538
   Exercise of options ..................................            --           --          --            3,671
   Employee stock purchase plan .........................            --           --          --              145
  Value assigned to beneficial conversion feature of
   debt .................................................            --           --          --               34
  Common stock repurchased ..............................            --      409,500      (2,279)          (2,279)
  Reversal of deferred stock compensation charge due
   to employee termination ..............................            --           --          --               --
  Amortization of deferred stock compensation ...........            --           --          --           19,057
  Unrealized losses on securities .......................            --           --          --             (385)     $      (385)
  Foreign currency translation adjustment ...............            --           --          --                4                4
  Net loss ..............................................      (232,353)          --          --         (232,353)        (232,353)
                                                             ----------   ----------     -------      -----------      -----------

BALANCE, SEPTEMBER 30, 2000 .............................      (332,600)     409,500      (2,279)         139,914      $  (232,734)
                                                                                                                       ===========

  COMMON STOCK SHARES ISSUED IN CONNECTION WITH:
   Acquisition of Laptop Lane Limited (Performance
    Shares) .............................................            --           --                          332
   Acquisition of Intelligent Communications, Inc.:
    Anniversary Shares ..................................            --           --          --               92
    Repayment of long-term debt .........................            --           --          --              107
   Affiliate agreement termination settlement,
    Mediacom LLC (Returned Shares) ......................            --           --          --               --
   Affiliate agreement termination settlement,
    Mediacom LLC ........................................            --           --          --            1,500
   Cable incentive program ..............................            --           --          --
   Employee stock purchase plan .........................            --           --          --              100
  Common stock repurchased ..............................            --    1,881,000      (6,858)          (6,858)
  Reversal of deferred stock compensation charge
   due to employee termination ..........................            --           --          --               --
  Amortization of deferred stock compensation ...........            --           --          --           (1,310)
  Unrealized gains on securities ........................            --           --          --              236      $       236
  Foreign currency translation adjustment ...............            --           --          --              (20)             (20)
  Net loss ..............................................       (57,647)          --          --          (57,647)         (57,647)
                                                             ----------   ----------     -------      -----------      -----------

BALANCE, SEPTEMBER 30, 2001 .............................      (390,247)   2,290,500     $(9,137)     $    76,446      $   (57,431)
                                                             ==========   ==========     =======      ===========      ===========

          See accompanying notes to consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                                YEAR ENDED SEPTEMBER 30,
                                                                                       -------------------------------------------
                                                                                          2001             2000             1999
                                                                                       ---------        ---------        ---------
Cash flows from operating activities:
   Net loss ....................................................................       $ (57,647)       $(232,353)       $ (50,009)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Loss from discontinued operations .........................................              --           72,399           29,902
     (Gain) loss on disposition of discontinued operations .....................           4,898          139,400           (1,820)
     Extraordinary item - gain on settlements of outstanding obligations .......          (1,326)              --               --
     Gain on write off of obligation ...........................................            (161)              --               --
     Provision for impaired assets .............................................          12,155               --               --
     Provision for restructuring costs .........................................           5,190               --               --
     Depreciation and amortization .............................................           2,409            3,284            1,888
     Amortization of deferred stock compensation expense (benefit) .............            (705)          14,557            8,538
     Amortization of deferred debt issuance costs ..............................              --               59            3,181
     Provision for doubtful accounts ...........................................              97              233               31
     Provision for inventory losses ............................................           5,634              118               --
     Loss on disposition of property and equipment .............................             103              162               --
     Equity in net losses of investee companies ................................             394              581               --
     (Gain) loss on disposition of equity investment, net ......................          17,195          (10,157)              --
     (Gain) loss on disposition of other short-term investment .................              (2)            (139)             600
     Interest paid with additional convertible notes ...........................              --               69              549
     Charges incurred upon conversion of redeemable convertible preferred
       stock to common stock ...................................................              --               --              498
     Changes in operating assets and liabilities (net of effect of acquisitions and discontinued operations):
       Decrease (increase) in accounts receivable, net .........................           2,227           (5,960)             (67)
       Increase in inventory ...................................................          (2,043)          (4,210)             (36)
       Increase in other current assets ........................................            (183)            (555)            (491)
       Increase in other assets ................................................            (915)            (567)            (225)
       Increase (decrease) in accounts payable and accrued expenses ............          (9,083)           1,937            6,602
                                                                                       ---------        ---------        ---------

Net cash used in operating activities of continuing operations .................         (21,763)         (21,142)            (859)
Net cash used in operating activities of discontinued operations ...............         (60,855)         (49,751)         (22,038)
                                                                                       ---------        ---------        ---------

Net cash used in operating activities ..........................................         (82,618)         (70,893)         (22,897)
                                                                                       ---------        ---------        ---------

Cash flows from investing activities:
   Proceeds from maturities and sales (payment for purchases) of short-term
     investments, net ..........................................................          57,092          (69,849)         (53,002)
   Proceeds from sale of property and equipment ................................              36            1,302               --
   Payment received on note receivable .........................................           1,000            1,000               --
   Proceeds from sale of net assets from discontinued operations, net of
     selling costs .............................................................              --               --            8,870
   Proceeds from sale of equity investments ....................................             250            2,500               --
   Payment for purchase of Laptop Lane Limited, net of cash acquired ...........              --           (1,867)              --
   Payment for purchase of Intelligent Communications, Inc., net of cash
     acquired ..................................................................              --               --             (803)
   Payments for purchase of equity investments .................................            (766)          (7,047)            (500)
   Payment for purchase of property and equipment ..............................          (1,424)          (4,442)          (2,422)
   Payment for purchase of intangibles .........................................              --              (10)              --
   Disbursement for promissory notes issued ....................................              --           (6,600)              --
                                                                                       ---------        ---------        ---------

Net cash provided by (used in) investing activities of continuing operations ...          56,188          (85,013)         (47,857)
Net cash provided by (used in) investing activities of discontinued
   operations ..................................................................          11,068          (17,165)         (19,803)
                                                                                       ---------        ---------        ---------

Net cash provided by (used in) investing activities ............................          67,256         (102,178)         (67,660)
                                                                                       ---------        ---------        ---------

Cash flows from financing activities:
   Proceeds from sale of common stock, net of selling costs ....................              --          128,121          156,492
   Proceeds from exercise of warrants ..........................................              --            1,538            5,279
   Proceeds from exercise of options ...........................................              --            3,671            2,789
   Proceeds from purchase of common stock by employee stock purchase plan ......             100              145               --
   Payment for long-term debt and liability related to anniversary issuance
     of common stock to former Intelligent Communications, Inc. stockholders ...          (2,490)              (1)              --
   Payments for additional costs of issuance of redeemable convertible
     preferred stock ...........................................................              --               --             (154)
   Payment of preferred dividend ...............................................              --               --              (95)
   Payment for purchase of treasury stock ......................................          (6,858)          (2,279)              --
   Principal payments of long-term debt ........................................            (660)          (1,294)          (1,431)
   Proceeds from issuance of long-term debt, net of deferred financing costs ...              --               --           11,884
   Borrowings under revolving credit facility ..................................              --               --           18,285
   Payments under revolving credit facility ....................................              --               --          (23,383)
                                                                                       ---------        ---------        ---------

Net cash provided by (used in) financing activities of continuing operations ...          (9,908)         129,901          169,666
Net cash used in financing activities of discontinued operations ...............          (4,481)          (1,598)          (2,114)
                                                                                       ---------        ---------        ---------

Net cash provided by (used in) financing activities ............................         (14,389)         128,303          167,552
Foreign exchange effect on cash and cash equivalents ...........................             (20)              --               --
                                                                                       ---------        ---------        ---------

Net increase (decrease) in cash and cash equivalents ...........................         (29,771)         (44,768)          76,995
Cash and cash equivalents, beginning of period .................................          44,731           89,499           12,504
                                                                                       ---------        ---------        ---------

Cash and cash equivalents, end of period .......................................       $  14,960        $  44,731        $  89,499
                                                                                       =========        =========        =========


          See accompanying notes to consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS

      SoftNet Systems, Inc. ("SoftNet") and Subsidiaries (collectively referred to as the "Company") is engaged in the business of providing broadband Internet services. The Company currently operates one business segment that provides satellite-based Internet services and sells very small aperture terminal ("VSAT") equipment through its wholly owned subsidiary, Intelligent Communications, Inc. ("Intellicom"). Intellicom was acquired on February 9, 1999 (see Note 3), and the results of its operations have been included in the consolidated financial statements since its acquisition. Four previously reported business segments, business center services, cable-based Internet services, document management and telecommunications, have ceased operations or have been sold, and accordingly are reported as discontinued operations (see Note 3).

      Key Technology Suppliers

      The Company currently depends on a limited number of suppliers for certain key technologies used to build and manage the Company's services. Although the Company believes that there are alternative suppliers for each of these technologies, the Company has established favorable relationships with each of its current suppliers and it could take a significant period of time to establish relationships with alternative suppliers and substitute their technologies.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation

      The consolidated financial statements include the accounts of SoftNet and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      Use of Estimates and Assumptions

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Segment Information

      The Company adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information. SFAS 131 establishes standards for companies to report information about its operating segments on the same basis a company uses internally for evaluating segment performance and deciding how to allocate resources to segments. The Company currently operates one business segment that provides satellite-based Internet services through its wholly owned subsidiary, Intellicom. Accordingly, no additional segment information is disclosed in the accompanying notes to consolidated financial statements.

      Comprehensive Income

      The Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes standards for reporting and displaying comprehensive income (loss), and its components in the consolidated financial statements. Comprehensive income (loss) is defined by Statement of Financial Accounting Concepts No. 6, Elements of Financial Statements, as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. As required by SFAS 130, all transactions, including foreign currency translation adjustments and unrealized losses on investments, are included in accumulated other comprehensive loss in the accompanying consolidated statements of stockholders' equity (deficit) and consolidated balance sheets.

      Impairment of Long-lived Assets

      The Company evaluates long-lived assets for impairment whenever current events or changes in circumstances, as defined in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

      Fair Value of Financial Instruments

      The carrying amount of the Company's financial instruments, which include cash and cash equivalents, short-term investments, trade receivables, accounts payable, accrued liabilities and long-term debt, approximates their fair values.

      Concentration of Credit Risk

      Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables, cash and cash equivalents, and short-term investments. One customer comprised 51% and 82% of the Company's net revenue for the years ended September 30, 2001 and 2000, respectively. The account receivable from this customer at September 30, 2001 and 2000, was $3,622,000 and $5,524,000, respectively.
      For the year ended September 30, 1999, no customer accounted for more than 10% of revenues. The Company does not invest in derivative instruments or engage in hedging activities.

      Cash, cash equivalents and short-term investments are managed by recognized financial institutions, which follow the Company's investment policy. Such investment policy limits the amount of credit exposure in any one issue and the maturity date of the investment securities that typically comprise investment grade short-term debt instruments.

      Cash, Cash Equivalents and Restricted Cash

      Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less from date of purchase. Restricted cash consists of time deposits pledged as collateral on several letters of credit relating to certain operating leases.

      Short-term Investments

      The Company accounts for its short-term investments in debt and equity securities under Statement of Financial Accounting Standards No. 115 ("SFAS 115"), Accounting for Certain Investments in Debt and Equity Securities. Short-term investments generally consist of highly liquid securities with original maturities in excess of three months. The Company has classified its short-term investments as available-for-sale securities. These short-term investments are carried at fair value based on quoted market prices with unrealized gains and losses reported in accumulated other comprehensive loss in the accompanying consolidated balance sheets. Realized gains and losses on short-term investments are computed using the specific identification method and are reported in miscellaneous income (expense), net in the accompanying consolidated statements of operations. Declines in value judged to be other-than-temporary is determined based on the specific identification method and are reported in provision for impaired assets in the accompanying consolidated statement of operations.

      Inventory

      Inventory consists of finished goods and is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

      Property and Equipment

      Property and equipment, including leasehold improvements, are recorded at cost. When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in miscellaneous income (expense), net in the accompanying consolidated statements of operations. Depreciation is computed on a straight-line basis over the shorter of the estimated useful lives of between three to seven years or the life of the lease.

      Internal Use Software Costs

      The Company capitalizes the costs of computer software developed or obtained for internal use in accordance to Statement of Position No. 98-1 ("SOP 98-1"), Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Capitalized computer software costs consist of purchased software licenses and implementation costs. Costs capitalized at September 30, 2001, of $446,000 are included in other equipment (see Note
      7). These capitalized software costs are being depreciated on a straight-line basis over five years. Depreciation expense was $52,000 for the year ended September 30, 2001. No depreciation expense for internal use software has been charged for the years ended September 30, 2000 and 1999.

      Intangibles

      Intangibles consists of acquired technology resulting from the acquisition of Intellicom and the acquisition of a domain name (see Notes 3 and 8), which are amortized on a straight-line basis over the estimated useful lives of seven years and eight years, respectively. During March 2001 the Company determined that the carrying value of the intangible asset associated with the developed technology from the acquisition of Intellicom exceeded its net realizable value as supported by an analysis of estimated undiscounted future cash flows. This impairment is a result of several companies introducing competing products and services, and reduced demand for Intellicom's products and services. Accordingly, the Company wrote off the remaining unamortized intangible amount of $11,108,000, which is included in the provision for impaired assets in the accompanying consolidated statement of operations for the year ended September 30, 2001 (See Note 3).

      Deferred Debt Issuance Costs

      Costs related to the issuance of new debt, including the value of the warrants issued in connection with such debt, are capitalized and amortized to interest expense using the effective interest method over the life of the debt.

      Revenue Recognition

      Revenue from the satellite-based Internet services segment consists primarily of (i) monthly service fees paid by customers for satellite service on a per very small aperture terminal ("VSAT") basis, (ii) VSAT-related equipment sales and (iii) installation charges. Service fees are recognized as the service is provided. Payments received in advance of providing services are deferred until the period such services are provided. Equipment sales are recognized upon fulfillment of contractual obligations of the sale, and installation charges are recognized when installation is complete.

      Income Taxes

      The Company recognizes its tax expense/benefit in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Deferred tax liabilities and assets are provided for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to the uncertainty of their ultimate realization (see Note 17).

      Stock-Based Compensation

      The Company accounts for employee stock-based compensation using the intrinsic value method, as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. As such, deferred compensation is recorded only if the exercise price of the option is below the current market price of the Company's common stock on the date of grant. Deferred compensation expense for employee stock options is amortized on a straight-line basis over the vesting term of the option, which typically is four years.

      The Company accounts for non-employee stock-based compensation using the fair value method, as required by Statement of Financial Accounting Standard No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. As such, deferred compensation is recorded for all non-employee stock options as of the date of grant. Deferred compensation expense for non-employee stock options is amortized on an accelerated basis, as prescribed by Financial Interpretation No. 28 ("FIN 28"), Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, over the contractual life of the option.

      Earnings (Loss) Per Common Share

      The Company calculates earnings (loss) per common share in accordance to Statement of Financial Accounting Standard No. 128 ("SFAS 128"), Earnings Per Share. SFAS 128 requires the presentation of basic earnings per share and diluted earnings per share for companies with potentially dilutive securities, such as warrants and options. Accordingly, basic earnings
      (loss) per common share is computed using the weighted average number of common stock shares outstanding during the period. Diluted earnings (loss) per common share is computed using the weighted average number of common stock shares and common stock equivalent shares outstanding during the period. Common stock equivalents consist of convertible preferred stock (using the "as if converted" method), stock options and stock warrants (using the "treasury stock" method). Common stock equivalent shares are excluded from the computation if the effect is antidilutive. As a result of the antidilutive effect, common stock equivalent shares have been excluded from the computation of diluted earnings per share for all periods presented.

      Recent Accounting Pronouncements

      On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations, and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), Goodwill and Other Intangible Assets.

      SFAS 141 addresses the accounting for and reporting of business combinations. SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting for acquisitions, and eliminates the use of the pooling-of-interests method. SFAS 141 is effective for all business combinations initiated after June 30, 2001. The Company believes SFAS 141 will not have a material effect on its consolidated financial statements.

      SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only method. The amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS 142. For goodwill acquired by June 30, 2001, SFAS 142 is effective for all fiscal years beginning after December 15, 2001. Goodwill and intangible assets acquired after June 30, 2001, will be subject to immediate adoption of SFAS 142. The Company believes SFAS 142 will not have a material effect on its consolidated financial statements.

      On August 16, 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting requirements for retirement obligations associated with retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS 143 requires a company to record the fair value of an asset retirement obligation in the period in which it is incurred. When the retirement obligation is initially recorded, the company also records a corresponding increase to the carrying amount of the related tangible long-lived asset and depreciates that cost over the useful life of the tangible long-lived asset. The retirement obligation is increased at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the initial fair value measurement. Upon settlement of the retirement obligation, the company either settles the retirement obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged. Accordingly, SFAS 143 will be effective for the Company beginning October 1, 2002. The Company is currently in the process of evaluating the impact, if any, SFAS 143 will have on its financial position or results of operations.

      On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, ("SFAS 144") Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supercedes Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 establishes a single accounting model for impairment or disposal by sale of long-lived assets. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001, and, generally, are to be applied prospectively. The Company is currently evaluating the potential impact, if any, the adoption of SFAS 144 will have on its financial position and results of operations.

3.    ACQUISITIONS AND DISCONTINUED OPERATIONS

      Acquisition of Intellicom

      On February 9, 1999, a wholly owned subsidiary of the Company merged with and into Intellicom (the "Intellicom Acquisition"). The Intellicom Acquisition was accounted for under the purchase method, and the results of Intellicom are included in the consolidated financial statements since the date of acquisition. The purchase price of $14,869,000 was comprised of: (i) a cash component of $500,000 (the "Cash Consideration"); (ii) a promissory note in the amount of $1,000,000 bearing interest at 7.5% per annum and due one year after closing (the "First Promissory Note"); (iii) a promissory note in the amount of $2,000,000 bearing interest at 8.5% per annum and due two years after closing (the "Second Promissory Note", together with the First Promissory Note, are defined as the "Debt Consideration"); (iv) the issuance of 500,000 shares of the Company's common stock (adjustable upwards after one year in certain circumstances), valued at $14.938 per share, for a total value of $7,469,000 (the "Closing Shares"); (v) additional shares of the Company's common stock issuable upon the first, second and third anniversaries of the closing, valued at a total of $3,500,000 (the "Anniversary Shares", together with the Closing Shares, are defined as the "Equity Consideration"); and (vi) certain direct acquisition costs totaling $400,000. The Debt Consideration may be partially or wholly converted into the Company's common stock, under certain circumstances. The conversion price of the Debt Consideration is based upon the average closing price of the Company's common stock for the 15 days immediately preceding the conversion date.

      In April 1999, the Company paid the First Promissory Note and related interest in full with a combination of $832,000 in cash and the remainder, after expenses, with 6,118 common stock shares valued at $190,000. The Intellicom Acquisition agreement required the Company to issue $1,500,000 of common stock shares on the first anniversary date of the Intellicom Acquisition. Accordingly, on February 8, 2000, the Company issued 43,314 common stock shares valued at $1,499,000 and paid $1,000 for fractional shares to the former Intellicom stockholders. On February 7, 2001, the Company made an offer to the former Intellicom stockholders to pay a discounted amount in lieu of the Company's obligation to pay cash and stock for the remaining consideration, which was to be paid in connection with the Intellicom acquisition and consisted of (i) a $2,000,000 8.5% promissory note and accrued interest, (ii) the requirement for the Company to issue $1,500,000 of common stock shares on the second anniversary date of the Intellicom acquisition, and (iii) the requirement for the Company to issue $500,000 of common stock shares on the third anniversary date of the Intellicom acquisition. The parties agreed to settle the obligation by which the Company paid $2,815,000 (including accrued interest of $325,000), issued 99,922 common stock shares valued at $199,000, and recognized a $1,326,000 extraordinary gain on settlements of outstanding obligations.

      In connection with the Intellicom Acquisition, the Company allocated the purchase price of $14,469,000 to acquired technology. Additionally, due to net liabilities acquired at the time of acquisition, the Company recognized additional acquired technology in Intellicom totaling $1,206,000. Furthermore, the Company incurred $400,000 of certain fees and expenses related to the Intellicom Acquisition, which were capitalized and allocated to acquired technology, bringing the total amount allocated to acquired technology to $16,075,000.

      The nature of the developed technology acquired provides the Company with a proprietary satellite system, involving both hardware and software, which provides a high-performance, two-way satellite-based Internet access service. The nature of the acquired technology would, among other things, allow the Company to lower the costs of bringing the Internet to customers. The technology acquired has already been tested and proven to be a viable business. Therefore, the Company believed that the underlying technology acquired in the Intellicom Acquisition was not subject to rapid change, and such acquired technology would support the Company's business plan over the typical length of its contracts without having to significantly change or enhance the acquired technology. The Company's contracts with its cable affiliates typically run from five to ten years. In determining how much of the purchase price in excess of the tangible book value of Intellicom to allocate to acquired technology, the Company considered that there was little value

\
      ascribable to other intangible assets, such as customer lists or workforce. Rather, the Company, after careful consideration, determined that the fair market value of the acquired technology is equivalent to the intangible assets acquired in this acquisition. The Company planned to amortize this amount using the straight-line method over a period of seven years, the average term of a typical cable affiliate contract as well as the anticipated useful life of this acquired technology.

      During March 2001, the Company determined that the carrying value of the intangible asset associated with the developed technology from the acquisition of Intellicom exceeded its net realizable value as supported by an analysis of estimated undiscounted future cash flows. This impairment is a result of several companies introducing competing products and services, and reduced demand for Intellicom's products and services. Accordingly, the Company wrote off the remaining unamortized intangible amount of $11,108,000, which is included in the provision for impaired assets in the accompanying consolidated statement of operations for the year ended September 30, 2001.

      ACQUISITION OF LAPTOP LANE, FORMATION OF AERZONE AND DISCONTINUED OPERATIONS OF AERZONE

      On January 24, 2000, the Company founded Aerzone (formerly SoftNet Zone, Inc.), a Delaware corporation, to provide high-speed Internet access to global business travelers. As part of the Aerzone business, the Company acquired Laptop Lane, a Washington corporation, on April 21, 2000. The acquisition was accounted for under the purchase method and the results of Laptop Lane are included in the consolidated financial statements since the date of acquisition. The Company paid approximately $21,559,000 consisting of (i) 972,266 common stock shares of the Company valued at $15,107,000, net of adjustment for expenses paid by the Company on behalf of Laptop Lane, exchanged for all outstanding common stock shares of Laptop Lane, (ii) direct acquisition costs of approximately $2,300,000, which included a bonus payment to Laptop Lane employees of $431,000 in lieu of Laptop Lane stock options, and (iii) 250,000 common stock shares of the Company valued at $3,652,000 issued to former Laptop Lane stockholders in payment for achieving certain criteria. As part of the acquisition, an additional 333,333 common stock shares of the Company were to be distributed to former Laptop Lane stockholders if certain performance goals or other criteria were met. As of September 30, 2000, Laptop Lane achieved three of the four performance goals; as a result, 249,981 common stock shares of the Company and cash amounting to $3,652,000 were distributed to the former Laptop Lane stockholders. In October 2000, Laptop Lane achieved the fourth performance goal requirement, resulting in the distribution of 81,050 common stock shares of the Company valued at $332,000 to the former Laptop Lane stockholders. Additionally, in connection with the acquisition, the Company provided $6,000,000 in working capital to Laptop Lane, under a secured promissory note, which was included as part of the purchase price consideration.

      The purchase price, including direct acquisition costs, has been allocated to assets acquired and liabilities assumed based on fair value at the date of acquisition. The allocation of purchase price includes goodwill, which is amortized on a straight-line basis over four years. The fair value of assets acquired and liabilities assumed are summarized as follows (in thousands):

        Current assets............................    $       1,707
        Property and equipment, net...............            4,478
        Goodwill..................................           23,195
        Other assets..............................              128
        Current liabilities.......................              806
        Other liabilities.........................            7,843

      On December 19, 2000, the Company decided to discontinue the Aerzone business in light of significant long-term capital needs and the difficulty of securing the necessary financing because of the current state of the financial markets. The operating results of Aerzone has been segregated from continuing operations and is reported as loss from discontinued operations in the accompanying consolidated statement of operations. The loss from discontinued operations includes management's estimates of the remaining costs to wind down the business and costs to settle its outstanding liabilities. The assets and liabilities of such operations are reflected as net liabilities associated with discontinued operations of Aerzone Corporation in the accompanying consolidated balance sheets as of September 30, 2001 and 2000. For the year ended September 30, 2000, the Company recorded an estimated loss on disposition reserve of Aerzone of $42,200,000. Subsequently for the year ended September 30, 2001, the Company increased the estimated loss on disposition reserve of Aerzone by $14,906,000, primarily as a result of the Company reducing the estimated proceeds from the sale of Laptop Lane and increasing estimated discontinued operating costs. The estimated loss on disposition reserve of Aerzone is reflected in net liabilities associated with discontinued operations of Aerzone Corporation in the accompanying consolidated balance sheets as of September 30, 2001 and 2000, and the corresponding charge is reflected in loss on disposition of discontinued operations in the accompanying consolidated statements of operations for the years ended September 30, 2001 and 2000.

      Following the sale of certain assets on August 16, 2001, Laptop Lane ceased operations and made an assignment for the benefit of creditors of its remaining assets.

      Operating results of Aerzone from January 24, 2000, date of inception, to September 30, 2000, are as follows (in thousands):

        Revenues..................................    $       2,163
                                                      =============

        Loss before income taxes..................    $     (12,150)
        Provision for income taxes................               --
                                                      -------------

        Net loss..................................    $     (12,150)
                                                      ==============

      Net liabilities associated with discontinued operations of Aerzone at September 30, 2001 and 2000, are as follows (in thousands):

                                                                                   SEPTEMBER 30,
                                                                             ------------------------
                                                                               2001            2000
                                                                             --------        --------
        Current assets:
           Accounts receivable, net ..................................       $     --        $    376
           Inventory .................................................             --             326
           Other current assets ......................................             22           1,149
                                                                             --------        --------

        Total current assets .........................................             22           1,851

        Property, plant and equipment, net ...........................             --           4,226
        Other assets .................................................              2             241
                                                                             --------        --------

        Total assets .................................................       $     24        $  6,318
                                                                             ========        ========

        Current liabilities:
           Accounts Payable ..........................................       $     --        $  1,884
           Estimated closure costs ...................................          2,039          18,222
           Accrued expenses ..........................................             54           3,654
           Laptop Lane Limited acquisition reserve ...................             27           1,329
           Current portion of long-term debt .........................             --             113
                                                                             --------        --------

        Total current liabilities ....................................       $  2,120        $ 25,202
                                                                             ========        ========

        Net liabilities associated with discontinued operations ......       $ (2,096)       $(18,884)
                                                                             ========        ========

      DISCONTINUED OPERATIONS OF ISP CHANNEL, INC.

      On December 7, 2000, the Company's Board of Directors approved a plan to discontinue providing cable-based Internet services through its ISP Channel, Inc. ("ISP Channel") subsidiary by December 31, 2000, because of
      (1) consolidation in the cable television industry made it difficult for ISP Channel to achieve the economies of scale necessary to provide such services profitably, and (2) the Company was no longer able to bear the costs of maintaining the ISP Channel. The operating results of ISP Channel has been segregated from continuing operations and is reported as loss from discontinued operations in the accompanying consolidated statements of operations. The loss from discontinued operations includes management's estimates of the remaining costs to wind down the business, costs to settle its outstanding liabilities, and the proceeds from the sale of assets. The assets and liabilities of such operations are reflected as net liabilities associated with discontinued operations of ISP Channel in the accompanying consolidated balance sheets as of September 30, 2001 and 2000. For the year ended September 30, 2000, the Company recorded as estimated loss on disposition reserve of ISP Channel of $97,200,000. Subsequently for the year ended September 30, 2001, the Company decreased the estimated loss on disposition reserve of ISP Channel by $10,008,000, primarily as a result of the Company experiencing better than previously estimated contract settlements. The estimated loss on disposition reserve of ISP Channel is reflected in net liabilities of discontinued operations of ISP Channel, Inc. in the accompanying consolidated balance sheets as of September 30, 2001 and 2000, and the corresponding benefit and charge are reflected in loss on disposition of discontinued operations in the accompanying consolidated statements of operations for the years ended September 30, 2001 and 2000.

      Operating results of ISP Channel are as follows (in thousands):

                                          YEAR ENDED SEPTEMBER 30,
                                          ------------------------
                                            2000            1999
                                          --------        --------
Revenues ..........................       $  6,039        $  2,550
                                          ========        ========

Loss before income taxes ..........       $(60,249)       $(29,440)
Provision for income taxes ........             --              --
                                          --------        --------

Net loss ..........................       $(60,249)       $(29,440)
                                          ========        ========

      Net liabilities associated with discontinued operations of ISP Channel at September 30, 2001 and 2000, are as follows (in thousands):

                                                                              SEPTEMBER 30,
                                                                        ------------------------
                                                                          2001            2000
                                                                        --------        --------
Current assets:
   Short-term investments, available-for-sale ...................       $     20        $     --
   Accounts receivable, net .....................................             --           1,000
   Inventory, net ...............................................             --           2,701
   Other current assets .........................................              2             469
                                                                        --------        --------

Total current assets ............................................             22           4,170

Property, plant and equipment, net ..............................             --          12,890
Other assets ....................................................             --             222
                                                                        --------        --------

Total assets ....................................................       $     22        $ 17,282
                                                                        ========        ========

Current liabilities:
   Accrued expenses .............................................       $    422        $  7,836
   Estimated closure costs ......................................          1,663          32,694
   Current portion of long-term debt ............................             --           1,464
   Current portion of capital leases ............................             --           5,243
                                                                        --------        --------

Total current liabilities .......................................          2,085          47,237

Long-term debt, net of current portion ..........................             --           1,615
Capital lease obligation, net of current portion ................             --           6,141
                                                                        --------        --------

Total liabilities ...............................................       $  2,085        $ 54,993
                                                                        ========        ========

Net liabilities associated with discontinued operations .........       $ (2,063)       $(37,711)
                                                                        ========        ========

      DISCONTINUED OPERATIONS OF MICROGRAPHIC TECHNOLOGY CORPORATION

      On September 30, 1999, the Company sold the document management business, Micrographic Technology Corporation ("MTC"), to Global Information Distribution GmbH ("GID") for an aggregate purchase price of approximately $4,894,000 in cash, which, after selling costs, resulted in a loss of $321,000. The sale proceeds were used to reduce outstanding indebtedness and provide additional working capital. The operating results of MTC have been segregated from continuing operations and are reported as part of the loss from discontinued operations in the accompanying consolidated statements of operations.

      Operating results of MTC for the year ended September 30, 1999, are as follows (in thousands):

        Revenues..................................    $      13,690
                                                      =============

        Loss before income taxes..................    $        (633)
        Provision for income taxes................               --
                                                      -------------

        Net loss..................................    $        (633)
                                                      =============

      Interest expense allocated to the MTC totaled $155,000 for the year ended September 30, 1999.

      DISCONTINUED OPERATIONS OF KANSAS COMMUNICATIONS, INC.

      On February 12, 1999, substantially all of the assets of the telecommunications segment, Kansas Communications, Inc. ("KCI"), were sold to Convergent Communications Services, Inc. ("Convergent") for an aggregate purchase price of approximately $6,300,000 subject to adjustment in certain events. Convergent paid $100,000 in cash in November 1998 upon execution of the letter of intent to purchase and paid the remainder of the purchase price on the closing date as follows: (i) $1,400,000 in cash;
      (ii) approximately 30,000 shares of Convergent's parent company common stock with an agreed value of approximately $300,000 ($10.00 per share) (the "Convergent Shares"); (iii) a promissory note in the amount of $2,000,000 (the "First Convergent Note") bearing simple interest at the rate of 11% per annum and payable on July 1, 2000; (iv) a promissory note in the amount of $1,000,000 (the "Second Convergent Note") bearing simple interest at the rate of 8% per annum and payable 12 months following the closing date ; and (v) a promissory note in the amount of $1,500,000 (the "Third Convergent Note") bearing simple interest at the rate of 8% per annum and payable 12 months following the closing date , which is subject to mandatory prepayment in certain events. Furthermore, a purchase price adjustment subsequent to closing provided the Company with additional Convergent Shares with an agreed value of $198,000 for a total investment in Convergent Shares of $498,000. The investment in Convergent is an available-for-sale security and accordingly is classified as a short-term investment in the accompanying consolidated balance sheet at September 30, 2000. The Company had previously deferred the recognition of gain due to the uncertainty of Convergent's ability to perform. As a result of Convergent's successful initial public offering on July 20, 1999, the Company recognized the gain on sale of $2,141,000. For the year ended September 30, 1999, Convergent paid in full the First and Third Convergent Notes to the Company. On November 5, 1999, Convergent paid in full the Second Convergent Note to the Company. As a result of Convergent's inability to secure funding for its cash shortfall and subsequent filing on April 19, 2001, for protection under Chapter 11 of the U.S. Bankruptcy Code, the Company recognized an-other-than temporary decline of $498,000 for the year ended September 30, 2001. The other-than-temporary decline is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The operating results of KCI has been segregated from continuing operations and is reported as loss from discontinued operations in the accompanying consolidated statement of operations for the year ended September 30, 1999.

      Operating results of KCI for the year ended September 30, 1999, are as follows (in thousands):

        Revenues..................................    $       4,730
                                                      =============

        Income before income taxes................    $         242
        Provision for income taxes................              (72)
                                                      -------------

        Net income................................    $         170
                                                      =============

      Interest expense allocated to KCI totaled $2,000 for the year ended September 30, 1999.

      The provision for income taxes for the year ended September 30, 1999, is related to a prior period adjustment in deferred maintenance revenue for KCI.

4.    RESTRUCTURING EXPENSE

      On December 28, 2000, the Company's Board of Directors approved a plan to reduce its corporate headquarters staff in conjunction with discontinuing the Aerzone and ISP Channel businesses. As a result of this plan, the Company established a $3,900,000 restructuring reserve, which consists primarily of severance costs for affected employees, and is reflected on the consolidated balance sheet as of September 30, 2001. Through September 30, 2001, $2,660,000 of severance payments has been applied to this reserve. The remainder of $1,240,000 will be utilized for severance for identified employees and relocation costs of Company headquarters.

      In an effort to reduce Intellicom losses, the Company initiated an overall cost cutting program and organizational restructuring during May 2001. As a result of the organizational restructuring, the Company established a $1,290,000 restructuring reserve, which consists of severance costs for affected employees and shut down costs for certain offices, and is reflected on the condensed consolidated balance sheet as of September 30, 2001. Through September 30, 2001, $778,000 of severance payments, and write offs of leasehold improvements and office furniture related to the various offices have been applied to this reserve. The remainder of $512,000 will be utilized for severance for identified employees and leasehold termination obligations related to the various offices.

5.    CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

      Short-term investments, available-for-sale are carried at fair value based on quoted market prices. Net unrealized holding losses amounted to $464,000 and $700,000, and are based on the market value of securities at September 30, 2001 and 2000, respectively. Net unrealized holding losses are reflected in accumulated other comprehensive loss in the accompanying consolidated balance sheets.

      Short-term investments, available-for-sale as of September 30, 2001, consist of $3,799,000 of debt securities that mature between three months to one year, $56,597,000 of debt securities that mature between one to five years, and $98,000 of common stock. Cash, cash equivalents and short-term investments, available-for-sale consist of the following as of September 30, 2001 (in thousands):

                                                                       UNREALIZED      UNREALIZED
                                                           COST           GAIN            LOSS           MARKET
                                                         --------      ----------      ----------       --------
Cash and cash equivalents:
   Cash ..........................................       $  5,198       $     --        $     --        $  5,198
   Banker's acceptance ...........................            412             --              --             412
   Corporate debt securities .....................          1,004             --              --           1,004
   Money market funds ............................          8,346             --              --           8,346
                                                         --------       --------        --------        --------

                                                         $ 14,960       $     --        $     --        $ 14,960
                                                         ========       ========        ========        ========

Short-term investments, available-for-sale:
   Market auction securities .....................       $ 53,099       $     --        $     (2)       $ 53,097
   Foreign debt securities .......................            798              1              --             799
   Corporate debt securities .....................          6,793                           (293)          6,500
   Common stock ..................................            268             --            (170)             98
                                                         --------       --------        --------        --------

                                                         $ 60,958       $      1        $   (465)       $ 60,494
                                                         ========       ========        ========        ========

      Short-term investments as of September 30, 2000, consist of $112,182,000 of debt securities that mature between three months to one year, $5,511,000 of debt securities that mature between one to five years, and $9,710,000 of common stock. Cash and cash equivalents, and short-term investments, available-for-sale consist of the following as of September 30, 2000 (in thousands):

                                                                        UNREALIZED       UNREALIZED
                                                           COST            GAIN             LOSS            MARKET
                                                         ---------      ----------       ----------        ---------
Cash and cash equivalents:
   Cash ..........................................       $  21,025       $      --        $      --        $  21,025
   Municipal securities ..........................          21,913              --               (4)          21,909
   Money market funds ............................           1,797              --               --            1,797
                                                         ---------       ---------        ---------        ---------

                                                         $  44,735       $      --        $      (4)       $  44,731
                                                         =========       =========        =========        =========

Short-term investments, available-for-sale:
   Municipal securities ..........................       $  65,365       $      --        $     (52)       $  65,313
   US Treasury securities ........................          35,782              --              (20)          35,762
   Auction market preferreds .....................           3,411              --               --            3,411
   Foreign debt securities .......................          13,217              --              (10)          13,207
   Common and preferred stock ....................          10,324              --             (614)           9,710
                                                         ---------       ---------        ---------        ---------

                                                         $ 128,099       $      --        $    (696)       $ 127,403
                                                         =========       =========        =========        =========

6.    EQUITY INVESTMENTS

      On August 18, 1999, the Company acquired 106,250 series A convertible preferred stock shares of YourDay.com, Inc. ("YourDay"), a Delaware corporation, for $250,000. YourDay is a leading online calendar and scheduling system that integrates Palm Pilots, telephones and the Internet anywhere in the world. Subsequently, on February 23, 2000, YourDay merged with deltathree.com, Inc. ("Deltathree"), a Delaware corporation. The merger called for each YourDay series A convertible preferred stock share be converted into .0469 Deltathree series A common stock share. The Company received 4,983 Deltathree series A common stock shares in the exchange, and accounted for the exchange at fair value, which resulted in a loss of $37,000 included in gain on disposition of long-term equity investments in the accompanying consolidated statements of operations. Deltathree is a global provider of IP telephony services and other enhanced Web-based communications to individuals and businesses worldwide. Deltathree is listed and traded on the NASDAQ National Market under the symbol "DDDC". As a result of problems facing Deltathree in attempting to raise additional financing to cover projected cash shortfalls, the Company recognized an other-than-temporary decline of $207,000 for the year ended September 30, 2001. The other-than-temporary decline is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in Deltathree was an available-for-sale security, and accordingly, was classified as a short-term investment in the accompanying consolidated balance sheet at September 30, 2000.

      On February 23, 2000, the Company entered into an agreement to provide management consulting advice on strategy, operations, marketing, technology and content, and training related to high speed Internet services through cable television networks to Big Sky Network Canada, Ltd. ("Big Sky"), a British Virgin Islands international business company. As part of the agreement, the Company acquired 10,000 Big Sky common stock shares for $500,000. On April 24, 2000, the Company acquired an additional 40,000 Big Sky common stock shares for $2,000,000. Additionally, the Company incurred $1,136,000 of expenses on behalf of Big Sky for a total investment of $3,636,000. Big Sky is a company that forms cooperative joint venture relationships with government-approved partners to offer high capacity, high speed Internet access and services in major urban markets throughout the People's Republic of China. Subsequently, on September 29, 2000, the Company sold its 50,000 Big Sky common stock shares for $13,830,000 to the other owner of Big Sky, China Broadband Corporation ("China Broadband"), a Nevada corporation, which resulted in a gain of $10,194,000 included in gain on disposition of long-term equity investments in the accompanying consolidated statements of operations. Proceeds from the sale consisted of (i) $2,500,000 in cash, (ii) a promissory note in the amount of $1,700,000 bearing interest at 8% per annum due September 29, 2001, and (iii) 1,133,000 China Broadband common stock shares valued at $9,630,000. China Broadband is the leading cable broadband provider in China. China Broadband is listed and traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "CBBD". On July 13, 2001, the Company sold its interest in China Broadband Corporation, consisting of 1,133,000 common stock shares and $1,700,000 promissory note and accrued interest, to Canaccord International Limited for $1,000,000. For this transaction, the Company recognized loss of $9,630,000 related to the 1,133,000 China Broadband common stock shares, and a loss of $768,000 related to the $1,700,000 promissory note and accrued interest. The loss related to the 1,133,000 China Broadband common stock shares, and the loss related to the promissory note and accrued interest are reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in China Broadband was an available-for-sale security, and accordingly, was classified as short-term investments in the accompanying consolidated balance sheet at September 30, 2000.

      On August 18, 1999, the Company acquired 83,330 series A convertible preferred stock shares of YourStuff.com, Inc. ("YourStuff"), a Delaware corporation, for $250,000. YourStuff provides a secure Web-based central file repository. Subsequently, on October 30, 2000,

      YourStuff merged with SenseNet, Inc. ("SenseNet"), a Delaware corporation. The Company received 267,501 SenseNet common stock shares in the exchange, and accounted for the exchange at cost. SenseNet is a privately held company that provides intranet business applications that focus on increasing productivity and profitability. As a result of problems facing SenseNet in attempting to raise needed follow-on financing to cover projected cash shortfalls under current stock market conditions, the Company wrote off the investment of $250,000 related to the 267,501 SenseNet common stock shares for the year ended September 30, 2001. The write off is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in SenseNet was classified as long-term equity investments in the accompanying consolidated balance sheet at September 30, 2000.

      On January 14, 2000, the Company acquired 337,496 series B preferred stock shares of Dotcast.com, a California corporation, for $1,000,000. Dotcast.com is a privately held company developing a national high-speed digital network for the distribution of digital entertainment, interactive services and multimedia communications. The investment in Dotcast.com is classified as a long-term equity investment in the accompanying consolidated balance sheets at September 30, 2001 and 2000.

      On October 12, 1999, the Company entered into a memorandum of understanding with Pacific Century Cyberworks Limited ("Pacific Century") to form a joint venture, Pacific Century SoftNet, to market cable-based Internet products and services to cable operators throughout Asia. For the year ended September 30, 2000, the Company contributed $230,000 to this joint venture and recognized equity losses of $191,000, which is reflected in equity in net losses of investee companies in the accompanying consolidated statement of operations. As a result of Pacific Century and the Company mutually ending the joint venture, the Company wrote off the remaining investment of $39,000 for the year ended September 30, 2001. The write off is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. This joint venture investment was accounted for under the equity method, and accordingly, was classified as long-term equity investments in the accompanying consolidated balance sheet at September 30, 2000.

      On March 24, 2000, the Company entered into an agreement to provide management consulting advice on strategy, operations, marketing, technology and content, and training related to high speed Internet services through cable television networks to Interactive Cable Communications Incorporated ("ICC"). As part of this agreement, the Company acquired 5,300 ICC common stock shares for $3,800,000, and formed a joint venture with Marubeni Corporation ("Marubeni"), a Japan corporation. ICC is engaged in the business of providing data transferring services including high-speed cable-based Internet services. For the year ended September 30, 2001 and 2000, the Company recognized equity income of $21,000 and equity losses of $390,000, respectively, and is reflected in equity in net losses of investee companies in the accompanying consolidated statements of operations. On July 17, 2001, the Company sold its 5,300 ICC common stock shares to Marubeni for $250,000. For this transaction, the Company recognized a loss of $3,180,000 related to the 5,300 ICC common stock shares. The loss is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in ICC was accounted for under the equity method, and accordingly, was classified as long-term equity investments in the accompanying consolidated balance sheet at September 30, 2000.

      On September 15, 2000, the Company entered into a stock purchase agreement to acquire 3,000,000 series A convertible preferred stock shares of Freewire Networks, Inc. ("Freewire"), a Delaware corporation, for $3,000,000. Freewire is a privately held company developing wireless broadband services at sporting venues using IEEE 802.11 technology. The Company holds Freewire in a corporate joint venture with Lucent Technologies Inc. ("Lucent") and Freewire's founding management stockholders. Under certain circumstances, Lucent has the option to require the Company to purchase Lucent's shares. For the year ended September 30, 2001, the Company recognized equity losses of $415,000 that is reflected in equity in net losses of investee companies in the accompanying consolidated statement of operations. As a result of problems facing Freewire in attempting to raise needed follow-on financing to cover projected cash shortfalls under current stock market conditions, the Company wrote off $2,622,000 related to the 3,000,000 Freewire series A convertible preferred stock shares for the year ended September 30, 2001. The write off is reflected in the loss on disposition of equity investments, net in the accompanying consolidated statement of operations for the year ended September 30, 2001. The investment in Freewire was accounted for under the equity method, and accordingly, was classified as a long-term equity investment in the accompanying consolidated balance sheet at September 30, 2000. On September 26, 2001, Lucent brought action against the Company, alleging that the Company breached a contract by failing to purchase Lucent's shares in Freewire Networks, Inc. and claiming damages of approximately $3.5 million, which may be subject to increase over time. The Company continues to believe that Lucent's claims are without merit and will be contested vigorously.

      In November 2000, the Company acquired 1,000,000 common stock shares and 400,000 preference stock shares of SkyNet Global Limited ("SkyNet"), an Australian corporation, for $262,000 and $484,000, respectively. SkyNet is a provider of business center services in airports. SkyNet's common stock is listed and traded on the Australian Stock Exchange under the symbol "SKG.AX". The common stock investment in SkyNet is an available-for-sale security, and accordingly, is classified as a short-term investment in the accompanying consolidated balance sheet at September 30, 2001. The preference stock investment of SkyNet is classified as a long-term equity investment in the accompanying consolidated balance sheet at September 30, 2001.

7.    PROPERTY AND EQUIPMENT, NET

      Property and equipment consist of the following (in thousands):

                                                    SEPTEMBER 30,
                                               ----------------------
                                                2001           2000
                                               -------        -------
Leasehold improvements .................       $     2        $ 1,203
Furniture and fixtures .................           220            800
Equipment ..............................         3,394          3,843
Construction in Progress ...............            --              5
                                               -------        -------

Property and equipment, gross ..........         3,616          5,851
Less allowance for depreciation ........        (1,281)        (1,172)
                                               -------        -------

Property and equipment, net ............       $ 2,335        $ 4,679
                                               =======        =======

8.    INTANGIBLES, NET

      Intangibles consist of the following (in thousands):

                                                         SEPTEMBER 30,
                                                    ------------------------
                                                       2001           2000
                                                    ---------       --------
        Acquired technology (see Note 3) ....       $      --       $ 16,075
        Other ...............................              --             10
                                                    ---------       --------

        Intangibles, gross ..................              --         16,085
        Accumulated amortization ............              --         (3,828)
                                                    ---------       --------

        Intangibles, net ....................       $      --       $ 12,257
                                                    =========       ========

9.    LONG-TERM DEBT

      Long-term debt consists of the following (in thousands):

                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                             2001           2000
                                                                                            -------        -------
6% Convertible Subordinated Secured Debentures, due February 28, 2002, with semi-annual interest payments, convertible into the Company's common stock at
   $8.10 per share ..................................................................            --            660

5% Convertible Subordinated Debentures, due September 30, 2002, interest payable annually, convertible into the Company's common stock at $8.25 per share
   after December 31, 1998 ..........................................................         1,444          1,444

Promissory note bearing interest at 8.5%, due February 9, 2001, principal and interest due and payable at maturity or at date of prepayment or acceleration
   of note (see Note 3) .............................................................            --          2,000

Other ...............................................................................            --            161
                                                                                            -------        -------

Total long-term debt ................................................................         1,444          4,265
Less current portion ................................................................        (1,444)        (2,161)
                                                                                            -------        -------

Long-term debt, net of current portion ..............................................       $    --        $ 2,104
                                                                                            =======        =======

      On September 15, 1995, in association with the acquisition of MTC, the Company assumed $1,800,000 of 6% Convertible Subordinated Secured Debentures due February 28, 2002. These 6% debentures are subject to redemption at the option of the Company at face value, provided however, that the Company issues warrants to common stock shares purchase for the same number of shares as would have been issued if the debentures were converted. Through September 30, 1998, the Company issued 133,332 common stock shares pursuant to the conversion of $1,080,000 of these convertible debentures. For the year ended September 30, 1999, the Company issued 7,407 common stock shares pursuant to the conversion of $60,000 of these convertible debentures by a single holder of these debentures. Subsequently, on November 15, 2000, the remaining principal of $660,000 and accrued interest was paid.

      On January 2, 1998, the Company issued $1,444,000 principal amount of its 5% Convertible Subordinated Debentures due September 30, 2002, to Mr. R.C.W. Mauran, who was at the time of the transaction a beneficial owner of more than 5% of the Company's common stock, in exchange for the assignment to the Company of certain equipment leases and other consideration, all of which had been assimilated into the business of Micrographic Technology Corporation. The debentures are convertible into the Company's common stock at $8.25 per share after December 31, 1998.

10.   COMMITMENTS AND CONTINGENCIES

      Operating Leases

      The Company has entered into operating leases for office space, manufacturing facilities, satellite transponder space and certain other office equipment. These operating leases provide for minimum rents and generally include options to renew for additional periods.

      Future minimum lease payments under non-cancelable operating leases as of September 30, 2001, are as follows (in thousands):

        YEAR ENDING SEPTEMBER 30:
           2002...................................    $       3,487
           2003...................................            3,390
           2004...................................            2,269
           2005...................................              631
           2006...................................              185
           2007 and thereafter....................              761
                                                      -------------
                                                      $      10,723
                                                      =============

      The Company's rent expense from continuing operations for the years ended September 30, 2001, 2000 and 1999, were $4,099,000, $3,817,000 and
      $1,395,000, respectively.

      Legal Proceedings

      On September 26, 2001, Lucent Technologies Inc. ("Lucent") brought action against the Company, alleging that the Company breached a contract by failing to purchase Lucent's shares in Freewire Networks, Inc. and claiming damages of approximately $3.5 million, which may be subject to increase over time. The Company continues to believe that Lucent's claims are without merit and will be contested vigorously.

      On November 9, 2001, Nokia, Inc. ("Nokia") commenced an action in San Francisco Superior Court against the Company and Aerzone alleging breach of contract arising out of the Aerzone's proposed operations in certain airports. Nokia seeks approximately $2.1 million in damages. The Company believes that Nokia's claims are without merit and will be contested vigorously.

      The Company is also involved in other legal proceedings and claims, which arise in the ordinary course of its continuing and discontinued businesses. The Company believes the results of the above noted legal proceedings, other pending legal proceedings and claims are not expected to have a material adverse effect on its results of operations, financial condition or cash flows.

11.   REDEEMABLE CONVERTIBLE PREFERRED STOCK AND COMMON STOCK

      Redeemable Convertible Preferred Stock

      On December 31, 1997, the Company issued to RGC International Investors, LDC ("RGC"), 5,000 Series A Preferred Stock shares and warrants to purchase 150,000 common stock shares (the "Series A Warrants") for an aggregate purchase price of $5,000,000; $435,000 of the purchase price has been allocated to the value of the Series A Warrants. The conversion price of the Series A Preferred Stock was equal to the lower of $8.28 per share and the lowest consecutive two-day average closing price of the common stock during the 20-day trading period immediately prior to such conversion. The sale was arranged by Shoreline Pacific Institutional Finance ("SPIF"), the Institutional Division of Financial West Group, which received a fee of $250,000 plus warrants to purchase 20,000 common stock shares, which are exercisable at $6.625 and expire on December 31, 2000. For the year ended September 30, 1998, RGC received 100.78 Series A Preferred Stock shares as dividends paid in kind. For the year ended September 30, 1998, the Company issued 299,946 common stock shares pursuant to the conversion of 2,000 Series A Preferred Stock shares, including accrued dividends, at a price of $6.6875 per share. For the year ended September 30, 1999, the Company issued 413,018 common stock shares pursuant to the conversion of the remaining 3,100.78 Series A Preferred Stock shares at a price of $7.5625 per share.

      On May 28, 1998, the Company issued to RGC and Shoreline Associates I, LLC ("Shoreline"), 9,000 and 1,000 Series B Preferred Stock shares, respectively, and warrants to purchase 180,000 and 20,000 common stock shares (the "Series B Warrants"), respectively, for an aggregate purchase price of $10,000,000; $900,000 of the purchase price has been allocated to the value of the Series B Warrants. Prior to February 28, 1999, the conversion price of the Series B Preferred Stock was equal to $13.20 per share. Thereafter, the conversion price of the Series B Preferred Stock was equal to the lower of $13.20 per share and the lowest five-day average closing price of the common stock during the 20-day trading period immediately prior to such conversion. The sale was arranged by SPIF, which received a fee of $500,000 plus warrants to purchase 50,000 common stock shares, which are exercisable at $11.00 and expire on May 28, 2002. For the year ended September 30, 1998, RGC and Shoreline received 112.5 and
      12.5 Series B Preferred Stock shares, respectively, as dividends paid in kind. For the year ended September 30, 1999, RGC and Shoreline received
      113.90 and 12.66 Series B Preferred Stock shares, respectively, as dividends paid in kind. For the year ended September 30, 1999, the Company issued 782,352 common stock shares pursuant to the conversion of all 10,251.56 Series B Preferred Stock shares at a price of $13.20 per share.

      On August 31, 1998, the Company issued to RGC 7,500 Series C Preferred Stock shares and warrants to purchase 93,750 common stock shares (the "Series C Warrants") for an aggregate purchase price of $7,500,000; $277,000 of the purchase price has been allocated to the value of the Series C Warrants. Prior to May 31, 1999, the conversion price of the Series C Preferred Stock was equal to $9.00 per share. Thereafter, the conversion price of the Series C Preferred Stock was equal to the lower of $9.00 per share and the lowest five-day average closing price of the common stock during the 30-day-trading period immediately prior to such conversion. The sale was arranged by SPIF, which received a fee of $375,000 plus warrants to purchase 26,250 common stock shares, which are exercisable at $7.50 and expire on August 31, 2002. For the year ended September 30, 1998, RGC received 31.25 Series C Preferred Stock shares as dividends paid in kind. For the year ended September 30, 1999, RGC received 94.14 Series C Preferred Stock shares as dividends paid in kind. For the year ended September 30, 1999, the Company issued 909,148 common stock shares pursuant to the conversion of all 7,625.39 Series C Preferred Stock shares at a price of $9.00 per share.

      For the year ended September 30, 1999, the Company incurred a penalty of $498,000, included in miscellaneous income (expense) in the accompanying consolidated statement of operations, as a result of a delay in its ability to register the underlying common stock of the Series C redeemable convertible preferred stock with the Securities and Exchange Commission. This penalty was paid to the holders of the Series C redeemable convertible preferred stock through the issuance of an additional 55,378 common stock shares.

      As of September 30, 1999, all of the Preferred Stock, including dividends paid-in-kind and accrued interest, were converted into an aggregate of 2,404,464 common stock shares of the Company. Additionally, all warrants to purchase common stock shares related to the issuance of the Preferred Stock were exercised as of September 30, 2000.

      Common Stock

      On September 15, 1995, the Company issued $2,856,000 of its 9% Convertible Subordinated Debentures due September 15, 2000, in conjunction with the acquisition of MTC. The debentures were issued to the shareholders of MTC as partial consideration for the acquisition. These 9% debentures have a conversion price of $6.75. Through September 30, 1998, the Company issued 158,481 common stock shares pursuant to the conversion of $1,070,000 of convertible debt by seven separate holders of these debentures. For the year ended September 30, 1999, the Company issued 63,719 common stock shares pursuant to the conversion of $430,000 of convertible debt by five separate holders of these debentures. For the year ended September 30, 2000, the Company issued 1,467 common stock shares pursuant to the conversion of $63,000 of convertible debt by two separate holders of these debentures. On September 15, 2000, the Company paid the remaining $1,294,000 of convertible debt and accrued interest in cash.

      On February 22, 1999, the Company entered into a license agreement with Inktomi Corporation ("Inktomi", the "Inktomi Licensing Agreement") allowing the Company rights to install certain Inktomi caching technology into the Company's cable-based Internet network infrastructure. Additionally, the Inktomi Licensing Agreement allows the Company to purchase up to 500 additional licenses during the first four years of the agreement. The Inktomi Licensing Agreement was valued at $4,000,000 for a total of 500 licenses, of which the first $1,000,000 was paid with 65,843 common stock shares of the Company and the remaining amount payable in cash in eight quarterly payments of $375,000. For the years ended September 30, 2001, 2000 and 1999, total payments amounted to $750,000, $1,500,000 and $750,000, respectively. Prepaid license fees were $2,602,000 at September 30, 2000. As a result of the Company discontinuing the operations of ISP Channel, prepaid license fees were written off and reflected in the loss on disposition of discontinued operations for the year ended September 30, 2000. Payments for the year ended September 30, 2001, were charged directly to the net liabilities associated with discontinued operations of ISP Channel, Inc. in the accompanying consolidated balance sheet.

      On April 28, 1999, the Company completed a secondary public offering (the "Secondary Offering"), in which it sold 4,600,000 common stock shares at $33.00 per share. The Company received $141,502,000 in cash, net of underwriting discounts, commissions and other offering costs.

      On December 13, 1999, the Company completed a private placement of 5,000,000 common stock shares for net proceeds of $128,121,000 to Pacific Century Cyberworks Limited ("Pacific Century"), and entitled Pacific Century to designate two persons for election to the Board of Directors.

      In conjunction with offering incentives to launch the Company's ISP Channel cable-based Internet services, the Company issued common stock to cable affiliates in return for the exclusive rights to provide Internet services to their customers. During the year ended September 30, 1999, the Company issued an aggregate of 13,574 common stock shares valued at $337,000 to eight separate cable affiliates. During the year ended September 30, 2000, the Company issued 35,160 common stock shares valued at $419,000 to two separate cable affiliates. In addition, on April 12, 1999, the Company issued 660,000 common stock shares to an investor for $14,990,000 in cash and a modification of the affiliate agreement between the Company and Teleponce Cable TV, which is controlled by the investor; the modification of the affiliate agreement was valued at $8,925,000 as a cable affiliate launch incentive. Further, on November 4, 1999, the Company entered into various definitive agreements with Mediacom LLC ("Mediacom"). In exchange for signing an agreement to launch the ISP Channel services, the Company issued a total of 3,500,000 common stock shares to Mediacom, of which 3,150,000 common stock shares were restricted. The restrictions were progressively lifted as Mediacom launched ISP Channel's services in Mediacom's cable television systems. As of September 30, 2000, there were 2,100,000 common stock shares restricted and unvalued. The unrestricted 1,400,000 common stock shares were valued at $26,513,000 as cable affiliate launch incentive. As a result of the Company discontinuing the operations of ISP Channel, the cable affiliate launch incentive, net of amortization, was written off and reflected in the loss on disposition of discontinued operations for the year ended September 30, 2000, and in the net assets associated with discontinued operations at September 30, 1999. On February 16, 2001, the Company and ISP Channel entered into agreements with Mediacom, to terminate Mediacom's affiliate relationship with ISP Channel. As part of these agreements Mediacom released all obligations under the affiliate agreement with ISP Channel and returned 1,300,000 restricted common stock shares of the Company, and in exchange received certain equipment, a $3,768,000 payment from the Company, and the Company removed restrictions on 800,000 common stock shares valued at $1,500,000 held by Mediacom. Mediacom currently holds a total of 2,200,000 unrestricted common stock shares of the Company. Pursuant to these agreements, neither the Company nor ISP Channel has any further material obligation to Mediacom.

12.   TREASURY STOCK

      On August 15, 2000, the board of directors authorized the repurchase of up to 2,600,000 common stock shares of the Company. The Company's repurchases of shares of common stock are recorded at cost as treasury stock and result in a reduction of stockholders' equity. For the years ended September 30, 2001 and 2000, the Company repurchased 1,881,000 common stock shares for $6,858,000 and 409,500 common stock shares for $2,279,000, respectively.

13.   2000 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")

      On February 22, 2000, the Company adopted ESPP, which provides for eligible Company employees to purchase common stock shares through payroll deductions during six-month offering periods. Initial enrollment for ESPP began on March 13, 2000, for the first offering period of April 1, 2000, to June 30, 2000. Each subsequent offering period will begin July 1 or January 1 and end December 31 or June 30, respectively.

      Substantially all employees are eligible for ESPP if they are employed for twenty (20) or more hours per week on the first day of the offering period. Eligible employees may elect to contribute up to 15% of their base compensation.

      ESPP provides for the purchase of common stock at the lower of 85% of the fair market value of the common stock shares on the first day of the offering period or 85% of the fair market value of the common stock shares on the last day of the offering period. A total of 1,325,000 common stock shares are reserved for issuance under ESPP. For the years ended September 30, 2001 and 2000, the Company issued 56,769 common stock shares for a total value of $100,000 and 15,116 common stock shares for a total value of $145,000, respectively.

      On February 2, 2001, the Company's Board of Directors agreed to suspend ESPP indefinitely beginning July 1, 2001.

14.   STOCK OPTION AND WARRANTS

      1998 Stock Incentive Plan ("1998 Plan")

      Effective October 1, 1998, the Company implemented the 1998 Plan, which the Company's stockholders approved on April 13, 1999. Concurrent with such stockholder approval, all outstanding options under the Company's 1995 Long-Term Incentive Plan (the "Incentive Plan") were incorporated into the 1998 Plan, and no further option grants or stock issuances will be made under the Incentive Plan. However, the incorporated options will continue to be governed by their existing terms, unless the Administrator of the 1998 Plan elects to extend one or more features of the 1998 Plan to those options. Stock options granted under the Incentive Plan have an exercise price not less than the fair market value of the option shares on the grant date and generally become exercisable in three successive equal installments over the optionee's period of continued service with the Company. The 1998 Plan provides for the grants of non-statutory and incentive stock option grants, stock appreciation rights, restricted stock awards, performance shares, and other awards to officers, employees and other individuals. Under the terms of the 1998 Plan, options have a maximum term of ten years from the date of grant. The granted options have various vesting criteria depending on the grantee, with most grants having a vesting period of four years. As of September 30, 2001, a total of 5,466,887 common stock shares are reserved for issuance under the 1998 Plan. In addition, the number of common stock shares reserved for issuance under the 1998 Plan will automatically be increased on the first trading day of each calendar year, beginning in calendar year 2000, by an amount equal to four percent of the total number of common stock shares outstanding on the last trading day of the preceding calendar year, but in no event will any such annual increase exceed 2,000,000 shares, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. As of September 30, 2001, options for 1,371,169 common stock shares were outstanding, options for 865,651 common stock shares were vested and options for 4,095,718 common stock shares remained available for future option grants and other awards.

      1999 Supplemental Stock Incentive Plan ("1999 Plan")

      The Company's 1999 Plan is an equity incentive program for employees and consultants who are neither officers nor directors of the Company. Awards under the 1999 Plan may, in general, be made in the form of non-statutory stock option grants, stock appreciation rights, restricted stock awards or performance shares. Each stock option grant will have an exercise price not less than the fair market value of the option shares on the grant date and will generally have a vesting period of four years. A total of 750,000 common stock shares are reserved for issuance under the 1999 Plan. As of September 30, 2001, options for 16,447 common stock shares were outstanding, options for 9,488 common stock shares were vested, and options for 733,553 common stock shares remained available for future option grants and other awards.

      Micrographic Technology Corporation Employee Stock Option Plan ("MTC
      Plan")

      The Company's former MTC Plan was an equity incentive program, which was established for the employees of Micrographic Technology Corporation. The Company sold Micrographic Technology Corporation on September 30, 1999 (See Note 3). A total of 40,000 common stock shares were reserved for issuance under the MTC Plan. All options granted under the MTC Plan are designed to qualify as incentive stock options under the federal tax laws. Each granted option became exercisable for the option shares in a series of three successive equal annual installments over the optionee's period of continued service with Micrographic Technology Corporation. As of September 30, 2001, options for 1,693 common stock shares were outstanding and fully vested and no common stock shares remained available for future options grants.

      Non-Plan Consultant and Employee Stock Options

      Through September 30, 2001, the Company has granted options to seven separate non-employee consultants to purchase an aggregate of 180,500 common stock shares. The options were granted as partial consideration for services rendered. The options typically vest over the period of contracted service. The exercise price of these options range from $7.375 to $23.8125. In the aggregate, the options have a weighted average exercise price of $13.08. As of September 30, 2001, non-employee consultant options for 91,806 common stock shares were vested and outstanding.

      Common Stock Warrants

      On January 12, 1999, the Company issued $12,000,000 of its 9% Senior Subordinated Convertible Notes (the "Notes") due January 1, 2001, to a group of institutional investors. These Notes were convertible into the Company's common stock with an initial conversion price of $17.00 per share until July 1, 1999, and, thereafter, at the lower of $17.00 per share (the "Initial Conversion Price") and the lowest five-day average closing bid price of the Company's common stock during the 30-day trading period ending one day prior to the applicable conversion date (the "Conversion Price"). In connection with these Notes, the Company issued to these investors warrants to purchase an aggregate of 300,000 shares of the Company's common stock. These warrants have an exercise price of $17.00 per share and expire in 2003. On April 28, 1999, as a result of the Company's underwritten secondary public offering (the "Secondary Offering"), and in conjunction with an anti-dilution provision associated with the Notes, the Initial Conversion Price was reduced from $17.00 to $16.49 per share. Furthermore, in order to secure three month lock-up agreements from the holders of the Notes in conjunction with the Secondary Offering, the Company entered into a new arrangement with the holders of the Notes to issue all future interest payments, beginning with the three months ended June 30, 1999, in the form of convertible notes with substantially the same form and features as the original Notes. Therefore, the Company issued an additional $549,000 in notes, representing interest for the six months ended September 30, 1999 (the "Interest Notes"). The fair value of the warrants on the issuance date was estimated using the Black-Scholes option pricing model with the following assumptions: volatility of 108%, risk free interest rate of 4.78%, no dividend yield, and an expected contractual life of four years. The total fair value of $4,267,000 was recorded as deferred debt issuance costs and was being amortized to interest expense over the contractual life of the associated debt instruments. On October 22, 1999, all of the Notes, related Interest Notes and accrued interest were converted into 765,201 common stock shares of the Company valued at $9,949,000, which includes the remaining unamortized deferred debt issuance costs of $2,732,000.

      On March 22, 1999, the Company issued warrants to purchase 3,013 common stock shares to an institutional lender in connection with a $3,000,000 credit facility. The credit facility was used to fund certain capital equipment acquisitions. The warrants have an exercise price of $29.875 and expire on March 22, 2003. The fair value of the warrants on the issuance date was estimated using the Black-Scholes option pricing model with the following assumptions: volatility of 108%, risk free interest rate of 4.78%, no dividend yield, and an expected contractual life of four years. The total fair value of $67,000 was recorded as deferred debt issuance costs in the accompanying consolidated balance sheet at September 30, 2000, and was being amortized to interest expense over the contractual life of the associated debt instruments.

      Options and Warrants Outstanding

      The following table summarizes the outstanding options and warrants to purchase common stock shares for the three years ended September 30, 2001:

                                                                                                              OUTSTANDING
                                           OUTSTANDING OPTIONS            OUTSTANDING WARRANTS            OPTIONS AND WARRANTS
                                       ----------------------------    ---------------------------     ---------------------------
                                                        WEIGHTED                       WEIGHTED                        WEIGHTED
                                                        AVERAGE                         AVERAGE                         AVERAGE
                                         SHARES      EXERCISE PRICE      SHARES     EXERCISE PRICE       SHARES     EXERCISE PRICE
                                       ----------    --------------    ----------   --------------     ----------   --------------
BALANCE, SEPTEMBER 30, 1998             1,370,125     $     7.42          832,399     $     9.27        2,202,524      $     8.12

  Granted ......................        2,618,700          16.68          303,013          17.13        2,921,713           16.73
  Exercised ....................         (440,730)          6.33         (572,064)          9.87       (1,012,794)           8.33
  Canceled .....................         (155,192)         13.89          (60,335)          8.72         (215,527)          12.44
                                       ----------                      ----------                      ----------

BALANCE, SEPTEMBER 30, 1999             3,392,903          14.43          503,013          13.38        3,895,916           14.29

  Granted ......................        4,891,000          20.93               --             --        4,891,000           20.93
  Exercised ....................         (365,592)          7.53         (200,000)          7.69         (565,592)           7.59
  Canceled .....................       (1,445,361)         21.08               --             --       (1,445,361)          21.08
                                       ----------                      ----------                      ----------

BALANCE, SEPTEMBER 30, 2000             6,472,950          13.75          303,013          17.13        6,775,963           13.90

  Granted ......................          743,600           3.30               --             --          743,600            3.30
  Exercised ....................               --             --               --             --               --              --
  Canceled .....................       (5,735,435)         17.90               --             --       (5,735,435)          17.90
                                       ----------                      ----------                      ----------

BALANCE, SEPTEMBER 30, 2001             1,481,115     $    11.44          303,013     $    17.13        1,784,128      $    12.41
                                       ==========                      ==========                      ==========

      The following table summarizes information regarding stock options outstanding at September 30, 2001:

                                                    OUTSTANDING OPTIONS                             VESTED OPTIONS
                                                    -------------------                         -----------------------
                                                         WEIGHTED
                                                          AVERAGE                                              WEIGHTED
                                                         REMAINING          WEIGHTED                            AVERAGE
                                                        CONTRACTUAL         AVERAGE                            EXERCISE
           RANGE OF EXERCISE PRICE        SHARES        LIFE (YEARS)     EXERCISE PRICE          SHARES          PRICE
        -----------------------------    ---------  -------------------  --------------         --------       --------
        $     0.01    to   $    10.00      691,612           8.52           $   4.01             435,715        $   4.00
             10.01    to        20.00      492,525           7.74              13.83             373,451           13.53
             20.01    to        30.00      215,196           8.00              24.75             119,389           24.31
             30.01    to        45.00       81,782           8.28              40.73              40,083           40.60
                                         ---------                                              --------

        $     0.01    to   $    45.00    1,481,115           8.17           $  12.29             968,638        $  11.69
                                         =========                                              ========

      Stock Option Compensation on a Pro Forma Basis

      As allowed by Statement of Financial Accounting Standards No. 123 ("FASB 123"), Accounting for Stock-Based Compensation, the Company continues to apply the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, in accounting for its stock based employee compensation arrangements and discloses the pro forma net loss and loss per share information as if the fair value method suggested in FASB 123 had been applied.

      Had compensation cost for the Company's stock-based compensation arrangements for employees been determined based on the fair value at grant date of the awards for the years ended September 30, 2001, 2000 and 1999, consistent with the provisions of FASB 123, the Company's net loss and loss per share would have been the pro forma amounts as follows (in thousands, except per share data):

                                                                                       YEAR ENDED SEPTEMBER 30,
                                                                        ----------------------------------------------------
                                                                             2001                2000                1999
                                                                        ------------        ------------        ------------
        Net loss applicable to common shares, as reported .......       $    (50,647)       $   (232,353)       $    (50,482)
                                                                        ============        ============        ============

        Net loss applicable to common shares, pro forma .........       $    (48,412)       $   (303,420)       $    (54,030)
                                                                        ============        ============        ============

        Basic and diluted loss per common share, as reported ....       $      (2.31)       $      (9.88)       $      (4.09)
                                                                        ============        ============        ============

        Basic and diluted loss per common share, pro forma ......       $      (1.93)       $     (12.90)       $      (4.38)
                                                                        ============        ============        ============

      The fair value of each stock option grant on the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                        YEAR ENDED SEPTEMBER 30,
                                                 ---------------------------------------
                                                   2001            2000           1999
                                                 ----------      -------         -------
Volatility................................           110.59%       96.72%          85.00%
Risk-free interest rate...................             5.25%        5.88%           5.74%
Dividend yield............................               --           --              --
Expected lives............................       2.24 Years      4 Years         4 Years
Weighted average fair value...............          $  1.94      $ 14.53         $ 39.81

15.   DEFERRED COMPENSATION

      From October 1, 1998 to April 12, 1999, the Company, pursuant to the 1998 Plan, granted 1,618,550 incentive and non-qualified common stock options with a weighted average exercise price of $12.74 per share to certain employees. As a result of the adoption of the 1998 Plan (see Note 14), and in accordance with APB 25, the Company recorded a non-cash deferred stock compensation charge of $77,361,000 related to the issuance of these stock options. . Deferred stock compensation is amortized on a straight-line basis over the remaining vesting period of such stock options to compensation related to stock options. For the years ended September 30, 2001, 2000 and 1999, the Company recognized compensation expense (benefit) related to these stock options of $(1,279,000), which includes $(605,000) allocated to the discontinued operations of ISP Channel; $18,711,000, which includes $4,415,000 allocated to the discontinued operations of ISP Channel; and $11,258,000, which includes $4,339,000 allocated to the discontinued operations of ISP Channel, respectively.

      Also, in accordance with FASB 123 the Company recognized deferred compensation charges of approximately $1,890,000 with respect to the 140,500 option shares it has issued to certain consultants. These deferred compensation charges were amortized, on an accelerated basis over the vesting period of such options, in accordance with Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. For the years ended September 30, 2001, 2000 and 1999, the Company has recognized compensation expense (benefit) related to these stock options of $(31,000), $261,000 and $1,633,000, respectively.

16.   RELATED PARTY TRANSACTIONS

      On November 4, 1999, the Company entered into various definitive agreements with Mediacom LLC ("Mediacom"). In exchange for signing an agreement to launch the ISP Channel services, the Company issued a total of 3,500,000 common stock shares to Mediacom, of which 3,150,000 shares were restricted. The restrictions were progressively lifted as Mediacom launched ISP Channel's services in Mediacom's cable television systems. As of September 30, 2000, there were 2,100,000 shares restricted and unvalued. The unrestricted 1,400,000 shares were valued at $26,513,000 as cable affiliate launch incentive. As a result of the Company discontinuing the operations of ISP Channel, the cable affiliate launch incentive, net of amortization, was written off and reflected in the loss on disposition of discontinued operations for the year ended September 30, 2000, and in the net assets associated with discontinued operations at September 30, 1999. On February 16, 2001, the Company and ISP Channel entered into agreements with Mediacom, to terminate Mediacom's affiliate relationship with ISP Channel. As part of these agreements Mediacom released all obligations under the affiliate agreement with ISP Channel and returned 1,300,000 restricted common stock shares of the Company, and in exchange received certain equipment, a $3,768,000 payment from the Company, and the Company removed restrictions on 800,000 common stock shares valued at $1,500,000 held by Mediacom. Mediacom currently holds a total of 2,200,000 unrestricted common stock shares of the Company. Pursuant to these agreements, neither the Company nor ISP Channel has any further material obligation to Mediacom.

      On August 18, 1999, SoftNet Ventures, Inc., a wholly owned subsidiary of SoftNet, made strategic investments of $250,000 each in YourDay and YourStuff, which represents less than five percent of the voting power of each company. Edward A. Bennett, a Director of the Company, served on the Board of Directors of both YourDay and YourStuff at the time of the investment (see Note 6).

      On February 6, 2001, the Company engaged (212) Ventures, Inc. for business and financial advisory services. For the year ended September 30, 2001, the Company paid (212) Ventures, Inc. $100,000 for such services. Edward
      A. Bennett, a Director of the Company, is a principal of (212) Ventures, Inc.

      On February 2, 2001, the Company's Board of Directors appointed Ronald I. Simon, a Director of the Company, to acting Chief Executive Officer and Chief Financial Officer at $2,500 per day or $10,000 per week beginning February 5, 2001. Mr. Simon was paid $170,000 for serving as acting Chief Executive Officer and Chief Financial Officer from February 5, 2001, to June 1, 2001.

      For the years ended September 30, 2001, 2000 and 1999, the Company paid to Bear, Stearns & Co., Inc. $350,000, $522,000 and $53,000, respectively, for investment banking services. Robert C. Harris, Jr., a Director of the Company, is a senior managing director of Bear, Stearns & Co., Inc.

17.   INCOME TAXES

      The Company's provision for income taxes of zero in all years differed from the expected benefit at 35% as a result of losses for which no benefit was recognized.

      The tax effects of the components of deferred taxes for continuing operations are as follows (in thousands):

                                                       AS OF SEPTEMBER 30,
                                                    ------------------------
                                                      2001            2000
                                                    --------        --------
Inventory and other operating reserves ......       $  3,858        $     31
Accounts receivable .........................             50              26
Unpaid accruals .............................            349             108
Deferred revenue ............................             44              60
Property and equipment ......................             35              --
Other .......................................             79              22
Net operating loss carryforwards ............         87,530          49,157
                                                    --------        --------

Total gross deferred tax asset ..............         91,945          49,404
Valuation allowance .........................        (91,945)        (49,082)
                                                    --------        --------

Total deferred tax assets ...................             --             322
                                                    --------        --------

Deferred tax liabilities - property and
   equipment ................................             --            (322)
                                                    --------        --------

Net deferred tax asset ......................       $     --        $     --
                                                    ========        ========

      The Company has established a valuation allowance for the portion of the deferred tax assets for which realization is uncertain. The valuation allowance for deferred tax assets as of September 30, 2001 and 2000, was $91,945,000 and $49,082,000, respectively. The change in valuation allowance for the years ended September 30, 2001 and 2000, was $42,863,000 and $26,617,000, respectively.

      The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $244,475,000 and $34,372,000, respectively, available to reduce future income subject to income taxes. The federal net operating loss carryforwards expire in fiscal years 2002 to 2021. The state net operating loss carryforwards expire in fiscal years 2002 to 2011.

      The net operating loss carryforwards for the prior fiscal year includes amounts for discontinued operations, which had not been previously reflected.

      As of September 30, 2001, $15,774,000 of the net operating loss related to stock option exercises; the related tax benefits will be charged to equity when utilized for tax purposes.

      Federal and California tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change" for tax purposes, as defined in Section 382 of the Internal Revenue Code. For tax purposes, an ownership change occurred on December 4, 1999 and, as a result, utilization of the net operating losses will be subject to an annual limitation in future years.

18.   SUPPLEMENTAL CASH FLOW INFORMATION

      Supplemental cash flow information for the years ended September 30, 2001, 2000 and 1999, is as follows (in thousands):

                                                                                          YEAR ENDED SEPTEMBER 30,
                                                                                  ----------------------------------------
                                                                                    2001            2000            1999
                                                                                  --------        --------        --------
Cash paid during the year for:
   Interest ...............................................................       $    355        $    302        $    865
   Income taxes ...........................................................             --              --              --

Non-cash investing and financing activities:
   Disposal of telecommunications segment:
     Promissory notes received ............................................             --              --           4,500
     Convergent Communications Services Inc. common stock received ........             --              --             499
   Exchange of equity investments:
     China Broadband Corporation common stock received ....................             --           9,630              --
     Promissory note received from China Broadband Corporation ............             --           1,700              --
     deltathree.com, Inc. series A common stock received ..................             --             213              --
   Value assigned to debt conversion feature ..............................             --              34           1,529
   Value assigned to common stock warrants issued upon the issuance of
     long-term debt .......................................................             --              --           4,334
   Payment of Preferred dividends:
     Additional redeemable convertible preferred stock issued .............             --              --             221
     Common stock issued ..................................................             --              --             157
   Acquisition of Intelligent Communications, Inc.:
     Common stock issued ..................................................            199           1,499           7,469
     Business acquisition liability .......................................             --              --           3,500
     Debt consideration ...................................................             --              --           3,000
   Acquisition of Laptop Lane Limited:
     Common stock issued ..................................................            332          20,272              --
   Common stock issued for-
     Conversion of redeemable convertible preferred stock .................             --              --          18,254
     Conversion of subordinated notes .....................................             --           9,949             490
     Repayment of short-term debt .........................................             --              --             190
     Payment of affiliate contract termination fees with Mediacom LLC .....          1,500              --              --
     Cable affiliate launch incentives ....................................             --          26,932           9,262
     Prepayment of license fees ...........................................             --              --           1,000
   Increase (decrease) in additional-paid-in capital associated with
     common stock options .................................................        (28,242)        (15,712)         76,092
   Unrealized gain (loss) on short-term investments .......................            236            (385)           (315)

19.   QUARTERLY FINANCIAL DATA (UNAUDITED)

      Summarized quarterly supplemental consolidated financial information for the years ended September 30, 2001 and 2000, are as follows (in thousands, except per share data):

                                                                                           THREE MONTHS ENDED
                                                                       ------------------------------------------------------------
                                                                       DECEMBER 31,    MARCH 31,        JUNE 30,      SEPTEMBER 30,
                                                                       ------------    ---------        ---------     -------------
FOR THE YEAR ENDED SEPTEMBER 30, 2001:
   Net sales ....................................................       $   1,395      $   1,005        $     811      $     966
   Gross profit (loss) ..........................................              49         (4,238)            (595)          (773)
   Loss from continuing operations ..............................          (9,054)       (31,661)          (8,681)        (4,679)
   Net loss .....................................................          (9,054)       (33,063)         (12,781)        (2,749)

   Basic and diluted loss per common share ......................       $   (0.36)     $   (1.34)       $   (0.51)     $   (0.11)

   Shares used to compute basic and diluted loss per common
     share ......................................................          24,997         24,762           25,157         25,171

FOR THE YEAR ENDED SEPTEMBER 30, 2000:
   Net sales ....................................................       $     319      $     353        $   5,972      $   3,283
   Gross profit (loss) ..........................................            (319)          (650)             622           (191)
   Income (loss) from continuing operations .....................          (7,384)        (8,351)          (7,743)         2,924
   Net loss .....................................................         (20,618)       (22,118)         (25,990)      (163,627)

   Basic and diluted loss per common share ......................       $   (1.08)     $   (0.93)       $   (1.02)     $   (6.34)

   Shares used to compute basic and diluted loss per common
     share ......................................................          19,164         23,732           25,368         25,829

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                                                                                  JUNE 30,      SEPTEMBER 30,
                                                                                                   2002             2001
                                                                                                 ---------      -------------
                                                ASSETS

Current assets:
   Cash and cash equivalents .............................................................       $  28,186        $  14,960
   Short-term investments, available-for-sale ............................................          41,117           60,494
   Accounts receivable ...................................................................           2,336            2,018
   Other current assets ..................................................................             429            1,266
                                                                                                 ---------        ---------

Total current assets .....................................................................          72,068           78,738

Restricted cash ..........................................................................             800              800
Property and equipment, net of accumulated depreciation of $397 and $375, respectively ...             121              691
Accounts receivable, non-current portion .................................................              59            1,566
Long-term equity investments .............................................................           1,013            1,484
Other assets .............................................................................           1,203            1,221
                                                                                                 ---------        ---------

                                                                                                 $  75,264        $  84,500
                                                                                                 =========        =========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable ......................................................................       $      69        $     273
   Net liabilities associated with discontinued operations ...............................           3,698            2,757
   Restructuring accrual .................................................................           1,449            1,240
   Other accrued expenses ................................................................           1,249            2,340
   Current portion of long-term debt .....................................................           1,444            1,444
                                                                                                 ---------        ---------

Total current liabilities ................................................................           7,909            8,054
                                                                                                 ---------        ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $0.10 par value, 3,970,000 shares designated, no shares issued
     and outstanding .....................................................................              --               --
   Common stock, $0.01 par value, 100,000,000 shares authorized; 27,473,987 and
     27,461,775 shares issued; 25,183,487 and 25,171,275 shares outstanding,
     respectively ........................................................................             275              275
   Additional-paid-in capital ............................................................         477,613          477,680
   Deferred stock compensation ...........................................................            (345)          (1,645)
   Accumulated other comprehensive loss ..................................................             (22)            (480)
   Accumulated deficit ...................................................................        (401,029)        (390,247)
   Treasury stock, at cost, 2,290,500 and 2,290,500 shares, respectively .................          (9,137)          (9,137)
                                                                                                 ---------        ---------

Total stockholders' equity ...............................................................          67,355           76,446
                                                                                                 ---------        ---------

                                                                                                 $  75,264        $  84,500
                                                                                                 =========        =========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                  THREE MONTHS ENDED JUNE 30,     NINE MONTHS ENDED JUNE 30,
                                                                  ---------------------------     --------------------------
                                                                     2002            2001            2002            2001
                                                                  ---------        ----------     ---------        ---------
Operating expenses:
   Selling and marketing ...................................       $     --        $      9        $     --        $    196
   Engineering .............................................             --              71              --             529
   General and administrative, exclusive of non-cash
     compensation expense (benefit) of $400, $483,
     $1,200 and $(1,087), respectively .....................          1,265           1,612           4,347           6,403
   Depreciation ............................................             34              78             160             282
   Non-cash compensation expense (benefit) related to
     stock options .........................................            400             483           1,200          (1,087)
   Provision for impaired assets ...........................             --              --             352              --
   Restructuring expense ...................................             --              --             502           3,900
                                                                   --------        --------        --------        --------

Total operating expenses ...................................          1,699           2,253           6,561          10,223
                                                                   --------        --------        --------        --------

Loss from continuing operations before other income
   (expense), income taxes, discontinued operations
   and extraordinary item ..................................         (1,699)         (2,253)         (6,561)        (10,223)

Other income (expense):
   Interest income .........................................            391           1,223           1,423           5,533
   Interest expense ........................................            (18)             (4)            (54)            (89)
   Loss on disposition of equity investments, net ..........             --          (3,684)           (701)        (17,445)
   Equity in net losses of investee companies ..............             --              --              --            (394)
   Miscellaneous income (expense), net .....................              3             (50)             --            (153)
                                                                   --------        --------        --------        --------

Loss from continuing operations before income taxes,
   discontinued operations and extraordinary item ..........         (1,323)         (4,768)         (5,893)        (22,771)

Provision for income taxes .................................             --              --              --              --
                                                                   --------        --------        --------        --------

Loss from continuing operations before discontinued
   operations and extraordinary item .......................         (1,323)         (4,768)         (5,893)        (22,771)

Discontinued operations:
   Loss from operations ....................................             --          (3,913)         (1,829)        (26,625)
   Loss on disposition, net ................................            (70)         (4,100)         (3,060)         (6,828)
Extraordinary item:
   Gain on settlements of outstanding obligations ..........             --              --              --           1,326
                                                                   --------        --------        --------        --------

Net loss ...................................................       $ (1,393)       $(12,781)       $(10,782)       $(54,898)
                                                                   ========        ========        ========        ========

Basic and diluted loss per common share:
   Loss from continuing operations .........................       $  (0.05)       $  (0.19)       $  (0.23)       $  (0.91)
   Discontinued operations .................................             --           (0.32)          (0.19)          (1.34)
   Extraordinary item ......................................             --              --              --            0.05
                                                                   --------        --------        --------        --------

   Net loss ................................................       $  (0.05)       $  (0.51)       $  (0.42)       $  (2.20)
                                                                   ========        ========        ========        ========

Shares used to compute basic and diluted loss per
   common share ............................................         25,183          25,157          25,178          24,974
                                                                   ========        ========        ========        ========


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                                NINE MONTHS ENDED JUNE 30,
                                                                                                --------------------------
                                                                                                   2002            2001
                                                                                                ---------        ---------
Cash flows from operating activities:
   Net loss ..............................................................................       $(10,782)       $(54,898)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Loss from discontinued operations ...................................................          1,829          26,625
     Loss on disposition of discontinued operations ......................................          3,060           6,828
     Extraordinary item - gain on settlements of outstanding obligations .................             --          (1,326)
     Provision for impaired assets .......................................................            352              --
     Provision for restructuring costs ...................................................            502           3,900
     Depreciation ........................................................................            160             282
     Non-cash compensation expense (benefit) related to stock options ....................          1,200          (1,087)
     (Gain) loss on disposition of property and equipment ................................             51              30
     Equity in net losses of investee companies ..........................................             --             394
     Loss on disposition of equity investments, net ......................................            701          17,445
     Gain on disposition of other short-term investments .................................             (6)             (2)
     Changes in operating assets and liabilities (net of effect of acquisitions and discontinued operations):
       Decrease in accounts receivable, net ..............................................          1,189           1,235
       (Increase) decrease in other current assets .......................................            837            (640)
       Decrease in other assets ..........................................................             18              43
       Decrease in accounts payable and accrued expenses .................................         (1,587)         (9,234)
                                                                                                 --------        --------

Net cash used in operating activities of continuing operations ...........................         (2,476)        (10,405)
Net cash used in operating activities of discontinued operations .........................         (3,838)        (67,536)
                                                                                                 --------        --------

Net cash used in operating activities ....................................................         (6,314)        (77,941)
                                                                                                 --------        --------

Cash flows from investing activities:
   Proceeds from maturities and sales of short-term investments, net .....................         19,595          51,648
   Proceeds from sale of property and equipment ..........................................              7               5
   Payments for purchase of equity investments ...........................................             --            (766)
   Payment for purchase of property and equipment ........................................             --            (675)
                                                                                                 --------        --------

Net cash provided by investing activities of continuing operations .......................         19,602          50,212
Net cash provided by (used in) investing activities of discontinued operations ...........             (2)          9,419
                                                                                                 --------        --------

Net cash provided by investing activities ................................................         19,600          59,631
                                                                                                 --------        --------

Cash flows from financing activities:
   Proceeds from purchase by employee stock purchase plan ................................             --              77
   Payment for purchase of treasury stock ................................................             --          (6,858)
   Payment of long-term debt and liability related to anniversary issuance of
     common stock to former Intelligent Communications, Inc. stockholders ................             --          (2,490)
   Principal payments of long-term debt ..................................................             --            (660)
                                                                                                 --------        --------

Net cash used in financing activities of continuing operations ...........................             --          (9,931)
Net cash used in financing activities of discontinued operations .........................            (60)         (4,467)
                                                                                                 --------        --------

Net cash used in financing activities ....................................................            (60)        (14,398)
Foreign exchange effect on cash and cash equivalents .....................................             --             (24)
                                                                                                 --------        --------

Net increase (decrease) in cash and cash equivalents .....................................         13,226         (32,732)
Cash and cash equivalents, beginning of period ...........................................         14,960          44,731
                                                                                                 --------        --------

Cash and cash equivalents, end of period .................................................       $ 28,186        $ 11,999
                                                                                                 ========        ========


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

      The financial information included herein is unaudited, however, such information reflects all adjustments (consisting solely of normal recurring adjustments, except as otherwise noted) which are, in the opinion of management, necessary for a fair presentation of the condensed consolidated balance sheet as of June 30, 2002, and condensed consolidated statements of operations and cash flows for the interim periods ended June 30, 2002 and 2001.

      SoftNet Systems, Inc.'s annual report on Form 10-K for the fiscal year ended September 30, 2001, as amended and filed with the Securities and Exchange Commission, should be read in conjunction with the accompanying condensed consolidated financial statements. The condensed consolidated balance sheet as of September 30, 2001 was derived from SoftNet Systems, Inc. and subsidiaries (the "Company") audited consolidated financial statements.

      The results of operations for the three months and nine months ended June 30, 2002 are based in part on estimates that may be subject to year-end adjustments and are not necessarily indicative of the results to be expected for the full year.

      The condensed consolidated balance sheet as of September 30, 2001, the condensed consolidated statements of operations for the three months and nine months ended June 30, 2001, and the condensed consolidated statements of cash flows for the nine months ended June 30, 2001, have been reclassified for the effects of the discontinued operations of Intelligent Communications, Inc. Additionally, certain reclassifications have been made to prior period financial statements in order to conform to the current period presentation.

2.    DISCONTINUED OPERATIONS

      Discontinued Operations of Intelligent Communications, Inc. ("Intellicom")

      On March 29, 2002, the Company and its wholly-owned subsidiary, Intellicom, entered into an agreement to sell its operating business and certain assets to Loral Cyberstar, Inc. Following the sale of its operating business and certain assets to Loral Cyberstar, Inc., the Company's Board of Directors unanimously agreed to cease the operations of Intellicom on April 3, 2002. Subsequently on April 22, 2002, Intellicom entered into an agreement to sell certain assets to Native Intellicom, Inc., a wholly-owned subsidiary of the Pinoleville Band of Pomo Indians, for cash, subject to the termination of Intellicom's lease for its facility in Livermore, California. The operating results of Intellicom have been segregated from continuing operations and are reported as a loss from discontinued operations on the condensed consolidated statements of operations. Although it is difficult to predict the final results, the loss on disposition from discontinued operations includes management's estimates of costs to wind down the business, costs to settle its outstanding liabilities, and the proceeds from the sale of assets. The actual results could differ materially from these estimates. The Company recorded an estimated loss on disposition of Intellicom of $3,120,000 for the nine months ended June 30, 2002. The Company initially recognized an estimated loss on disposal provision of Intellicom of $3,300,000 for the three months ended March 31, 2002, and subsequently reduced it by $180,000 for the three months ended June, 30, 2002. The assets and liabilities of such operations are reflected in net liabilities associated with discontinued operations of the accompanying condensed consolidated balance sheets as of June 30, 2002, and September 30, 2001.

      Operating results of Intellicom are as follows (in thousands):

                                               THREE MONTHS ENDED JUNE 30,       NINE MONTHS ENDED JUNE 30,
                                               ---------------------------       --------------------------
                                                   2002             2001            2002            2001
                                               ------------       --------       ---------        ---------
Revenues ...............................       $         --       $    811        $  1,463        $  3,211
                                               ============       ========        ========        ========

Loss before income taxes ...............       $         --       $ (3,913)       $ (1,829)       $(26,625)
Provision for income taxes .............                 --             --              --              --
                                               ------------       --------        --------        --------

Net loss ...............................       $         --       $ (3,913)       $ (1,829)       $(26,625)
                                               ============       ========        ========        ========

      Net assets (liabilities) associated with discontinued operations of Intellicom at June 30, 2002, and September 30, 2001, are as follows (in thousands):

                                                                  JUNE 30,     SEPTEMBER 30,
                                                                    2002           2001
                                                                  --------     -------------
Current assets:
   Accounts receivable, net ................................       $    53        $    91
   Inventory, net ..........................................            --            537
   Other current assets ....................................             2             66
                                                                   -------        -------

Total current assets .......................................            55            694

Property, plant and equipment, net .........................            --          1,644
Restricted cash ............................................            --            639
Accounts receivable, non current portion ...................            12             --
Other assets ...............................................            39             49
                                                                   -------        -------

Total assets ...............................................       $   106        $ 3,026
                                                                   =======        =======

Current liabilities:
   Accounts payable ........................................       $    25        $   423
   Estimated closure costs .................................         1,223             --
   Restructuring accrual ...................................             4            512
   Other accrued expenses ..................................            22            689
                                                                   -------        -------

Total liabilities ..........................................       $ 1,274        $ 1,624
                                                                   =======        =======

Net assets (liabilities) associated with discontinued
   operations ..............................................       $(1,168)       $ 1,402
                                                                   =======        =======

      In an effort to bring Intellicom to profitability, the Company initiated an overall cost cutting program and organizational restructuring during May 2001. As a result of the organizational restructuring, the Company established a $1,290,000 restructuring reserve, which consisted of severance costs for affected employees and shut down costs for certain offices, and is reflected in net liabilities associated with discontinued operations of the condensed consolidated balance sheet as of June 30, 2002, and September 30, 2001. Through June 30, 2002, $1,286,000 of
      severance payments, and write offs of leasehold improvements and office furniture related to the various offices have been applied to this reserve. The remaining $4,000 will be utilized for severance of an identified former employee.

      Discontinued Operations of Aerzone Corporation ("Aerzone")

      On December 19, 2000, the Company decided to discontinue the Aerzone business in light of significant long-term capital needs and the difficulty of securing the necessary financing because of the current state of the financial markets. The loss from disposition of discontinued operations includes management's estimates of the remaining costs to wind down the business and costs to settle its outstanding liabilities. As of June 30, 2002, Aerzone had substantially wound down its activities. For the three and nine months ended June 30, 2002, the Company increased the estimated loss on disposition of Aerzone by $250,000, as a result of a superior court decision related to a breach of contract. The assets and liabilities of such operations are reflected in net liabilities associated with discontinued operations of the accompanying condensed consolidated balance sheets as of June 30, 2002, and September 30, 2001.

      Net liabilities associated with discontinued operations of Aerzone as of June 30, 2002, and September 30, 2001, are as follows (in thousands):

                                                                            JUNE 30,   SEPTEMBER 30,
                                                                              2002         2001
                                                                            --------   -------------
        Current assets:
           Other current assets ......................................       $   --       $   22
                                                                             ------       ------

        Total current assets .........................................           --           22

        Other assets .................................................            5            2
                                                                             ------       ------

        Total assets .................................................       $    5       $   24
                                                                             ======       ======

        Current liabilities:
           Estimated closure costs ...................................       $1,556       $2,039
           Accrued expenses ..........................................           53           54
           Laptop Lane Limited acquisition reserve ...................           27           27
                                                                             ------       ------

        Total liabilities ............................................       $1,636       $2,120
                                                                             ======       ======

        Net liabilities associated with discontinued operations ......       $1,631       $2,096
                                                                             ======       ======

      Discontinued Operations of ISP Channel, Inc. ("ISP Channel")

      On December 7, 2000, the Company's Board of Directors approved a plan to discontinue providing cable-based Internet services through its ISP Channel subsidiary by December 31, 2000, because of (1) consolidation in the cable television industry made it difficult for ISP Channel to achieve the economies of scale necessary to provide such services profitably, and
      (2) the Company was no longer able to bear the costs of maintaining the ISP Channel. The loss from discontinued operations includes management's estimates of the remaining costs to wind down the business, costs to settle its outstanding liabilities, and the proceeds from the sale of assets. As of June 30, 2002, ISP Channel had substantially wound down its activities. For the nine months ended June 30, 2002, the Company reduced the estimated loss on disposition reserve of ISP Channel by $900,000, primarily as a result of the Company experiencing better than previously estimated contract settlements. The assets and liabilities of such operations are reflected in net liabilities associated with discontinued operations of the accompanying condensed consolidated balance sheets as of June 30, 2002, and September 30, 2001.

      Net liabilities associated with discontinued operations of ISP Channel as of June 30, 2002, and September 30, 2001, are as follows (in thousands):

                                                                  JUNE 30,   SEPTEMBER 30,
                                                                    2002         2001
                                                                  --------   -------------
Current assets:
   Short-term investments, available-for-sale ..............       $   --       $   20
   Other current assets ....................................            1            2
                                                                   ------       ------

Total assets ...............................................       $    1       $   22
                                                                   ======       ======

Current liabilities:
   Accrued expenses ........................................       $  314       $  422
   Estimated closure costs .................................          144        1,663
                                                                   ------       ------

Total liabilities ..........................................       $  458       $2,085
                                                                   ======       ======

Net liabilities associated with discontinued operations ....       $  457       $2,063
                                                                   ======       ======

      Discontinued Operations of Micrographic Technology Corporation ("MTC")

      As a result of a preliminary arbitration decision related to a dispute with Applications Informatiques Multimedia and a dispute related to the sale of MTC to Global Information Distribution GmbH ("GID"), the Company recorded a $590,000 estimated loss on disposition reserve of MTC for the nine months ended June 30, 2002. MTC was previously owned by the Company, and was sold to GID on September 30, 1999. The estimated loss on disposition reserve of MTC is reflected in net liabilities associated with discontinued operations of the condensed consolidated balance sheet as of June 30, 2002, and the corresponding charge is reflected in loss on disposition of discontinued operations of the condensed consolidated statement of operations for the nine months ended June 30, 2002.

      Net liabilities associated with discontinued operations of MTC as of June 30, 2002, and September 30, 2001, are as follows (in thousands):

                                                                 JUNE 30,   SEPTEMBER 30,
                                                                   2002         2001
                                                                 --------   -------------
Current liabilities:
   Estimated closure costs .................................       $442       $     --
                                                                   ----       --------

Net liabilities associated with discontinued operations ....       $442       $     --
                                                                   ====       ========

3.    RESTRUCTURING CHARGE

      On December 28, 2000, the Company's Board of Directors approved a plan to reduce its corporate headquarters staff in conjunction with discontinuing the Aerzone and ISP Channel businesses. As a result of this plan, the Company established a $3,900,000 restructuring reserve, which consisted primarily of severance costs for affected employees. Subsequently, for the nine months ended June 30, 2002, the Company increased the restructuring reserve by $502,000 for additional estimated lease termination costs associated with Company headquarters. The restructuring reserve is reflected in restructuring accrual on the condensed consolidated balance sheet as of June 30, 2002, and September 30, 2001. Through June 30, 2002, $2,953,000 of severance payments have been applied to this reserve. The remaining $1,449,000 will be utilized primarily for lease termination costs associated with Company headquarters.

4.    CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, AVAILABLE-FOR-SALE

      Cash equivalents consist of securities with maturities of three months or less from date of purchase. Short-term investments, available-for-sale are carried at fair value based on quoted market prices. Net unrealized holding losses amounted to $22,000, which is based on market value as of June 30, 2002, and is reflected in accumulated other comprehensive loss on the condensed consolidated balance sheet as of June 30, 2002.

      Short-term investments, available-for-sale as of June 30, 2002, consist of $41,100,000 of debt securities that mature between one to five years, and $17,000 of common stock. Cash, cash equivalents and short-term investments, available-for-sale consist of the following as of June 30, 2002 (in thousands):

                                                                                UNREALIZED        UNREALIZED
                                                              COST                 GAIN              LOSS           MARKET
                                                         --------------       --------------      ----------       --------
Cash and cash equivalents:
   Cash ..........................................       $        2,867       $           --       $     --        $  2,867
   Money market funds ............................               25,319                   --             --          25,319
                                                         --------------       --------------       --------        --------

                                                         $       28,186       $           --       $     --        $ 28,186
                                                         ==============       ==============       ========        ========

Short-term investments, available-for-sale:
   Market auction securities .....................       $       41,100       $           --       $     --        $ 41,100
   Common stock ..................................                   39                   --            (22)             17
                                                         --------------       --------------       --------        --------

                                                         $       41,139       $           --       $    (22)       $ 41,117
                                                         ==============       ==============       ========        ========

5.    EQUITY INVESTMENTS

      The Company recognized a loss of $230,000 related to the 1,000,000 SkyNet Global Limited common stock shares and $471,000 related to the 400,000 SkyNet Global Limited preference stock shares for the nine months ended June 30, 2002. The loss is reflected in loss on disposition of equity investments in the accompanying condensed consolidated statements of operations for the nine months ended June 30, 2002.

6.    COMMITMENTS AND CONTINGENCIES

      Legal Proceedings

      On September 26, 2001, Lucent Technologies Inc. ("Lucent") brought an action in San Francisco Superior Court against the Company, alleging that the Company breached a contract by failing to purchase Lucent's shares in Freewire Networks, Inc. ("Freewire") and claiming damages of approximately $3.5 million, which may increase over time. On December 31, 2001, the San Francisco Superior Court issued an order to deny Lucent's application for writ of attachment, finding that Lucent had not shown a substantial probability that it will prevail on its claim. The Company continues to believe that Lucent's claims are without merit and will contest these claims vigorously.

      On November 9, 2001, Nokia, Inc. ("Nokia") commenced an action in San Francisco Superior Court against the Company and Aerzone, alleging breach of contract arising out of the Aerzone's proposed operations in certain airports. Nokia seeks approximately $2.1 million in damages. The Company believes that Nokia's claims are without merit and intends to contest these claims vigorously. Additionally, the Company deposited security collateral of $1,053,000 as required by the performance bond indemnity agreement with the surety company. In the event that the Company prevails, any balance on the collateral will be returned by the surety company to the Company. The security collateral is reflected in other assets of the accompanying condensed consolidated balance sheets as of June 30, 2002, and September 30, 2001.

      On October 30, 2001, GID commenced a demand for arbitration against the Company, alleging breach of contract and warranties relating to the sale of MTC to GID on September 30, 1999. GID claims approximately $2.1 million in damages. The Company believes GID's claims are without merit and intends to contest these claims vigorously.

      The Company is also involved in other legal proceedings and claims, which arise in the ordinary course of its discontinued businesses. The Company believes the results of the above noted legal proceedings, other pending legal proceedings and claims are not expected to have a material adverse effect on its results of operations, financial condition or cash flows.

7.    COMPREHENSIVE LOSS

      The components of comprehensive loss for the three months and nine months ended June 30, 2002 and 2001, are as follows (in thousands):

                                                   THREE MONTHS ENDED JUNE 30,     NINE MONTHS ENDED JUNE 30,
                                                   ---------------------------     --------------------------
                                                      2002             2001          2002             2001
                                                   ---------        ----------     ---------        ---------
Net loss ....................................       $ (1,393)       $(12,781)       $(10,782)       $(54,898)
Unrealized gain (loss) on securities ........            (16)          3,589             442             272
Foreign currency translation adjustments ....             --             (15)             16             (25)
                                                    --------        --------        --------        --------

Comprehensive loss ..........................       $ (1,409)       $ (9,207)       $(10,324)       $(54,651)
                                                    ========        ========        ========        ========

8.    SUPPLEMENTAL CASH FLOW INFORMATION

      The supplemental cash flow information for the nine months ended June 30, 2002 and 2001, is as follows (in thousands):

                                                                                           NINE MONTHS ENDED JUNE 30,
                                                                                           --------------------------
                                                                                              2002            2001
                                                                                           ---------        ---------
Cash paid:
   Interest .........................................................................       $     72        $    355
   Income taxes .....................................................................             --              --

Non-cash investing and financing activities:
   Common stock issued for-
     Acquisition of Laptop Lane Limited .............................................             --             332
     Payment of promissory note and related interest, and business acquisition
       liability to former Intelligent Communications, Inc. stockholders ............             --             199
     Payment of affiliate contract termination fees with Mediacom LLC ...............             --           1,500
   Decrease in additional-paid-in capital associated with termination of common
     stock options ..................................................................            (65)        (25,644)
   Unrealized gain on short-term investments ........................................            442             272

9.    SEGMENT INFORMATION

      As a result of the April 3, 2002, unanimous consent by the Company's Board of Directors to cease the operations of Intellicom, the Company discontinued its last business segment. Accordingly, no segment information is disclosed in the accompanying notes to these condensed consolidated financial statements.

10.   SUBSEQUENT EVENTS

      On July 29, 2002, the Company entered into an agreement to acquire First Security Holdings Corporation ("FSHC") from Independence Holding Company ("IHC") for $31.9 million in cash. FSHC and its wholly-owned subsidiaries are engaged in the insurance and reinsurance business. Upon closing of the transaction, the Company will become an insurance holding company, the employment of all of the Company's current employees will terminate, and substantially all of the Company's operations will be directed by IHC management and employees pursuant to a services agreement between the Company and IHC. Consummation of this acquisition is subject to satisfaction of certain conditions, including approval by insurance regulators and the Company's stockholders. The Company anticipates the completion of the transaction by December 31, 2002.

      In a separate transaction, IHC acquired Pacific Century Cyberworks Limited's ("PCCW") entire interest in the Company consisting of 5,000,000 common stock shares at $3.00 per share for a total value of $15,000,000. As a result of this transaction, Pacific Century Cyberworks Limited appointees Linus W.L. Cheung and Jeffrey A. Bowden have resigned from the Company's Board of Directors, and Edward Netter, Chairman of IHC, and Roy Thung, Chief Executive Officer of IHC, have been appointed to the Company's Board of Directors. Additionally, upon closing of the transaction, IHC has agreed to make a cash tender offer at $3.00 per share for at least 3,000,000 outstanding common stock shares of the Company, subject to certain limitations.

      Separately, the Company's Board of Directors also approved a shareholder rights plan (the "Plan"). Pursuant to the Plan's approval, the Company's Board of Directors declared a dividend distribution of one Preferred Share Purchase Right (the "Rights") on each outstanding common stock share. The dividend distribution of the Rights will be payable to common stock stockholders of record on August 14, 2002. The Rights distribution is not taxable to stockholders. Subject to limited exceptions, the Rights will be exercisable if a person or group acquires or announces a tender offer for 4.99% or more of the Company's common stock. Under certain circumstances, each Right will entitle shareholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $3.00. The Company's Board of Directors will be entitled to redeem the Rights at $0.01 per Right at any time before a person has acquired 4.99% or more of the outstanding common stock.

      The Rights designed to inhibit some acquisitions of the Company's common stock shares that could result in the imposition of limitations on the use of its Federal net operating loss carryforwards and certain income tax credits. The Rights are also intended to enable all stockholders to realize the long-term value of their investment in the Company. The Rights are not being distributed in response to any specific effort to acquire control of the Company. The Rights are designed to help protect the tax benefits associated with the Company's net operating loss carryforwards.

      If a person becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the Company's common shares having a market value at that time of twice the Right's exercise price. The Rights held by the Acquiring Person will become void and will not be exercisable to purchase shares at the bargain purchase price. If Company is acquired in a merger or other business combination transaction which has not been approved by the Company's Board of Directors, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

      The Plan will expire on the close of business on the earliest date that
      (a) a vote of Company's stockholders does not approve an amendment or an amendment and restatement of the Company's Certificate of Incorporation proposed by the Company's Board of Directors providing for limitations on the acquisition of the Company's common stock in excess of certain percentage amounts, (b) such restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware or (c) the Company's stock purchase agreement with SSH Corp. and IHC is terminated, subject to the Company's right to extend such date and the Company's earlier redemption or exchange of such rights or termination of the Plan.

      On May 17, 2002, the Company received a NASDAQ Staff Determination Letter stating that the Company's common stock is no longer eligible for continued listing on the NASDAQ National Market as a result of the Company ceasing the operations of its last business segment, Intellicom, and that the Company therefore does not meet the requirements for continued listing set forth in Marketplace Rules 4300 and 4330. Subsequently, the Company requested and was granted an oral hearing before a NASDAQ Listing Qualifications Panel to appeal the NASDAQ Staff Determination Letter, which stayed the delisting of the Company's common stock pending the outcome of the hearing. On July 12, 2002, the Company appeared before the NASDAQ Listing Qualifications Panel to present the Company's plan to acquire FSHC, which would allow the Company to comply with the Marketplace Rules 4300 and 4330. The Company is awaiting a decision from the NASDAQ Listing Qualifications Panel.

                          FIRST STANDARD HOLDINGS CORP.
                      (An Indirect, Wholly-Owned Subsidiary
                        Of Independence Holding Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          FIRST STANDARD HOLDINGS CORP.
     (AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                PAGES
                                                                                -----
INDEPENDENT AUDITORS' REPORT                                                    F-39


CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets at December 31, 2001
        and 2000                                                                F-40

Consolidated Statements of Operations for the years ended
        December 31, 2001 and 2000                                              F-41

Consolidated Statements of Changes in Stockholders' Equity
        for the years ended December 31, 2001 and 2000                          F-42

Consolidated Statements of Cash Flows for the years ended
        December 31, 2001 and 2000                                              F-43

Notes to Consolidated Financial Statements                                      F-44

                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS AND STOCKHOLDERS
FIRST STANDARD HOLDINGS CORP:

We have audited the Consolidated Balance Sheets of First Standard Holdings Corp. and subsidiaries as of December 31, 2001 and 2000, and the related Consolidated Statements of Operations, Changes in Stockholder's Equity and Cash Flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Standard Holdings Corp. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                    KPMG LLP



August 14, 2002
New York, New York

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) CONSOLIDATED BALANCE SHEETS

DECEMBER 31,                                                 2001                2000
-----------------------------------------------------------------------------------------

ASSETS:
 Investments:
  Fixed maturities, at fair value                        $  7,109,497        $  5,964,297
  Equity securities, at fair value                            450,850             194,318
                                                         ------------        ------------

       Total investments                                    7,560,347           6,158,615

Cash and cash equivalents                                   1,848,518           2,634,780
Restricted cash                                             7,148,458           5,906,377
Accrued investment income                                     109,247             128,208
Accrued fee income                                            208,370             137,871
Fixed assets                                                  277,903             170,911
Net deferred tax assets                                       160,325             159,132
Goodwill                                                    3,012,348           1,885,035
Reinsurance receivable                                      3,599,065           3,525,905
Other assets                                                  864,211           1,215,077
                                                         ------------        ------------

         Total assets                                    $ 24,788,792        $ 21,921,911
                                                         ============        ============

LIABILITIES AND STOCKHOLDER'S EQUITY:
  LIABILITIES:
  Future insurance policy benefits                       $  3,997,000        $  4,104,000
  Claim funds                                               7,148,458           5,906,377
  Amounts due affiliates                                      715,000             475,000
  Accounts payable, accruals and other liabilities            453,211             349,215
  Income taxes - current                                      587,715             475,164
  Minority interest                                           437,582             422,457
                                                         ------------        ------------

         Total liabilities                                 13,338,966          11,732,213
                                                         ------------        ------------

STOCKHOLDER'S EQUITY:
  Common stock, 100 shares issued                                   1                   1
  Paid-in capital                                          12,679,071           9,203,354
  Accumulated other comprehensive income                       52,681              57,128
  (Accumulated deficit) retained earnings                  (1,281,927)            929,215
                                                         ------------        ------------

      TOTAL STOCKHOLDER'S EQUITY                         $ 11,449,826        $ 10,189,698
                                                         ------------        ------------
      TOTAL LIABILITIES AND
           STOCKHOLDER'S EQUITY                          $ 24,788,792        $ 21,921,911
                                                         ============        ============

--------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS


YEAR ENDED DECEMBER 31,                        2001               2000

--------------------------------------------------------------------------------

REVENUES:
 Premiums earned                           $   443,935        $   484,215
 Net investment income                         490,899            652,425
 Net realized gains (losses)                   126,339           (206,484)
 Administrative fees                                --          5,548,888
 Brokerage income                            4,106,113          2,836,325
 Other income                                  209,449             22,675
                                           -----------        -----------

     Total revenues                          5,376,735          9,338,044
                                           -----------        -----------

EXPENSES:
 Insurance benefits, claims and
  reserves                                     178,132            376,194
 Selling and general expenses                5,164,399          4,411,456
 Minority interest expense (income)             15,125            (92,169)
                                           -----------        -----------

     Total expenses                          5,357,656          4,695,481
                                           -----------        -----------

Operating income before income taxes            19,079          4,642,563
Income tax expenses                            130,221          1,672,422
                                           -----------        -----------

     NET (LOSS) INCOME                     $  (111,142)       $ 2,970,141
                                           ===========        ===========

--------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

--------------------------------------------------------------------------------

                                                                                  ACCUMULATED
                                                                                     OTHER                              TOTAL
                                            COMMON STOCK            PAID-IN       COMPREHENSIVE      RETAINED       STOCKHOLDER'S
                                        SHARES        AMOUNT        CAPITAL       INCOME (LOSS)      EARNINGS          EQUITY
                                      ----------    ----------    ------------    -------------    ------------     -------------
BALANCE AT DECEMBER 31, 1999                 100    $        1    $  6,338,354    $   (208,390)    $  2,409,074     $  8,539,039
                                      ----------    ----------    ------------    ------------     ------------     ------------
     COMPREHENSIVE INCOME:
      Net income                                                                                      2,970,141        2,970,141
      Net change in unrealized gains                                                   265,518                           265,518
                                                                                                                    ------------
     TOTAL COMPREHENSIVE INCOME                                                                                        3,235,659
                                                                                                                    ------------
      Capital contributions                                          1,015,000                                         1,015,000
      Reallocation of capital                                        1,850,000                       (1,850,000)              --
      Common stock dividend                                                                          (2,600,000)      (2,600,000)
                                      ----------    ----------    ------------    ------------     ------------     ------------


BALANCE AT DECEMBER 31, 2000                 100             1       9,203,354          57,128          929,215       10,189,698
                                      ----------    ----------    ------------    ------------     ------------     ------------
     COMPREHENSIVE INCOME:
      Net loss                                                                                         (111,142)        (111,142)
      Net change in unrealized gains                                                    (4,447)                           (4,447)
                                                                                                                    ------------
     TOTAL COMPREHENSIVE LOSS                                                                                           (115,589)
                                                                                                                    ------------
      Capital contribution                                           2,375,717                                         2,375,717
      Reallocation of capital                                        1,100,000                       (1,100,000)              --
      Common stock dividend                                                                          (1,000,000)      (1,000,000)
                                      ----------    ----------    ------------    ------------     ------------     ------------
BALANCE AT DECEMBER 31, 2001                 100    $        1    $ 12,679,071    $     52,681     $ (1,281,927)    $ 11,449,826
                                      ==========    ==========    ============    ============     ============     ============

--------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS



YEAR ENDED DECEMBER 31,                                                  2001                2000
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income                                               $   (111,142)       $  2,970,141
       Adjustments to net income:
         Realized (gains) losses on sales of investment
           securities                                                    (126,339)            206,484
         Amortization of goodwill                                         514,098             262,416
         Depreciation and amortization                                    134,649             113,517
         Deferred taxes                                                     1,092            (121,184)
         Amortization of bond premium                                      28,403              12,579
      Change in other assets and liabilities:
         Change in accrued investment  income                              18,961             (23,611)
         Change in accrued fee income                                     (70,499)              4,990
         Change in policy liabilities and accruals                       (107,000)             (3,000)
         Change in net amounts due from and to reinsurers                 (73,160)            (93,905)
         Change in tax liability                                          112,551            (406,824)
         Change in other assets and other liabilities                     469,987            (252,000)
                                                                     ------------        ------------
           Net adjustments                                                902,743            (300,538)
                                                                     ------------        ------------
           Net cash provided by operating activities                      791,601           2,669,603
                                                                     ------------        ------------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
       Sales and maturities of fixed maturities                         8,490,483          10,187,015
       Purchases of fixed maturities                                   (9,555,221)        (10,029,622)
       Sales of equity securities                                           4,210             238,832
       Purchases of equity securities                                    (250,000)                 --
       Increase in fixed assets                                          (241,641)            (17,775)
       Acquisition of managing general underwriters                    (1,641,411)                 --
       Other                                                              240,000            (275,000)
                                                                     ------------        ------------
           Net cash provided by (used in) investing activities         (2,953,580)            103,450
                                                                     ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Dividends paid                                                   (1,000,000)         (2,600,000)
      Capital contributions                                             2,375,717           1,015,000
                                                                     ------------        ------------
           Net cash provided by (used in) financing activities          1,375,717          (1,585,000)
                                                                     ------------        ------------
           Increase (decrease) in cash and cash equivalents              (786,262)          1,188,053
Cash and cash equivalents, beginning of year                            2,634,780           1,446,727
                                                                     ------------        ------------
Cash and cash equivalents, end of year                               $  1,848,518        $  2,634,780
                                                                     ============        ============

--------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

         (A)  (i)   BUSINESS AND ORGANIZATION

         First Standard Holdings Corp. ("FSHC") is an indirect wholly-owned subsidiary of Independence Holding Company ("IHC"). FSHC is a holding company engaged principally in health insurance and reinsurance business through its wholly-owned insurance subsidiary, First Standard Security Insurance Company ("First Standard") and its wholly-owned managing general underwriter subsidiaries, IndependenceCare Holdings L.L.C. and its subsidiaries ("IndependenceCare") and Risk Assessment Strategies, Inc. ("RAS"). FSHC and its subsidiaries are collectively referred to as the "Company."

         FSHC is a wholly-owned subsidiary of SSH Corp. ("SSH"). SSH is a wholly-owned subsidiary of Standard Security Life Insurance Company of New York ("Standard Life") which is a wholly-owned indirect subsidiary of IHC. Geneve Corporation, a diversified financial holding company, and its affiliated entities (collectively, "Geneve") held approximately 58% of IHC's outstanding common stock at December 31, 2001.

         First Standard writes provider excess loss insurance and reinsures, on a quota share basis, employer medical stop-loss. IndependenceCare and RAS are managing general underwriters specializing in health insurance. They provide claims processing services.

              (ii)  FORMATION OF THE COMPANY

         FSHC was formed in the state of Delaware on July 11, 2002. On that same date SSH contributed the stock of First Standard as a capital contribution.

          In July 2002, SSH contributed the stock of RAS to FSHC. A subsidiary of IHC had purchased a 45.89% equity interest and a 51% voting interest in the stock of RAS in December 1997, and purchased the remaining 54.11% equity interest and 49% voting interest in RAS in June 2002.

         IndependenceCare was formed in May 1998 by a subsidiary of IHC. In January 2002, a 99% interest in IndependenceCare was contributed to First Standard, and on August 11, 2002, First Standard dividended such interest to FSHC.

         As a result of this transfer of entities under common control, FSHC has accounted for these subsidiaries using the "as if pooling of interests" method of accounting. Accordingly, the accompanying consolidated financial statements reflect the operations of all of the subsidiaries at the percentages that they were owned by all entities under common control.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.    SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

         (B)     PRINCIPLES OF CONSOLIDATION AND PREPARATION OF FINANCIAL
                 STATEMENTS

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of FSHC and its subsidiaries, which have been accounted for using the "as if pooling of interests" method of accounting. Accordingly, assets and liabilities of the subsidiaries continue to be accounted for at historical cost and the consolidated financial statements include the operations of the subsidiaries at the percentages that they were owned by all entities under common control. All significant intercompany transactions have been eliminated in consolidation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect: (i) the reported amounts of assets and liabilities; (ii) the disclosure of contingent assets and liabilities at the date of the financial statements; and
(iii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (C)     CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

         Cash equivalents are carried at cost which approximates fair value and include principally interest-bearing deposits at brokers, money market instruments and U.S. Treasury securities with original maturities of less than 91-days. Investments with original maturities of 91-days to 1 year are considered short-term investments and are carried at cost which approximates fair value.

         (D)     RESTRICTED CASH - CLAIMS FUNDS

         The Company was advanced funds from several insurers and reinsurers. These funds are restricted and are to be used to facilitate expeditious payment of approved claims. The funds are replenished by the insurers and reinsurers as claims are paid by the Company.

         (E) SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

         Securities purchased under agreements to resell ("resale agreements") and securities sold under agreements to repurchase ("repurchase agreements") are treated as financing transactions and are carried at the amounts at which the securities will be subsequently resold or repurchased as specified in the agreements.

         (F)     INVESTMENTS IN SECURITIES

         (i) Investments in fixed income securities, notes, redeemable preferred stock, and equity securities are valued as follows: Securities which may or may not be held to maturity ("available-for-sale") are carried at fair value. Unrealized gains or losses, net of deferred income taxes, are credited or charged, as appropriate, directly to other comprehensive income. Realized gains and losses on sales of available-for-sale securities, and unrealized losses considered to be other than temporary, are credited or charged to the Consolidated Statements of Operations.

         (ii) Gains or losses on sales of securities are determined on the basis of specific identification.

         (iii) Fair value is determined by quoted market prices, where available, or by independent pricing services.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)


         (G)   FIXED ASSETS

         Fixed assets are stated at cost of $277,903 and $170,911 in 2001 and 2000, respectively, which is net of accumulated depreciation and amortization of $587,632 and $452,983 in such respective years. Depreciation and amortization expense was $134,649 and $113,517 in 2001 and 2000, respectively. Improvements are capitalized while repair and maintenance costs are charged to operations as incurred. Depreciation of property and equipment has been provided on the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements has been provided on the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

         (H)   INSURANCE PREMIUM AND BROKERAGE INCOME REVENUE RECOGNITION

         Premiums from short-duration contracts ordinarily will be recognized as revenue over the period of the contracts in proportion to the amount of insurance protection provided.

         The Company records brokerage income in accordance with the policy premium payment schedule.

         Prior to 2001, the Company provided auditing and marketing services in connection with Standard Life's medical stop-loss business in consideration of an administrative fee from the other participants to the transaction.

         (I)   FUTURE INSURANCE POLICY BENEFITS

         Liabilities for future policy benefits on certain short-term medical coverages were computed using completion factors and expected loss ratios derived from actual historical premium and claim data.

         (J)   DEFERRED INCOME TAXES

         The provision for deferred income taxes is based on the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to temporary differences related to amounts included in the Consolidated Statement of Operations and the Consolidated Statement of Changes in Stockholder's Equity arising from differences between amounts reported in the Consolidated Financial Statements and the tax bases of existing assets and liabilities. The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

         (K)   REINSURANCE

         Amounts paid for or recoverable under reinsurance contracts are included in total assets as reinsurance receivable.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.    SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

         (L)      STOCKHOLDER'S EQUITY

         The Company reallocated $1,100,000 and $1,850,000 from retained earnings to capital paid in for 2001 and 2000, respectively. These transactions were done in order to meet minimum capital and surplus requirements in various states in which the Company was attempting to obtain Certificates of Authority.

         (M)      NEW ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations ("SFAS 141") and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires that the purchase method of accounting be used for all business combinations. SFAS 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 121 and, after its adoption, SFAS 144.

         The provisions of SFAS 141 were effective as of July 1, 2001 and SFAS 142 were effective January 1, 2002. Upon adoption of SFAS 142, the Company is required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS 141 for recognition separate from goodwill. Any transitional impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle. As of December 31, 2001, the Company had unamortized goodwill in the amount of $3,012,348, all of which will be subject to the transition provisions of SFAS 142. Amortization expense related to goodwill was $514,098 for the year ended December 31, 2001. The Company completed impairment testing of goodwill at June 30, 2002, and had no impairment.

         In August 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS No. 144 supersedes SFAS 121 yet retains its fundamental provisions for recognition and measurement of the impairment of long-lived assets to be held and used for measurement of long-lived assets to be disposed of by sale. In addition, SFAS 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held-for- sale. The Company adopted SFAS 144 on January 1, 2002. The impact of the adoption of SFAS 144 did not have a material effect on the financial statements or operations of the Company.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2.  RESALE AGREEMENTS

         Resale agreements are utilized to invest excess funds on a short-term basis. At December 31, 2001 and 2000, the Company had no resale agreements outstanding. The Company maintains control of securities purchased under resale agreements, values the collateral on a daily basis and obtains additional collateral, if necessary, to protect the Company in the event of default by the counterparties.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 3.  INVESTMENT SECURITIES

         The cost, (amortized cost with respect to certain fixed maturities) gross unrealized gains, gross unrealized losses and fair value of investments in securities are as follows:

                                                     DECEMBER 31, 2001
                                 --------------------------------------------------------------
                                                    GROSS           GROSS
                                 AMORTIZED        UNREALIZED       UNREALIZED
                                   COST             GAINS           (LOSSES)         FAIR VALUE
                                 ----------       ----------       ----------        ----------
FIXED MATURITIES
 AVAILABLE-FOR-SALE:
  Corporate securities           $  558,216            6,440           (5,931)          558,725
 U.S. Government and
  agencies obligations            5,669,402          122,447          (38,317)        5,753,532
 Agency mortgage-backed
 obligations of states and
  political subdivisions            806,162            7,526          (16,448)          797,240
                                 ----------       ----------       ----------        ----------

 Total fixed maturities           7,033,780          136,413          (60,696)        7,109,497
                                 ==========       ==========       ==========        ==========

EQUITY SECURITIES:
 AVAILABLE-FOR-SALE:
  Common stock                      196,747            6,603               --           203,350
  Preferred stock                   250,000               --           (2,500)          247,500
                                 ----------       ----------       ----------        ----------

  Total equity securities        $  446,747            6,603           (2,500)          450,850
                                 ==========       ==========       ==========        ==========

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 3.    INVESTMENT SECURITIES (CONTINUED)

                                                        DECEMBER 31, 2000
                                   --------------------------------------------------------------
                                                      GROSS            GROSS
                                   AMORTIZED        UNREALIZED       UNREALIZED
                                      COST            GAINS           (LOSSES)         FAIR VALUE
                                   ----------       ----------       ----------        ----------
FIXED MATURITIES
 AVAILABLE-FOR-SALE:
  Corporate securities             $2,503,154           15,203          (24,307)        2,494,050
  Asset backed securities             947,102           39,198               --           986,300
 U.S. Government and
   agencies obligations             1,548,561           58,476               --         1,607,037
 Agency mortgage-backed
   obligations of states and
   political subdivisions             876,500            7,273           (6,863)          876,910
                                   ----------       ----------       ----------        ----------

 Total fixed maturities             5,875,317          120,150          (31,170)        5,964,297
                                   ==========       ==========       ==========        ==========

EQUITY SECURITIES:
 AVAILABLE-FOR-SALE:
  Common stock                     $  196,747       $       30           (2,459)          194,318
                                   ==========       ==========       ==========        ==========

      The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Excluding extraordinary paydowns, the average life of mortgage- backed securities is materially less than the original stated maturity.

                                             AMORTIZED          FAIR            % OF
                                               COST             VALUE         FAIR VALUE
                                             ----------       ----------      ----------
Due in one year or less                      $       --       $       --           --
Due after one year through five years         5,968,962        6,059,532         85.2%
Due after five years through ten years               --               --           --
Due after ten years                           1,064,818        1,049,965         14.8%
                                             ----------       ----------        -----
                                             $7,033,780       $7,109,497        100.0%
                                             ==========       ==========        =====

      Gross gains of $141,495 and gross losses of $15,156 were realized on sales of available-for-sale securities for the year ended December 31, 2001. During 2001, the Company had no losses on securities with declines in fair value that the Company considered to be other than temporary.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 3. INVESTMENT SECURITIES(CONTINUED)

        Gross gains of $61,032 and gross losses of $267,516 were realized on sales of available-for-sale securities for the year ended December 31, 2000.

NOTE 4. NET INVESTMENT INCOME

        Major categories of net investment income for the years ended December 31, 2001 and 2000 are summarized as follows:

                                2001             2000
                             ---------        ---------
Fixed maturities             $ 352,471        $ 441,955
Equity securities               11,242           21,278
Short-term investments          59,909           98,545
Other                           80,026          151,524
Interest expense                (2,749)         (50,877)
Investment expenses            (10,000)         (10,000)
                             ---------        ---------
                             $ 490,899        $ 652,425
                             =========        =========

NOTE 5. NET REALIZED GAINS (LOSSES)

        Net realized gains (losses) on investments for the years ended December 31, 2001 and 2000 are as follows:

                                     2001            2000
                                  ---------       ---------
Fixed maturities                  $ 122,129       $(126,080)
Equity securities                     4,210         (80,404)
                                  ---------       ---------
Net realized gains (losses)       $ 126,339       $(206,484)
                                  =========       =========

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 6. INSURANCE POLICY CLAIMS

        The liability for unpaid claims and claim adjustment expenses represents amounts needed to provide for the estimated cost of settling claims relating to insured events that have been incurred prior to the balance sheet date which have not yet been settled.

        The change in the liability for unpaid claims and claim adjustment expenses for First Standard's health coverage for December 31, 2001 and 2000 is as follows:

                                               2001               2000
                                           -----------        -----------
Balance at beginning of year - Gross       $ 4,104,000        $ 4,107,000
Reinsurance recoverables                     3,482,000          3,432,000
                                           -----------        -----------

Balance at beginning of year                   622,000            675,000
Amount incurred:
Current year                                   452,554            616,058
Prior years                                   (274,422)          (239,864)
                                           -----------        -----------
     Total                                     178,132            376,194
                                           -----------        -----------

Amount paid, related to:
Current year                                   179,804            265,058
Prior years                                    121,328            164,136
                                           -----------        -----------
     Total                                     301,132            429,194
                                           -----------        -----------
Net balance end of year                        499,000            622,000

Reinsurance recoverables                     3,498,000          3,482,000
                                           -----------        -----------
Balance at end of year - Gross             $ 3,997,000        $ 4,104,000
                                           ===========        ===========

        As a result of changes in estimates of insured events in prior years, the provision for losses and loss adjustment expenses decreased by $(274,422) in 2001 and $(239,864) in 2000. The changes in estimates result from lower than anticipated settlement costs of certain prior years claims.

        Pursuant to a Transfer and Assumption Agreement, dated December 24, 1991, between First Standard and Chaparral International Re. ("Chaparral"), an affiliate of the Company, and approved by the Delaware Insurance Department on December 31, 1991, First Standard transferred to Chaparral and Chaparral assumed all of the liabilities and obligations of First Standard existing as of December 31, 1991 resulting from its insurance and reinsurance business and First Standard transferred to Chaparral applicable reserves. Accordingly, reserves of $3,498,000 and $3,482,000 and reinsurance receivables in the same amount are recorded on the balance sheet of the Company at December 31, 2001 and 2000, respectively.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 7. COMMON STOCK

        FSHC has 1,000 authorized shares of common stock, par value $.01 per share.

NOTE 8. INCOME TAXES

        The Company and its subsidiaries, First Standard and RAS, intend to file a consolidated Federal income tax return on a June 30 fiscal year with its affiliated group's common parent, IHC. The income of IndependenceCare, a limited liability company, is included in taxable income of its members. The provision for income tax expense (benefit) for the years ended December 31, 2001 and 2000 is as follows:

                                  2001               2000
                              -----------        -----------
CURRENT:
     U.S. Federal             $   119,803        $ 1,817,953
     State and Local                  600            (24,346)
                              -----------        -----------
                                  120,403          1,793,607
                              -----------        -----------

DEFERRED:
     U.S. Federal                  22,429           (117,427)
     State and Local              (12,611)            (3,758)
                              -----------        -----------
                                    9,818           (121,185)
                              -----------        -----------
     Income tax expense       $   130,221        $ 1,672,422
                              ===========        ===========

        The Federal statutory rate of 34% in 2001 and 2000 is reconciled to the Company's effective income tax rate as follows:

                                                      2001               2000
                                                  -----------        -----------
Tax computed at the statutory rate                $     6,486        $ 1,578,471
Dividends received deduction and tax exempt
      interest                                        (10,063)           (17,802)
Nondeductible goodwill                                 89,221             89,221
Untaxed loss of subsidiary                             69,669             65,727
State income taxes, net of Federal effect                 396            (18,549)
Other, net                                            (25,488)           (24,646)
                                                  -----------        -----------
Income tax expense                                $   130,221        $ 1,672,422
                                                  ===========        ===========

        The income tax expense (benefit) for the years ended December 31, 2001 and 2000 allocated to stockholder's equity for unrealized gains (losses) on investment securities was $(2,285) and $136,776, representing the change in the deferred tax liability from the previous year.

        As of December 31, 2001, RAS has a state net operating loss carryforward of approximately $164,300, which will expire in 2021.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 8.    INCOME TAXES         (CONTINUED)

         Temporary differences between the Consolidated Financial Statement carrying amounts and tax bases of assets and liabilities that give rise to the deferred tax assets and liabilities included in income taxes on the Consolidated Balance Sheets at December 31, 2001 and 2000 relate to the following:

                                                        2001             2000
                                                      ---------        ---------
DEFERRED TAX ASSETS:
      Unrealized losses on investment
         securities                                   $     850        $  11,437
      Tax loss carryfoward                               66,333           32,481
      Capital loss carryforward                           8,206           98,689
      Future insurance policy benefits                    6,706            8,359
      Depreciation                                       33,211           39,833
      Deferred compensation                              53,796               --
      Other                                              20,400           11,900
                                                      ---------        ---------
      Total gross deferred tax assets                   189,502          202,699
      Less valuation allowance                               --               --
                                                      ---------        ---------

      Gross deferred tax assets                         189,502          202,699
                                                      ---------        ---------

DEFERRED TAX LIABILITIES:
      Unrealized gains on investment securities         (27,988)         (40,861)
      Other                                              (1,189)          (2,706)
                                                      ---------        ---------

        Total gross deferred tax liabilities            (29,177)         (43,567)
                                                      ---------        ---------

      Net deferred tax asset                          $ 160,325        $ 159,132
                                                      =========        =========

      A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. At December 31, 2001 and 2000, no valuation allowances were deemed required.

      Income taxes paid, net of (refund) received were $(69,394) and $2,239,732 in 2001 and 2000, respectively.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 9. COMMITMENTS AND CONCENTRATION OF CREDIT RISK

        Certain subsidiaries of the Company are obligated under non-cancelable operating lease agreements for office space. Total rental expense for the years 2001 and 2000 for operating leases was $223,700 and $133,600, respectively.

        The approximate minimum annual rental expense for operating leases that have remaining non-cancelable lease terms in excess of one year at December 31, 2001 are as follows:

                              2002                       212,000
                              2003                       189,000
                              2004                        75,000
                              2005                        29,000
                              2006                            --
                              thereafter                      --
                                                     -----------
                                 Total                   505,000
                                                     ===========

        At December 31, 2001, the Company had no investment securities of any one issuer or in any one industry which exceeded 10% of stockholder's equity, except for investments in obligations of the U.S. Government and its agencies.

        Fixed maturities with a carrying value of $2,914,000 and $559,000 were on deposit with various state insurance departments at December 31, 2001 and 2000, respectively.

        Pursuant to a Transfer and Assumption Agreement, dated December 24, 1991, between First Standard and Chaparral International Re. ("Chaparral"), an affiliate of the Company and approved by the Delaware Insurance Department on December 31, 1991, First Standard transferred to Chaparral and Chaparral assumed all of the liabilities and obligations of First Standard existing as of December 31, 1991 resulting from its insurance and reinsurance business and First Standard transferred to Chaparral applicable reserves. Accordingly, reserves of $3,498,000 and a reinsurance receivable in the same amount is recorded on the balance sheet of the Company at December 31, 2001.

        There are various lawsuits pending against the Company in the normal course of its insurance business. Management is of the opinion that the ultimate liabilities arising from such litigation, if any, would not have a material adverse effect on the financial position of the Company.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 10. SEGMENT REPORTING

         The Company engages principally in health insurance and reinsurance business. Identifiable assets by segment are those assets that are utilized in each segment and are allocated as a percentage of revenues. Information by business segment for the years ended December 31, 2001 and 2000 is as follows:

                                                   2001                2000
                                               ------------        ------------
        REVENUES:

        Medical stop-loss                      $  3,423,310        $  8,909,913
        HMO reinsurance                           1,535,291             395,685
        Provider excess                             291,795             238,930
        Net realized gains (losses)                 126,339            (206,484)
                                               ------------        ------------
                                               $  5,376,735        $  9,338,044
                                               ============        ============

      OPERATING INCOME:

        Medical stop-loss                      $     59,536        $  5,026,703
        HMO reinsurance                            (140,158)           (110,769)
        Provider excess                             (26,638)            (66,887)
                                               ------------        ------------
                                                   (107,260)          4,849,047
        Net realized gains (losses)                 126,339            (206,484)
                                               ------------        ------------
                                               $     19,079        $  4,642,563
                                               ============        ============

        IDENTIFIABLE ASSETS AT YEAR-END:

        Medical stop-loss                      $ 19,443,630        $ 18,797,846
        HMO reinsurance                           4,491,512           1,947,867
        Provider excess                             853,650           1,176,198
                                               ------------        ------------
                                               $ 24,788,792        $ 21,921,911
                                               ============        ============

NOTE 11. REINSURANCE

         Premiums earned and the related reinsurance amounts for the years ended December 31, 2001 and 2000 are summarized as follows:

                                                     2001                2000
                                                   --------            --------
         Reinsurance premiums assumed from
              other companies                      $443,935            $484,215
                                                   --------            --------
         Net premiums                              $443,935            $484,215
                                                   ========            ========

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 12. FIRST STANDARD DIVIDEND AND STATUTORY ACCOUNTING PRACTICES

         Dividends from First Standard to its parent are subject to the prior notification to the Delaware Insurance Commissioner. If such dividends, together with the fair market value of other dividends or distributions made within the preceding twelve months, exceed the greater of (i) 10% of surplus as regards policyholders as of the preceding December 31 and (ii) net income, not including realized capital gains, for the twelve-month period ending the 31st day of December next preceding, such dividends may be paid so long as they have not been disapproved by the Delaware Insurance Commissioner within 30 days of its receipt of notice thereof. First Standard declared and paid dividends of $1,000,000 and $2,600,000 in 2001 and 2000, respectively. Under Delaware law, FSHC is permitted to pay dividends from surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

         The financial statements of First Standard are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. First Standard reported statutory income of $483,546 and $3,434,035 for the years ended December 31, 2001 and 2000, respectively. Statutory capital and surplus amounted to $7,809,332 and $6,760,781 at December 31, 2001 and 2000, respectively.

         Effective January 1, 2001, the National Association of Insurance Commissioners ("NAIC") codified statutory accounting principles ("SAP"). The purpose of such codification is to provide a comprehensive basis of accounting and reporting to insurance departments. Although codification is expected to be the foundation of a state's statutory accounting practice, it may be subject to modification by practices prescribed or permitted by a state's insurance commissioner. Therefore, statutory financial statements will continue to be prepared on the basis of accounting practices prescribed or permitted by the insurance department of the state of domicile. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned funds (surplus) in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. As a result of these changes, the Company reported a change in accounting principle, for statutory purposes, of $34,147 as of January 1, 2001 related to deferred tax assets.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 12.   COMPREHENSIVE INCOME

         The components of comprehensive income include net income and certain amounts previously reported directly in equity.

         Reclassifications related to comprehensive income for the years ended December 31, 2001 and 2000 are as follows:


                                        BEFORE         TAX EXPENSE        NET OF
                                         TAX            (BENEFIT)          TAX
                                       ---------       -----------       ---------
2001

Unrealized holdings gains,
      arising during the year          $ 119,607        $  40,670        $  78,937
Less:
      Realized gains included in
       net income                        126,339           42,955           83,384
                                       ---------        ---------        ---------
Unrealized losses on
      securities, net                  $  (6,732)       $  (2,285)       $  (4,447)
                                       =========        =========        =========

2000

Unrealized holdings gains,
      arising during the year          $ 195,810        $  66,571        $ 129,239
Less:
      Realized gains (losses)
        included in net income          (206,484)         (70,205)        (136,279)
                                       ---------        ---------        ---------
Unrealized gains on
        securities, net                $ 402,294        $ 136,776        $ 265,518
                                       =========        =========        =========

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

--------------------------------------------------------------------------------

NOTE 13.   QUARTERLY DATA (UNAUDITED)

                        FIRST             SECOND             THIRD            FOURTH
                       QUARTER            QUARTER           QUARTER          QUARTER
                     -----------         ---------         ---------       -----------
2001
Total Revenues       $ 1,287,919         1,427,301         1,258,505       $ 1,403,010
Net Income           $   116,756            18,316            63,857       $  (310,070)

                       FIRST           SECOND            THIRD            FOURTH
                      QUARTER          QUARTER          QUARTER          QUARTER
                     ----------       ----------       ----------       ----------
2000
Total Revenues       $2,323,346       $2,275,245       $2,479,771       $2,259,682
Net Income           $  431,645       $  992,415       $  913,967       $  632,114

                          FIRST STANDARD HOLDINGS CORP.

                    (AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF
                          INDEPENDENT HOLDING COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2002 AND 2001

                                   (UNAUDITED)

                          FIRST STANDARD HOLDINGS CORP.

     (AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)


                                      INDEX


                                                             PAGES
                                                             -----
Consolidated Balance Sheets -
 June 30, 2002 (unaudited) and December 31, 2001              F-62

Consolidated Statements of Operations -
 Three Months and Six Months Ended June 30, 2002
 and 2001 (unaudited)                                         F-63

Consolidated Statements of Cash Flows -
 Six Months Ended June 30, 2002 and 2001 (unaudited)          F-64

Notes to Consolidated Financial Statements (unaudited)        F-65-73

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) CONSOLIDATED BALANCE SHEET
(UNAUDITED)
--------------------------------------------------------------------------------


                                                     JUNE 30,          DECEMBER 31,
                                                       2002                2001
ASSETS:
INVESTMENTS:
Fixed maturities, at fair value                    $  7,165,705        $  7,109,497
Equity securities, at fair value                        585,388             450,850
                                                   ------------        ------------
        Total investments                             7,751,093           7,560,347
                                                   ------------        ------------
Cash and cash equivalents                             1,419,927           1,848,518
Restricted cash                                       9,286,249           7,148,458
Accrued investment income                               110,498             109,247
Accrued fee income                                      364,076             208,370
Fixed assets                                            222,722             277,903
Deferred tax assets                                      91,956             160,325
Goodwill                                              6,768,869           3,012,348
Reinsurance receivable                                4,427,656           3,599,065
Other assets                                          1,404,280             864,211
                                                   ------------        ------------

        Total assets                               $ 31,847,326        $ 24,788,792
                                                   ============        ============

LIABILITIES AND STOCKHOLDER'S EQUITY:
      LIABILITIES:
      Future insurance policy benefits             $  4,925,000        $  3,997,000
      Claim funds                                     9,286,249           7,148,458
      Amounts due affiliates                            623,139             715,000
      Accounts payable, accruals and other
         Liabilities                                    450,450             453,211
      Income taxes - current                            371,568             587,715
      Income taxes - deferred                           (47,957)                 --
      Minority interest                                 565,005             437,582
                                                   ------------        ------------

         Total liabilities                           16,173,454          13,338,966
                                                   ------------        ------------

STOCKHOLDER'S EQUITY:
      Common stock, 100 shares issued                         1                   1
      Paid-in-capital                                16,457,057          12,679,071
      Accumulated other comprehensive income            104,698              52,681
      Accumulated deficit                              (887,884)         (1,281,927)
                                                   ------------        ------------
         TOTAL STOCKHOLDER'S EQUITY                  15,673,872          11,449,826
                                                   ------------        ------------
         TOTAL LIABILITIES AND
           STOCKHOLDER'S EQUITY                    $ 31,847,326        $ 24,788,792
                                                   ============        ============

--------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

--------------------------------------------------------------------------------

                                               THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                    JUNE 30,                              JUNE 30,
                                        ------------------------------        ------------------------------
                                            2002               2001               2002               2001
                                        -----------        -----------        -----------        -----------
REVENUES:

      Premiums earned                   $ 1,256,891        $   185,165        $ 1,630,711        $   269,610
      Net investment income                 111,276            147,761            230,897            277,618
      Net realized gains (losses)            (7,088)             3,644            (14,830)            63,743
      Brokerage income                    1,248,701          1,046,748          2,420,030          2,028,778
      Other income                           39,288             43,983            598,646             75,471
                                        -----------        -----------        -----------        -----------

                                          2,649,068          1,427,301          4,865,454          2,715,220
                                        -----------        -----------        -----------        -----------

EXPENSES:
     Insurance benefits, claims
        and reserves                        833,112            169,214          1,075,792            195,409
     Selling and general
        expenses                          1,670,967          1,231,811          2,994,745          2,380,104
     Minority interest expense
        (income)                            (22,949)            19,697            127,423              3,859
                                        -----------        -----------        -----------        -----------

                                          2,481,130          1,420,722          4,197,960          2,579,372
                                        -----------        -----------        -----------        -----------

Operating income before
        income taxes                        167,938              6,579            667,494            135,848
Income tax expense (benefit)                 65,377            (11,737)           273,451                776
                                        -----------        -----------        -----------        -----------

NET INCOME                              $   102,561        $    18,316        $   394,043        $   135,072
                                        ===========        ===========        ===========        ===========

--------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX MONTHS ENDED JUNE 30,

                                                                              2002               2001
                                                                          -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                                          $   394,043        $   135,072
        Adjustments to net income:
          Realized (gains) losses on sales of investment securities            14,830            (63,743)
          Amortization of goodwill                                                 --            514,098
          Depreciation and amortization                                        70,148             69,823
          Deferred taxes                                                       (6,385)            12,224
          Amortization of bond premium                                          3,177             14,717
       Change in other assets and liabilities:
          Change in accrued investment income                                  (1,251)             3,599
          Change in accrued fee income                                       (155,706)          (128,710)
          Change in policy liabilities and accruals                           928,000             32,000
          Change in net amounts due from and to reinsurers                   (828,591)           (78,096)
          Change in due and unpaid premiums                                        --                 --
          Change in tax liability                                            (216,147)            (2,988)
          Change in other assets and other liabilities                       (278,819)           333,573
                                                                          -----------        -----------
              Net adjustments                                                (470,744)           706,497
                                                                          -----------        -----------
              Net cash provided by (used in) operating activities             (76,701)           841,569
                                                                          -----------        -----------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
        Sales and maturities of fixed maturities                            6,262,142          6,513,662
        Purchases of fixed maturities                                      (6,270,576)        (7,101,152)
        Sales of equity securities                                              3,495                 --
        Purchases of equity securities                                       (125,000)                --
        Increase in fixed assets                                              (14,967)          (216,220)
        Acquisition of managing general underwriters                       (3,756,521)        (2,034,426)
        Other                                                                (228,449)         1,094,851
                                                                          -----------        -----------
              Net cash provided by (used in) investing activities          (4,129,876)        (1,743,285)
                                                                          -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Dividends paid                                                              --         (1,000,000)
       Capital contributions                                                3,777,986            780,000
                                                                          -----------        -----------
              Net cash provided by (used in) financing activities           3,777,986           (220,000)
                                                                          -----------        -----------
              Decrease in cash and cash equivalents                          (428,591)        (1,121,716)

Cash and cash equivalents, beginning of year                                1,848,518          2,634,780
                                                                          -----------        -----------
Cash and cash equivalents, end of year                                    $ 1,419,927        $ 1,513,064
                                                                          ===========        ===========

--------------------------------------------------------------------------------

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1.    SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

           (A)  (i)   BUSINESS AND ORGANIZATION

         First Standard Holdings Corp. ("FSHC") is an indirect, wholly-owned subsidiary of Independence Holding Company ("IHC"). FSHC is a holding company engaged principally in the life and health insurance business through its wholly-owned subsidiaries. First Standard Security Insurance Company ("First Standard"), IndependenceCare Holdings L.L.C. and its subsidiaries ("IndependenceCare") and Risk Assessment Strategies, Inc. ("RAS"). FSHC and its subsidiaries are collectively referred to as the "Company".

         FSHC is an indirect, wholly-owned subsidiary of Independence Holding Company ("IHC"). Geneve Corporation, a diversified financial holding company, and its affiliated entities hold approximately 58% of IHC's outstanding common stock at June 30, 2002.

         First Standard writes provider excess loss insurance and reinsures, on a quota share basis, employer medical stop-loss. IndependenceCare and RAS are managing general underwrites specializing in health insurance. They also provide claims processing services.

                (ii)  FORMATION OF THE COMPANY

         FSHC was formed in the state of Delaware on July 11, 2002. On that same date SSH contributed the stock of First Standard as a capital contribution.

         In July 2002, SSH contributed the stock of RAS to FSHC. A subsidiary of IHC had purchased a 45.89% equity interest and a 51% voting interest in the stock of RAS in December 1997, and purchased the remaining 54.11% equity interest and 49% voting interest in RAS in June 2002.

         IndependenceCare was formed in May 1998 by a subsidiary of IHC. In January 2002, a 99% interest in IndependenceCare was contributed to First Standard, and on August 11, 2002, First Standard dividended such interest to FSHC.

         As a result of this transfer of entities under common control, FSHC has accounted for these subsidiaries using the "as if pooling of interests" method of accounting. Accordingly, the accompanying consolidated financial statements reflect the operations of all of the subsidiaries at the percentages that they were owned by all entities under common control.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1.    SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

           (B)  PRINCIPLES OF CONSOLIDATION AND PREPARATION OF FINANCIAL
                STATEMENTS

         The consolidated financial statements have been prepared in accordance with the requirements for quarterly reports. In the opinion of management, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated results of operations for the interim periods have been included. The consolidated results of operations for the three months and six months ended June 30, 2002 are not necessarily indicative of the results to be anticipated for the entire year. The consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes included in FSHC's Annual Report for the year ended December 31, 2001.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect: (i) the reported amounts of assets and liabilities; (ii) the disclosure of contingent assets and liabilities at the date of the financial statements; and (iii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2.    INCOME TAXES

         The provision for income taxes shown in the consolidated statements of operations was computed based on the Company's estimate of the effective tax rates expected to be applicable for the current year.

         The income tax expense for the six months ended June 30, 2002 allocated to stockholder's equity for unrealized gains on investment securities was $27,000, representing the change in the deferred tax liability from the previous year.

NOTE 3.    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Cash payments for income taxes were $528,600 and none for the six months ended June 30, 2002 and 2001, respectively.

FIRST STANDARD HOLDINGS CORP. AND SUBSIDIARIES
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF INDEPENDENCE HOLDING
COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 4.    COMPREHENSIVE INCOME

         The components of comprehensive income include net income and certain amounts previously reported directly in equity. Comprehensive income for the three months and six months ended June 30, 2001 and 2000 is as follows:

                                           THREE MONTHS ENDED                SIX MONTHS ENDED
                                          2002            2001             2002            2001
                                        ---------       ---------        ---------       ---------
Net income                              $ 102,561       $  18,316        $ 394,043       $ 135,072
Unrealized (losses) gains, on
    available-for-sale securities         112,224         (43,329)          52,017         (14,458)
                                        ---------       ---------        ---------       ---------
Comprehensive income                    $ 214,785       $ (25,013)       $ 446,060       $ 120,614
                                        =========       =========        =========       =========

NOTE 5.    SEGMENT REPORTING

         The Company engages principally in the health insurance and reinsurance business. Information by business segment for the three months and six months ended June 30, 2002 and 2001 is as follows:

                              THREE MONTHS ENDED                      SIX MONTHS ENDED
                            2002               2001               2002               2001
                         -----------        -----------        -----------        -----------
REVENUES:
Medical stop-loss        $ 2,038,924        $   875,210        $ 3,671,858        $ 1,595,322
HMO reinsurance              518,657            341,959          1,015,434            658,517
Provider excess               98,575            206,488            192,992            397,638
Net realized
    gains (losses)            (7,088)             3,644            (14,830)            63,743
                         -----------        -----------        -----------        -----------
                         $ 2,649,068        $ 1,427,301        $ 4,865,454        $ 2,715,220
                         ===========        ===========        ===========        ===========

OPERATING INCOME
     (LOSS):
Medical stop-loss        $   121,797        $    56,645        $   529,259        $    92,539
HMO reinsurance               44,728            (33,488)           128,620            (12,741)
Provider excess                8,501            (20,222)            24,445             (7,693)
                         -----------        -----------        -----------        -----------
                             175,026              2,935            682,324             72,105
Net realized
    gains (losses)            (7,088)             3,644            (14,830)            63,743
                         -----------        -----------        -----------        -----------
                         $   167,938        $     6,579        $   667,494        $   135,848
                         ===========        ===========        ===========        ===========

                         PRO FORMA FINANCIAL INFORMATION

                                SOFTNET AND FSHC
        UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                        (In thousands, except share data)

                                                                   JUNE 30, 2002
                                                              --------------------------        PRO FORMA
                                                               SOFTNET            FSHC         ADJUSTMENTS          COMBINED
                                                              ---------        ---------       -----------          ---------
ASSETS
Current assets:
   Cash and cash equivalents ..........................       $  28,186        $   1,420        $      --           $  29,606
   Short-term investments, available-for-sale .........          41,117            7,751          (35,070)(a)          13,798
   Accounts receivable ................................           2,336               --               --               2,336
   Reinsurance receivable .............................              --            4,428               --               4,428
   Affiliates receivable ..............................              --              136            5,626 (b)           5,762
   Other current assets ...............................             429              510              (50)(a)             889
                                                              ---------        ---------        ---------           ---------

Total current assets ..................................          72,068           14,245          (29,494)             56,819

Restricted cash .......................................             800            9,286               --              10,086
Property and equipment, net of accumulated
   depreciation .......................................             121              223              400 (c)             744
Goodwill and other intangibles, net of accumulated
   amortization .......................................              --            6,769            6,896 (d)          13,665
Long-term equity investments ..........................           1,013               --               --               1,013
Security deposits .....................................           1,053               --               --               1,053
Deferred tax asset, net ...............................              --               92            6,524 (e)           6,616
Other assets ..........................................             209            1,232               --               1,441
                                                              ---------        ---------        ---------           ---------

                                                              $  75,264        $  31,847        $ (15,674)          $  91,437
                                                              =========        =========        =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Claims fund ........................................       $      --        $   9,286        $      --           $   9,286
   Loss reserves ......................................              --            4,925               --               4,925
   Amounts due to affiliates ..........................              --              623               --                 623
   Net liabilities associated with discontinued
     operations .......................................           3,698               --               --               3,698
   Restructuring accrual ..............................           1,449               --               --               1,449
   Accounts payable and other accrued expenses ........           1,318              774               --               2,092
   Current portion of long-term debt ..................           1,444               --               --               1,444
                                                              ---------        ---------        ---------           ---------

Total current liabilities .............................           7,909           15,608               --              23,517
                                                              ---------        ---------        ---------           ---------

Minority interest .....................................              --              565               --                 565

Stockholders' equity:
   Common stock .......................................             275               --               --                 275
   Additional-paid-in capital .........................         477,613           16,457          (16,457)(f)         477,613
   Deferred stock compensation ........................            (345)              --               --                (345)
   Accumulated other comprehensive gain (loss) ........             (22)             105             (105)(f)             (22)
   Retained earnings (accumulated deficit) ............        (401,029)            (888)             888 (f)        (401,029)
   Treasury stock .....................................          (9,137)              --               --              (9,137)
                                                              ---------        ---------        ---------           ---------

Total stockholders' equity ............................          67,355           15,674          (15,674)             67,355
                                                              ---------        ---------        ---------           ---------

                                                              $  75,264        $  31,847        $ (15,674)          $  91,437
                                                              =========        =========        =========           =========


           See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

                                SOFTNET AND FSHC
  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                   SOFTNET           FSHC
                                                                 NINE MONTHS      NINE MONTH               PRO FORMA
                                                                    ENDED        PERIOD ENDED     ----------------------------
                                                                JUNE 30, 2002    JUNE 30, 2002    ADJUSTMENTS         COMBINED
                                                                -------------    -------------    -----------         --------
Revenue:
   Premiums earned .........................................       $     --        $  1,758        $     --           $  1,758
   Brokerage income ........................................             --           3,499              --              3,499
   Investment income .......................................          1,423             327            (624)(g)          1,126
   Other income ............................................             --             685              --                685
                                                                   --------        --------        --------           --------

Total Revenue ..............................................          1,423           6,269            (624)             7,068
                                                                   --------        --------        --------           --------

Operating expenses:
   Benefits and claims .....................................             --             201              --                201
   Increase in future policy benefits ......................             --             997              --                997
   Selling, general and administrative .....................          4,507           4,589              60 (h)          9,156
   Amortization ............................................             --              --             418 (i)            418
   Non-cash compensation expense related to stock
     options ...............................................          1,200              --              --              1,200
   Provision for impaired assets ...........................            352              --              --                352
   Restructuring expense ...................................            502              --              --                502
                                                                   --------        --------        --------           --------

Total operating expenses ...................................          6,561           5,787             478             12,826
                                                                   --------        --------        --------           --------

Income (loss) from continuing operations before
   other income (expense), minority interest, income
   taxes and discontinued operations .......................         (5,138)            482          (1,102)            (5,758)

Other income (expense):
   Interest expense ........................................            (54)             --              --                (54)
   Loss on disposition of equity investments, net ..........           (701)             --              --               (701)
                                                                   --------        --------        --------           --------

Income (loss) from continuing operations before
   minority interest, income taxes and discontinued
   operations ..............................................         (5,893)            482          (1,102)            (6,513)

Minority interest in net income ............................             --            (125)             --               (125)
                                                                   --------        --------        --------           --------

Income (loss) from continuing operations before
   income taxes and discontinued operations ................         (5,893)            357          (1,102)            (6,638)

Provision for income taxes .................................             --            (273)            273 (j)             --
                                                                   --------        --------        --------           --------

Income (loss) from continuing operations before
   discontinued operations .................................         (5,893)             84            (829)            (6,638)

Discontinued operations:
   Loss from operations ....................................         (1,829)             --              --             (1,829)
   Loss on disposition, net ................................         (3,060)             --              --             (3,060)
                                                                   --------        --------        --------           --------

Net income (loss) ..........................................       $(10,782)       $     84        $   (829)          $(11,527)
                                                                   ========        ========        ========           ========

Basic and diluted loss per common share:
   Loss from continuing operations .........................       $  (0.23)                                          $  (0.26)
   Discontinued operations .................................          (0.19)                                             (0.19)
                                                                   --------                                           --------
   Net loss ................................................       $  (0.42)                                          $  (0.45)
                                                                   ========                                           ========
Shares used to compute basic and diluted loss per
   common share ............................................         25,178                                             25,178
                                                                   ========                                           ========


           See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

                                SOFTNET AND FSHC
  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                   SOFTNET          FSHC
                                                                  YEAR ENDED     YEAR ENDED                PRO FORMA
                                                                 SEPTEMBER 30,   DECEMBER 31,     ----------------------------
                                                                     2001            2001         ADJUSTMENTS         COMBINED
                                                                 -------------   ------------     -----------         --------
Revenue:
   Premiums earned .........................................       $     --        $    444        $     --           $    444
   Brokerage income ........................................             --           4,106              --              4,106
   Investment income .......................................          6,421             491          (2,169)(g)          4,743
   Other income ............................................             --             336              --                336
                                                                   --------        --------        --------           --------

Total Revenue ..............................................          6,421           5,377          (2,169)             9,629
                                                                   --------        --------        --------           --------

Operating expenses:
   Benefits and claims .....................................             --             301              --                301
   Decrease in future policy benefits ......................             --            (123)             --               (123)
   Selling, general and administrative .....................         10,366           5,165              80 (h)         15,611
   Amortization ............................................             --              --             706 (i)            706
   Non-cash compensation benefit related to stock
     options ...............................................           (807)             --              --               (807)
   Restructuring expense ...................................          3,900              --              --              3,900
                                                                   --------        --------        --------           --------

Total operating expenses ...................................         13,459           5,343             786             19,588
                                                                   --------        --------        --------           --------

Income (loss) from continuing operations before other
   income (expense), minority interest, income taxes,
   discontinued operations and extraordinary item ..........         (7,038)             34          (2,955)            (9,959)

Other income (expense):
   Interest expense ........................................           (107)             --              --               (107)
   Loss on disposition of equity investments, net ..........        (17,195)             --              --            (17,195)
   Equity in net losses of investee companies ..............           (394)             --              --               (394)
   Miscellaneous income (expense), net .....................            216              --              --                216
                                                                   --------        --------        --------           --------

Income (loss) from continuing operations before
   minority interest, income taxes, discontinued
   operations and extraordinary item .......................        (24,518)             34          (2,955)           (27,439)

Minority interest in net income ............................             --             (15)             --                (15)
                                                                   --------        --------        --------           --------

Income (loss) from continuing operations before
   income taxes, discontinued operations and
   extraordinary item ......................................        (24,518)             19          (2,955)           (27,454)

Provision for income taxes .................................             --            (130)            130 (j)             --
                                                                   --------        --------        --------           --------

Loss from continuing operations before discontinued
   operations and extraordinary item .......................        (24,518)           (111)         (2,825)           (27,454)

Discontinued operations:
   Loss from operations ....................................        (29,557)             --              --            (29,557)
   Loss on disposition, net ................................         (4,898)             --              --             (4,898)
Extraordinary item:
   Gain on settlements of outstanding obligations ..........          1,326              --              --              1,326
                                                                   --------        --------        --------           --------

Net loss ...................................................       $(57,647)       $   (111)       $ (2,825)          $(60,583)
                                                                   ========        ========        ========           ========
Basic and diluted loss per common share:
   Loss from continuing operations .........................       $  (0.98)                                          $  (1.10)
   Discontinued operations .................................          (1.38)                                             (1.38)
   Extraordinary item ......................................           0.05                                               0.05
                                                                   --------                                           --------

   Net loss ................................................       $  (2.31)                                          $  (2.43)
                                                                   ========                                           ========

Shares used to compute basic and diluted loss per
   common share ............................................         25,024                                             25,024
                                                                   ========                                           ========

           See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

                                SOFTNET AND FSHC
                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                       CONSOLIDATED FINANCIAL STATEMENTS

1.    BASIS OF PRO FORMA PRESENTATION

      The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2002, and the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended June 30, 2002, and for the year ended September 30, 2001, are based on the historical financial statements of SoftNet and FSHC after giving effect to the acquisition as a purchase of FSHC by SoftNet using the purchase method of accounting and the assumptions and adjustments described in the notes to unaudited pro forma condensed combined consolidated financial statements.

      The unaudited pro forma condensed combined consolidated balance sheet combines the unaudited historical balance sheet of SoftNet and FSHC as of June 30, 2002, and is presented to give effect to the proposed acquisition as if it occurred on June 30, 2002. The unaudited pro forma condensed combined consolidated statement of operations of SoftNet and FSHC for the nine months ended June 30, 2002, is presented as if the acquisition had taken place on October 1, 2001, and, due to different fiscal period ends, combines the historical results of SoftNet for the nine months ended June 30, 2002, and the historical results of FSHC for the nine month period ended June 30, 2002. The unaudited historical consolidated statement of operations of FSHC for the nine month period ended June 30, 2002, were derived by adding the unaudited historical consolidated statement of operations of FSHC for the six months ended June 30, 2002, to the unaudited historical consolidated statement of operations of FSHC for the three months ended December 31, 2001. The unaudited pro forma condensed combined consolidated statement of operations of SoftNet and FSHC for the year ended September 30, 2001, is presented as if the combination had taken place on October 1, 2000, and, due to different fiscal year ends, combines the historical results of SoftNet for the year ended September 30, 2001, with the historical results of FSHC for the year ended December 31, 2001.

      Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets of FSHC acquired in connection with the acquisition, based on their fair values as of the completion of the acquisition. Independent valuation specialists are currently conducting an independent valuation in order to assist management of SoftNet in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. A final determination of these fair values, which cannot be made prior to the completion of the acquisition, will include management's consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of FSHC that exist as of the date of completion of the acquisition.

      Further, the unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as management of SoftNet and FSHC are in the very early stages of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately will be recorded for severance costs related to SoftNet employees and costs of vacating some leased facilities of SoftNet, or other costs associated with exiting activities of SoftNet.

      Because these unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values and do not include liabilities which are not presently estimable as discussed above, the actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition to the receipt of the final valuation, the impact of ongoing integration activities, the timing of completion of the acquisition and other changes in FSHC's net tangible and intangible assets which occur prior to completion of the acquisition could cause material differences in the information presented.

      The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of SoftNet and FSHC and the selected historical consolidated financial data included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of SoftNet that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of SoftNet.

2.    PURCHASE PRICE ALLOCATION

      On July 29, 2002, SoftNet entered into an agreement to acquire FSHC from Independence Holding Company ("IHC") for $31,920,000 in cash, which will be accounted for using the purchase method. The total estimated purchase price of approximately $35,120,000 consists of the $31,920,000 cash paid to IHC, and $3,200,000 of estimated direct transaction costs. Estimated direct transaction costs include fees to Bear, Stearns & Co. Inc., which consists of $500,000 to render an opinion, $750,000 upon any public announcement of the transaction, and $500,000 upon closing of the transaction.

      Under the purchase method of accounting, the total estimated purchase price is allocated to FSHC's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Based on the preliminary independent valuation, and subject to material changes upon receipt of the final valuation and other factors as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Assets:
   Tangible assets ..............................................       $ 31,012
   Amortizable broker/TPA relationships intangible asset ........          1,900
   Goodwill and intangible assets with indefinite lives .........         11,765
   Net deferred tax asset .......................................          6,616
Liabilities .....................................................        (15,608)
Minority interest ...............................................           (565)
                                                                        --------
                                                                        $ 35,120
                                                                        ========

      Of the total estimated purchase price, a preliminary estimate of $31,012,000 has been allocated to net tangible assets acquired and approximately $1,900,000 has been allocated to amortizable intangible assets acquired. The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined consolidated statements of operations.

      Of the total estimated purchase price, approximately $11,765,000 has been allocated to goodwill and intangible assets with indefinite lives. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Intangible assets with indefinite lives consist of the estimated fair value allocated to the licenses of First Standard.

      In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001, will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

3.    PRO FORMA ADJUSTMENTS

      Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to FSHC's net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

      There were no intercompany balances or transactions between SoftNet and FSHC. No pro forma adjustments were required to conform FSHC's accounting policies to SoftNet's accounting policies. Certain reclassifications have been made to conform FSHC's historical amounts to SoftNet's presentation.

      The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

            (a) Adjustment to reflect SoftNet's payment of $35,120,000 purchase price.

            (b) Adjustment to record amount due from IHC for net worth guarantee of FSHC.

            (c) Adjustment to record the preliminary estimate of the fair value of FSHC property and equipment.

            (d) Adjustment to record the preliminary estimate of the fair value of FSHC goodwill and other intangible assets.

            (e) Adjustment to record the preliminary estimate of the fair value of net deferred tax asset resulting from the acquisition of FSHC.

            (f)   Adjustment to eliminate FSHC historical stockholder's equity.

            (g) Adjustment to reflect investment income reduction resulting from purchase of FSHC on October 1, 2000, for $35,120,000.

            (h) Adjustment to record additional depreciation expense resulting from the preliminary estimate of the fair value of FSHC property and equipment.

            (i) Adjustment to record amortization expense resulting from the preliminary estimate of the fair value of FSHC amortizable broker/TPA relationships intangible asset.

            (j) Adjustment to record the income tax effect of the pro forma adjustments.

4.    PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted earnings per share are based on the weighted average number of shares of SoftNet common stock outstanding during each period.

                                                                         ANNEX A

                            STOCK PURCHASE AGREEMENT


                            DATED AS OF JULY 30, 2002


                                  BY AND AMONG


                             SOFTNET SYSTEMS, INC.,


                          INDEPENDENCE HOLDING COMPANY


                                       AND


                                    SSH CORP.

                               TABLE OF CONTENTS



ARTICLE I. DEFINED TERMS........................................................1


ARTICLE II. THE PURCHASE AND SALE...............................................9

2.1      PURCHASE AND SALE OF COMMON STOCK......................................9
2.2      FURTHER ACTION........................................................10

ARTICLE III. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY..............10

3.1      ORGANIZATION OF THE COMPANY...........................................10
3.2      CAPITAL STRUCTURE.....................................................10
3.3      NO VIOLATION..........................................................11
3.4      SUBSIDIARIES..........................................................11
3.5      NO GOVERNMENTAL AUTHORIZATION OR CONSENTS REQUIRED....................11
3.6      ABSENCE OF CERTAIN CHANGES OR EVENTS..................................11
3.7      CONTRACTS AND LEASES..................................................13
3.8      FACILITIES............................................................15
3.9      PERMITS...............................................................15
3.10     FINANCIAL INFORMATION.................................................15
3.11     BOOKS AND RECORDS.....................................................16
3.12     LITIGATION............................................................16
3.13     LABOR MATTERS.........................................................16
3.14     LIABILITIES...........................................................17
3.15     COMPLIANCE WITH LAW...................................................17
3.16     NO BROKERS............................................................17
3.17     PROPRIETARY RIGHTS....................................................17
3.18     EMPLOYEE PLANS........................................................19
3.19     TRANSACTIONS WITH CERTAIN PERSONS.....................................20
3.20     TAX MATTERS...........................................................20
3.21     INSURANCE.............................................................22
3.22     COMPLIANCE WITH ENVIRONMENTAL LAWS....................................23
3.23     PROXY STATEMENTS......................................................24
3.24     PROPERTY..............................................................24
3.25     INSURANCE MATTERS.....................................................24
3.26     MATERIAL MISSTATEMENTS OR OMISSIONS...................................26

ARTICLE IV. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER AND IHC........26

4.1      AUTHORIZATION OF TRANSACTION; NO VIOLATION............................26
4.2      VALIDITY OF AGREEMENT.................................................26
4.3      OWNERSHIP AND DELIVERY OF SHARES......................................26
4.4      NO BROKERS............................................................27

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER.............................27

5.1      ORGANIZATION..........................................................27
5.2      AUTHORITY.............................................................27
5.3      NO GOVERNMENTAL AUTHORIZATION OR CONSENTS REQUIRED....................28
5.4      CAPITALIZATION........................................................28
5.5      NO BROKERS............................................................28
5.6      REPORTS AND FINANCIAL STATEMENTS......................................28
5.7      LITIGATION............................................................29
5.8      RIGHTS AGREEMENT......................................................29



ARTICLE VI. COVENANTS AND AGREEMENTS.........................................29

6.1      SELLER'S AND IHC'S CONDUCT OF BUSINESS PRIOR TO CLOSING.............29
6.2      BUYER'S CONDUCT OF BUSINESS PRIOR TO CLOSING........................31
6.3      APPROPRIATE ACTION; CONSENTS; FILINGS...............................31
6.4      BUYER'S STOCKHOLDERS MEETING; FILING THE AMENDED CERTIFICATE........32
6.5      FULFILLMENT OF CONDITIONS BY SELLER AND THE COMPANY.................33
6.6      FULFILLMENT OF CONDITIONS BY BUYER..................................33
6.7      NO SOLICITATION.....................................................33
6.8      INVESTIGATION BY BUYER..............................................34
6.9      INVESTIGATION BY SELLER.............................................34
6.10     SECTION 338 ELECTION................................................34
6.11     FIRPTA CERTIFICATE..................................................35
6.12     CONFIDENTIALITY.....................................................35
6.13     REINSURANCE TREATIES................................................36

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER....................36

7.1      CONDITIONS..........................................................36

ARTICLE VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER..................37

8.1      CONDITIONS..........................................................37

ARTICLE IX. CLOSING..........................................................38

9.1      DELIVERIES AT CLOSING...............................................38

ARTICLE X. INDEMNIFICATION; TAX MATTERS......................................39

10.1     SURVIVAL OF REPRESENTATIONS, ETC....................................39
10.2     INDEMNIFICATION.....................................................40
10.3     NOTICE OF CLAIMS....................................................40
10.4     THIRD PERSON CLAIMS.................................................41
10.5     LIMITATIONS.........................................................42
10.6     TAX INDEMNIFICATION; RESPONSIBILITY FOR CERTAIN TAX MATTERS.........42

ARTICLE XI. TERMINATION......................................................45

11.1     TERMINATION.........................................................45

ARTICLE XII. MISCELLANEOUS...................................................46

12.1     ASSIGNMENT..........................................................46
12.2     NOTICES.............................................................46
12.3     CHOICE OF LAW.......................................................47
12.4     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; INTERPRETATION............47
12.5     COUNTERPARTS........................................................47
12.6     INVALIDITY..........................................................47
12.7     HEADINGS............................................................47
12.8     EXPENSES............................................................47
12.9     SCHEDULES...........................................................48
12.10    PUBLICITY...........................................................48
12.11    NO THIRD-PARTY BENEFICIARIES........................................48
12.12    FURTHER ASSURANCES..................................................48

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of July 30, 2002 by and among SoftNet Systems, Inc., a Delaware corporation ("Buyer"), SSH Corp., a Delaware corporation ("Seller"), and Independence Holding Company, a Delaware corporation ("IHC").

                                   WITNESSETH:

         WHEREAS, Seller owns all of the outstanding capital stock of First Standard Holdings Corp., a Delaware corporation (the "Company") and a wholly-owned subsidiary of Seller;

         WHEREAS, the Company owns (i) all of the outstanding capital stock of First Standard Security Insurance Company, a Delaware corporation ("First Standard"), and (ii) all of the membership interests in IndependenceCare Holdings LLC, a Delaware limited liability company ("Independence");

         WHEREAS, IHC owns, and as of the Closing, the Company shall own all of the outstanding capital stock of Risk Assessment Strategies, Inc., a Delaware corporation ("RAS");

         WHEREAS, Seller is an indirect wholly-owned subsidiary of IHC, and IHC will benefit from the consummation of the transactions contemplated by this Agreement;

         WHEREAS, contemporaneously herewith, Madison Investors Corporation, a Delaware corporation ("Madison") and an Affiliate of IHC, is purchasing 5,000,000 shares of Buyer's common stock, par value $0.01 per share, from Cyber Net Technologies Limited, a British Virgin Islands corporation and wholly-owned subsidiary of Pacific Century Cyberworks Limited, a company incorporated in Hong Kong with limited liability;

         WHEREAS, Seller desires to sell and Buyer desires to purchase all of the outstanding stock of the Company for cash; and

         WHEREAS, Buyer and Seller desire to make certain representations and warranties and other agreements in connection with this sale of all of the outstanding stock of the Company; and

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINED TERMS

         As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

         "AAA" shall have the meaning set forth in Section 10.3(b)(ii) of this Agreement.

         "Action" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

         "Acquired Proprietary Rights" shall mean all of the Company's and its Subsidiaries' Proprietary Rights related to the Business, including, without limitation, those set forth on Schedule 3.17(a) to this Agreement.

         "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Amended Certificate" shall have the meaning set forth in Section 6.4 of this Agreement.

         "Ancillary Agreements" shall mean the agreements, certificates and documents required hereunder to consummate the Closing.

         "Arbitrator" shall have the meaning set forth in Section 10.3(b)(ii) of this Agreement.

         "Books and Records" shall have the meaning set forth in Section 3.11.

         "Business" shall mean the business of the Company and its Subsidiaries, taken as a whole, which relates to insurance and reinsurance.

         "Business Day" shall mean any day on which banks are not required or authorized to close in the New York, New York.

         "Buyer" shall have the meaning set forth in the preamble to this Agreement.

         "Buyer Indemnified Parties" shall have the meaning set forth in Section 10.2(a) of this Agreement.

         "Buyer Material Adverse Effect" or "Buyer Material Adverse Change" shall mean any change affecting, or condition having an effect on, Buyer and Buyer's Subsidiaries that is, or would reasonably be expected to be, materially adverse to the assets, Liabilities, business, financial condition or results of operations of Buyer and Buyer's Subsidiaries, taken as a whole.

         "Buyer SEC Reports" shall have the meaning set forth in Section 5.6 of this Agreement.

         "Buyer's Books and Records" shall mean its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Buyer and its Subsidiaries.

         "Buyer's Contracts" shall mean all agreements, contracts, notes, loans, evidences of indebtedness, leases, purchase orders, letters of credit, indentures, security or pledge agreements, undertakings, practices, covenants not to compete, employment agreements, severance agreements, licenses, instruments, obligations and commitments to which Buyer or any of its Subsidiaries is a party or is bound, whether oral or written.

         "Buyer's Disclosure Schedules" shall mean the schedules delivered by Buyer to IHC and Seller as of the date hereof which set forth the exceptions to the representations and warranties contained in Article V of this Agreement and certain other information called for by this Agreement.

         "Buyer's Stockholders Meeting" shall have the meaning set forth in
Section 6.4 of this Agreement.

         "Claim Notice" shall have the meaning set forth in Section 10.3(a) of this Agreement.

         "Closing" shall have the meaning set forth in Section 2.1(b) of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.1(b) of this Agreement.

         "COBRA" shall have the meaning set forth in Section 3.18(d) of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

         "Company" shall have the meaning set forth in the recitals to this Agreement.

         "Confidential Information" shall have the meaning set forth in Section
6.12 of this Agreement.

         "Consents" shall mean any and all consents, assignments, approvals, authorizations or waivers of any public, governmental or regulatory body or authority or of any other party, including parties to Contracts, that are (a) required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (b) necessary or desirable in order that Buyer can conduct the Business after the Closing Date substantially in the same manner as the Business was conducted before the Closing Date.

         "Contract" shall have the meaning set forth in Section 3.7(a) of this Agreement.

         "Copyrights" shall mean all United States and foreign copyrights, including, without limitation all registered copyrights, copyright applications and unregistered copyrights.

         "Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

         "Damages" shall have the meaning set forth in Section 10.2(a) of this Agreement.

         "Default" shall mean (a) any actual breach or default, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach or default or

(c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration.

         "Disclosure Schedules" shall mean the schedules delivered by Seller and IHC to Buyer as of the date hereof which set forth the exceptions to the representations and warranties contained in Article III and Article IV of this Agreement and certain other information called for by this Agreement.

         "Dispute Notice" shall have the meaning set forth in Section 10.3(b) of this Agreement.

         "Employee Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) ERISA, any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, and other benefit arrangement that is neither an employee pension benefit plan nor an employee welfare benefit plan, within the meaning of ERISA, including any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other equity compensation benefits or other forms of incentive compensation, termination allowance or post-retirement insurance sponsored, maintained or contributed to by the Company or its Subsidiaries or any ERISA Affiliate.

         "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Law" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances or rules relating to the environment; emissions, discharges or releases of Substances into the environment, including, without limitation, ambient air, surface water, groundwater or land; or the Handling of Substances or the investigation, clean-up or other remediation or analysis thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and interpretations promulgated thereunder.

         "ERISA Affiliate" shall mean each other Person that, together with the Company and its Subsidiaries as of the relevant measuring date under ERISA, is required to be treated as a single employer under Section 414 of the Code.

         "Financial Statements" shall mean the Fiscal Year-End Financial Statements and the Interim Financial Statements.

         "First Standard" shall have the meaning set forth in the recitals to this Agreement.

         "Fiscal Year-End Financial Statements" shall mean the consolidated audited financial statements of each of First Standard, and RAS as of and for the fiscal year ended December 31, 2001, and the consolidated unaudited financial statements of Independence as of and for the fiscal year ended December 31, 2001.

         "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware and other tangible personal property owned by the Company or its Subsidiaries, wherever located.

         "GAAP" means generally accepted accounting principles, consistently applied, of the United States.

         "Handling" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

         "IHC" shall have the meaning set forth in the preamble to this Agreement.

         "Indemnified Party" shall have the meaning set forth in Section 10.3(a) of this Agreement.

         "Indemnitor" shall have the meaning set forth in Section 10.3(a) of this Agreement.

         "Independence" shall have the meaning set forth in the recitals to this Agreement.

         "Interim Balance Sheets" shall mean the consolidated unaudited balance sheets of each of First Standard, RAS and Independence dated the Interim Balance Sheet Date.

         "Interim Balance Sheet Date" shall mean March 31, 2002.

         "Interim Financial Statements" shall mean the Interim Balance Sheet and the consolidated unaudited statements of operations and cash flow of each of First Standard, RAS and Independence for the period ended on the Interim Balance Sheet Date.

         "Knowledge of the Buyer," the "Buyer's knowledge" or similar reference, shall mean the actual knowledge of each of the directors and officers of Buyer and its Subsidiaries, and knowledge that a director or officer of Buyer or any of its Subsidiaries should have had after reasonable inquiry.

         "Knowledge of the Company," the "Company's knowledge" or similar reference, shall mean the actual knowledge of each of the directors and officers of Seller, the Company and its Subsidiaries, and knowledge that a director or officer of Seller, the Company or any of its Subsidiaries should have had after reasonable inquiry.

         "Laws" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation environmental, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health regulations, franchise laws and regulations and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "Leased Property" shall have the meaning set forth in Section 3.8 of this Agreement.

         "Leases" shall mean all of the existing leases, subleases, occupancy agreements, options, rights, concessions or other agreements or arrangements with respect to the Real Property or personal property of the Company or its Subsidiaries as listed on Schedule 3.7, Schedule 3.8 and Schedule 3.24.

         "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other.

         "Madison" shall have the meaning set forth in the recitals to this Agreement.

         "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to the Company and its Subsidiaries, taken as a whole, any material adverse effect on, or material adverse change in the condition (financial or otherwise), business, results of operations, prospects, assets, Liabilities or operations of the Business or the Company or on the ability of Seller or IHC to consummate the transactions contemplated hereby, or any event or condition which would or would be reasonably likely, with the passage of time, to constitute a "Material Adverse Effect" or "Material Adverse Change."

         "Material Contract" shall have the meaning set forth in Section 3.7(b) of this Agreement.

         "Multiemployer Plan" shall have the meaning set forth in Section 3.18(c) of this Agreement.

         "MNL" shall have the meaning set forth in Section 6.13 of this Agreement.

         "Operating Site" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

         "Ordinary Course of Business" or "Ordinary Course" or any similar phrase shall mean the ordinary course of the Business or Buyer's business, as applicable, in any case consistent with past practice.

         "Patents" shall mean all U.S. and foreign patents, patent applications, patent disclosures and improvements thereto and including, without limitation, any divisionals, continuations, continuations-in-part, reissues, and reexamination certificates therefrom and additions thereto and extensions thereof and any supplementary protection certificates, including without limitation all provisional and petty patents and patent applications and utility models and designs and applications therefor.

         "PCBs" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

         "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other Person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the Business.

         "Permitted Encumbrances" shall mean (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in such Person's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of such Person and do not materially detract from the value of the property upon which such encumbrance exists, (d) liens securing taxes, assessments and governmental charges not yet delinquent, (e) purchase money security interests incurred in the ordinary course of business and consistent with past practice, and (f) liens related to leased furniture and equipment.

         "Person" shall mean any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, or governmental agency or authority.

         "Pre-Closing Environmental Matters" shall mean (a) the production, use, generation, emission, storage, treatment, transportation, recycling, disposal, discharge, release, or other handling or disposition of any kind at any time on or prior to the Closing Date (collectively "Handling") by the Company or its Subsidiaries of any "hazardous substance," "hazardous waste," "pollutant," "contaminant" or "toxic substance," as defined by Environmental Laws applicable to the Company and its Subsidiaries (collectively "Substances"), either in, on, from or under any Real Property or facility owned, leased or used at any time by the Company or its Subsidiaries (or an Affiliate of the Company or its Subsidiaries) (an "Operating Site"), and (b) any other act or omission of the Company or its Subsidiaries (or Affiliate of the Company or its Subsidiaries) prior to the Closing Date that gives rise to liability or potential liability under any Environmental Law.

         "Proposed Competing Transactions" shall have the meaning set forth in
Section 6.7 of this Agreement.

         "Proprietary Rights" means (a) Patents, (b) Trademarks, (c) Copyrights,
(d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) URL registrations, (g) other proprietary rights, (h) copies and tangible embodiments thereof (in whatever form or medium) and (i) licenses granting any rights with respect to any of the foregoing.

         "Proxy Statement" shall have the meaning set forth in Section 3.23 of this Agreement.

         "Purchase Consideration" shall have the meaning set forth in Section 2.1(b) of this Agreement.

         "RAS" shall have the meaning set forth in the recitals to this Agreement.

         "Real Property" shall mean all real property owned or leased by or used, or intended by the Company or its Subsidiaries for use, in connection with the Business, together with all buildings, improvements, fixtures, easements, licenses, options, insurance proceeds and condemnation awards and all other rights of the Company or its Subsidiaries in or appurtenant thereto.

         "Reinsurance Arrangements" shall have the meaning set forth in Section 3.25(d) of this Agreement.

         "Reinsurance Treaties" shall have the meaning set forth in Section 6.13 of this Agreement.

         "Representative" with respect to any Person shall mean any officer, director, principal, attorney, agent, employee or other representative of such Person.

         "Resolved Dispute Notice" shall have the meaning set forth in Section 10.3(c) of this Agreement.

         "Section 338(h)(10) Election" shall have the meaning set forth in
Section 6.10(a) of this Agreement.

         "Section 338(h)(10) Forms" shall have the meaning set forth in Section 6.10(c) of this Agreement.

         "Seller" shall have the meaning set forth in the preamble to this Agreement.

         "SSLICNY" shall have the meaning set forth in Section 6.13 of this Agreement.

         "Subsidiary" or "Subsidiaries" of a Person shall mean as of the date hereof or as of the Closing Date (i) any corporation or company in an unbroken chain of corporations or companies beginning with such Person if each of the corporations or companies other than the last corporation or company in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or companies in such chain, (b) any partnership or limited liability company in which the Person is a general partner or managing member, or (c) any partnership or limited liability company in which the Person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

         "Substances" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

         "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, Real Property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Trademarks" shall mean all U.S. and foreign trademarks and service marks, including, without limitation, registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         "Trade Secrets" means all trade secrets and confidential information, whether patentable or unpatentable and whether or not reduced to practice, (including ideas, formulas, compositions, discoveries, inventions, know-how, moral rights, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans marketing mailing and e-mail lists, and customer and supplier mailing and e-mail lists and information).

         "Transfer Taxes" shall have the meaning set forth in Section 10.6(g) of this Agreement.

         "Terminating Buyer Breach" shall have the meaning set forth in Section 11.1(e) of this Agreement.

         "Terminating Company Breach" shall have the meaning set forth in
Section 11.1(d) of this Agreement.

                                  ARTICLE II.
                              THE PURCHASE AND SALE

         2.1 Purchase and Sale of Common Stock.

              (a) On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, and IHC shall cause Seller to sell, to Buyer, all of the Common Stock held by Seller, representing all of the outstanding shares of the Company, for the consideration set forth below in this Section 2.1.

              (b) Unless this Agreement is earlier terminated pursuant to
Article XI or if Buyer and Seller shall otherwise agree, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the location mutually agreed upon by the parties to this Agreement, as soon as practicable (but in no event more than two (2) Business Days) after the conditions set forth in Articles VII and VIII of this Agreement shall have been satisfied or waived (the "Closing Date"). On the Closing Date, in addition to the deliveries of Buyer, Seller and IHC set forth in Section 9.1, Buyer agrees to pay Seller $31,920,000 in cash (the "Purchase Consideration"), and Seller agrees to deliver, and IHC shall cause Seller to deliver, to Buyer the stock certificates representing all of the Common Stock of the Company, endorsed in blank or accompanied by duly executed assignment documents.

         2.2 Further Action. Buyer, Seller and IHC shall take all such reasonable lawful action as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement as promptly as practicable.

                                  ARTICLE III.
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

         As an inducement to the Buyer to enter into this Agreement, IHC and Seller hereby jointly and severally represent and warrant to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, complete and correct:

         3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to conduct its business as it is presently being conducted, to own or lease, as applicable, its Real Property, and to perform all its obligations under the Contracts to which it is a party. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Copies of the Company's certificate of incorporation and bylaws heretofore delivered to Buyer are accurate and complete as of the date hereof.

         3.2 Capital Structure.

              (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 1,000 shares of Common Stock, of which 100 shares are issued and outstanding. All of the outstanding shares of Common Stock are owned of record by Seller. No additional shares of capital stock of the Company will be issued after the date hereof. Other than this Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Common Stock or any other equity securities of the Company or any securities representing the right to purchase, convert into or otherwise receive any shares of Common Stock or other equity securities of the Company, or requiring the Company to repurchase, redeem or otherwise acquire any shares of its capital stock.

              (b) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. No shares of the Company's outstanding capital stock are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person).

              (c) The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite action. All outstanding Company securities have been issued in compliance with the applicable state and federal securities laws. The stock ledgers and related records provided by the Company to Buyer are complete and accurate in all respects.

         3.3 No Violation. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller and IHC nor the consummation by Seller and IHC of the transactions contemplated hereby and thereby, nor compliance by Seller and IHC with any of the terms or provisions hereof and thereof, will (i) violate or conflict with any provision of the Company's certificate of incorporation or bylaws, (ii) violate, conflict with, or result or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any Material Contract or Permit, (iii) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under any Law or Court Order or (iv) or impose any Encumbrance on the assets or property of the Company or any of its Subsidiaries.

         3.4 Subsidiaries. Schedule 3.4 sets forth all of the Subsidiaries of the Company. The Company owns directly all of the outstanding shares of capital stock or other equity interests of each of its Subsidiaries, except as set forth on Schedule 3.4. All of the outstanding shares of capital stock in the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the outstanding shares of capital stock of the Subsidiaries owned by Company are owned free and clear of all Encumbrances. There are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, commitments, stock appreciation rights or similar derivative securities which obligate Company or its Subsidiaries to issue, transfer or sell any shares of capital stock of any of the Company's Subsidiaries or make any payments in lieu thereof. Except for interests in the Company's Subsidiaries as set forth on Schedule 3.4, the Company does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Unless the context otherwise requires, each reference to the Company in this Agreement shall be deemed to include each of its Subsidiaries.

         3.5 No Governmental Authorization or Consents Required. Except for filings and consents required by the Insurance Commissioner of the State of Delaware, prior to the Closing, no consent, order, authorization or approval or other action by, and no notice or disclosure to or filing with, any governmental or regulatory authority will be required to be obtained or made by Seller, IHC, the Company or any of its Subsidiaries in connection with the due execution and delivery by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby.

         3.6 Absence of Certain Changes or Events. Except as disclosed in
Schedule 3.6, since January 1, 2002, there has not been any:

              (a) Material Adverse Change;

              (b) sale, assignment or transfer of any of the material assets of the Company or any of its Subsidiaries, singly or in the aggregate, other than sales, assignments or transfers of assets in the Ordinary Course of Business consistent with past practice;

              (c) waiver of any material rights of value to the Company or any of its Subsidiaries, except in the Ordinary Course of Business and consistent with past practice;

              (d) amendment, cancellation or termination of any material Contract or Permit material to the Company or any of its Subsidiaries taken as a whole;

              (e) capital expenditure, execution of any Lease or the incurrence of any obligations by the Company or any of its Subsidiaries to make any capital expenditure or execute any Lease, involving payments in excess of $50,000 individually or $250,000 in the aggregate;

              (f) failure to pay any material obligation except those contested in good faith and for which proper reserves have been made;

              (g) failure to operate the Business in the Ordinary Course or to use reasonable efforts to preserve the Business intact and to preserve the goodwill of parties having business relations with the Company, its Subsidiaries or their Representatives;

              (h) change in any method of accounting or accounting practice by the Company or its Subsidiaries except for such change required by reason of a concurrent change in GAAP;

              (i) revaluation of any of the assets, including without limitation, writing off notes or accounts receivable other than those for which reserves were established in the Interim Balance Sheet;

              (j) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company or its Subsidiaries as a whole or the operation of the Business;

              (k) creation of a new material Encumbrance, singly or in the aggregate, other than a Permitted Encumbrance against any of the assets of the Company or its Subsidiaries;

              (l) indebtedness incurred by the Company or any of its Subsidiaries for borrowed or purchase money or any commitment to borrow money entered into by the Company or its Subsidiaries, or any loans made or agreed to be made by the Company or its Subsidiaries other than indebtedness in the Ordinary Course of Business to meet working capital requirements and capital expenditure requirements;

              (m) material Liability incurred by the Company or any of its Subsidiaries;

              (n) any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

              (o) payment, discharge or satisfaction of any material Liabilities of the Company or its Subsidiaries, singly or in the aggregate, other than the payment, discharge or satisfaction of Liabilities in the Ordinary Course of Business;

              (p) distribution or incurrence of any obligation to make any distribution by the Company to Seller;

              (q) increase in compensation or benefits payable to or to become payable to any employees, officers or directors of the Company or its Subsidiaries other than immaterial increases in the Ordinary Course of Business or any establishment of any new Employee Plans;

              (r) other event or condition of any character which in any one case or in the aggregate has had or might be reasonably expected to have a Material Adverse Effect; or

              (s) agreement by the Company, its Subsidiaries, Seller or IHC to do any of the foregoing.

         3.7 Contracts and Leases.

              (a) For purposes of this Agreement, "Contracts" shall mean all agreements, contracts, notes, loans, evidences of indebtedness, Leases, purchase orders, letters of credit, indentures, security or pledge agreements, undertakings, practices, covenants not to compete, employment agreements, severance agreements, licenses, instruments, obligations and commitments to which the Company or any of its Subsidiaries is a party or is bound, whether oral or written.

              (b) "Material Contracts" shall mean:

                   (i) Contracts not made in the Ordinary Course of Business;

                   (ii) license agreements or royalty agreements, whether the Company or any of its Subsidiaries is the licensor or licensee thereunder;

                   (iii) confidentiality and non-disclosure agreements (whether the Company or any of its Subsidiaries is the beneficiary or the obligated party thereunder);

                   (iv) contracts involving future expenditures or liabilities, actual or potential, or future revenues in excess of $25,000 after the date hereof or otherwise material to the Business;

                   (v) employment contracts, consulting contracts and severance agreements, including contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or its Subsidiaries or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of the Company, any of the Company's Subsidiaries, Seller or Buyer any severance, termination, "golden parachute," or other similar payments to any present or former personnel of the Company or its Subsidiaries following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                   (vi) indemnification agreements;

                   (vii) promissory notes, loans, loan agreements, indentures, evidences of indebtedness, guarantees, currency or interest rate agreements or other instruments relating to an obligation to pay money, whether the Company or any of its Subsidiaries is the borrower, lender or guarantor thereunder;

                   (viii) contracts containing covenants limiting the freedom of the Company or any officer, director, employee, or any other Affiliate of the Company or its Subsidiaries, to engage in any line of business or compete with any Person;

                   (ix) any Contract with the federal, state or local government or any agency or department thereof;

                   (x) Leases;

                   (xi) letters of credit;

                   (xii) any other Contract material to the operation of the Business; and

                   (xiii) that certain Amended and Restated Credit Agreement between Independence Capital Corp., a Delaware corporation and Subsidiary of IHC, and Bank of America, NA dated June 14, 1999.

True, correct and complete copies of all of the Material Contracts which are written, or written summaries of oral Material Contracts, including all amendments and supplements thereto, have been made available to Buyer, and a list of all Material Contracts is set forth on Schedule 3.7(b). Each such Material Contract is in full force and effect, paid currently, and has not been materially impaired by any acts or omissions of the Company, its Subsidiaries or any of their respective Representatives. Except as set forth on Schedule 3.7(b), no Material Contract requires the consent of any other contracting party to the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. Each of the Material Contracts is valid, binding and enforceable in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditor's rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. The Company or its Subsidiaries have fulfilled, or taken all action necessary to enable them to fulfill when due, all of its obligations under each of the Material Contracts. To the Knowledge of the Company, all other parties to the Material Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to or by the Company or its Subsidiaries. The Company has no knowledge of any intent by any party to any Material Contract to terminate or amend the terms thereof or to refuse to renew any such Material Contract upon expiration of its term.

         3.8 Facilities. The Company owns no Real Property. The Company has leasehold interests in the Real Property specified on Schedule 3.8 (the "Leased Properties"). The Company and each of its Subsidiaries has valid leasehold interests in, all of its Leased Properties subject only to Encumbrances set forth on Schedule 3.8(a) and Permitted Encumbrances. The Company and each of its Subsidiaries has complied with the terms of all Leases with respect to Leased Properties to which it is a party that are material to the conduct of the Business taken as a whole and under which it is in occupancy, and all such Leases are in full force and effect. Except as disclosed on Schedule 3.8(b), no consent is required of any landlord or other third party to any Lease to consummate the transactions contemplated by the Agreement or any Ancillary Agreement, and upon consummation of the transactions contemplated hereby and thereby, each Lease will continue to entitle the Company or its Subsidiaries to the use and possession of the Real Property specified in such Lease and for the purposes for which such Real Property is now being used by the Company or its Subsidiaries. With respect to each of the Leased Properties: (a) each is in material compliance with all applicable zoning ordinances, building codes, and other laws and regulations, including, without limitation, those relating to human health and the environment; and (b) the Company and its Subsidiaries have disclosed to the Buyer any material defects known to them with respect to the physical condition and maintenance of the Leased Properties, and to their knowledge there are no facts or circumstances that adversely affect the Leased Properties or any portion thereof that has not been disclosed to the Buyer.

         3.9 Permits. Schedule 3.9 sets forth a complete list of all material Permits used in the operation of the Business or otherwise held by the Company or its Subsidiaries, all of which are as of the date hereof, and all of which will be as of the Closing Date, in full force and effect. The Company and its Subsidiaries have, and at all times have had, all Permits required under any Law for the operation of the Business, and own or possess such Permits free and clear of all Encumbrances. The Company and its Subsidiaries are not in Default, nor have they received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements. No present or former stockholder, director, officer or employee of the Company, any of its Subsidiaries or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company or its Subsidiaries owns, possesses or uses.

         3.10 Financial Information. The Company heretofore has delivered to Buyer true and correct copies of the Financial Statements. The Financial Statements (a) are complete in all material respects, (b) are in accordance with the Books and Records, (c) have been prepared in accordance with GAAP and (d) fairly and accurately present the consolidated assets, Liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments which will not be material in amount). At the respective dates of the Financial Statements, there were no Liabilities of the Company or its Subsidiaries, which, in accordance with GAAP, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto.

         3.11 Books and Records. The Company has made and kept (and delivered to Buyer) its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and its Subsidiaries (the "Books and Records"). The minute books of the Company and its Subsidiaries previously delivered to Buyer accurately and adequately reflect all action previously taken by the stockholders, board of directors and committees of the board of directors of the Company and its Subsidiaries. The copies of the stock book records of the Company and its Subsidiaries previously delivered to Buyer in connection with Buyer's due diligence are true, correct and complete, and accurately reflect all transactions effected in the Company's and its Subsidiaries' equity securities through and including the date hereof. The Company and its Subsidiaries have not in any material respect engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the Books and Records.

         3.12 Litigation. Except as disclosed on Schedule 3.12, there is no Action pending, or to the Knowledge of the Company, threatened or anticipated,
(i) against, related to or affecting (A) the Company, its Subsidiaries or the Business (including, without limitation, with respect to Environmental Laws),
(B) any officers or directors of the Company or its Subsidiaries, in such capacity or (C) any stockholder of the Company in such stockholder's capacity as a stockholder of the Company, (ii) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or the Ancillary Agreements, (iii) that involves the risk of criminal liability, or (iv) in which the Company or its Subsidiaries is a plaintiff, including any derivative suits brought by or on behalf of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against the Company, its Subsidiaries or the Business. To the Knowledge of the Company, there is not a reasonable likelihood of an adverse determination of any pending Action. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Laws which regulate, obligate, bind or in any way affect the Company, its Subsidiaries or the Business.

         3.13 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice which pertain to employees of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or its Subsidiaries. There is no labor strike or labor disturbance pending or threatened against the Company or its Subsidiaries, nor is any grievance currently being asserted, and neither the Company nor any of its Subsidiaries has experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. The Company and each of its

Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including but not limited to wages, hours and collective bargaining. Without limiting the foregoing, the Company and each of its Subsidiaries are in compliance with the Immigration Reform and Control Act of 1986 and maintain a current Form I-9, as required by such act, in the personnel file of each employee hired after November 9, 1986. Neither the Company nor any of its Subsidiaries has received any notice of a sex, age, race, disability, gender or religious discrimination claim brought or threatened to be brought against the Company or its Subsidiaries. A schedule of the names and current annual salary rates or current hourly wages of all present employees of the Company and its Subsidiaries whose annual cash compensation for the 2002 calendar year is expected to exceed $75,000 and the earnings for each such employee as reflected on Form W-2 for the 2001 calendar year has been provided to Buyer. No employee of the Company or its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee and any other Person that in any way adversely affects or will affect the performance of his or her duties as an employee of the Company, its Subsidiaries or Buyer.

         3.14 Liabilities. The Company and its Subsidiaries have no material Liabilities due or to become due, except (a) Liabilities which are reflected and appropriately reserved for in the Financial Statements, (b) Liabilities arising in the Ordinary Course of Business under Contracts, Leases, Permits and other business arrangements and (c) Liabilities incurred since the Interim Balance Sheet Date in the Ordinary Course of Business and in accordance with this Agreement (none of which relates to any material Default under any Contract, Lease or Permit, breach of warranty, tort, infringement or violation of any Law or Court Order or arose out of any Action).

         3.15 Compliance with Law. The Company, its Subsidiaries and the conduct of the Business have not violated in any material respect and are in compliance in all material respects with all Laws and Court Orders relating to the Company, its Subsidiaries or the Business. Except as set forth on Schedule 3.15, since January 1, 1999, none of IHC, Seller, the Company or their respective Subsidiaries has received any notice to the effect that, or otherwise been advised that, the Company or any of its Subsidiaries is not in compliance with any such Laws or Court Orders, and none of IHC, Seller, the Company or their respective Subsidiaries has any reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing.

         3.16 No Brokers. None of IHC, Seller, the Company or their respective Subsidiaries nor any of their Representatives has entered into or will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of Buyer, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

         3.17 Proprietary Rights.

              (a) Schedule 3.17(a) contains a complete list of each item of Acquired Proprietary Rights whether or not such Acquired Proprietary Rights has been registered, filed or for which an application to register is pending, including: the (i) applicable registration or application number; (ii) filing, registration, issue or application date; (iii) inventors; (iv) record owner; (v) country; (vi) title or description; and (vii) remaining life. Schedule 3.17(a) also includes a description of each material license, agreement, or other written permission under which the Business uses any Proprietary Rights of any third party. Except as set forth on Schedule 3.17(a), the Acquired Proprietary Rights consists of all of the Proprietary Rights necessary for the operation of the Business in the manner in which and to the extent to which it is currently being conducted.

              (b) Except as set forth on Schedule 3.17(b), neither the Company nor its Subsidiaries has any obligation to compensate any Person for the use of the Acquired Proprietary Rights in any manner, nor has the Company or its Subsidiaries granted to any Person any license, option or other rights to use in any manner the Acquired Proprietary Rights, whether requiring the payment of royalties or not, nor has the Company or its Subsidiaries agreed with any Person not to bring an action with respect to or to otherwise enforce any Acquired Proprietary Rights.

              (c) Except as set forth on Schedule 3.17(c)(i), the Company or its Subsidiaries, as applicable, solely owns all right, title, and interest in and to, or has a valid, absolute and unrestricted right to make, use, possess, license, copy, offer to sell, sell, import, distribute, market, advertise and/or dispose of, the Acquired Proprietary Rights worldwide. Except as set forth on
Schedule 3.17(c)(ii), the Company and its Subsidiaries own all the foregoing rights in perpetuity on a royalty free basis. Except as set forth on Schedule 3.17(c)(iii), (i) the Acquired Proprietary Rights are not subject to any Court Order; (ii) no Action is pending or, to the Knowledge of the Company, has been threatened, which challenges the legality, validity, enforceability, use or ownership of the Acquired Proprietary Rights; (iii) neither the Company nor its Subsidiaries has received notice of, nor to the Knowledge of the Company is there, any infringement or other violation by any of the Acquired Proprietary Rights, or by any activity or product of, or material used in, the Business, of any rights of any other Person; and (iv) to the Knowledge of the Company, no Person is infringing or violating the rights of the Company and its Subsidiaries to the Acquired Proprietary Rights.

              (d) Each license, agreement, or written permission listed on
Schedule 3.17(a) is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Neither the Company nor its Subsidiaries (i) is in default or breach in any material respect under any such, license, agreement or written permission; (ii) has knowledge of any breach or anticipated breach by the other parties thereto; and (iii) has received any written notice of cancellation or termination of any such license, agreement or written permission.

              (e) Except as set forth on Schedule 3.17(e), upon the consummation of the transactions contemplated by this Agreement, the Company will have good and marketable title to, or have a continuing valid right to make, use, possess license, copy, offer to sell, sell, import, distribute, market, advertise and/or dispose of all such Acquired Proprietary Rights, free and clear of all Encumbrances other than Permitted Encumbrances.

              (f) The Company and its Subsidiaries have taken all commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect their right, title and interest in and to all Acquired Proprietary Rights, and to assure that each of their employees who have access to confidential or proprietary information of the Business have a contractual or legal obligation of confidentiality to the Company or its Subsidiaries with respect to such information, and have an obligation to transfer all right and title for no additional consideration in inventions, and authored works, whether or not patented, patentable, copyrighted or otherwise protectable under the law, made during the course of their employment using resources of the Company or its Subsidiaries and relating to the Business.

              (g) To the Knowledge of the Company, none of the Acquired Proprietary Rights has become abandoned or has otherwise expired for failure to pay a fee or otherwise taken timely action.

         3.18 Employee Plans.

              (a) Disclosure of Employee Plans. Schedule 3.18 contains a complete list of all Employee Plans.

              (b) Pension Plans. Except as set forth on Schedule 3.18, no Employee Plan is subject to Title IV of ERISA. Except as set forth on Schedule 3.18, each Employee Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code has received or will file an application within the remedial amendment period for a determination letter from the Internal Revenue Service stating that such Employee Plan meets the requirements of Section 401(a) of the Code, and no fact exists which would adversely affect such plan's qualified status or the ability to receive a favorable determination letter that could not be corrected under Revenue Procedure 98-22 (or any successor thereto) without material liability to the Company or its Subsidiaries.

              (c) Multiemployer Plans. Except as set forth on Schedule 3.18, no Employee Plan is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA ("Multiemployer Plan"), and neither the Company nor any of its respective ERISA Affiliates sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Multiemployer Plan.

              (d) Welfare Plans. Except as set forth on Schedule 3.18, each Employee Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Parts 6 and 7 of Title I, Subtitle B of ERISA and Section 4980B of the Code and any similar applicable state laws ("COBRA") at all times. No Employee Plan provides for post termination health or life benefits to former employees of the Company or its Subsidiaries, other than as required by COBRA. None of the Employee Plans is a "voluntary employees' beneficiary association," as defined in Section 501(c)(9) of the Code

              (e) No Liability to Buyer. Except as set forth on Schedule 3.18, neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby will result by themselves in any additional Liability to Buyer under or with respect to any Employee Plan outside of the Ordinary Course of accruals or benefit payments under such plan.

              (f) Compliance with Laws. (i) Neither the Company nor its Subsidiaries has engaged in a prohibited transaction under Section 406 of ERISA or 4975 of the Code; (ii) none of the Company, any ERISA Affiliate or, to the Knowledge of the Company, any third party fiduciary has breached its fiduciary responsibility under Part 4 of Title I of ERISA with respect to any Employee Plan, which could result in a material liability to the Company or its Subsidiaries; (iii) each Employee Plan has been maintained and operated in material compliance with its terms and applicable law, including where applicable ERISA and the Code; (iv) neither the Company nor any of its ERISA Affiliates has any material liability for any penalty or Tax under Sections 4971, 4972, 4975, 4976, 4979 or 4980 of the Code or Section 502 of ERISA; (v)
other than claims for benefits in the Ordinary Course, there is no material claim pending, or, to the Knowledge of the Company, threatened involving any Employee Plan; and (vi) no Employee Plan is subject to an ongoing audit or other administrative proceeding of the Internal Revenue Service, the Department of Labor or any other governmental agency or has applied for administrative relief under any voluntary compliance program of the Internal Revenue Service, the Department of Labor or any other governmental entity.

         3.19 Transactions with Certain Persons. No officer, director, employee or other Affiliate of the Company or its Subsidiaries nor any member of any such Person's immediate family is presently a party to any transaction with the Company or any of its Subsidiaries, including, without limitation, any Contract
(a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company or its Subsidiaries), any such Person or corporation, partnership, trust or other entity in which any such Person has an interest as a stockholder, officer, director, trustee or partner, except as listed in Schedule 3.19.

         3.20 Tax Matters.

              (a) Filing of Tax Returns. Except as set forth on Schedule 3.20(a), each of the Company and its Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns are complete and accurate in all material respects. All Taxes due and owing by any of the Company and its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid except for those Taxes that are both being contested by the Company in good faith and for which adequate reserves have been established on the Company's and/or Subsidiaries' Financial Statements. Except as set forth on Schedule 3.20(a), neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

              (b) Payment of Taxes. The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the dates of the Financial Statements, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in the Financial Statements, and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the date of the most recent Financial Statement, neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

         (c) Audits, Investigations or Claims. No deficiencies for Taxes any of the Company and its Subsidiaries have been claimed, proposed or assessed by any taxing or other governmental authority. Except as set forth on Schedule 3.20(c), there are no pending or, to the knowledge of any of the Company and its Subsidiaries, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of any of the Company and its Subsidiaries, and there are no matters under discussion with any governmental authorities, or known to any of IHC, Seller, the Company and its Subsidiaries, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to any of the Company and its Subsidiaries. Seller and IHC have delivered or made available to Buyer complete and accurate copies of federal, state and local Tax Returns of each of the Company and its Subsidiaries and their predecessors for the years ended June 30, 1998, 1999, 2000 and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries or any predecessors since December 31, 1997. Except as set forth on
Schedule 3.20(c), neither the Company nor any of its Subsidiaries nor any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (d) Liens. There are no Encumbrances for Taxes other than Permitted Encumbrances on any assets of any of the Company and its Subsidiaries.

         (e) Tax Elections. All material elections with respect to Taxes affecting any of the Company and its Subsidiaries as of the date hereof, to the extent such elections are not shown on or in the Tax Returns that have been delivered or made available to Buyer, are set forth on Schedule 3.20(e). Neither the Company nor any of its Subsidiaries (i) has consented at any time under
Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of any of the Company and its Subsidiaries; (ii) has agreed, or is required, to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) has made an election, or is required, to treat any of its assets as owned by another Person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) has acquired or owns any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) has made or will make a consent dividend election under Section 565 of the Code; (vi) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (vii) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

         (f) Tax Sharing Agreements. Except as disclosed in Schedule 3.20(f), there are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving any of the Company and its Subsidiaries, and, after the Closing Date, none of the Company and its Subsidiaries shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

         (g) Other Entity Liability. Except as disclosed in Schedule 3.20(g), none of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is IHC). Except as disclosed in Schedule 3.20(g), none of the Company and its Subsidiaries has any Liability for the Taxes of any Person (other than Taxes of the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         (h) No Withholding. Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code , or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

         (i) USRPHC. None of the Company and its Subsidiaries has been a United State real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

         (j) Partnerships, Single Member LLCs, CFCs and PHCs. Except as disclosed in Schedule 3.20(j), neither the Company nor any of its Subsidiaries
(i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company which is treated as a disregarded entity, (iii) is a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) or (iv) is a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

         (k) Permanent Establishment. Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

         (l) Disallowance of Interest Deductions. None of the outstanding indebtedness of any of the Company and its Subsidiaries constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i) or 163(l) or 279 of the Code or under any other provision of applicable law.

         (m) Spin-Offs. Neither the Company nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and neither the stock of the Company nor the stock of any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

         3.21 Insurance. Schedule 3.21 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance currently maintained by the Company and its Subsidiaries on the Business, the assets of the Company and its Subsidiaries or the Company's and its Subsidiaries' employees. All insurance coverage applicable to the Company, its Subsidiaries, the Business and the assets of the Company and its Subsidiaries is in full force and effect, insures the Company and its Subsidiaries in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses of similar size, provides coverage as may be required by applicable Law and by any and all Contracts to which the Company or its Subsidiaries are a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. Except as set forth on Schedule 3.21, all general liability and workers' compensation insurance policies maintained by the Company and its Subsidiaries have been occurrence policies and not claims-made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company and its Subsidiaries. No insurer has advised the Company or its Subsidiaries that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

         3.22 Compliance With Environmental Laws. Except as set forth in
Schedule 3.22, (a)(i) there is and has been no Handling of Substances by the Company or its Subsidiaries at, on, or from any Operating Site in violation of any applicable Environmental Law, and (ii) to the Knowledge of the Company, there is and has been no Handling of Substances at, on, from any Operating Site, by any other Person that has resulted in any liability or potential liability to the Company or its Subsidiaries under any Environmental Law; (b) no Substances are present on, in or under any Operating Site in violation of any applicable Environmental Law as a result of the operations of the Business of the Company or its Subsidiaries; (c) to the Knowledge of the Company, (i) no underground tanks are or have been owned or operated by the Company or its Subsidiaries,
(ii) no underground storage tanks are or have been located on, in or under any facility currently owned or leased by the Company or its Subsidiaries, and (iii) no PCBs or asbestos-containing materials are located on, in or under any facility currently owned or leased by the Company or its Subsidiaries; (d)(i) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of any assertion by any governmental or regulatory agency or other Person that any of them may be a potentially responsible party in connection with any Substance disposal site, and (ii) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of any pending or threatened claims or any reasonable basis for a claim by any Person against the Company or its Subsidiaries under any Environmental Law; (e) no Encumbrances have been, or are, imposed on the Business or any of the assets of the Company or its Subsidiaries under any Environmental Law; and (f) the Company and its Subsidiaries have obtained all Permits and have made all reports and notifications required under any Environmental Law in connection with the assets of the Company and its Subsidiaries and the operation of the Business, and is in material compliance with all applicable Environmental Laws. Schedule 3.22 also contains a list and brief description of all filings by the Company or its Subsidiaries with, notices to the Company or its Subsidiaries from, and related reports to any governmental authority administering an Environmental Law including without limitation, filings made, corrective action taken, or citations and notices of violations received by the Company or its Subsidiaries with respect to any Operating Site.

         3.23 Proxy Statements. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement related to the meeting of Buyer's stockholders to be held in connection with the transactions contemplated by this Agreement (the "Proxy Statement") will, on the date it is first mailed to the Buyer's stockholders or at the time of Buyer's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.24 Property. The Company and its Subsidiaries own or lease all personal property necessary for the conduct of the Business as presently conducted, and the personal property (taken as a whole) is in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of the Business as presently conducted.

              (a) Owned Personal Property. Except as set forth on Schedule 3.24(a), the Company and its Subsidiaries have good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than the Company and its Subsidiaries) who are in possession of or who are using any such item of personal property.

              (b) Leased Personal Property. The Company and its Subsidiaries have good and valid leasehold title to all of Fixtures and Equipment and other tangible personal property leased by them from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor.

         3.25 Insurance Matters.

              (a) The reserves carried on the books of the Company, on a consolidated basis, and each of its applicable Subsidiaries for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such financial statements required to be submitted to the appropriate regulatory authorities of the jurisdictions in which FSS is domiciled on forms prescribed or permitted by such authority in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of FSS, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. FSS has not made any changes in its insurance reserving practices, either on a gross or net of reinsurance basis, since December 31, 1999, that would, singly or in the aggregate, have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of FSS to pay dividends or the amount thereof.

              (b) All insurance policies issued by the Company and each of the Company's Subsidiaries, as now in force, are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities or have been filed and not objected to by such authorities within the period provided for objection. All premium rates, rating plans and policy forms used by the Company or any of its Subsidiaries that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all respects to the premiums so filed or approved and comply in all respects with the insurance laws applicable thereto and no such premiums are subject to any investigation by any insurance regulatory authority.

              (c) No loss experience has developed, within any individual lines of business or on an aggregate basis for all lines, that would require or make it appropriate for the Company or any of its Subsidiaries to alter or modify its reserving methodology or assumptions since December 31, 1999. The Company has provided to Buyer true and complete copies of all reports and analyses of the loss, loss adjustment expense and reinsurance recoverable reserves of FSS as of December 31, 1999 or any subsequent date prepared (i) by any accounting or actuarial Persons retained or engaged by the Company or its Subsidiaries or (ii) by or on behalf of any insurance regulatory or other governmental authority to the extent in either case copies of such reports or analyses were provided to the Company or any of its Subsidiaries.

              (d) All reinsurance treaties, contracts, agreements and arrangements ("Reinsurance Arrangements") to which FSS is a party are in full force and effect, other than those that, by their terms, have expired by their terms or otherwise terminated. Each of the Reinsurance Arrangements is valid and binding in accordance with its terms on FSS. To the Company's Knowledge, all amounts recoverable by FSS pursuant to any Reinsurance Arrangement are fully collectible in due course. Neither FSS nor any other party thereto is in default as to any Reinsurance Arrangement, and there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. FSS is entitled to take full credit in its statutory financial statements for any reinsurance, coinsurance or excess insurance ceded by it.

              (e) All underwriting management and/or administration agreements entered into by the Company and any of the Company's Subsidiaries as now in force are, to the extent required under applicable Law, in a form acceptable in all material respects to applicable regulatory authorities (or have been submitted for approval which is pending, or have been filed and not objected to by such authorities within the period provided for objection).

              (f) The Company has made available to Buyer true and complete copies of all annual and quarterly statements filed with or submitted to any state insurance regulatory authority and all reports of examinations (whether financial, market conduct or other) issued by any state insurance regulatory authorities in respect of the Company and its Subsidiaries covering, in whole or in part, any period on or after December 31, 1999, together with true and complete copies of all written responses submitted by or on behalf of the Company or any of its Affiliates in respect of any such report of examination. In addition, the Company has made available to Buyer all files of the Company and each of its Subsidiaries relating to correspondence with insurance regulatory authorities and other governmental entities.

              (g) FSS will maintain all current deposits on file with the State of Delaware prior to Closing and will refrain from knowingly taking any action that would adversely affect the status or validity of any of the licenses issued by the State of Delaware or in any way jeopardize Buyer's ability to operate FSS pursuant to such licenses from and after Closing.

         3.26 Material Misstatements Or Omissions. No representations or warranties by Seller or IHC in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE IV.
          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER AND IHC.

         Seller and IHC hereby represent and warrant as follows with respect to each of Seller and IHC, as the case may be, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, complete and correct:

         4.1 Authorization of Transaction; No Violation. Seller and IHC each has full power and authority to execute and deliver this Agreement and the Ancillary Agreements, as applicable, and to perform Seller's and IHC's obligations hereunder and thereunder. Except as provided herein, Seller has the absolute and unrestricted right, power and authority to vote, sell, transfer and assign all of the outstanding shares of Common Stock. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller or IHC nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Seller or IHC with any of the terms or provisions hereof or thereof, will (i) violate, conflict with, or result or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any agreement to which Seller or IHC is a party or by which Seller's or IHC's property is bound, or (ii) impose any Encumbrance on any share of Common Stock.

         4.2 Validity of Agreement. This Agreement and the Ancillary Agreements constitute valid and binding obligations of Seller and IHC and are enforceable against Seller and IHC in accordance with their terms, except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         4.3 Ownership and Delivery of Shares. Seller is the sole beneficial holder and record holder of all of the shares of Common Stock and has good and marketable title to such shares, free and clear of any and all covenants, conditions, restrictions, liens, security interests and claims, and has the sole and unrestricted right to vote such shares in respect of any matter submitted to the holders of such shares for a vote, including a vote to approve the transactions contemplated by this Agreement.

         4.4 No Brokers. There is no basis for any claim against the Company, its Subsidiaries, Seller or IHC for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or IHC.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Seller and IHC to enter into this Agreement, Buyer hereby represents and warrants to Seller and IHC as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, complete and correct:

         5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to conduct its business as it is presently being conducted, to own or lease, as applicable, its real property, and to perform all its obligations under Buyer's Contracts to which it is a party. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect. Copies of the Buyer's certificate of incorporation and bylaws heretofore made available to Seller are accurate and complete as of the date hereof.

         5.2 Authority.

              (a) Buyer has all requisite power and authority, and, except for obtaining the approval of the stockholders of Buyer, has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Except for approval of the stockholders of Buyer, no other proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and constitutes, and upon execution and delivery of the Ancillary Agreements to which Buyer is a party, the Ancillary Agreements will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditor's rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

              (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements by Buyer nor the consummation by Buyer of the transactions contemplated hereby and thereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate or conflict with any provision of the Buyer's certificate of incorporation or bylaws, (ii) violate, conflict with, or result or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any agreement, contract or obligation legally binding on Buyer, (iii) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under any Law or Court Order, or (iv) or impose any Encumbrance on the assets or property of Buyer.

         5.3 No Governmental Authorization or Consents Required. Except for filings and consents required by the Insurance Commissioner of the State of Delaware, the Nasdaq National Market and the Securities and Exchange Commission, prior to the Closing, no consent, order, authorization or approval or other action by, and no notice or disclosure to or filing with, any governmental or regulatory authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby.

         5.4 Capitalization. As of the date hereof, the authorized capital stock of Buyer consists of: 100,000,000 shares of common stock, par value $0.01 per share; and 3,970,000 shares of preferred stock, par value $0.10 per share. As of June 30, 2002, there were 25,183,487 shares of Buyer's common stock issued and outstanding and no shares of preferred stock issued and outstanding.

         5.5 No Brokers. Except for an agreement with Bears, Stearns & Co., Inc., neither Buyer nor any of its Representatives has entered into or will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of Buyer, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment (other than a payment to Bears, Stearns & Co., Inc.) in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

         5.6 Reports and Financial Statements. Since September 30, 2001, Buyer has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports, as of their respective dates, did not, and any Buyer SEC Reports filed with the Securities and Exchange Commission after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements included or to be included in the Buyer SEC Reports presents or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Buyer and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in accordance with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that will not be material in amount. All of such Buyer SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         5.7 Litigation. Except as disclosed on Schedule 5.6, there is no Action pending, or to the knowledge of Buyer, threatened or anticipated, which could reasonably be expected to have a Buyer Material Adverse Effect.

         5.8 Rights Agreement. Buyer will enter into a rights agreement dated as of July 30, 2002 with Mellon Investor Services LLC as rights agent in substantially the form previously provided to Seller, and Buyer will not redeem the rights under such agreement or otherwise terminate such agreement prior to the earlier of (i) the Closing and (ii) the termination of this Agreement.

                                  ARTICLE VI.
                            COVENANTS AND AGREEMENTS

         6.1 Seller's and IHC's Conduct of Business Prior to Closing. Until the Closing Date, except as may be approved by Buyer in writing or as otherwise expressly provided in this Agreement or on Schedule 6.1, Seller and IHC shall cause the Company and its Subsidiaries to be operated, in the Ordinary Course of Business and Seller and IHC shall cause the Company and its Subsidiaries not to:

              (a) sell, assign or transfer any of the material assets (tangible or intangible), singly or in the aggregate, of the Company or its Subsidiaries;

              (b) waive any material rights of value to the Company or its Subsidiaries;

              (c) make any capital expenditure or execute any lease or incur any obligation relating thereto in excess of $50,000 individually or $250,000 in the aggregate;

              (d) fail to pay all material obligations except those contested in good faith and for which proper reserves have been made;

              (e) fail to operate the Business in the Ordinary Course or fail to use reasonable efforts to preserve the assets of the Business intact and to preserve the goodwill of employees, suppliers, customers, and others having business relations with the Company, its Subsidiaries or their respective Representatives;

              (f) change any method of accounting or accounting practice by the Company or its Subsidiaries except for any such change required by reason of a concurrent change in GAAP;

              (g) declare, set aside or pay any dividends or distributions in respect of any capital stock of the Company or its Subsidiaries or redeem, purchase or acquire any of the capital stock of the Company or its Subsidiaries;

              (h) issue or reserve for issuance any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity securities;

              (i) revalue any of the assets, including without limitation, writing off notes or accounts receivable other than (i) those for which reserves were established in the Interim Balance Sheet or (ii) in the Ordinary Course of Business;

              (j) amend the certificate of incorporation or bylaws (or other similar formation documents) of the Company or its Subsidiaries;

              (k) create an Encumbrance, other than a Permitted Encumbrance, against any of the assets of the Company or its Subsidiaries;

              (l) incur indebtedness for borrowed or purchase money, make any commitment to borrow money or make or agree to make any loans, except for transactions among the Company and its Subsidiaries;

              (m) enter into, amend, cancel or terminate any Contract or Permit material to the operation of the Business other than in the Ordinary Course of Business;

              (n) dispose of or permit to lapse any of the Acquired Proprietary Rights, in whole or in part or, disclose any trade secret, process or know-how to any Person not an employee of the Company or its Subsidiaries;

              (o) incur any material Liability;

              (p) make any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

              (q) acquire any interest in any other business entity;

              (r) increase compensation or benefits payable to or to become payable to any employees, officers or directors of the Company or its Subsidiaries, amend any Employee Plans or establish any new Employee Plans;

              (s) make any material payment, loan or advance of any amount to or in respect of, or sell, transfer or lease any material properties or material assets to, or enter into any Contract with, any Affiliate of the Company;

              (t) make or change any election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (u) do any other act which would cause any representation or warranty of Seller or IHC in this Agreement to be or become untrue in any material respect;

              (v) fail to disclose promptly to Buyer in writing any information set forth in the Schedules hereto which no longer is correct in all material respects and any information of the nature of that set forth in the Schedules which arises after the date hereof and which would have been required to be included in the Schedules if such information had been obtained on the date hereof; or

              (w) agree or commit to do any of the foregoing.

         6.2 Buyer's Conduct of Business Prior to Closing. Until the Closing Date, except as may be approved by Seller in writing or as otherwise expressly provided in this Agreement, Buyer shall operate and cause its Subsidiaries to operate in the Ordinary Course of Business and Buyer shall not, and cause its Subsidiaries not to:

              (a) change any method of accounting or accounting practice by Buyer or its Subsidiaries except for any such change required by reason of a concurrent change in GAAP;

              (b) declare, set aside or pay any dividends or distributions in respect of any capital stock of Buyer or its Subsidiaries or redeem, purchase or acquire any of the capital stock of Buyer or its Subsidiaries;

              (c) revalue any of the assets, including without limitation, writing off notes or accounts receivable other than in the Ordinary Course of Business;

              (d) make any material payment, loan or advance of any amount to or in respect of, or sell, transfer or lease any material properties or material assets to, or enter into any Buyer's Contract with, any Affiliate of Buyer; or

              (e) agree or commit to do any of the foregoing.

         6.3 Appropriate Action; Consents; Filings.

              (a) Buyer, Seller and IHC shall use their reasonable efforts, and Seller and IHC shall cause the Company to use its reasonable efforts, to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement or by any of the Ancillary Agreements as promptly as practicable, (B) obtain any Consents, and (C) make all necessary filings, including the filings with the Commissioner of Insurance of the State of Delaware, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Law; provided, that Buyer, Seller and IHC shall cooperate with each other, and Seller and IHC shall cause the Company to cooperate with Buyer, in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith and, provided, however, that nothing in this Section 6.3(a) shall require Buyer to agree to (AA) the imposition of conditions, (BB) the requirement of divestiture or (CC) the requirement of expenditure of money by Buyer the Company or its Subsidiaries to a third party in exchange for any such consent that, in the case of clause (CC), would be reasonably likely to have a Material Adverse Effect or a Buyer Material Adverse Effect. Buyer, Seller and IHC shall furnish to each other, and Seller and IHC shall cause the Company to furnish to Buyer, all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement or by any of the Ancillary Agreements.

              (b) Buyer, Seller and IHC shall give (or shall cause the Company or their respective Subsidiaries to give) any notices to third parties, and use, and cause the Company and their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as applicable, or (C) required to prevent a Material Adverse Effect or Buyer Material Adverse Effect from occurring prior to or after the Closing Date. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.3(b), such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon Buyer, Seller, IHC, the Company, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

              (c) From the date of this Agreement until the Closing, Seller and IHC shall promptly notify Buyer in writing of any pending or, to the Knowledge of the Company, threatened action, suit, arbitration or other proceeding or investigation by any governmental entity or any other Person (A) challenging or seeking material damages in connection with this Agreement or (B) seeking to restrain or prohibit the consummation of this Agreement or otherwise limit the right of Buyer or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

              (d) From the date of this Agreement until the Closing, Buyer shall promptly notify Seller in writing of any pending or, to the Knowledge of the Buyer, threatened action, suit, arbitration or other proceeding or investigation by any governmental entity or any other Person (A) challenging or seeking material damages in connection with this Agreement or (B) seeking to restrain or prohibit the consummation of this Agreement.

         6.4 Buyer's Stockholders Meeting; Filing the Amended Certificate. As soon as practicable following the date of this Agreement, Buyer shall prepare and file with the Securities and Exchange Commission the Proxy Statement and shall mail the Proxy Statement to Buyer's stockholders. Buyer shall also, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Buyer's Stockholders Meeting") for the purpose of, among other things, obtaining approval of (i) the transactions contemplated in this Agreement and (ii) an amendment to Buyer's certificate of incorporation in a form reasonably agreed to by the parties hereto (the "Amended Certificate"), and, Buyer shall, through its Board of Directors, recommend to its stockholders that they approve the foregoing. The approval of the transactions contemplated in this Agreement shall require the approval of the holders of a majority of the shares of common stock of Buyer present in person or by proxy at the Buyer's Stockholders Meeting at which a quorum is present, excluding shares held by IHC and its Affiliates. However, notwithstanding the preceding sentence, the adoption of the Amended Certificate shall require the approval of the holders of a majority of the outstanding common stock of Buyer entitled to vote at the Buyer's Stockholders Meeting (including shares held by IHC and its Affiliates). Prior to the Closing

Date, and subject to approval of the Amended Certificate by Buyer's stockholders, Buyer shall file the Amended Certificate with the Secretary of State of the State of Delaware.

         6.5 Fulfillment of Conditions by Seller and the Company. Seller and IHC shall not knowingly take or cause to be taken, or fail to take or cause to be taken, (or permit the Company or its Subsidiaries to knowingly take or cause to be taken, or fail to take or cause to be taken) any action that would cause the conditions to the obligations of Seller, IHC or Buyer to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled at or prior to the Closing, including, without limitation, by taking or causing to be taken, or failing to take or cause to be taken, any action that would cause the representations and warranties made by Seller and IHC in Article III and Article IV, as applicable, hereof to fail to be true and correct as of the Closing. Seller and IHC shall take, or cause to be taken, all reasonable actions within its power to cause to be satisfied or fulfilled, at or prior to the Closing, the conditions precedent to the obligations of Buyer to consummate the transactions contemplated hereby as set forth in Section 7.1 hereof.

         6.6 Fulfillment of Conditions by Buyer. Buyer shall not knowingly take or cause to be taken, or fail to take or cause to be taken, any action that would cause the conditions to the obligations of Seller, IHC or Buyer to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled, including, without limitation, by taking or causing to be taken, or failing to take or cause to be taken, any action that would cause the representations and warranties made by Buyer in Article V hereof to fail to be true and correct as of the Closing. Buyer shall take, or cause to be taken, all commercially reasonable actions within its respective power to cause to be satisfied or fulfilled, at or prior to the Closing, the conditions precedent to the obligations of Seller and IHC to consummate the transactions contemplated hereby as set forth in Section 8.1 hereof.

         6.7 No Solicitation.

              (a) Seller and IHC shall not (and Seller and IHC will cause their respective officers, directors, employees, agents, affiliates and representatives, including investment bankers and attorney, and the Company and its Subsidiaries not to) directly or indirectly solicit or initiate any discussions or negotiations with or encourage or respond to any inquiries or proposals by, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning a sale of all or a significant portion of the assets of the Company or any of its Subsidiaries, or of any shares of capital stock of the Company or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or any sale, assignment, license or other transfer of the Company's or its Subsidiaries' intellectual property rights or any other transaction that could have the effect of precluding or inhibiting the consummation of the transactions contemplated by this Agreement (all such transactions being referred to herein as "Proposed Competing Transactions").

              (b) Seller and IHC will immediately notify Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Competing Transaction and communicate to Buyer the identity of the prospective purchaser or soliciting party and the terms of any such inquiry or proposal.

         6.8 Investigation by Buyer. From the date hereof through the Closing, Seller and IHC shall cause the Company to afford the Representatives of Buyer and its Affiliates access at all reasonable times to the business and assets of the Company and its Subsidiaries for the purpose of inspecting the same, and to the officers, employees and Representatives, properties, Books and Records and Contracts of the Company and its Subsidiaries, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its Affiliates, through their respective Representatives, may reasonably request. In addition, Seller and IHC shall notify, and shall cause the Company to notify, Buyer of any issues, facts or circumstances he, she or it knows or believes to be material to the Business.

         6.9 Investigation by Seller. From the date hereof through the Closing, Buyer shall afford the Representatives of Seller and its Affiliates reasonable access at all reasonable times to the business and assets of Buyer and its Subsidiaries for the purpose of inspecting the same, and to the officers, employees and Representatives, properties, Buyer's Books and Records and Buyer's Contracts and shall furnish Seller and its Representatives all financial, operating and other data and information as Seller or its Affiliates, through their respective Representatives, may reasonably request.

         6.10 Section 338 Election.

              (a) IHC and Buyer shall join in making an election under Code
Section 338(h)(10) (and any corresponding elections under state, local or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Company and the deemed purchase and sale of the stock of First Standard hereunder.

              (b) IHC and Seller will be responsible for paying any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer, the Company and its Subsidiaries against any Damages arising out of any failure to pay such Tax. IHC and Seller will also pay any state, local or foreign Tax (and indemnify Buyer, the Company and its Subsidiaries against any Damages arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under Code
Section 338(g) (or which results from the making of an election under Code
Section 338(g)) with respect to the purchase and sale of the stock of the Company and the deemed purchase and sale of the stock of First Standard hereunder.

              (c) To the extent possible, IHC and Buyer agree to mutually prepare and duly execute at Closing an Internal Revenue Service Form 8023 (and any similar forms under applicable state, local or foreign Tax law) (the "Section 338(h)(10) Forms"). If any Section 338(h)(10) Forms are not duly executed at Closing, then as soon as practicable after the Closing, IHC and Buyer shall mutually prepare and duly execute the Section 338(h)(10) Forms. In all events, IHC and Buyer shall cooperate with each other to take all actions necessary and appropriate (including duly and timely filing the Section 338(h)(10) Forms and any such additional forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338(h)(10) Election in accordance with the provisions of Section

1.338(h)(10)-1 of the Treasury Regulations (or any comparable provisions of state, local or foreign Tax law).

              (d) As soon as practicable after the Closing, Buyer shall determine the amount of the "adjusted grossed-up basis" with respect to the
Section 338(h)(10) Election (within the meaning of Treasury Regulation Section 1.338(h)(10)-1(e)(5)) and the proper allocation of such amount among the relevant assets in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder. Buyer's determination shall be subject to IHC's reasonable review. In the event that the parties cannot agree on a mutually satisfactory allocation within 90 days after the Closing, a mutually selected independent accounting firm shall, at the joint expense of the Buyer and IHC, determine the appropriate allocation, which determination shall be binding on Buyer, IHC and Seller.

              (e) Buyer, IHC and Seller shall report the acquisition of the stock of the Company and the deemed purchase and sale of the stock of First Standard by the Buyer pursuant to this Agreement consistent with the Section 338(h)(10) Election and the agreed upon allocation, and shall not take any position contrary thereto or inconsistent therewith, for purposes of any Tax Returns or any discussions with or proceedings before any Tax authority, unless otherwise required by law.

         6.11 FIRPTA Certificate. At or prior to the Closing, Seller and IHC shall have delivered to Buyer, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and in form and substance reasonably acceptable to Buyer along with written authorization for Buyer to deliver such notice form to the Internal Revenue Service on behalf of Seller upon the Closing. If Seller and IHC fails to comply with this Section 6.11, Buyer's sole remedy for such noncompliance will be to withhold tax in accordance with Section 1445(a) of the Code.

         6.12 Confidentiality. Each party will hold in confidence all documents and other material and information (verbal or otherwise) containing information which is disclosed by either party to the other party in connection with the transactions contemplated by this Agreement ("Confidential Information"), and not disclose or publish the same; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing which (a) becomes generally available to the public in any manner or form through no fault of the party receiving the Confidential Information, or its respective employees, agents or representatives, (b) is released for disclosure by one party with the other party's written consent, (c) is received by a party from a third party that the receiving party does not know to have an obligation of confidentiality, or (d) when such disclosure is required by a court or a governmental agency or is otherwise required by law or is necessary in order to establish rights under this Agreement or any of the Ancillary Agreements. In the event of a proposed disclosure under item (d), the Person making such disclosure shall deliver as much advance notice thereof as practical to the party whose Confidential Information is to be disclosed. In the event of the termination of this Agreement prior to the Closing, each party will return or destroy all documents and other tangible media containing Confidential Information within thirty (30) days after the date of such termination.

         6.13 Reinsurance Treaties. IHC and Seller shall use their best efforts to cause First Standard to enter into reinsurance treaties (the "Reinsurance Treaties"), in substantially the form previously provided to Buyer, with Standard Security Life Insurance Company of New York ("SSLICNY") and Madison National Life Insurance Company, Inc. ("MNL") pursuant to which SSLICNY and MNL shall cede, at treaty renewals, 15% of the gross premiums from their employer medical stop-loss programs they have written to First Standard through treaty years ended on or before December 31, 2014; and provide that any such programs can be terminated by First Standard annually. IHC agrees that if it or any of its Subsidiaries other than SSLICNY and MNL currently or in the future write medical stop-loss business, that IHC shall cause them to likewise cede, at treaty renewals, 15% of the gross premiums from their employer medical stop-loss programs they have written to First Standard through treaty years ended on or before December 31, 2014 on substantially the same terms and conditions as set forth in the Reinsurance Treaties.

         6.14 RAS. Prior to Closing, IHC shall transfer or assign all of the outstanding shares of capital stock or other equity interests of RAS and First Standard Associates Corp. to the Company.

                                  ARTICLE VII.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         7.1 Conditions. The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction of each of the following conditions, on or prior to the Closing Date, any of which may be waived by Buyer:

              (a) the representations and warranties in Article III and Article IV shall be true and correct when made and at and as of the Closing Date as if such representations and warranties were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date);

              (b) Seller, IHC and the Company shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed or satisfied by them prior to or at the Closing Date;

              (c) all Consents from any Person, including without limitation those set forth on Schedule 3.7(b), and all filings, registrations and notifications necessary to permit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained or made with no material adverse conditions being imposed;

              (d) no Person that is not a party to this Agreement (or an Affiliate thereof) shall have obtained a Court Order which makes the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibited;

              (e) there shall not have occurred any event, change or condition that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

              (f) the Company shall have capital and surplus of no less than $21,300,000 under GAAP;

              (g) First Standard shall have entered into the Reinsurance Treaties as described in Section 6.13;

              (h) Buyer and its Affiliates and Seller and its Affiliates, as applicable, shall have entered into a service agreement or agreements in form and substance reasonably satisfactory to each of Buyer and Seller;

              (i) The holders (other than IHC and its Affiliates) of a majority of the shares of common stock of Buyer present in person or by proxy at the Buyer's Stockholders Meeting shall have approved the transactions contemplated by this Agreement;

              (j) The Company shall own directly all of the outstanding shares of capital stock of RAS and RAS shall own directly all of the outstanding shares of capital stock of First Standard Associates Corp.; and

              (k) Seller, IHC, the Company and its Subsidiaries, as applicable, shall have delivered the documents required to be delivered by them pursuant to
Section 9.1(a), in form and content reasonably satisfactory to Buyer.

                                 ARTICLE VIII.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         8.1 Conditions. The obligations of Seller and IHC to consummate the transactions provided for hereby are subject, in the discretion of Seller and IHC, to the satisfaction of each of the following conditions, on or prior to the Closing Date, any of which may be waived by Seller and IHC:

              (a) the representations and warranties in Article V shall be true and correct when made and at and as of the Closing Date as if such representations and warranties were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date);

              (b) Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed or satisfied by them prior to or at the Closing Date;

              (c) no Person that is not a party to this Agreement (or an Affiliate thereof) shall have obtained a Court Order which makes the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibited;

              (d) all Consents from any Person, including without limitation those set forth on Schedule 3.7(b), and all filings, registrations and notifications necessary to permit the consummation of the transactions contemplated by this Agreement and the Ancillary

Agreements shall have been obtained or made with no material adverse conditions being imposed;

              (e) Buyer and its Affiliates and Seller and its Affiliates, as applicable, shall have entered into a service agreement or agreements in form and substance reasonably satisfactory to each of Buyer and Seller;

              (f) there shall not have occurred any event, change or condition that, individually or in the aggregate, has had or could reasonably be expected to have a Buyer Material Adverse Effect; and

              (g) Buyer shall have delivered the documents required to be delivered by it pursuant to Section 9.1(b) in form and content reasonably satisfactory to Seller and IHC.

                                  ARTICLE IX.
                                     CLOSING

         9.1 Deliveries at Closing. On the Closing Date:

              (a) Deliveries by Seller to Buyer. Seller and IHC shall execute, or shall have cause the Company or its Subsidiaries to execute, (where applicable) and deliver to Buyer:

                  (i) the Ancillary Agreements to which they are a party;

                  (ii) a certificate in the form attached hereto as Exhibit B dated as of the Closing Date, signed by the secretary of Seller and the secretary of IHC on behalf of Seller and IHC, respectively;

                  (iii) a certificate in the form attached hereto as Exhibit C executed by an officer of Seller and an officer of IHC to the effect that all of the conditions set forth in Section 7.1(a), (b), (e), (f) and (j) of this Agreement have been satisfied in full;

                  (iv) certificates of good standing issued by the Secretary of State of the state of incorporation or formation for Seller, IHC, the Company and each of its Subsidiaries, dated not more than five days prior to the Closing Date;

                   (v) the opinion of Seller's and IHC's legal counsel, dated as of the Closing Date, providing the opinions set forth in Exhibit D in a form customary for transactions of this type;

                  (vi) the Internal Revenue Service notice set forth in Section
6.11 of this Agreement; and

                  (vii) such other documents and items as Buyer may reasonably request.

              (b) Deliveries by Buyer to the Company and Seller. Buyer shall execute (where applicable) and deliver to Seller and IHC:

                  (i) the Ancillary Agreements to which it is a party;

                  (ii) a certificate in the form attached hereto as Exhibit E dated as of the Closing Date, signed by the secretary of Buyer on behalf of Buyer;

                  (iii) a certificate in the form attached hereto as Exhibit F executed by an officer of Buyer to the effect that all of the conditions set forth in Section 8.1(a), (b) and (e) of this Agreement have been satisfied in full; and

                  (iv) certificates of good standing issued by the Secretary of State of the state of incorporation or formation for Buyer, dated not more than five days prior to the Closing Date;

                  (v) the opinion of Buyer's legal counsel, dated as of the Closing Date, providing the opinions set forth in Exhibit G in a form customary for transactions of this type; and

                  (vi) such other documents and items as Seller or IHC may reasonably request.

                                   ARTICLE X.
                          INDEMNIFICATION; TAX MATTERS

         10.1 Survival of Representations, Etc. The representations and warranties of IHC, Seller and Buyer contained herein shall survive the Closing Date for a period of eighteen months from the Closing Date; provided, however, that (a) Seller's and IHC's representations and warranties set forth in Section
3.2 ("Capital Structure"), Section 3.3 ("No Violation"), Section 3.4 ("Subsidiaries"), Section 4.1 ("Authorization of Transaction") and Section 4.3 ("Ownership and Delivery of Shares") shall survive in perpetuity and (b) Seller's and IHC's representations and warranties in Sections 3.18 ("Employee Plans"), 3.20 ("Tax Matters") and 3.22 ("Compliance with Environmental Laws") shall survive for a period equal to the relevant statute of limitations (including, in the case of Taxes, any waivers or extensions thereof). The right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. If written notice of a claim meeting the requirement of Section 10.3 below has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties were made, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

         10.2 Indemnification.

              (a) IHC and Seller shall jointly and severally indemnify Buyer, its Affiliates (including, after the Closing Date, the Company), and each of their respective officers, directors, employees, stockholders, partners and agents as the case may be ("Buyer Indemnified Parties") against, and hold each Buyer Indemnified Party harmless from, any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation and defense, damages and diminution in value (collectively "Damages") incurred by such Buyer Indemnified Party, that are incident to, arise out of or in connection with, or are related to, whether directly or indirectly: (i) the breach of any warranty or representation of IHC or Seller contained in this Agreement, in any Ancillary Agreement or in any agreement, certificate or other instrument delivered by IHC, Seller or the Company pursuant to this Agreement; and (ii) any breach or non-performance by IHC, Seller or the Company of any of the covenants or agreements contained in this Agreement.

              (b) The term "Damages" as used in this Section 10.2 is not limited to Damages resulting from matters asserted by third parties against Buyer Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third-party claims, and payments by the Indemnified Party shall not be a condition precedent to recovery.

         10.3 Notice of Claims.

              (a) Any Buyer Indemnified Party (the "Indemnified Party") seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 10.1 above, give to IHC and Seller (together, the "Indemnitor"), a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

              (b) The Indemnitor shall have thirty (30) days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds, or (ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within fifteen (15) days after the giving of the Dispute Notice, representatives of Indemnitor and such Indemnified Party shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within thirty (30) days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration construed in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. pursuant to the following procedures:

                  (i) Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this Section. Within fourteen (14) days, each party involved in the dispute shall meet at a mutually agreed location in New

York, New York, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

                  (ii) If such parties fail to resolve the dispute by written agreement or agree on the Arbitrator within said 14-day period, any such party may submit the matter in dispute to arbitration before the American Arbitration Association ("AAA") for the appointment of a single arbitrator (the "Arbitrator") to resolve the dispute by arbitration. Except as provided in this Agreement, such arbitration shall be in accordance with the Commercial Arbitration Rules of the AAA currently in effect. Such arbitration shall take place in New York, New York.

                  (iii) Within thirty (30) days of the selection of the Arbitrator, the parties involved in the dispute shall meet in New York, New York with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. The decision of the Arbitrator shall be made in writing no more than thirty (30) days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

              (c) A Claim shall be determined to be valid (i) if the Indemnitor agrees to the amount set forth in the Claim Notice; (ii) if the Indemnified Person does not timely receive a Dispute Notice from the Indemnitor; (iii) if the Indemnitor and Indemnified Person mutually agree upon an amount to settle the Claim; or (iv) upon the receipt of a final, non-appealable judgment, order or decree of the court or other judicial body or arbitrator or panel of arbitrators of competent jurisdiction that decided the underlying claim with respect to such amount that indicates whether the Indemnified Person is entitled indemnification with regard to such Claim. Once a Claim is determined to be valid, the Indemnified Person shall provide written notice (the "Resolved Dispute Notice") to the Indemnitor. Within five (5) Business Days after receipt of the Resolved Dispute Notice, the Indemnitor shall distribute to the Indemnified Person an amount in cash equal to the Claim (subject to the limitations set forth in Section 10.5).

         10.4 Third Person Claims. If a claim by a third Person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article X, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. The Indemnitor shall have ten (10) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense and provided further that, if in the opinion of counsel for such Indemnified Party there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within ten (10) days after receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor's cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

         10.5 Limitations. In the absence of fraud or willful misrepresentation, IHC and Seller shall have no liability and no obligation to indemnify the Buyer for any Losses unless and until the aggregate indemnity obligations hereunder with respect to the Losses shall exceed $250,000, whereupon the Buyer shall be entitled to receive indemnification for the full amount of all Losses dollar-for-dollar from the first dollar of such Losses provided that the maximum amount the Buyer may recover, in the aggregate, for Losses is $8,000,000.

         10.6 Tax Indemnification; Responsibility for Certain Tax Matters.

         (a) IHC and Seller Tax Indemnification. Other than as set forth in
Section 10.6(b), IHC and Seller shall jointly and severally indemnify, save and hold the Buyer Indemnified Parties harmless from and against any and all Losses incurred in connection with, arising out of, resulting from or incident to (i) any Taxes of any of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date, to the extent allocable (as determined in the following sentence) to the portion of such period beginning before and ending on the Closing Date), except to the extent that such Taxes are reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheets (rather than in any notes thereto) contained in the Fiscal Year-End Financial Statements, as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing their Tax Returns, and (ii) the unpaid Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. For purposes of the preceding sentence, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would by payable if the relevant Tax period ended on the Closing Date.

         (b) Buyer Tax Indemnification. Buyer will indemnify and hold Seller harmless from and against 50% of the excess of (A) expenses relating to Taxes incurred by Seller with respect to the gain allocated to Seller on the deemed asset sale by the Company resulting from the Section 338(h)(10) Election over (B) expenses relating to the Taxes which would have been incurred by Seller with respect to the gain recognized upon the sale of the Company by Seller if the Section 338(h)(10) Election had not been made; provided, however, that the maximum amount Seller may recover, in the aggregate, under this Section 10.6(b) is $250,000.

         (c) Tax Periods Ending On or Before the Closing Date - Nonconsolidated Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each of the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date, other than Tax Returns with respect to periods for which a consolidated, unitary or combined Tax Return of Seller will include the operations of the Company and its Subsidiaries. Buyer shall permit Seller and IHC to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller and IHC. IHC or Seller shall pay to Buyer, within fifteen
(15) days after the date on which Taxes are paid with respect to such periods, that amount equal to such Taxes of each of the Company and its Subsidiaries with respect to such periods, except to the extent that such Taxes are reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheets (rather than in any notes thereto) contained in the Fiscal Year-End Financial Statements, as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

         (d) Tax Periods Ending On or Before the Closing Date - Seller Consolidated Tax Returns. For all Tax periods ending on or prior to the Closing Date, Seller and IHC shall cause the Company and its Subsidiaries to join in any consolidated, unitary or combined Tax Return of Seller, and Seller and IHC shall pay any such Taxes attributable to the Company and its Subsidiaries (including without limitation, in the case of Seller's consolidated federal income Tax Return, any deferred items triggered into income by Treasury Regulation Section 1.1502-13 and any excess loss account taken into income under Treasury Regulation Section 1.1502-19). All such Tax Returns shall be prepared and filed in a manner consistent with prior practice.

         (e) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of any of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Seller and IHC shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods, that amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date, except to the extent that such Taxes are reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheets (rather than in any notes thereto) contained in the Fiscal Year-End Financial Statements, as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. For purposes of the preceding sentence, Taxes shall be allocated in the manner set forth in the last sentence of Section 10.6(a).

         (f) Cooperation on Tax Matters. Buyer, Seller and IHC shall cooperate fully, and Seller, IHC or Buyer, as the case may be, shall cause the Company and its Subsidiaries to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, Seller and IHC agree, and Seller, IHC or Buyer, as the case may be, shall cause the Company and its Subsidiaries, (A) to retain all books and records with respect to Tax matters pertinent to each of the Company and its Subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, (B) to deliver or make available to Buyer, within sixty (60) days after the Closing Date, copies of all such books and records, and (C) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries, Seller or IHC, as the case may be, shall allow the other party to take possession of such books and records. Buyer, Seller and IHC further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (g) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, "Transfer Taxes") shall be paid by Seller and IHC when due, and Seller and IHC will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation. Seller and IHC shall provide Buyer with (i) evidence satisfactory to Buyer that such Transfer Taxes have been paid by Seller or IHC and (ii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve Buyer of any obligation to withhold any portion of the payments to Seller and IHC pursuant to this Agreement.

         (h) Treatment of Tax Payments. Any payment by Buyer or any Seller under this Section 10.6 will be treated for Tax purposes as an adjustment to the Purchase Consideration.

         (i) FIRPTA Certificate. Seller and IHC shall have delivered to Buyer a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and in form and substance reasonably acceptable to Buyer along with written authorization for Buyer to deliver such notice form to the Internal Revenue Service on behalf of Seller upon the Closing.

                                  ARTICLE XI.
                                  TERMINATION

         11.1 Termination. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

              (a) by the mutual written agreement of Buyer and Seller;

              (b) by Buyer, Seller or IHC if the Closing has not occurred on or prior to May 1, 2003, or such later date on which the Closing is to occur as provided in Section 2.1(b) hereof, at 11:59 p.m. (California time);

              (c) by Buyer, Seller or IHC if any governmental entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

              (d) by Buyer, upon a material breach of any covenant or agreement on the part of Seller, IHC or the Company set forth in this Agreement, or if (i) any representation or warranty of Seller or IHC that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Seller or IHC that is not so qualified shall have become untrue in any material respect, (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by Seller or IHC prior to the Closing Date through the exercise of their best efforts, Buyer shall promptly give notice of such Terminating Company Breach to Seller and IHC and if such Terminating Company Breach is cured within fifteen (15) days after giving notice to Seller and IHC of such breach, Buyer may not terminate this Agreement under this Section 11.1(d);

              (e) by Seller or IHC, upon a material breach of any covenant or agreement on the part of Buyer set forth in this Agreement, or if (i) any representation or warranty of Buyer that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Buyer that is not so qualified shall have become untrue in any material respect ("Terminating Buyer Breach"); provided, however, that, if such Terminating Buyer Breach is capable of being cured by Buyer prior to the Closing Date through the exercise of best efforts, Seller and IHC shall promptly give notice of such Terminating Buyer Breach to Buyer and if such Terminating Buyer Breach is cured within fifteen (15) days after giving written notice to Buyer of such breach, Seller and IHC may not terminate this Agreement under this Section 11.1(e);

              (f) by either Buyer or Seller following the date that is 60 days after the date of Buyer's Stockholders Meeting in the event Buyer fails to get approval of the transactions contemplated by this Agreement from the holders (other than IHC and its Affiliates) of a majority of the shares of common stock of Buyer present in person or by proxy at the Buyer's Stockholders Meeting.

                                   ARTICLE XII.
                                  MISCELLANEOUS

              12.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or IHC without the prior written consent of Buyer, or by Buyer without the prior written consent of Seller and IHC, except that Buyer may, without such consent but with prior notice to Seller or IHC, assign the rights hereunder either before or after the Closing Date to an Affiliate of Buyer or after the Closing Date to any third party and except that Seller may, without such consent but with prior notice to Buyer, assign its rights and obligations hereunder before the Closing Date to an Affiliate of Seller, provided, however, that no such assignment shall release Buyer or Seller, as the case may be, of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

              12.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed,

         If to Buyer:

         SoftNet Systems, Inc.
         650 Townsend Street, Suite 225
         San Francisco, California 94103
         Attention:  Steve Harris
         Fax:  (415) 354-3929

         With a copy to:

         Latham & Watkins
         505 Montgomery Street, Suite 1900
         San Francisco, California 94111
         Attention:  Tad Freese, Esq.
         Fax:  (415) 395-8095

         If to Seller or IHC:

         Independence Holding Company
         96 Cummings Point Road
         Stamford, Connecticut 06902
         Attention: David Kettig
         Fax:  (203) 348-3103
         with a copy to:

         Kramer Levin Naftalis & Frankel LLP
         919 Third Avenue
         New York, New York 10022
         Attention: Ezra G. Levin
         Fax: (212) 715-8227

Any party may, from time to time, designate any other address to which any such notice to it or such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

         12.3 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to agreements among New York residents entered into and wholly to be performed within the State of New York (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

         12.4 Entire Agreement; Amendments and Waivers; Interpretation. This Agreement, the Ancillary Agreements and all exhibits and schedules hereto and thereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         12.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.8 Expenses. Except as otherwise specifically provided in this Agreement, each party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

         12.9 Schedules. The Schedules and Exhibits referenced in this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement.

         12.10 Publicity. The parties hereto covenant and agree that, except as provided for herein below, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgements or disclosures which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or disclosure by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or disclosure with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

         12.11 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their permitted successors and assigns) and nothing herein expressed or implied shall give, or be construed to give, to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

         12.12 Further Assurances. Upon the terms and subject to the conditions contained herein, after the Closing the parties agree (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements;
(ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to cooperate with each other in connection with the foregoing.

              (b) After the Closing, each party agrees that it will cooperate with and make available to the other party, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any financial statement audit, tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose and will take reasonable measures to cause it Representatives, including its accountants, to do the same.

                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf all as of the day and year first above written.


                  BUYER:       SOFTNET SYSTEMS, INC.


                               By: /s/ Ronald I. Simon
                                  ----------------------------------------------
                               Name: Ronald I. Simon
                               Title: Director



                  SELLER:      SSH CORP.



                               By: /s/ Teresa A. Herbert
                                  ----------------------------------------------
                               Name: Teresa A. Herbert
                               Title: Vice President



                  IHC:         INDEPENDENCE HOLDING COMPANY



                               By: /s/ Teresa A. Herbert
                                  ----------------------------------------------
                               Name: Teresa A. Herbert
                               Title: Vice President and Chief Financial Officer



                 Signature Page to the Stock Purchase Agreement

                                                                         ANNEX B

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SOFTNET SYSTEMS, INC.

   (Pursuant to Sections 242 and 245 of the Delaware General Corporation Law)

   ________________ hereby certifies that:

   A.  He is the _____________ of SoftNet Systems, Inc., a Delaware corporation.

   B. The certificate of incorporation of this corporation was originally filed in the Office of the Secretary of State of the State of Delaware on April 7, 1999.

   C. The text of the Certificate of Incorporation of this corporation is amended and restated to read in its entirety as follows:

                                  ARTICLE FIRST

   The name of this corporation is American Independence Corp. (the "Corporation" or the "Company").

                                 ARTICLE SECOND

   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

   (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 104,000,000 shares. 100,000,000 shares shall be Common Stock, $.01 par value, and 4,000,000 shares shall be Preferred Stock, $.10 par value.

   (B) The Board of Directors may issue Preferred Stock from time to time in one or more series. The Board of Directors is hereby authorized to adopt a resolution or resolutions from time to time, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of any wholly unissued class of Preferred Stock, or any wholly unissued series of any such class, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE FIFTH

   A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

   Any repeal or modification of the foregoing provisions of this Article Fifth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE SIXTH

   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE SEVENTH

   Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE EIGHTH

   The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE NINTH

   Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE TENTH

   Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                ARTICLE ELEVENTH

   The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE TWELVE

   Except as expressly provided below in this Article XII, shares of capital stock of the Corporation are fully and freely transferable.

   (A) Limitations on Transfer of Shares; Certain Transfers Prohibited.

   1. If an individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (each a "Person"), shall attempt to sell, transfer, or dispose, or purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (any such sale, transfer, disposition, purchase or acquisition being a "Transfer"), any shares of capital stock of the Corporation or any option, warrant or other right to purchase or acquire capital stock of the Corporation (such warrant, option, or security being an "Option") or any securities convertible into or exchangeable for capital stock of the Corporation, and such Transfer shall affect the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder) with respect to the Corporation (a "Five Percent Shareholder"), then such Person shall be a "Restricted Holder", and such Transfer shall not be permitted except as authorized pursuant to this Article XII; provided, however, that for purposes of determining the existence and identity of, and the amount of capital stock owned by, any Five Percent Shareholders or Restricted Holders, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. For purposes of this Article XII, "capital stock" shall include the Common Stock and the Preferred Stock of the Corporation.

   2. The restrictions contained in this Article XII are for the purpose of reducing the risk that any change in stock ownership may jeopardize the preservation of the Corporation's federal, state and local income tax attributes. In connection therewith, and to provide for the effective policing of these provisions, a Restricted Holder who proposes to Transfer shares of capital stock shall, prior to the date of the proposed Transfer, request in writing (a "Request") that the Board of Directors of the Corporation review the proposed Transfer and authorize or not authorize the proposed Transfer pursuant to subsection C hereof. A Request shall be mailed or delivered to the President of the Corporation at the Corporation's principal place of business or telecopied to the Corporation's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Corporation. A Request shall include (a) the name, address and telephone number of the Restricted Holder, (b) a description of the shares of capital stock proposed to be Transferred by or to the Restricted Holder, (c) the date on which the proposed Transfer is expected to take place, (d) the name of the proposed transferor and transferee of the capital stock to be Transferred by or to the Restricted Holder, and (e) a Request that the Board of Directors authorize, if appropriate, the Transfer pursuant to subsection C hereof and inform the Restricted Holder of its determination regarding the proposed Transfer. If the Restricted Holder seeks to sell or dispose of shares of capital stock, then, within five business days of receipt by the President of the Corporation of a Request, a meeting of the Board of Directors shall be held to determine whether to authorize the proposed Transfer described in the

   Request under subsection C hereof. If the Restricted Holder seeks to purchase or acquire shares of capital stock, at the next regularly scheduled meeting of the Board of Directors following the fifth business day after receipt by the President of the Corporation of a Request, the Board of Directors will meet to determine whether to authorize the proposed Transfer described in the Request under subsection C hereof. The Board of Directors shall conclusively determine whether to authorize the proposed Transfer, in its sole discretion and judgment, and shall immediately cause the Restricted Holder making the Request to be informed of such determination.

   (B) Effect of Unauthorized Transfer. Any Transfer attempted to be made in violation of this Article XII will be null and void. In the event of an attempted or purported Transfer involving a sale or disposition of capital stock in violation of this Article XII, the Restricted Holder shall remain the owner of such shares. In the event of an attempted or purported Transfer involving the purchase or acquisition by a Restricted Holder in violation of this Article XII, the Corporation shall be deemed to be the exclusive and irrevocable agent for the transferor of such capital stock. The Corporation shall be such agent for the limited purpose of consummating a sale of such shares to a Person who is not a Restricted Holder (an "eligible transferee"), which may include, without limitation, the transferor. The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by the Corporation or its assignee, as agent, to an eligible transferee. The Corporation shall be entitled to assign its agency hereunder to any person or entity including, but not limited to, the intended transferee of the shares, for the purpose of effecting a permitted sale of such shares. Neither the Corporation, as agent, nor any assignee of its agency hereunder, shall be deemed to be a stockholder of the Corporation nor be entitled to any rights of a stockholder of the Corporation, including, but not limited to, any right to vote such capital stock or to receive dividends or liquidating distributions in respect thereof, if any, but the Corporation or its assignee shall only have the right to sell and transfer such shares on behalf of and as agent for the transferor to another person or entity; provided, however, that a Transfer to such other person or entity does not violate the provisions of this Article XII. The rights to vote and to receive dividends and liquidating distributions with respect to such shares shall remain with the transferor. The intended transferee shall not be entitled to any rights of stockholders of the Corporation, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to such shares. In the event of a permitted sale and transfer, whether by the Corporation or its assignee, as agent, the proceeds of such sale shall be applied first to reimburse the Corporation or its assignee for any expenses incurred by the Corporation acting in its role as the agent for the sale of such shares, second to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the remainder, if any, to the original transferor.

   (C) Authorization of Transfer of Capital Stock by a Restricted Holder. The Board of Directors may authorize a Transfer by a Restricted Holder, or to a Restricted Holder, if, in its sole discretion and judgment it determines that the Transfer is in the best interests of the Corporation and its stockholders. In deciding whether to approve any proposed Transfer of capital stock by or to a Restricted Holder, the Board of Directors may seek the advice of counsel with respect to the Corporation's preservation of its federal income tax attributes pursuant to Code Section 382 and may request all relevant information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder. Any Person who makes a Request of the Board of Directors pursuant to this subsection C to Transfer shares of capital stock shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of capital stock, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize that proposed Transfer.

   (D) Damages. Any Restricted Holder who knowingly violates the provisions of this Article XII, and any persons controlling, controlled by or under common control with such a Restricted Holder, shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Corporation's ability to utilize its federal, state and local income tax attributes under Code Section 382 (or equivalent provisions of state or local law), and attorneys' and accountants' fees incurred in connection with such violation.

   (E) Legend on Certificates. All certificates for shares of Common Stock issued by the Corporation shall conspicuously bear the following legend:

   "The Certificate of Incorporation (the "Certificate") of the Corporation contains restrictions prohibiting the sale, transfer, disposition, purchase or acquisition (collectively, the "Transfer") of any capital stock without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), if such Transfer affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder), and such Transfer would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its federal income tax attributes pursuant to
   Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate, containing the above-referenced restrictions on transfer of stock, upon written request to the Corporation at its principal place of business.

   D. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, the undersigned has signed this Certificate this ___ day of _______, 2002.



   -----------------------------
   By:

                                                                         ANNEX C


                                 STOCK AGREEMENT

                                   dated as of

                                  July 30, 2002

                                     between

                             SOFTNET SYSTEMS, INC.,

                          INDEPENDENCE HOLDING COMPANY

                                       and

                          MADISON INVESTORS CORPORATION

                        relating to the purchase and sale

                                       of

                        5,000,000 Shares of Common Stock

                                       of

                              SOFTNET SYSTEMS, INC.

                                       by

                          MADISON INVESTORS CORPORATION

                                      from

                         CYBER NET TECHNOLOGIES LIMITED

                                STOCK AGREEMENT

         This AGREEMENT dated as of July 30, 2002 is between SoftNet Systems, Inc., a Delaware corporation (the "CORPORATION"), Independence Holding Company, a Delaware corporation ("IHC"), and Madison Investors Corporation, a Delaware corporation ("BUYER"). This agreement shall become effective upon the closing of the transactions contemplated by the third WHEREAS clause set forth below.

         WHEREAS, the Corporation, IHC and SSH Corp., a Delaware corporation ("SSH CORP."), are entering into an agreement pursuant to which the Corporation will purchase all outstanding securities of First Standard Holdings Corp., a Delaware corporation and an Affiliate of Buyer, from SSH Corp., on the terms set forth in Exhibit A (the "FSSIC AGREEMENT");

         WHEREAS, IHC is an Affiliate of Buyer that benefits from the rights provided to Buyer hereunder;

         WHEREAS, contemporaneously with the execution of the FSSIC Agreement, Buyer is purchasing 5,000,000 shares of the Corporation's Common Stock from Cyber Net Technologies Limited ("CYBER NET") pursuant to an agreement dated as of July 30, 2002 between Buyer and Cyber Net;

         WHEREAS, pursuant to a Stock Purchase Agreement (the "OLD STOCK PURCHASE AGREEMENT") dated as of October 12, 1999 between the Corporation and Cyber Net, as successor to Pacific Century Cyberworks Limited, the consent of the Corporation is required to effect such purchase of shares of Common Stock by Buyer; and

         WHEREAS, the parties intend to restate the rights and obligations under the Old Stock Purchase Agreement that will apply to the Corporation and Buyer in connection with Buyer's ownership of Shares and to terminate and supersede the Old Stock Purchase Agreement in its entirety.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "CLOSING DATE" means the date of the closing of the transactions contemplated by the FSSIC Agreement.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the shares of common stock, par value $0.01 per share, of the Corporation.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHARES" means 5,000,000 shares of Common Stock purchased by Buyer from Cyber Net together with any other shares of capital stock of the Corporation purchased by Buyer or any Affiliate of Buyer.

                                   ARTICLE 2
                               LEGENDS ON SHARES

         SECTION 2.01 CERTIFICATES FOR SHARES. (a) Each certificate for Shares shall bear the following legend for so long as such securities constitute restricted securities (as such term is defined in the regulations under the Securities Act):

         "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such laws."

         (a) The Corporation agrees that, at the request of Buyer or any Permitted Transferee, it will remove the legend contemplated by this Section from the certificates representing any Shares in the event that outside counsel for Buyer or such Permitted Transferee determines that the transfer of such Shares is no longer restricted by the Securities Act and outside counsel for the Corporation reasonably concurs in such determination.

         (b) The Shares shall also bear a legend stating that their transfer or sale is restricted by the terms of this Agreement (which shall be removed when such restrictions no longer apply).

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Corporation as of the date hereof that:

         Section 3.01 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer is an "accredited investor," as such term is defined in Rule 501 under the Securities Act. Buyer has been afforded access to all information deemed by it to by necessary, and has been given an opportunity to ask all necessary questions of the Corporation's management, in connection with its decision to acquire the Shares.

                                   ARTICLE 4
                          COVENANTS OF THE CORPORATION

         The Corporation agrees that:

         Section 4.01 Buyer Directors. Subject to Section 5.05, for so long as Buyer (together with its Affiliates) owns a number of Shares equal to or greater than the number of Shares purchased from Cyber Net, Buyer shall be entitled to designate for election to the Board of Directors the following number of the Corporation's directors (the "BUYER DIRECTORS"):

             Total Number of Directors                    Number of Buyer Directors
             -------------------------                    -------------------------
                         5                                            2
                         6                                            2
                         7                                            2
                         8                                            3
                         9                                            3
                        10                                            4


         Subject to Section 5.05, if the Board of Directors consists of greater than 10 directors, then Buyer shall be entitled to a number of directors that is equal to a number of directors pro rata to the ownership of the outstanding shares of Common Stock on a fully-converted basis of Buyer and its Affiliates (rounded down to the nearest whole number of directors). Notwithstanding anything to the contrary in the other provisions of this Section 4.01, once the Corporation has issued an aggregate of 1,250,000 or more shares of Common Stock after the date of this Agreement, the number of Buyer Directors shall at no time thereafter exceed by more than one the percentage of the total number of directors equal to the ownership interest percentage in the outstanding Common Stock on a fully-converted basis of Buyer and its Affiliates.

         In the event Buyer or its Affiliates sell or otherwise dispose of such Shares, then Buyer shall be entitled to a number of directors that is equal to the lesser of (i) two directors and (ii) a number of directors pro rata to its ownership of the outstanding shares of Common Stock (rounded down to the nearest whole number of directors). In the event Buyer elects to have the Board of Directors appoint a Buyer Director, it shall so notify the Corporation in writing and the Corporation shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing the Buyer Director and (b) in connection with the meeting of shareholders of the Corporation next following such election, nominate such Buyer Director for election as director by the shareholders and use its best efforts to cause the Buyer Director to be so elected. If a vacancy shall exist in the office of a Buyer Director, Buyer shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of shareholders of the Corporation next following such election, nominate such successor for election as director by the shareholders and recommend to shareholders that the successor be elected. The Buyer Director shall be subject to the prior approval of the Board of Directors, such approval not to be unreasonably withheld.

         Section 4.02 Other Transfers of Restricted Securities. The Corporation shall take all actions reasonably necessary to enable holders of the restricted securities to sell such securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

         Section 4.03 Preemptive Rights. In connection with any issuance by the Corporation of shares of Common Stock, the Corporation shall offer Buyer an opportunity to acquire (on the terms and subject to the conditions generally applicable to such issuance and simultaneously with such issuance) a sufficient number of shares to maintain Buyer's then-existing percentage of ownership of the Corporation's issued and outstanding shares of Common Stock; provided that in connection with any public offering for cash, Buyer shall be entitled to acquire shares at a price equal to the public offering price less the underwriter's commission or discount and provided further that in connection with any issuance by the Corporation of shares of Common Stock (a) in exchange for non-cash consideration or (b) upon exercise of stock options with an exercise price of less than $3.00 per share, Buyer shall be required to pay a per share purchase price equal to the greater of (j) $3.00 and (k) the Fair Market Value of a share of Common Stock. For purposes of this Section "FAIR MARKET VALUE" as of any date shall mean (x) the average of the daily closing prices of a share of Common Stock for the twenty trading days before such date or (y) if no shares of Common Stock are then listed or admitted to trading on any national exchange or traded on any national market system, the fair market value as determined by an investment bank selected by the Corporation and approved by Buyer.

                                   ARTICLE 5
                           COVENANTS OF BUYER AND IHC

         Buyer and IHC agree that:

         Section 5.01 Confidentiality. Buyer and IHC will, and will cause their respective Affiliates, employees, agents and representatives to, hold in confidence all documents and other material and information (verbal or otherwise) containing information which is disclosed by the Corporation to Buyer or IHC or their respective employees, agents or representatives in connection with the transactions contemplated by this Agreement ("CONFIDENTIAL INFORMATION"), and not disclose or publish the same; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing which (a) becomes generally available to the public in any manner or form through no fault of the party receiving the Confidential Information, or its respective employees, agents or representatives, (b) is released for disclosure by Buyer or IHC with the Corporation's written consent, (c) is received by Buyer or IHC from a third party that Buyer or IHC, as applicable, does not know to have an obligation of confidentiality, or (d) when such disclosure is required by a court or a governmental agency or is otherwise required by law or is necessary in order to establish rights under this Agreement. In the event of a proposed disclosure under item (d), the Person making such disclosure shall deliver as much advance notice thereof as practical to the Corporation. In the event of the termination of this Agreement, Buyer and IHC will return or destroy all documents and other tangible media containing Confidential Information within thirty (30) days after the date of such termination.

         Section 5.02 Sale or Transfer of Shares. Except pursuant to a Change of Control (as defined below), Buyer and IHC will not, and will cause their Affiliates not to, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, directly or indirectly, any shares of

Common Stock for a period of six months from and after the Closing Date; provided, that prior to the expiration of such period with the prior written consent of the Corporation, and thereafter in its sole discretion, Buyer or IHC may sell, pledge, encumber or otherwise transfer Common Stock (a) (i) in any transaction (other than a transaction described in (iii) below) in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a public offering, registered under the Securities Act or (iii) in a private transaction exempt from the registration requirements of the Securities Act (but only if Buyer or IHC, as applicable, reasonably believes after due inquiry that the acquiror, following such transaction, will not be the beneficial owner of more than 5% of the outstanding shares of Common Stock), and (b) to Permitted Transferees. A "PERMITTED TRANSFEREE" means a Person that (A) has agreed in writing to be bound by the terms (including Exhibit B) of this Agreement and (B) is a Person that is an Affiliate of Buyer.

         Section 5.03 Purchase of Additional Shares of Common Stock.

              (a) Buyer and IHC agree not to, and agree to cause their Affiliates not to, purchase any additional shares of Common Stock without the prior written consent of the Corporation (which may be withheld in the sole discretion of the Corporation if Buyer owns 40% or more of the outstanding shares of Common Stock); provided, however, that no consent shall be required after the consummation of the Offer if following such acquisition of shares of Common Stock Buyer is the beneficial owner of no more than 40% of the outstanding shares of Common Stock. Buyer and IHC each agree not to, and to cause their Affiliates not to, make a formal proposal to acquire control of the Corporation unless it is invited to do so by the Board of Directors. Buyer acknowledges and agrees that the directors elected pursuant to Section 4.01 shall not be eligible to deliberate or vote upon any proposal to grant such consent.

(b) IHC shall, or shall cause one of its Affiliates at its expense to, (A) commence (within the meaning of Rule 14d-2 under the Exchange Act) no later than the later of (i) February 18, 2003 or (ii) the date that is 30 days after the Closing Date, a bona fide tender offer, on commercially reasonable terms for similar offers and including a provision for pro ration in accordance with ownership of the Common Stock in the event that more shares of Common Stock are tendered than solicited, for at least the Tender Shares at a cash price of $3.00 per share net to the seller in cash (the "OFFER") that will remain open for at least 30 business days, (B) after affording the Corporation a reasonable opportunity to review and comment thereon, file a Tender Offer Statement on Schedule TO and all other necessary documents with the Commission, make all deliveries, mailings and telephonic notices required by Rule 14d-3 under the Exchange Act, and publish, send or give the disclosure required by Rule 14d-6 under the Exchange Act by complying with the dissemination requirements of Rule 14d-4 under the Exchange Act in each case in connection with the Offer (collectively, together with any amendments or supplements thereto, the "OFFER DOCUMENTS") and (C) use reasonable best efforts to consummate the Offer, subject to the terms and conditions thereof. Each of IHC, on the one hand, and the Corporation, on the other hand, agrees promptly to correct any information provided by it or any of its Affiliates for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and IHC further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the Commission and to be disseminated promptly to stockholders of the Corporation, in each case as and to the extent required by applicable federal securities laws. The obligation of IHC or an Affiliate of IHC, as applicable, to accept for payment or pay for any shares tendered pursuant to the Offer will not be subject to any conditions except to the extent required by applicable federal securities laws. For purposes of this Section, "TENDER SHARES" shall mean the lesser of (i) 3,000,000 shares of Common Stock and (ii) the maximum number of shares of Common Stock of the Corporation which, when combined with (A) the number of shares of Common Stock of the Corporation purchased by Buyer pursuant to that certain Stock Purchase Agreement dated as of July 30, 2002 between Cyber Net and Buyer (and/or one of its Affiliates) and (B) all other relevant events during the applicable testing period, does not result in the percentage of stock of the Corporation owned by one or more 5 percent shareholders having increased by more than 44.9 percentage points over the lowest percentage of stock owned by such shareholders at any time during the testing period, all as within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the applicable regulations promulgated thereunder.

              (c) Notwithstanding anything to the contrary in this Section 5.03 or elsewhere in this Agreement, Buyer and IHC agree not to take, and to cause their Affiliates not to take, any action, including the acquisition of additional shares of Common Stock, that could result in the imposition of limitations on the use, for federal, state or city income tax purposes, of the Corporation's carryforwards of net operating losses, federal income tax credits or similar tax benefits.

         Section 5.04 Change of Control. In connection with any transaction involving the merger of the Corporation with or into any other Person or any acquisition of 50% or more of the outstanding Common Stock by any other Person or any other transaction that effects a change in control of the Corporation, in each case at a per share price higher than $10.00 (a "CHANGE OF CONTROL"), Buyer and IHC will cause any shares of Common Stock owned by them or their respective Affiliates to be voted in the same proportion as shareholders (other than Buyer, IHC or any Affiliate of Buyer, IHC or the Corporation) who individually hold less than 5% of the outstanding Common Stock.

         Section 5.05 Buyer Voting. Until the fifth anniversary of the Closing Date, Buyer and IHC each agree that it will not solicit, encourage or recommend to other shareholders of the Corporation that they vote their shares of Common

Stock in favor of any nominee or nominees for director other than those duly proposed and nominated in accordance with Section 4.01 hereof.

                                   ARTICLE 6
                   COVENANTS OF BUYER, IHC AND THE CORPORATION

         Section 6.01 REASONABLE BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Buyer, IHC and the Corporation will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to carry out the provisions of this Agreement. The Corporation, IHC and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to carry out the provisions of this Agreement.

         Section 6.02 CERTAIN FILINGS. The Corporation, IHC and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection carrying out the provisions of this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 6.03 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange or inter-dealer quotation system, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing Date, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

         Section 6.04 REGISTRATION RIGHTS AGREEMENT. The terms set forth in Exhibit B hereto are hereby incorporated by reference.

                                   ARTICLE 7
                                 MISCELLANEOUS

         Section 7.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof,

(iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed,

         if to Buyer or IHC, to:

         Independence Holding Company
         96 Cummings Point Road
         Stamford, Connecticut 06902
         Attention: David Kettig
         Fax:  (203) 348-3103

         with a copy to:

         Kramer Levin Naftalis & Frankel LLP
         919 Third Avenue
         New York, New York 10022
         Attention: Ezra G. Levin
         Fax: (212) 715-8227

         if to the Corporation, to:

         SoftNet Systems Inc.
         650 Townsend Street, Suite 225
         San Francisco, California 94103
         Attention: Steve Harris
         Fax: (415) 354-3929

         with a copy to:

         Latham & Watkins
         135 Commonwealth Drive
         Menlo Park, California 94025
         Attention: Christopher L. Kaufman
         Fax:  (650) 463-2600

         Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         Section 7.02 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

         Section 7.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 7.04 Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except (i) that Buyer may assign any or all of its rights and obligations under this Agreement under Sections 2.01, 4.02, 6.04 and Exhibit B of this Agreement to any one or more Permitted Transferees.

         Section 7.05 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

         Section 7.06 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for rights provided to Permitted Transferees under Section 7.04.

         Section 7.07 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         Section 7.08 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 7.09 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 7.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competition jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 7.11 No Recourse. Notwithstanding any of the terms or provisions of this Agreement, (i) the Corporation agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of Buyer or any of its Affiliates (other than IHC or when a provision specifically states that it is binding on such Affiliates) in connection with or arising out of this Agreement or the transactions contemplated hereby and (ii) each of Buyer and IHC agree that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Corporation or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby.

         Section 7.12 Corporation Approval. The Corporation represents and warrants to Buyer that its Board of Directors has approved, and it consents to, Buyer's purchase of the Shares from Cyber Net.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

         SOFTNET SYSTEMS, INC.


         By: /s/ Edward Bennett
            -----------------------------------------
         Name:    Edward Bennett
         Title:   Chairman of the Board of Directors



         MADISON INVESTORS CORPORATION


         By: /s/ Teresa A. Herbert
             ----------------------------------------
         Name:    Teresa A. Herbert
         Title:   Vice President



         INDEPENDENCE HOLDING COMPANY


         By: /s/ Teresa A. Herbert
             ----------------------------------------
         Name:    Teresa A. Herbert
         Title:   Vice President

                                                                         ANNEX D


                              REGISTRATION RIGHTS

         This constitutes Exhibit B to the Stock Agreement (as it may be amended from time to time, the "STOCK AGREEMENT") dated as of July 30, 2002 between SoftNet Systems, Inc., a Delaware corporation (the "CORPORATION") and Madison Investors Corporation, a Delaware corporation ("BUYER") This Exhibit B shall become effective upon the purchase by Buyer of 5,000,000 shares of Common Stock from Cyber Net Technology Limited pursuant to an agreement between Buyer and Cyber Net Technology Limited dated July 30, 2002.

                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.01. DEFINITIONS. Terms defined in the Stock Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

         "COMMISSION" means the Securities and Exchange Commission.

         "DEMAND REGISTRATION STATEMENT" means the Demand Registration Statement as defined in Section 2.01.

         "HOLDER" means a person who owns Registrable Securities and is either
(a) Buyer or (b) a direct or an indirect transferee of Buyer permitted under the Stock Agreement who has agreed in writing to be bound by the applicable terms of the Stock Agreement and this Exhibit B.

         "INDEMNIFIED PARTY" means an Indemnified Party as defined in Section 4.03.

         "PIGGYBACK REGISTRATION" means a Piggyback Registration as defined in
Section 2.02.

         "REGISTRABLE COMMON STOCK" means the Shares (as defined under the Stock Agreement) and any additional shares of Common Stock issued the respect thereof in connection with a stock split, stock dividend or similar event with respect to the Common Stock, and any other shares of Common Stock acquired by Buyer as permitted by the Stock Agreement.

         "REGISTRABLE SECURITIES" means the Registrable Common Stock. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they (i) have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to

Rule 144 without being subject to applicable volume limitations thereunder,
(iii) have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) have ceased to be outstanding.

         "REGISTRATION EXPENSES" means Registration Expenses as defined in
Section 3.02.

         "RULE 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act. "SELLING HOLDER" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

         "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

         Section 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Exhibit B, and references to the parties shall mean the parties to the Stock Purchase Agreement.

                                   ARTICLE 2
                              REGISTRATION RIGHTS

         Section 2.01. Demand Registration. (a) Buyer, on its own behalf and on behalf of the other Holders, may make up to three written requests for registration under the Securities Act of all or any part of the Registrable Securities held by the Holders (each, a "DEMAND REGISTRATION"); provided that
(i) no Demand Registration may be requested within 180 days after the preceding request for a Demand Registration, and (ii) each Demand Registration must be (x) in respect of Registrable Securities with a fair market value of at least $10,000,000 or (y) in respect of all remaining Registrable Securities and have a fair market value of at least $5,000,000 and, provided further, at the request of the Corporation, Buyer and Holders shall accept in lieu of one of the Demand Registrations, an agreement by the Corporation to permit sales of Registrable Securities under a "shelf registration" under Rule 415 if such registration remains continuously effective for a period of not less than 180 days. Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective; provided should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Exhibit B or the inability of the requesting Holders to reach agreement with the underwriters for the proposed sale (the "UNDERWRITERS") on price or other customary terms for such transaction, or in the event the requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Corporation is in compliance in all material respects with its obligations under this Exhibit B), then such Demand Registration shall be deemed to have been effected (provided that if the Demand Registration does not become effective because of a Material Adverse Effect that occurs subsequent to the date of the written request made by the requesting Holders, then the Demand Registration shall not be deemed to have been effected).

         (b) In the event that Buyer withdraws or does not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Selling Holders reimburse the Corporation for any and all Registration Expenses incurred by the Corporation in connection with such request for a Demand Registration; provided that the right to reacquire a Demand Registration may be exercised only once.

         (c) If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority in interest of the Selling Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this
Section 2.01, subject to the Corporation's approval, which approval shall not be unreasonably withheld.

         (d) The Selling Holders will inform the Corporation of the time and manner of any disposition of Registrable Common Stock, and agree to reasonably cooperate with the Corporation in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

         (e) The Corporation will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Corporation has received a request for such Demand Registration) of such intention to Buyer indicating that the Corporation has identified a specific business need and use for the proceeds of the sale of such securities and the Corporation shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Corporation's preemption of a requested Demand Registration, such requested registration will not count as the Holders' Demand Registration; provided that a Demand Registration will not be deemed preempted if the Holders are permitted to sell all requested securities in connection with the ensuing primary offering by exercising their piggyback registration rights. The Corporation may exercise the right to preempt only twice in any 360-day period; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Registration.

         Section 2.02. Piggyback Registration. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Corporation shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Corporation as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Common Stock as such Holder may request (a "PIGGYBACK REGISTRATIOn"). Each Holder will have five business days after receipt of any such notice to notify the Corporation as to whether any it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Corporation, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Corporation, the Corporation will use commercially reasonable efforts to have the shares of Registrable Common Stock that the Holders wish to sell included in the registration statement. If the Corporation shall determine in its sole discretion not to register or to delay the proposed offering, the Corporation may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Common Stock in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Common Stock for the same period as the delay in respect of the proposed offering. As between the Corporation and the Selling Holders, the Corporation shall be entitled to select the Underwriters in connection with any Piggyback Registration.

         Section 2.03. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.01 or
2.02 states in writing that the size of the offering that Holders, the Corporation and any other Persons intend to make is such that the inclusion of the Registrable Securities would be likely to materially and adversely affect the price, timing or distribution of the offering, then the amount of Registrable Securities to be offered for the account of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Corporation, then the proportion by which the amount of Registrable Securities intended to be offered for the account of Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered for the account of such other Persons (other than any Person exercising a demand registration right) is reduced; provided further that in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Holders making the Demand Registration shall be reduced only after the amount of securities to be offered for the account of the Corporation and any other Persons has been reduced to zero.

         Section 2.04. Preservation of Rights. The Corporation will not grant any registration rights to third parties which contravene the rights granted hereunder.

                                   ARTICLE 3
                            REGISTRATION PROCEDURES

         Section 3.01. Filings, Information. In connection with the registration of Registrable Securities pursuant to Section 2.01 hereof, the Corporation will use commercially reasonable efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

         (a) The Corporation will expeditiously prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities; provided that if the Corporation shall furnish to Buyer a certificate signed by the Corporation's Chairman, President or any Vice-President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Corporation or its shareholders for such a registration statement to be filed as expeditiously as possible (because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Corporation), the Corporation may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Corporation will make a registration statement available under this Exhibit B; and provided further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Corporation's fiscal year, and (ii) the Securities Act requires the Corporation to include audited financials as of the end of such fiscal year, the Corporation may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

         (b) The Corporation will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling

Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

         (c) After the filing of the registration statement, the Corporation will promptly notify the Selling Holders of any stop order issued or, to the Corporation's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Corporation will use commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

         (e) The Corporation will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders, and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Selling Holders will deliver to the Corporation all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Selling Holders such supplemented or amended prospectus.

         (f) The Corporation will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the sale of such Registrable Securities.

         (g) At the request of any Underwriter in connection with an underwritten offering the Corporation will use commercially reasonable efforts to cause to be furnished (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

         (h) The Corporation will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (i) The Corporation will use its commercially reasonable efforts to cause all such Registrable Common Stock to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

         The Corporation may require Selling Holders promptly to furnish in writing to the Corporation such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with such registration.

         Section 3.02. Registration Expenses. In connection with any Demand Registration, the Corporation shall pay 50% of the following expenses incurred in connection with such registration (the "REGISTRATION EXPENSES"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Corporation and the reasonable fees and expenses of independent certified public accountants for the Corporation (including fees and expenses associated with the special audits or the delivery of comfort letters) and (vi) the reasonable fees and expenses of any additional experts retained by the Corporation in connection with such registration. In connection with any Piggyback Registration, the Corporation shall pay the Registration Expenses set forth in clauses (ii) through (vi) of the preceding sentence. In connection with any Demand Registration, the Selling Holders shall pay 50% of the expenses set forth in the first sentence of this

Section 3.02 and (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (ii) fees and expenses of counsel for the Selling Holders and (iii) any out-of-pocket expenses of the Selling Holders. In connection with any Piggyback Registration, the Selling Holders shall pay, in addition to items (i) through (iii) of the preceding sentence, registration and filing fees with the Commission and National Association of Securities Dealers Inc., in proportion to the ratio that the number of shares of Registrable Common Stock being registered for the account of the Selling Holders bears to the aggregate number of shares of Common Stock being included in the applicable registration statement.

                                   ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION

         Section 4.01. Indemnification By The Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Corporation by or on behalf of such Selling Holder or any Underwriter expressly for use therein or by the Selling Holder or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished Buyer or Underwriter with copies of the same.

         Section 4.02. Indemnification by Buyer. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its officers and directors, and each Person, if any, which controls the Corporation within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

         Section 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.01 or Section 4.02, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         Section 4.04. Contribution. If the indemnification provided for in this
Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Corporation and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE 5
                                 MISCELLANEOUS

         Section 5.01. Participation In Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Exhibit B and (c) furnishes in writing to the Corporation such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time request or as may be legally required in connection with such registration.

         Section 5.02. Rule 144. The Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Buyer, the Corporation will deliver to

Buyer a written statement as to whether it has complied with such reporting requirements.

         Section 5.03. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Corporation (whether for the account of the Corporation or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the period commencing on the date of the filing of the registration statement and ending 180 days after the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

         Section 5.04. Termination. The registration rights granted under this Agreement will terminate on December 31, 2006.

                                                                         ANNEX E

                     [BEAR, STEARNS & CO. INC. LETTERHEAD]

July 29, 2002


The Board of Directors
SoftNet Systems, Inc.
650 Townsend Street, Suite 225
San Francisco, CA 94103


Gentlemen:

We understand that SoftNet Systems, Inc. ("SoftNet"), Independence Holding Company ("Independence") and SSH Corp., an indirect wholly-owned subsidiary of Independence ("SSH"), propose to enter into a Stock Purchase Agreement dated July 29, 2002 (the "Agreement"), pursuant to which SoftNet will acquire all of the issued and outstanding shares of common stock of First Standard Holding Corp. ("FSHC"), a wholly-owned subsidiary of SSH (the "Transaction"), for $31.9 million in cash (the "Purchase Price"). FSHC is a newly formed entity that owns all of the outstanding equity securities of each of First Standard Security Insurance Company ("FSS"), Risk Assessment Strategies, Inc. ("RAS") and IndependenceCare Holdings LLC ("IC"). We further understand that Madison Investors Corp. ("Madison"), an affiliate of Independence will purchase 5 million shares of SoftNet common stock from Cyber Net Technologies Limited ("Cyber Net"), a wholly-owned subsidiary of Pacific Century Cyberworks Limited (the "Minority Share Purchase"), pursuant to a Stock Purchase Agreement, dated as of July 29, 2002 (the "Stock Purchase Agreement"), between SoftNet, Independence and Madison, contemporaneously with the execution of the Agreement and that Independence intends thereafter to increase its ownership stake in by additional 10-15% through a tender offer and open-market purchases (the Independence Additional Share Purchases").

You have asked us to render our opinion as to whether the Purchase Price is fair, from a financial point of view, to SoftNet.

In the course of performing our review and analyses for rendering this opinion, we have:

o        reviewed the Agreement;

o        reviewed the Stock Purchase Agreement;

o reviewed the drafts dated July 10, 2002 of the Amended Quota Share Reinsurance Agreements between FSS and Madison National Life Insurance Company ("Madison Life"), a wholly-owned subsidiary of Independence; and between FSS and Standard Security Life Insurance Company of New York ("SSL"), an indirect wholly-owned subsidiary of Independence;

o reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K for Independence for the years ended December 31, 1999 through 2001, its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 and its Reports on Form 8-K for the three years ended the date hereof;

o reviewed GAAP and statutory financial statements for FSS for the years ended December 31, 1999 through 2001 provided to us by Independence;

o reviewed the actuarial report for FSS as of December 31, 2001 dated April 2002 prepared by KPMG LLP and provided to us by Independence;

o reviewed GAAP and statutory financial statements for SSL for the years ended December 31, 1999 through 2001 provided to us by Independence;

SoftNet Systems, Inc.
July 29, 2002
Page 2


o reviewed audited financial statements for RAS for the years ended December 31, 1999 through 2001 and its preliminary unaudited financial results for the six months ended June 30, 2002 provided to us by Independence;

o reviewed internal financial information for IC for the years ended December 31, 2000 and 2001 and its unaudited preliminary financial results for the six months ended June 30, 2002 provided to us by Independence;

o reviewed unaudited statutory financial statements for SSL and FSS for the three months ended March 30, 2002 provided to us by Independence;

o reviewed pro forma income statements for FSHC for the years ended December 31, 2000 and 2001 as prepared and furnished to us by Independence giving effect to the contribution of FSS, RAS and IC to FSHC;

o reviewed certain operating and financial information, including projections for the six years ended December 31, 2007 (the "Projections"), provided to us by Independence relating to FSHC's business and prospects;

o met with certain members of Independence's senior management to discuss FSHC's business, operations, historical and projected financial results and future prospects;

o reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to FSHC;

o reviewed publicly available financial data and stock market performance data of SoftNet;

o reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to the Transaction;

o reviewed a draft report dated July 15, 2002 to SoftNet's Chief Operating Officer prepared by an independent third party regarding analyses of certain historical and prospective financial information and various financial, operating and other data for FSS, RAS and IC;

o        performed discounted cash flow analyses based on the Projections;

o reviewed the pro forma financial results, financial condition and capitalization of SoftNet giving effect to the Transaction; and

o conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation, the Projections and unaudited year end financial information, provided to us by Independence. With respect to the Projections, we have relied on representations that (i) they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Independence as to the expected future performance of FSHC and
(ii) the Board of Directors of SoftNet is not aware of any other projections relating to FSHC's business and prospects that materially differ from the Projections. We have not assumed any responsibility for the independent verification of any such information or of the Projections (or assumptions made in connection therewith) provided to us (or the achievability thereof), and we have further relied upon the assurances of the senior management of Independence that they are unaware of any facts that would make the information or Projections provided to us incomplete or misleading or which would suggest that such Projections are not reasonably achievable.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of FSHC, nor have we been furnished with any such appraisals. With your consent, we have assumed that the ability of SoftNet to utilize its net operating losses will not be adversely affected by the Transaction or any other transactions contemplated by the Agreement or Stock Purchase Agreement. We have also assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on SoftNet and we have further assumed that all material

SoftNet Systems, Inc.
July 29, 2002
Page 3

governmental, regulatory and other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect.

We do not express any opinion as to the price or range of prices at which the shares of common stock of SoftNet may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the shares of common stock of SoftNet may trade subsequent to the consummation of the Transaction.

We have acted as a financial advisor to SoftNet in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. In addition, SoftNet has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of SoftNet and Independence for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt. Robert C. Harris, Jr., a board member of SoftNet, is a Senior Managing Director of Bear, Stearns & Co. Inc.

It is understood that this letter is intended for the benefit and use of the Board of Directors of SoftNet in connection with their consideration of the Transaction and does not constitute a recommendation to the Board of Directors of SoftNet or any holders of SoftNet common stock as to how to vote in connection with the Transaction. This opinion does not address SoftNet's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies, including any potential liquidation or alternative investments, that might exist for SoftNet or the effects of any other transaction in which SoftNet might engage. In addition, this opinion does not address the Minority Share Purchase, any other purchase of SoftNet common stock contemplated by the Stock Purchase Agreement or the Independence Additional Share Purchases. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of SoftNet common stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price is fair, from a financial point of view, to SoftNet.

Very truly yours,

BEAR, STEARNS & CO. INC.




By: /s/ Edward M. Rimland
   -------------------------------------
         Edward M. Rimland
         Senior Managing Director

                              SOFTNET SYSTEMS, INC.
                               650 TOWNSEND STREET
                                    SUITE 225
                         SAN FRANCISCO, CALIFORNIA 94103

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF SOFTNET SYSTEMS, INC. IN LIEU OF AN ANNUAL MEETING TO BE HELD ON ________, 2002.

         The undersigned, revoking all previous proxies, hereby appoints Ronald
I. Simon (the "Proxy") as the proxy of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders in Lieu of an Annual Meeting (the "Special Meeting") of SoftNet Systems, Inc. (the "Company") to be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, on ________, 2002, commencing at 9:00 a.m. local time, and any and all adjournments and postponements thereof, and to vote, as indicated below and in their discretion upon such other matters as may properly come before the Special Meeting, all shares which the undersigned would be entitled to vote at the Special Meeting and at any and all adjournments or postponements thereof.

       Please date and sign your Proxy on the reverse side and return it promptly.

       (Continued and to be Signed on Reverse Side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                Please mark
                                                                your vote as /X/
                                                                indicated in
                                                                this example

     The effectiveness of proposals 2 and 3 are conditional upon the approval of proposal 1, and accordingly, the failure of the stockholders to approve proposal 1 will result in the ineffectiveness of proposals 2 and 3.



-----------------------------------------------------------------------------------------------------
                                                                FOR        AGAINST        ABSTAIN
-----------------------------------------------------------------------------------------------------

1. To approve and adopt the stock purchase agreement
dated as of July 30, 2002 by and among SoftNet
Systems, Inc., SSH Corp. and Independence Holding
Company and the transactions contemplated thereunder
-----------------------------------------------------------------------------------------------------
2. To amend SoftNet's certificate of incorporation
to limit acquisitions of its common stock in excess
of certain percentage amounts
-----------------------------------------------------------------------------------------------------
3. To amend SoftNet's certificate of incorporation
to change SoftNet's corporate name to American
Independence Corp.
-----------------------------------------------------------------------------------------------------
4. To ratify the appointment of KPMG LLP as our
independent auditors
-----------------------------------------------------------------------------------------------------
                                               FOR ALL                     WITHHOLD AUTHORITY
                                    nominees listed below (except           for all nominees
                                     as indicated to the contrary             listed below
                                                below)
-----------------------------------------------------------------------------------------------------
5.  To elect five directors:
Edward A. Bennett
Edward Netter
Roy T.K. Thung
Robert C. Harris, Jr.
Ronald I. Simon
-----------------------------------------------------------------------------------------------------
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------

-----------------------------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE AGREEMENT AND TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT; THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION; THE ELECTION OF FIVE DIRECTORS AND THE APPOINTMENT OF KPMG LLP. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Signature(s)                                       Dated
             ------------------------                   ------------------





NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers. Where stock is issued in the name of two (2) or more persons, all such persons should sign.


--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE